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                                                                 EXECUTION COPY

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                            ASSET PURCHASE AGREEMENT

                                  by and among

                               Babygear.com, Inc.,
                             a Delaware corporation,

                                 iVillage Inc.,
                             a Delaware corporation,

                                       and

                                  iBaby, Inc.,
                             a Delaware corporation

                            Dated As Of July 6, 2000

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                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I      DEFINITIONS...................................................1

      1.1   Certain Defined Terms............................................1

      1.2   Other Defined Terms..............................................5

ARTICLE II     PURCHASE AND SALE OF ASSETS...................................5

      2.1   Purchase of Assets...............................................5

      2.2   Purchase Price and Payment.......................................6

      2.3   Adjustment.......................................................6

      2.4   Full Possession..................................................6

      2.5   No Assignment in Certain Circumstances...........................7

      2.6   Parent Obligations...............................................7

ARTICLE III    RETAINED LIABILITIES..........................................7

      3.1   Retained Liabilities.............................................7

ARTICLE IV     CLOSING.......................................................8

      4.1   Closing..........................................................8

      4.2   Seller's Obligations at Closing..................................8

      4.3   Buyer's Obligations at Closing...................................9

ARTICLE V      REPRESENTATIONS AND WARRANTIES OF SELLER AND PARENT...........9

      5.1   Organization, Standing and Power................................10

      5.2   Authorization...................................................10

      5.3   Non-Contravention...............................................10

      5.4   Disclosure......................................................10

      5.5   Title to Assets.................................................11

      5.6   Intellectual Property...........................................11

      5.7   Compliance With Laws............................................11

      5.8   Taxes...........................................................12

      5.9   Insurance.......................................................12

      5.10  Accredited Investor.............................................12

      5.11  Litigation......................................................13

      5.12  Employees and Employee Plans....................................13

      5.13  Inventory.......................................................13


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                                TABLE OF CONTENTS

                                   (continued)

                                                                           Page

      5.14  Ownership of Seller.............................................13

      5.15  Financial Information...........................................13

      5.16  Tangible Property...............................................14

      5.17  Privacy of Customer Information.................................14

      5.18  Restricted Securities...........................................14

      5.19  Purchase for Own Account........................................14

      5.20  Related Party Transactions......................................15

      5.21  Contracts.......................................................15

      5.22  Website Traffic Information.....................................15

ARTICLE VI     REPRESENTATIONS AND WARRANTIES OF BUYER......................15

      6.1   Organization....................................................15

      6.2   Authorization...................................................16

      6.3   Non-Contravention...............................................16

      6.4   Disclosure......................................................16

      6.5   Litigation......................................................16

      6.6   Equity Securities...............................................17

      6.7   Insurance.......................................................17

ARTICLE VII    CERTAIN COVENANTS............................................17

      7.1   Access to Information...........................................17

      7.2   Financial Statements............................................18

      7.3   Conduct of Business Subsequent to Closing.......................18

      7.4   Confidentiality.................................................20

      7.5   Authorizations..................................................20

      7.6   Bulk Sales Compliance...........................................20

      7.7   Non-Competition.................................................21

      7.8   Financing/Issuance of Equity Securities.........................21

      7.9   Customer Notification...........................................22

      7.10  Notification....................................................22

      7.11  Domain Names....................................................22

      7.12  Change and Use of Company's Name................................22

ARTICLE VIII   CONDITIONS TO THE OBLIGATIONS OF BUYER.......................23


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                                TABLE OF CONTENTS

                                   (continued)

                                                                           Page

      8.1   Accuracy of Representations and Warranties......................23

      8.2   Performance.....................................................23

      8.3   HSR Act.........................................................23

      8.4   Opinion.........................................................23

      8.5   Related Agreements..............................................23

      8.6   Seller Closing Certificates.....................................23

      8.7   Parent Closing Certificates.....................................23

      8.8   Absence of Governmental Orders..................................24

ARTICLE IX     CONDITIONS TO THE OBLIGATIONS OF SELLER......................24

      9.1   Accuracy of Representations and Warranties......................24

      9.2   Performance.....................................................24

      9.3   HSR Act.........................................................24

      9.4   Opinion.........................................................24

      9.5   Related Agreements..............................................24

      9.6   Closing Certificates............................................24

      9.7   Absence of Governmental Orders..................................24

      9.8   Consent of Preferred Stock Holders..............................24

ARTICLE X      INDEMNIFICATION..............................................25

      10.1  Survival........................................................25

      10.2  Indemnification by Seller and Parent............................25

      10.3  ERISA Claims....................................................28

      10.4  Indemnification by Buyer........................................28

      10.5  General Indemnification Provisions..............................29

ARTICLE XI     TAX MATTERS..................................................30

      11.1  Allocation of Purchase Price....................................30

      11.2  Taxes Relating to Transactions Contemplated by this Agreement...31

ARTICLE XII    GENERAL PROVISIONS...........................................31

      12.1  Fees and Expenses...............................................31

      12.2  Notices.........................................................31

      12.3  Disclosure Schedule.............................................32

      12.4  Interpretation..................................................32


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                                TABLE OF CONTENTS

                                   (continued)

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      12.5  Severability....................................................32

      12.6  Assignment......................................................33

      12.7  No Third-Party Beneficiaries....................................33

      12.8  Amendment, Other Remedies and Waiver............................33

      12.9  Further Assurances..............................................33

      12.10 Mutual Drafting.................................................34

      12.11 Governing Law; Consent to Jurisdiction..........................34

      12.12 Counterparts....................................................34

      12.13 Public Announcements............................................34

      12.14 Entire Agreement................................................35


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                            ASSET PURCHASE AGREEMENT

            ASSET PURCHASE AGREEMENT, dated as of July 6, 2000, by and among Babygear.com, Inc. a Delaware corporation, iBaby, Inc., a Delaware corporation, and iVillage Inc., a Delaware corporation.

                                    RECITALS

            WHEREAS, Seller is an online e-commerce company which operates iBaby.com, a website offering baby-related products for retail sale to consumers (the "Business");

            WHEREAS, Seller desires to sell and cause to be transferred to Buyer (including either existing Affiliates of Buyer or those organized for that purpose), and Buyer (including such Affiliates) desires to purchase and accept the transfer from Seller of certain assets and properties of Seller used primarily in the Business; and

            WHEREAS, Parent is the sole stockholder of Seller and wishes to cause Seller to comply with all of its obligations under this Agreement and the agreements contemplated hereby;

            NOW, THEREFORE, in consideration of the premises and the respective representations, warranties and agreements herein contained, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

      1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such definitions to be equally applicable to both the singular and plural forms of the terms defined):

            "Action" means any notice of noncompliance or violation, or any claim, demand, action, suit, audit, assessment or arbitration, or any other request (including any request for information), proceeding or investigation, by or before any Governmental Authority or any nongovernmental arbitration, mediation or other nonjudicial dispute resolution body.

            "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations under the Exchange Act.

            "Agreement" means this Asset Purchase Agreement, including all schedules and exhibits hereto, as it may be further amended from time to time as herein provided.

            "Agreement Date" means July 6, 2000.

            "Assets" has the meaning specified in Section 2.1.

            "Auditor" has the meaning specified in Section 2.3.

            "Business" has the meaning specified in the Recitals to this Agreement.


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            "Buyer" means Babygear.com, Inc., a Delaware corporation, and, as applicable, Affiliates of Buyer used or formed for the purpose of consummating the transactions contemplated by this Agreement.

            "Buyer Indemnified Parties" has the meaning specified in Section
10.2.

            "Buyer Loss" has the meaning specified in Section 10.2.

            "Bylaws" means a corporation's bylaws, code of regulations or equivalent document.

            "Charter" means a corporation's articles of incorporation, certificate of incorporation or equivalent organizational documents.

            "Closing" means the closing of the transactions contemplated by this Agreement as specified in Section 4.1.

            "Closing Date" has the meaning specified in Section 4.1.

            "Code" means the Internal Revenue Code of 1986 and any successor statute thereto, as amended. Reference to a specific Section of the Code shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

            "Dan Howard Agreement" has the meaning specified in Section 3.1.

            "Disclosure Schedule" means the Disclosure Schedule dated as of the date hereof delivered to Buyer by Seller.

            "Domain Names" has the meaning specified in Section 7.11.

            "Employer Plans" has the meaning specified in Section 10.3.

            "Encumbrance" means any interest (including any security interest), pledge, mortgage, lien (including environmental liens), charge, claim (including any adverse claim) or other right of third Persons, whether created by law or in equity, including any such restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

            "Equity Securities" means, with respect to any Financing or Prior Equity Financing, equity securities of Buyer comparable to those issued in such Financing or Prior Equity Financing with such exceptions as noted in Section
6.6. For purposes of Sections 10.2(b), 10.2(c) and 10.2(d), the term "Equity Securities" shall also include any securities or other assets issued in exchange for or upon conversion, sale or other transfer of, or as a dividend or distribution in respect of, the Note or any Equity Securities.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations issued thereunder.


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            "ERISA Claims" has the meaning specified in Section 10.3.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

            "Financing" means the issuance by Buyer of its Equity Securities to investors and the receipt by Buyer of cash in exchange therefor in an aggregate amount of at least $20.0 million when added to the gross proceeds to Buyer from all Prior Equity Financings described under subsection (ii) of the definition of such term, if any.

            "GAAP" means U.S. generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the U.S. accounting profession, which are in effect on the date of this Agreement.

            "Governmental Authority" means any international, national, federal, state, territorial or provincial, municipal or local government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, political subdivision, court, tribunal, official, arbitrator or arbitral body.

            "Governmental Order" means any order, writ, rule, judgment, injunction, decree, stipulation, determination, award, citation or notice of violation entered by or with any Governmental Authority.

            "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

            "Indemnitee" has the meaning specified in Section 10.5.

            "Indemnitor" has the meaning specified in Section 10.5.

            "Intellectual Property" means (i) the trademark set forth in Disclosure Schedule Section 2.1 including all applications, registrations or other rights to such trademark acquired by usage; and (ii) the Internet domain name in Universal Resource Locator form set forth in Disclosure Schedule Section 2.1.

            "Inventory" has the meaning specified in Section 5.13.

            "Inventory Schedule" has the meaning specified in Section 2.3.

            "Liabilities" means any and all debts, liabilities and obligations of any nature whatsoever, whether accrued or fixed, absolute or contingent, mature or unmatured or determined or determinable, including those arising under any law, rule, regulation, Action, Governmental Order, and those arising under any contract, agreement, commitment or undertaking.


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            "Liens" shall mean all liens, pledges, charges, claims, security interests or other encumbrances.

            "Losses" has the meaning specified in Section 10.5.

            "Material Adverse Effect" has the meaning specified in the introduction to Article V.

            "Note" has the meaning specified in Section 4.3. For purposes of Sections 10.2(b), 10.2(c) and 10.2(d), the term "Note" shall also include any note issued pursuant to Section 7(b) of the Note.

            "On-Hand Inventory" has the meaning specified in Section 5.13.

            "On-Order Inventory" has the meaning specified in Section 5.13.

            "Online" as provided for herein includes any means or platforms for distribution of digital information via the Internet and/or wireless technologies now known or hereinafter developed.

            "Online Baby Retailer" means any Person 15% or more of whose total sales are derived from the Online retail of a broad array of products marketed toward parents of infants including clothes, equipment, appliances and the like designed for infants aged 0-3.

            "Parent" means iVillage Inc., a Delaware corporation and the sole stockholder of Seller.

            "Person" shall include any individual, trustee, firm, corporation, partnership, limited liability company, Governmental Authority or other entity, whether acting in an individual, fiduciary or any other capacity.

            "Prior Equity Financing" means either (i) the issuance by Buyer of the Series B Convertible Preferred Stock of Buyer in April 2000 or (ii) a subsequent equity financing of Buyer in which Buyer receives at least $10.0 million of gross proceeds and the purchase price per Equity Security paid by the investor(s) exceeds $10.91 (the purchase price paid per share of Series B Convertible Preferred Stock), if such equity financing occurs on or prior to September 30, 2000.

            "Purchase Price" has the meaning specified in Section 2.2.

            "Retained Liabilities" has the meaning specified in Section 3.1.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

            "Security Agreement" has the meaning specified in Section 2.6.

            "Seller" means iBaby, Inc., a Delaware corporation.


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            "Seller Indemnification Obligation" has the meaning specified in
Section 10.2.

            "Seller Indemnified Parties" has the meaning specified in Section 10.4.

            "Seller Loss" has the meaning specified in Section 10.4.

            "Tangible Property" has the meaning specified in Section 5.16.

            "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, parking, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code
Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated tax, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto and any obligations under any tax sharing, tax allocation or similar agreements to which Seller is a party, whether disputed or not, including Liability therefor as a transferee or successor-in-interest.

            "Tax Claims" means any claim arising out of or otherwise in respect of (i) any inaccuracy in or breach of any representation or warranty of Seller contained in this Agreement related to Taxes or (ii) any Retained Liability included in Section 3.1(c) of this Agreement.

            "Third Party Claims" has the meaning specified in Section 10.5.

            "Transfer Form" has the meaning specified in Section 7.11.

            "Uncapped Losses" has the meaning specified in Section 10.2.

            "WARN Act" has the meaning specified in Section 3.1.

            "Women's Content Provider" has the meaning specified in Section 7.7.

      1.2 Other Defined Terms. In addition to the terms defined in Section 1.1, certain other terms are defined elsewhere in this Agreement and, whenever such terms are used in this Agreement, they shall have their respective defined meanings.

                                   ARTICLE II
                           PURCHASE AND SALE OF ASSETS

      2.1 Purchase of Assets. Upon the terms and subject to the conditions herein set forth, in reliance upon the representations and warranties contained herein and in consideration of the payment of the Purchase Price, at the Closing Parent shall direct Seller to, and Seller shall, sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase and acquire from Seller, all of the rights, title and interests of Seller in and to the assets specified in Disclosure Schedule Section 2.1 (the "Assets").

            Except as set forth on Disclosure Schedule Section 2.1, Seller at the Closing shall sell, transfer, deliver and assign the Assets to Buyer free and clear of all Encumbrances.


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      2.2 Purchase Price and Payment. Upon the terms and subject to the conditions herein set forth, and in consideration of the sale, assignment, transfer and delivery to Buyer of the Assets, at the Closing Buyer shall pay to Seller an aggregate of $9,898,627.11 (the "Purchase Price") as adjusted pursuant to Section 2.3 hereof, which shall be payable in the form and at the time designated in Section 4.3 hereof. The Purchase Price shall be allocated in accordance with Section 11.1.

      2.3 Adjustment. Within five (5) days after the Closing Date, Buyer and Seller shall appoint a mutually agreeable firm of nationally recognized certified independent public accountants (which shall be PricewaterhouseCoopers
LLP) (the "Auditor") to audit the inventory of Seller. Within thirty (30) days after the appointment of the Auditor, the Auditor shall deliver to Buyer and Seller a list of all of the Inventory, which shall set forth the manufacturer, product name, variant id, sku, cost, inventory and total cost of each item of Inventory in a format consistent with that of Schedule I of the Disclosure Schedule and calculated at the lower of cost (first-in, first-out method) or market of Seller as of the Closing Date (the "Inventory Schedule"), together with applicable work papers, schedules and other documents used in connection with the preparation of the Inventory Schedule, which Inventory Schedule shall be final, binding and conclusive on Buyer and Seller. At the Auditor's request, each of Buyer, Seller and Parent agrees to permit the Auditor access to its premises (including Seller's warehouse in San Diego, California) during normal business hours, and to provide such work papers, records and other documents to the Auditor as reasonably necessary to prepare the Inventory Schedule. Within five (5) days of the receipt of the Inventory Schedule, to the extent the total cost of the inventory listed in the Inventory Schedule exceeds the total cost of the inventory listed in Schedule I of Disclosure Schedule Section 2.1 under the column titled "total cost", Buyer shall cause to be paid to Seller an amount equal to such excess by directing Seller to indicate on Schedule I of the Note that the outstanding principal amount of the Note has been increased by such excess amount effective as of the Closing Date, a copy of which Schedule I shall be delivered to Buyer after such indication. Within five (5) days of receipt of the Inventory Schedule, to the extent the total cost of the inventory listed in
Schedule I of Disclosure Schedule Section 2.1 under the column titled "total cost" exceeds the total cost of the inventory listed on the Inventory Schedule, Seller shall cause to be paid to Buyer an amount equal to such excess by indicating on Schedule I of the Note that a prepayment of the Note in an amount equal to the excess has occurred, effective as of the Closing Date, a copy of such Schedule I shall be delivered to Buyer after such indication. The fees and expenses of the Auditor shall be borne equally by Buyer and Seller.

      2.4 Full Possession. Subject to the terms and conditions of this Agreement, at the Closing, Seller shall put Buyer and its Affiliates into full and actual possession, enjoyment and operating control of the Assets. The sale of the Assets contemplated hereby shall be effected by instruments of conveyance, transfer and assignment as Buyer may reasonably request that are necessary to vest in Buyer all of the rights, title and interests of Seller in the Assets and, subject to the obtaining of any required authorizations, approvals, consents and waivers, and the satisfaction or termination of any required waiting periods under any applicable law, to such sale of the Assets, to put Buyer in full and actual possession, enjoyment and operating control of the Assets.


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      2.5 No Assignment in Certain Circumstances.

            (a) Notwithstanding anything else contained in this Agreement to the contrary, this Agreement shall not constitute an agreement to sell, convey, assign, transfer or deliver (i) any right or interest in any member, user or customer list or customer information of Seller or its Affiliates used in connection with the Business or otherwise, other than as set forth in Section
7.9 hereof or (ii) any interest in any instrument, commitment, contract, lease, permit or other agreement or arrangement listed in Disclosure Schedule Section 2.5(a) or any claim, right or benefit arising thereunder or resulting therefrom; provided however in the case of clause (ii), Seller shall use commercially reasonable efforts to the greatest extent permitted by law and any such instrument, commitment, contract, lease, permit or other agreement or arrangement (including by acting as an agent of Buyer or its Affiliates) (1) to maintain such instrument, commitment, contract, lease, permit or other agreement or arrangement for the current term of such Agreement and (2) to provide Buyer any benefit under such instrument, commitment, contract, lease, permit or other agreement or arrangement that is related to the Assets without any cost to the Buyer except that Buyer shall be required to pay (x) any commissions payable to third parties under any such instrument, commitment, contract, lease, permit or other agreement or arrangement that are based on total sales of products similar to the Assets and (y) to the extent agreed to by Buyer, any costs or expenses incurred by Seller under any extension or renewal of such instrument, commitment, contract, lease, permit or other agreement or arrangement beyond its current term to the extent such costs or expenses are directly and solely related to benefits received by the Buyer under such extended or renewed instrument, commitment, contract, lease, permit or other agreement or arrangement.

            (b) Notwithstanding the foregoing, under no circumstances shall Seller or Parent be obligated to maintain any such contract, instrument, commitment, agreement, arrangement, permit or lease in place if Seller or Parent in their sole discretion determines that doing so is not in the interest of Seller or Parent. In addition, under no circumstances shall Seller or Parent be required to comply with Section 2.5(a) above if doing so threatens to affect Seller or Parent's rights under such contract, instrument, commitment, agreement, arrangement, permit or lease as determined by Seller or Parent in their sole discretion.

      2.6 Parent Obligation. Parent agrees to cause Seller to comply with all of its obligations under this Agreement, the Note and the Security Agreement dated as of the date hereof by and between Seller and Buyer in the form attached hereto as Exhibit A (the "Security Agreement").

                                  ARTICLE III
                              RETAINED LIABILITIES

      3.1 Retained Liabilities. Buyer and its Affiliates shall not assume and shall not be responsible for, and there shall not be transferred to or assumed by Buyer or any of its Affiliates, any Liabilities of Seller or its Affiliates (or any predecessor thereof) arising from or relating to,


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in whole or in part, (a) the activities, conduct or transactions of the Business or from the use, operation, ownership, lease, possession, control, occupancy, maintenance or condition of the Assets up through and including the Closing
Date; provided however that Buyer shall be required to pay for the On-Order Inventory, (b) any and all other operations, activities or transactions of Seller or its Affiliates or the use, operation, ownership, lease, possession, control, occupancy, maintenance or condition of any other assets or properties of Seller or its Affiliates at any time, including, without limitation, the operation of the Seller's warehouse in San Diego, provided, however that if Buyer requests that Seller maintain its warehouse in San Diego subsequent to the thirty-day transition period referred to in Section 7.3 then any operating costs incurred by Seller subsequent to such thirty-day period with respect to the warehouse in San Diego shall be borne by Buyer, (c) any Liability or obligation, whether disputed or not, to any federal, state, local or foreign taxing authority of Seller or any of its Affiliates, with respect to Taxes arising from activities, conduct or transaction of the Business, or from the use, operation, ownership, lease, possession, control, occupancy, maintenance or condition of the Assets, up through and including the Closing Date, whether or not any such Liabilities become known before or after the Closing Date, and for any Liability or obligation, whether disputed or not, to any federal, state, local or foreign taxing authority of Seller or any of its Affiliates with respect to Taxes arising from any and all other operations, activities or transactions of Seller or its Affiliates or from the use, operation, ownership, lease, possession, control, occupancy, maintenance or condition of any assets or properties, other than the Assets, of Seller or its Affiliates at any time and (d) the Agreement between Parent and Dan Howard, Inc. dated February 23, 1999, as amended (the
"Dan Howard Agreement"), all of which Liabilities shall be and remain the sole responsibility of Seller or its Affiliates (collectively, the "Retained Liabilities"). Seller hereby covenants that it will be solely responsible and liable for any costs, obligations and liabilities arising under, or as a result of, the application of the Workers Adjustment and Retraining Notification Act of 1988, as amended (the "WARN Act") with respect to its employees in the transactions contemplated by this Agreement or otherwise.

                                   ARTICLE IV
                                     CLOSING

      4.1 Closing. The consummation of the purchase and sale of the Assets (the "Closing") shall take place at the offices of the Parent located at 212 Fifth Avenue, New York, New York 10010 at 10 a.m., local time, on July 6, 2000 or on such date that is five (5) business days after the satisfaction of all conditions to Closing set forth in Article VIII and Article IX or at such other place, time and date as the parties hereby may agree in writing. The consummation of such transactions is herein collectively referred to as the "Closing." The date and time of the Closing are sometimes referred to herein as the "Closing Date."

      4.2 Seller's Obligations at Closing. At the Closing, Seller shall deliver or cause to be delivered to Buyer:

            (a) All bills of sale and other instruments of conveyance, transfer and assignment (in recordable form with respect to real property interests) and agreements as Buyer may reasonably request, including a trademark assignment in connection with the Intellectual Property, that are necessary to vest in Buyer all of the rights, title and interests of Seller in the


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Assets, free and clear of all Encumbrances, and to reflect the allocation provided for in Section 11.1;

            (b) Such officers' certificates certifying as to compliance with the conditions set forth in Article VIII as may be reasonably requested by Buyer; and

            (c) Seller shall have furnished Buyer with a certificate that Seller is not a foreign person within the meaning of Section 1445 of the Code, which certificate shall set forth all information required by, and otherwise be executed in accordance with, Treasury Regulation Section 1.1445-2(b) thereunder.

      4.3 Buyer's Obligations at Closing. At the Closing, Buyer shall deliver or cause to be delivered to Seller:

            (a) the Purchase Price, in the form of a $9,898,627.11 note which shall be a full-recourse convertible promissory note of Buyer in the form attached hereto as Exhibit B and delivered to Seller on the Closing Date, which convertible promissory note shall be due and payable in full thirty (30) months after the Closing Date or as otherwise specified in such note (the "Note");

            (b) Such officers' certificates certifying as to compliance with the conditions set forth in Article IX as may be reasonably requested by Seller; and

            (c) A California resale certificate pursuant to Sections 6091 et seq of the California Revenue and Taxation Code and any other resale certificate reasonably required by Seller.

                                   ARTICLE V
               REPRESENTATIONS AND WARRANTIES OF SELLER AND PARENT

            The sale of the Assets to Buyer pursuant to this Agreement shall, except as otherwise expressly provided in this Agreement, be without any representations or warranties of any kind or nature, express or implied, as to the title to, or the condition, value or quality of, the Assets and, except as otherwise expressly provided in this Article V of this Agreement, each of Seller and Parent SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY, USAGE, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO THE ASSETS, OR ANY PART THEREOF, OR AS TO THE WORKMANSHIP THEREOF, OR THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT.

            Each of Seller and Parent hereby jointly and severally represents and warrants to Buyer that the following statements (Sections 5.1 through 5.22) are true and correct as of the date of this Agreement. Whenever the term "Material Adverse Effect" appears in this Agreement, it means, a material adverse effect on the operations, results of operations or condition (financial or otherwise) of the Business, taken as a whole or on the ability of Parent or Seller to perform their obligations under this Agreement and the agreements contemplated hereby.

      5.1 Organization, Standing and Power. Each of Seller and Parent is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full corporate power and authority and is duly qualified to own its assets and properties and to conduct its business as and where it is being conducted, including, in the case of Seller, to own the Assets owned by it.

      5.2 Authorization.

            (a) Each of Seller and Parent has full corporate power and authority to enter into this Agreement, perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each of Seller and Parent. Each of this Agreement, the Security Agreement and the Note has been duly executed and delivered by each of Seller and Parent, to the extent that it is a party to any such Agreement, Security Agreement or Note. Each of this Agreement, the Security Agreement and the Note constitutes a legal, valid and binding obligation of each of Seller and Parent, to the extent that it is a party to such agreement, enforceable against each of Seller and Parent in accordance with its terms, to the extent that it is a party to such agreement, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

            (b) Except as set forth in Disclosure Schedule Section 5.2(b), no consent, waiver, approval, order or authorization of, notice to, or registration, declaration, designation, qualification or filing with, any Governmental Authority or third Person, domestic or foreign, the absence of which would, either individually or in the aggregate, have a Material Adverse Effect, is or has been or will be required on the part of Seller, Parent or any of their respective Affiliates in connection with the execution and delivery of this Agreement, the performance of their respective obligations hereunder or the consummation by Seller, Parent or any of their respective Affiliates of the transactions contemplated hereby.

      5.3 Non-Contravention. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate or conflict with or provide a right of termination to any Person under
(a) any provision of the Charter or Bylaws of Seller, Parent or any of their respective Affiliates, (b) any law, statute, rule, regulation, qualification or Governmental Order to which Seller, Parent or any of their respective Affiliates or the Assets are bound or subject or (c) any material agreement, indenture, undertaking, permit, license or other instrument to which Seller, Parent or any of their respective Affiliates is a party or by which it or any of their respective properties may be bound or affected, other than (x) the requirements of any applicable bulk sales or bulk transfer laws or (y) as set forth in Disclosure Schedule Section 5.3.

      5.4 Disclosure. No representations or warranties by Seller or Parent, singly or collectively, in this Agreement and no statement contained in any document, certificate or other writing furnished or to be furnished by Parent, Seller or any of their respective Affiliates to Buyer or any Affiliate thereof pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contain or will contain any untrue statement of material fact or omit or will omit to state any material fact necessary in order to make the statements herein or therein not misleading. There is no fact (other than matters of a general societal, economic or political nature which do not affect the business of Seller or Buyer uniquely) known to Seller, Parent or any of their respective Affiliates, and there have been no events or transactions or information which have come to the attention of Seller, Parent or any of their respective Affiliates, which might reasonably be expected to have a Material Adverse Effect. All projections, forecasts or other forward-looking information, if any, that were furnished to Buyer by or on behalf of Seller were prepared in good faith and based upon reasonable estimates and all the facts and circumstances then known to Seller.

      5.5 Title to Assets. Except as set forth in Disclosure Schedule Section 5.5, Seller has good and marketable title to the Assets, free and clear of all Encumbrances, and, at the Closing, Buyer shall acquire good and marketable title to the Assets, free and clear of all Encumbrances. Except as set forth on Disclosure Schedule Section 5.5, none of the Assets is subject to any Encumbrance, and there is no action, suit or proceeding pending or to Seller's knowledge threatened against Parent or Seller that questions Seller's title to any of the Assets nor is either Seller or Parent aware that there is any basis for the foregoing.

      5.6 Intellectual Property.

            (a) Seller owns (or has the right to use pursuant to a valid license, sublicense or other agreement) the Intellectual Property. Each item of Intellectual Property owned or used by Seller immediately prior to the Closing hereunder will be owned or available for use by the Buyer on identical terms and conditions immediately subsequent to the Closing hereunder; provided, however, the parties understand and agree that the transfer of the Internet domain name in Universal Resource Locator form set forth in Disclosure Schedule Section 2.1 may not occur immediately subsequent to the Closing and that Seller shall use its best efforts to secure such transfer as soon as reasonably practicable after the Closing.

            (b) To the knowledge of Seller, Seller has not infringed upon, misappropriated, or otherwise come into conflict with any intellectual property rights of third parties, and Seller has not received any complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that Seller must license or refrain from using any intellectual property rights of any third party). To the knowledge of Seller, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any intellectual property rights of Seller as it relates to the Intellectual Property which has not been resolved in Seller's favor. Each of Seller's employees has executed an agreement with Seller assigning to Seller all right, title and interest in and to any Intellectual Property created or devised by such employee in connection with such employee's employment by Seller. All Seller's patents, copyrights and trademarks have been duly maintained and all maintenance fees timely paid.

      5.7 Compliance With Laws. To the knowledge of Seller, Seller has complied with all laws, statutes, regulations, rules, qualifications and Governmental Orders in its use, operation, ownership, lease, possession, control, occupancy and maintenance of the Assets in all material respects. To the knowledge of Seller, none of the use, ownership, lease, possession, control, occupancy, maintenance or condition of any of the Assets, or their sale under this Agreement, conflicts with the rights of any other Person or violates, or with or without the giving of notice or passage of time, or both, will violate, conflict with or result in a default, right to accelerate or loss of rights under, any terms or provisions of any Encumbrance, lease, license, agreement, contract, agreement, commitment or understanding or any law, statute, regulation, rule, qualification or Governmental Order to which Seller or any of its Affiliates is a party or by which Seller or any of its Affiliates or any of the Assets, may be bound or affected, other than such conflicts or violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      5.8 Taxes.

            (a) Except as set forth in Disclosure Schedule Section 5.8: (i) Seller has filed or cause to be filed on a timely basis all Tax returns and any other filings in respect of Taxes that are or were required to be filed by or with respect to it, either separately or as a member of a group of corporations, with respect to taxable periods (or any portion thereof) ending on or prior to the Closing Date pursuant to applicable legal requirements; (ii) all such Tax returns and other filings were correct and complete in all material respects;
(iii) Seller has paid, or made provision for payment of, all Taxes that have or may have become due pursuant to those Tax returns and other filings, or pursuant to any assessment received by Seller or its business and any other Taxes due and payable by it for all tax periods (or any portion thereof) ending on or prior to the Closing Date; (iv) no claim has ever been made by an authority in a jurisdiction where Seller does not file Tax returns that it is or may be subject to taxation by that jurisdiction; and (v) there are no Liens for Taxes upon the Assets of the Company.

            (b) Except as set forth in Disclosure Schedule Section 5.8, there is no dispute or claim concerning any Tax liability of Seller either (i) claimed or raised by any authority in writing or (ii) as to which any of Seller and the directors and officers (and employees responsible for Tax matters) of Seller has actual knowledge after reasonable investigation in each case that could reasonably be expected to have a Material Adverse Effect.

            (c) Seller has not waived any statute of limitation in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

      5.9 Insurance.

            Seller has in full force and effect fire, casualty, liability, product liability, burglary, fidelity, workers' compensation, life, vehicular and other forms of insurance policies, with extended coverage, sufficient in nature and in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed, to permit it to operate the Business and to insure against all risks and Liabilities to an extent and in a manner customarily insured against by Persons operating comparable properties, assets or businesses in the same geographic locations.

      5.10 Accredited Investor.

            Seller is an accredited investor as defined in Rule 501(d) of Regulation D promulgated under the Securities Act.

      5.11 Litigation.

            There is no action, suit or proceeding pending or, to Seller's knowledge, threatened against Seller or Parent that questions the validity of this Agreement or the right of Seller or Parent to enter into this Agreement or to consummate the transactions contemplated hereby or that might result either individually or in the aggregate in a Material Adverse Effect, nor is Seller or Parent aware that there is any basis for the foregoing.

      5.12 Employees and Employee Plans.

            Disclosure Schedule Section 5.12 identifies each Employee Plan currently or previously maintained, contributed to or entered into by Seller or Parent for the benefit of any employee or former employee of Seller or Parent under which Seller has any present or future material obligation or liability. All contributions due and payable on or before the Closing Date in respect of any Employee Plan have been made in full and proper form. Except as set forth in Disclosure Schedule Section 5.12, the consummation of the transactions contemplated by this Agreement will not entitle any individual to severance or separation pay or accelerate the time of payment or vesting, or increase the amount, of compensation due to any individual.

      5.13 Inventory.

            Schedule I of Disclosure Schedule Section 2.1 identifies the inventory that is held at Seller's facility in San Diego, California (the "On-Hand Inventory") and Schedule II of Disclosure Schedule Section 2.1 identifies the inventory of Seller on order as of June 19, 2000 (the "On-Order Inventory"). The On-Hand Inventory and the On-Order Inventory are collectively referred to herein as the "Inventory." The Inventory is being purchased by Buyer pursuant to this Agreement. The On-Hand Inventory is in good and merchantable condition, and suitable and usable or salable in the ordinary course of business for the purposes for which it is intended and none of such On-Hand Inventory is obsolete, damaged or defective. All of such On-Hand Inventory is held at the Seller's facility in San Diego, California and, to the extent legally permissible, shall be transferred subject to currently existing manufacturer's warranties and any other existing claims against manufacturers and Buyer shall have the right to enforce such warranties and/or claims in Seller's place. Neither Seller nor Parent is aware of any adverse condition affecting the purchase of the Inventory for use in the Business. If any manufacturer's warranty or other existing claim cannot be transferred, Seller agrees to enforce any such warranty and claim in accordance with the instructions of Buyer and at Buyer's expense, and to provide Buyer with all the benefits received in respect of such warranties or claims. Seller is not aware of any adjustment necessary to be recorded to verify that the Inventory is calculated at the lower of cost (first-in, first-out method) or market.

      5.14 Ownership of Seller.

            Parent owns all of the issued and outstanding capital stock of Seller.

      5.15 Financial Information.

            The unaudited income statements of Seller relating to the Business for the fiscal year 1999 and the first fiscal quarter of 2000, as previously provided to Buyer, were prepared on a basis consistent with Parent's customary practices and procedures in the preparation of Parent's financial statements. The Parent's financial statements are prepared in accordance with GAAP.

      5.16 Tangible Property.

            All machinery, accessories, computers, computer disks and peripheral devices, equipment and appliances, any related capitalized items and other tangible property of Seller being transferred as part of the Assets and set forth in Disclosure Schedule Section 2.1 (collectively, the "Tangible Property") is in good operating condition and repair, ordinary wear and tear excepted, subject to continued repair and replacement in accordance with past practice, and is suitable for its intended use.

      5.17 Privacy of Customer Information.

            With respect to the Business, neither Seller nor Parent uses any of the customer information it receives through Seller's website in an unlawful manner or in a manner that violates Parent's or Seller's privacy policy or applicable laws in such a way as to have a Material Adverse Effect. Each of Seller and Parent has adequate security measures in place to protect the customer information it receives though Seller's website from illegal use by third parties.

      5.18 Restricted Securities.

            Seller understands that the Note and the securities issuable upon conversion or exchange of the Note will not be registered at the time of their issuance under the Securities Act for the reason that their issuance as provided for in this Agreement is exempt pursuant to Section 4(2) of the Securities Act and that the reliance of Buyer on such exemption is predicated in part on such representations set forth herein; provided, however that the securities issuable upon conversion of the Note will have certain registration rights as described in the Note. Seller represents that it has experience in evaluating companies such as Buyer, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to suffer the total loss of its investment. Seller further represents that it has had the opportunity to ask questions of and receive answers from Buyer concerning the terms and conditions of the Note and to obtain additional information to Seller's satisfaction.

      5.19 Purchase for Own Account.

            The Note to be received by Seller pursuant to this Agreement is being or will be acquired for its own account and with no intention of distributing or reselling such Note or the securities issuable upon conversion or exchange of the Note or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or the securities or "blue sky" laws of any state or foreign jurisdiction, without prejudice, however, to the rights of Seller at all times to sell or to otherwise dispose of all or any part of such Note or the securities issuable upon conversion or exchange of the Note under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act, and subject, nevertheless, to the disposition of Seller's property being at all times within its control. If Seller should in the future decide to dispose of any such Note or the securities issuable upon conversion of the Note, Seller understands and agrees that it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect. Seller agrees to the imprinting, so long as required by law, of legends on the Note and on certificates representing all of the securities issuable upon conversion of the Note substantially to the following effect:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH STATE SECURITIES LAWS, (II) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (III) AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH STATE SECURITIES LAWS THAT IS AVAILABLE IF AN OPINION OF COUNSEL TO SUCH EFFECT IS DELIVERED TO BABYGEAR.COM, INC. IN A FORM THAT IS REASONABLY SATISFACTORY TO BABYGEAR.COM, INC. THE SECURITIES REPRESENTED BY THIS NOTE ARE ALSO SUBJECT TO THE TRANSFER RESTRICTIONS SET FORTH IN THE PURCHASE AGREEMENT, DATED JULY 6, 2000, BY AND AMONG BABYGEAR.COM, INC., iBABY, INC. AND iVILLAGE INC."

      5.20 Related Party Transactions. There have been no sales or transfers by Seller of any of its inventory or products to Parent or any of Seller's or Parent's Affiliates (or other transactions with Parent or its Affiliates which have the effect of increasing the sales of Seller) since January 1, 1999.

      5.21 Contracts. After the Closing, Buyer has no obligations under the Dan Howard Agreement or any other agreement to which either Seller, Parent or any of their respective subsidiaries is a party and to which Buyer is not a party and is subject to no restrictions on its activities as a result of any such agreement, other than such obligations and restrictions set forth in Section
2.5. Seller has provided Buyer true and complete copies of each of the agreements set forth in Disclosure Schedule Section 2.5, together with all amendments, modifications, supplements or side letters affecting the obligations of any party thereunder.

      5.22 Web Site Traffic Information. The information provided by Seller to Buyer relating to page views on Seller's web site as set forth in Disclosure Schedule Section 5.22 is identical in all respects to the information that was provided to Seller by the third party vendor preparing such data.

                                   ARTICLE VI
                     REPRESENTATIONS AND WARRANTIES OF BUYER

            Buyer represents and warrants to Seller as follows:

      6.1 Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full corporate power and authority and is duly qualified to own its assets and properties and to conduct its business as and where it is being conducted.

      6.2 Authorization.

            (a) Except as set forth in Disclosure Schedule Section 6.2(a), Buyer has full corporate power and authority to enter into this Agreement, perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer. This Agreement constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

            (b) Except as set forth in Disclosure Schedule Section 6.2(b), no consent, waiver, approval, order or authorization of, notice to, or registration, declaration, designation, qualification or filing with, any Governmental Authority or third Person, domestic or foreign, the absence of which would have a material adverse effect on the operations, results of operations or condition (financial or otherwise) of Buyer or the ability of Buyer to perform its obligations under this Agreement and the agreements contemplated hereby is or has been or will be required on the part of Buyer or any of its Affiliates in connection with the execution and delivery of this Agreement, the performance of its obligations hereunder or the consummation by Buyer or any of its Affiliates of the transactions contemplated hereby.

      6.3 Non-Contravention. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate or conflict with or provide a right of termination to any Person under
(a) any provision of the Charter or Bylaws of Buyer or any of its Affiliates,
(b) any law, statute, rule, regulation, qualification or Governmental Order to which Buyer or any of its Affiliates or any of their respective businesses or assets are bound or subject or (c) any material agreement, indenture, undertaking, permit, license or other instrument to which Buyer or any of its Affiliates is a party or by which any of its or any of their properties may be bound or affected other than as set forth in Disclosure Schedule Section 6.3.

      6.4 Disclosure. No representations or warranties by Buyer, singly or collectively, in this Agreement and no statement contained in any document, certificate or other writing furnished or to be furnished by Buyer or any of its Affiliates to Seller or any Affiliate thereof pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contain or will contain any untrue statement of material fact or omit or will omit to state any material fact necessary in order to make the statements herein or therein not misleading.

      6.5 Litigation.

            Except as disclosed in writing to Seller, there is no action, suit or proceeding pending or, to the Buyer's knowledge threatened against Buyer that questions the validity of this Agreement or the right of Buyer to enter into this Agreement or to consummate the transactions contemplated hereby or that might result either individually or in the aggregate in a material adverse effect on the operations, results of operations or condition (financial or otherwise) of Buyer or on the ability of Buyer to perform its obligations under this Agreement and the agreements contemplated hereby, nor is Buyer aware that there is a basis for the foregoing.

      6.6 Equity Securities.

            Other than as set forth in this Agreement or the Note, there is no contractual restriction on Buyer's ability to issue and deliver on conversion or exchange of the Note the Equity Securities pursuant to the terms of the Note. The Equity Securities to be issued to Seller upon conversion or exchange of the Note will have the same rights, privileges and preferences as each other holder of the same class of Equity Securities held by Seller other than such additional rights that are granted to Seller under the terms of the Note and certain transfer restrictions as referred to in Sections 5.18 and 10.2 of this Agreement and certain set-off rights as set forth in Section 10.2 of this Agreement.

      6.7 Insurance.

            Buyer has in full force and effect fire, casualty, liability, product liability, burglary, fidelity, workers' compensation, life, vehicular and other forms of insurance policies, with extended coverage, sufficient in nature and in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed, to permit it to operate Buyer's business and to own the Assets and to insure against all risks and Liabilities to an extent and in a manner customarily insured against by Persons operating comparable properties, assets or businesses in the same geographic locations.

                                  ARTICLE VII
                                CERTAIN COVENANTS

      7.1 Access to Information.

            (a) From the date hereof until the Closing and subsequent to the Closing to the extent reasonably requested by Buyer, but subject to any confidentiality or other rights of third Persons, upon reasonable notice, Seller shall (a) afford the officers, employees and authorized agents and representatives of Buyer reasonable access during normal business hours to the offices, properties, personnel and books and records of Seller relating to the Assets and (b) furnish to the officers, employees and authorized agents and representatives of Buyer such additional financial and operating data and other information regarding the Assets (or legible copies thereof) as Buyer may from time to time reasonably request; provided, however, that such investigation shall not unreasonably interfere with any of the businesses or operations of Seller. Without limiting the generality of the foregoing, Seller shall cooperate fully with Buyer's investigation of the Assets and provide copies of such documents in its possession as Buyer may reasonably request to confirm the title to the Assets.

            (b) Subsequent to the Closing to the extent reasonably requested by Seller and upon reasonable notice, Buyer shall afford the officers, employees and authorized agents and representatives of Seller reasonable access during normal business hours to the books, records, invoices and other documents relating to the Assets and as may from time to time be reasonably requested by Seller and to provide copies of such books, records, invoices and other documents relating to the Assets; provided, however, that such access shall not unreasonably interfere with any of the businesses or operations of Buyer.

      7.2 Financial Statements. Within ninety (90) days after the Closing, Seller shall deliver to Buyer the following unaudited financial statements of Seller that are prepared in conformity with generally accepted accounting principles and the rules and regulations of the Securities and Exchange Commission (x) unaudited balance sheets as of December 31, 1999 and 1998 and unaudited income statements and statements of cash flows for fiscal years 1998 and 1999; and (y) unaudited balance sheets as of the end of each fiscal quarter of fiscal 1999 and as of the end of the first fiscal quarter of fiscal 2000 and the Closing Date, and the unaudited income statements and statements of cash flows for each quarter of fiscal 1999 and for the first fiscal quarter of fiscal 2000 and the period from April 1, 2000 until the Closing Date. Seller shall use commercially reasonable efforts to cause PricewaterhouseCoopers LLP to (i) deliver audited financial statements of Seller in the form and for the periods specified in clause (x) above in conformity with generally accepted accounting principles and the rules and regulations of the Securities and Exchange Commission as soon as commercially reasonably practicable but in no event later than three (3) months from the Closing Date and (ii) deliver (upon receipt of customary management letters of Seller) to Buyer any consents or audit reports related to such financial statements and any "comfort" letters related to such financial statements delivered under this Section 7.2 and the financial information contained therein in such customary form and covering matters of the type customarily covered in "comfort" letters in connection with underwritten offerings of securities; provided, however that Buyer and Seller shall bear all costs of PricewaterhouseCoopers LLP equally for compliance with this Section 7.2 and provided, further however that in no event shall Seller be obligated to pay in excess of $80,000 for any costs of PricewaterhouseCoopers LLP incurred in connection with compliance with this Section 7.2. Parent and Seller agree to take such reasonable actions within their control, and shall not omit to take any reasonable actions within their control, reasonably necessary in order to cause the delivery of such unaudited financial statements, audit reports, and comfort letters.

      7.3 Conduct of Business Subsequent to Closing. For a period of thirty (30) days after the Closing Date, except as required or permitted by this Agreement or otherwise consented to or approved by Buyer in writing, and except for any transactions which do not materially affect the Assets:

            (a) Seller shall operate the Business only in its usual, regular and ordinary manner and substantially in the same manner as heretofore conducted, including without limitation maintaining the warehouse for the Inventory, maintaining and operating Seller's web site, and maintaining and paying all obligations under, all of Seller's currently existing insurance policies during such thirty-day period provided that Buyer acknowledges that Parent shall have the right to terminate the Dan Howard Agreement on the Closing Date or at any time thereafter. During such thirty-day period, Parent and Seller shall make Buyer an additional insured party or a loss payee as determined by Seller's insurer of their existing property and transit insurance policies that are related to the Business and shall, at the request of Buyer, make claims on behalf of Buyer for any losses for damaged property and for goods in transit on the Assets during such period and pay Buyer any insurance recoveries related to a loss for damaged property and for goods in transit on the Assets that occurs during such thirty-day period; provided however that under no circumstances shall Seller be obligated to purchase or order inventory other than the On-Order Inventory set forth in Schedule II of Disclosure Schedule
Section 2.1. Seller shall use commercially reasonable efforts to (i) preserve the Business, including its relationships with customers and suppliers, and (ii) keep available to Buyer the services of the present employees, agents and independent contractors of the Business. In addition, Seller shall use commercially reasonable efforts to comply with all laws, statutes, rules, qualifications and regulations of any Governmental Authority and all material permits, licenses, orders, approvals, and authorizations of any Governmental Authority or third Person applicable to it and to the Business and Assets.

            (b) With respect to the Assets, Seller shall not:

                  (i) permit or allow any of the Assets to be subject to any additional Encumbrance or sell, transfer, lease or otherwise dispose of any such Assets, except in the ordinary course of business and consistent with past practice and as otherwise directed by Buyer;

                  (ii) agree, whether in writing or otherwise, to do any of the foregoing.

      (c) All customer orders for Inventory received during this thirty-day period will be processed and filled by Seller on behalf of Buyer with Seller performing the fulfillment, distribution, inventory and accounting functions substantially in accordance with its prior practice. Within five (5) business days of the end of the thirty-day period (and after processing all orders received on or prior to the expiration of such thirty-day period), Seller shall ship all remaining inventory to Buyer at Buyer's warehouse at 3423 South Park Place, Grove City, Ohio 43123 or as otherwise directed by Buyer at Buyer's expense. After the Closing Date, to the extent Seller's account has been credited with a payment for Assets sold after the Closing Date, Seller shall on each Monday of the thirty-day transition period beginning with Monday, July 17, 2000, cause all such payments for Assets received in the week prior to such Monday to be transferred by wire transfer to an account specified by the Buyer in writing to the Seller; provided that Buyer shall bear all third-party expenses of such wire transfer. After such thirty-day transition period, the Seller, at its expense, shall cause any payments for Assets sold after the Closing Date to be promptly transferred to Buyer after receipt of such payment by Seller.

            (d) Notwithstanding Seller's operation of the Business during this thirty-day period, it is understood that Seller is acting solely as Buyer's agent during such period and that Buyer shall have the power to make any operational decisions (including, without limitation, the right to override any pricing or promotion decision relating to products and inventory made by Seller during such period); provided however that Buyer shall convey any operational decisions to Seller in writing and Seller shall use commercially reasonable efforts to implement such decisions in the time period requested provided that it is feasible to do so. In addition, Seller shall have no liability to Buyer for the operation of the Business during such thirty-day period if Seller is relying on written instructions of Buyer or acting substantially in accordance with this Section 7.3t (except to the extent that any liability arises out of or relates to the negligence, willful misconduct or bad faith of the Seller, Parent and their Affiliates in complying with such written instructions).

      7.4 Confidentiality. During the period between the Agreement Date and for one year after the Closing Date, Buyer shall, and shall cause its representatives, Affiliates and employees to, and after the Closing Date, Seller shall, and shall cause its representatives, Affiliates and employees: (a) to treat and hold as confidential (and not to disclose or provide access to any Person to) any confidential information with respect to the Business or the Assets; provided, however that Buyer may disclose on a need to know basis any confidential information to its prospective financing sources provided that such financing sources agree to enter into a confidentiality agreement with provisions similar to this Section 7.4 and Buyer agrees to be fully responsible for any breach by such financing sources of the provisions hereof or of such confidentiality agreement; (b) in the event that any of them becomes legally compelled to disclose any such information, to provide the other party with prompt written notice of such requirement so that such other party or an Affiliate thereof may seek a protective order or other remedy or waive compliance with this Section 7.4; (c) in the event that such protective order or other remedy is not obtained, or such other party waives compliance with this
Section 7.4, to furnish only that portion of such information which is legally required to be provided and to exercise commercially reasonable efforts to obtain assurances that confidential treatment will be accorded such information;
(d) to the extent permitted by law, to promptly furnish (prior to, at, or as soon as practicable following, the Closing) to the other party any and all copies (in whatever form or medium) of all such information and to destroy any and all additional copies of such information and any analyses, compilations, studies or other documents prepared, in whole or in part, on the basis thereof; provided, however, that this sentence shall not apply to any information which, at the time of disclosure, is available publicly and was not disclosed in breach of this Agreement or any agreement with Buyer or Seller and provided further that this sentence shall not apply to Buyer subsequent to the Closing with respect to confidential information related to the Assets, but shall apply with respect to confidential information related to the Business (to the extent not included in the Assets). Each party agrees and acknowledges that remedies at law for any breach of its obligations under this Section 7.4 may be inadequate and that in addition thereto the other party (or its Affiliate) shall be entitled to seek equitable relief, including injunction and specific performance, in the event of any such breach.

      7.5 Authorizations. Seller, as promptly as commercially practicable after the Agreement Date, shall (i) deliver, or cause to be delivered, all notices and make, or cause to be made, all such declarations, designations, registrations, filings and submissions under all statutes, laws (including, without limitation, the HSR Act), rules and regulations applicable to it as may be required for it to consummate the transfer of the Assets and the other transactions contemplated hereby in accordance with the terms of this Agreement; (ii) use commercially reasonable efforts to obtain, or cause to be obtained, all authorizations, approvals, orders, consents and waivers from all Persons necessary to consummate the foregoing; and (iii) use commercially reasonable efforts to take, or cause to be taken, all other actions necessary, proper or advisable in order for it to fulfill its respective obligations hereunder and to carry out the intentions of the parties expressed herein. Each party shall use commercially reasonable efforts to satisfy the conditions to Closing applicable to it in Articles VIII and IX as soon as commercially practicable.

      7.6 Bulk Sales Compliance. Buyer will not seek to enforce compliance by Seller with the provisions of any bulk sales or transfers law or similar law of any jurisdiction in respect of the transactions contemplated by this Agreement. If by reason of any such applicable bulk sales law, any claims are asserted by creditors of Seller related to any Liabilities of Seller or Parent, such claims shall be the sole responsibility of Seller or Parent.

      7.7 Non-Competition.

            (a) Buyer and its subsidiaries shall not, for a period of thirty
(30) months beginning after the Closing, enter into any agreement, arrangement or understanding with any organization whose primary business is the operation of content based websites that are directed to or targeted at a primarily female demographic in the United States (a "Women's Content Provider") which agreement, arrangement or understanding results in (i) the Business or any portion thereof (including, without limitation, the Intellectual Property) being acquired by a Women's Content Provider (other than pursuant to a sale of all or substantially all of Buyer's assets or securities to a Women's Content Provider); (ii) any investment by Buyer or its subsidiaries regardless of the form of such investment in a Women's Content Provider (other than a purchase of securities which does not result in ownership in excess of 5% by Buyer and its subsidiaries in the aggregate). Notwithstanding the foregoing, nothing contained in this Agreement (but subject to other agreements between Buyer and Seller or Parent) prohibits (x) Buyer or its subsidiaries from entering into advertising, sponsorship, revenue sharing, co-branding, content licensing or similar agreements or arrangements with a Women's Content Provider or any other party and (y) Buyer from entering into any agreement or transaction with Gruner + Jahr Printing & Publishing Co., Growing Family, Inc. and Bertelsmann AG or their Affiliates.

            (b) Each of Seller, Parent, and their subsidiaries with respect to operations based in the United States or directed toward U.S. customers (collectively, the "Seller Restricted Parties") shall not, for a period of thirty (30) months beginning after the Closing, conduct any business as an Online Baby Retailer or enter into any agreement, arrangement or understanding with an Online Baby Retailer which agreement, arrangement or understanding results in (i) the creation of an Online Baby Retailer or (ii) any investment by any Seller Restricted Party in Online Baby Retailers regardless of the form of such investment in an Online Baby Retailer

(other than investments in Buyer or a purchase of securities in an Online Baby Retailer other than Buyer which does not result in ownership in excess of 5% by the Seller Restricted Parties in the aggregate). Notwithstanding the foregoing, nothing contained in this Agreement (but subject to other agreements between Buyer and Seller or Parent) prohibits Parent, Seller or their subsidiaries from entering into advertising, sponsorship, revenue sharing, co-branding, content licensing or similar agreements or arrangements with an Online Baby Retailer or any other party.

            (c) Each party agrees and acknowledges that remedies at law for any breach of its obligations under this Section 7.7 may be inadequate and that in addition thereto the other party (or its Affiliate) shall be entitled to seek equitable relief, including injunction and specific performance, in the event of any such breach.

      7.8 Financing/Issuance of Equity Securities. Buyer shall use commercially reasonable efforts to consummate a Financing on or prior to September 30, 2000. Buyer shall issue to Seller the Equity Securities required to be issued by it pursuant to the terms of the Note upon consummation of the Financing on or prior to September 30, 2000 or other conversion or exchange of the Note.

      7.9 Customer Notification. Subject to the terms of Parent's privacy policy as currently in effect or as hereafter may be amended, Seller shall use commercially reasonable efforts to notify Persons that have been customers of the Business that Buyer has acquired the Assets and to distribute other mailings (including e-mail) to such customers on Buyer's behalf to the extent that such customers have agreed to receive such mailings. Seller and Buyer shall mutually agree on the form and content of such notifications. In addition, if requested by Buyer, Seller shall use commercially reasonable efforts to redirect the Universal Resource Locator set forth in Disclosure Schedule Section 2.1 to a Universal Resource Locator specified by Buyer.

      7.10 Notification. Seller shall give prompt notice to Buyer, and Buyer shall give prompt written notice to Seller, of (a) the occurrence, or failure to occur, of any known event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the Agreement Date through the Closing Date; or (b) any known failure of Seller or Buyer to comply with, perform or satisfy in any material respect any covenant or comply with, perform or satisfy any condition contained in this Agreement to be complied with, performed or satisfied by either such party.

      7.11 Domain Name. Seller agrees to take all necessary steps within thirty days after the Closing Date to cause NSI to transfer the domain names "iBaby.com" and "internetBaby.com" (the "Domain Names") to Buyer using NSI's Priority Registrant Name Change service and to comply with all procedures required by NSI for effectuating such transfer on a priority basis, including completing, executing and having notarized NSI's Registrant Name Change Agreement - Transfer (the "Transfer Form"). Seller shall use commercially reasonable efforts to file the Transfer Form promptly following the Closing (but in no event later than the thirtieth day after the Closing Date) and to ensure that NSI effects the transfer of the Domain Names and shall notify Buyer immediately upon receipt of notification that such transfer has been effectuated. Notwithstanding the foregoing, Seller is not ensuring that NSI will have transferred the Domain Names to Buyer within thirty days after the Closing Date.

      7.12 Change and Use of Company's Name. Within thirty (30) days after the Closing Date, the Seller shall use commercially reasonable efforts to cease all uses of the name and marks "iBaby" or "InternetBaby" and shall use commercially reasonable efforts to take or cause to be taken such action as may be required to change its corporate name to a name that is not the same as, or confusingly similar to, the name and marks "iBaby" or "InternetBaby" and promptly thereafter the Seller shall deliver to the Buyer evidence that all necessary filings in the jurisdictions in which Seller is licensed or qualified to do business to effect such name change have been made. Seller agrees to execute all documents as Buyer may reasonably request to enable Buyer or any of its Affiliates or subsidiaries to change their respective corporate names to include the name "iBaby" or "InternetBaby" or any variation thereof or to register the name "iBaby" or "InternetBaby" as a fictitious, assumed business or trade name in any jurisdiction. Seller agrees that any rights under federal or state statutory or common law relating to trademarks that become associated with the name "iBaby" or "InternetBaby" as a result of Buyer's use thereof shall vest with Buyer.

                                  ARTICLE VIII
                     CONDITIONS TO THE OBLIGATIONS OF BUYER

            The obligations of Buyer to effect the transactions contemplated herein shall be subject to the fulfillment, satisfaction or waiver, on or before the Closing Date, of each of the following conditions:

      8.1 Accuracy of Representations and Warranties. The representations and warranties of Parent and Seller contained in Article V that are qualified as to materiality shall be true and correct in all respects, and the representations and warranties of Seller and Parent contained in Article V that are not so qualified shall be true and correct in all material respects, at and as of the Closing Date with the same effect as though made at and as of the Closing Date, except that representations and warranties made as of, or in respect of, only a specified date or period shall be true and correct (or in all material respects, as applicable) in respect of, or as of, such date or period.

      8.2 Performance. Seller shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be performed or complied with by it on or prior to the Closing Date, including delivery of each deliverable specified in Section 4.2.

      8.3 HSR Act. Any waiting period (and any extension thereof) under the HSR Act applicable to the transactions contemplated hereby shall have expired or shall have been terminated and any other required approvals of a Governmental Authority shall have been obtained.

      8.4 Opinion. Buyer shall have received on the Closing Date an opinion, dated the Closing Date, of counsel for Seller, in form and substance reasonably satisfactory to Buyer.

      8.5 Related Agreements. Each of Seller and Parent shall have executed (to the extent it is a party thereto) and delivered this Agreement, the Security Agreement, the Note, a bill of sale and a trademark assignment agreement, in each case in a form reasonably satisfactory to Buyer and Seller.

      8.6 Seller Closing Certificates. Buyer shall have received on the Closing Date a certificate dated the Closing Date, signed by the President of Seller, confirming the matters set forth in Section 8.1 and stating that Seller has complied with all the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied by Seller on or prior to the Closing Date. Buyer shall have received a Secretary's or Assistant Secretary's Certificate of Seller, dated as of the Closing Date, attaching resolutions authorizing the transactions and certifying the Charter and Bylaws of Seller and otherwise in a form reasonably satisfactory to Buyer.

      8.7 Parent Closing Certificates. Buyer shall have received on the Closing Date a certificate dated the Closing Date, signed by the Senior Vice President, Business Affairs of Parent, confirming the matters set forth in Section 8.1 and stating that Parent has complied with all the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied by Parent on or prior to the Closing Date. Buyer shall have received a Secretary's Certificate of Parent, dated as of the Closing Date, attaching resolutions authorizing the transactions and certifying the Charter and Bylaws of Parent and otherwise in a form reasonably satisfactory to Buyer.

      8.8 Absence of Governmental Orders. No temporary or permanent Governmental Order shall be in effect that prohibits or makes unlawful consummation of the transactions contemplated hereby or that is reasonably likely to have a Material Adverse Effect.

                                   ARTICLE IX
                     CONDITIONS TO THE OBLIGATIONS OF SELLER

            The obligations of Seller to effect the transactions contemplated herein shall be subject to the fulfillment, satisfaction or waiver, on or before the Closing Date, of each of the following conditions:

      9.1 Accuracy of Representations and Warranties. The representations and warranties of Buyer contained in Article VI that are qualified as to materiality shall be true and correct in all respects, and the representations and warranties of Buyer contained in Article VI that are not so qualified shall be true and correct in all material respects, at and as of the Closing Date with the same effect as though made at and as of the Closing Date, except that representations and warranties made as of, or in respect of, only a specified date or period shall be true and correct (or in all material respects, as applicable) in respect of, or as of, such date, or period.

      9.2 Performance. Buyer shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be performed or complied with by it on or prior to the Closing Date, including delivery of each deliverable specified in Section 4.3.

      9.3 HSR Act. Any waiting period (and any extension thereof) under the HSR Act applicable to the transactions contemplated hereby shall have expired or shall have been terminated and any other required approvals of a Governmental Authority shall have been obtained.

      9.4 Opinion. Seller shall have received on the Closing Date an opinion, dated the Closing Date, of counsel for Buyer, in form and substance reasonably satisfactory to Seller.

      9.5 Related Agreements. Buyer shall have executed and delivered this Agreement, the Security Agreement, the Note, a bill of sale and a trademark assignment agreement, in each case in a form reasonably satisfactory to Buyer and Seller.

      9.6 Closing Certificates. Seller shall have received on the Closing Date a certificate dated the Closing Date, signed by the President of Buyer, confirming the matters set forth in Section 9.1 and stating that Buyer has complied with all the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied by Buyer on or prior to the Closing Date. Seller shall have received a Secretary's Certificate of Buyer, dated as of the Closing Date, attaching resolutions authorizing the transactions and certifying the Charter and Bylaws of Buyer and otherwise in a form reasonably satisfactory to Seller.

      9.7 Absence of Governmental Orders. No temporary or permanent Governmental Order shall be in effect that prohibits or makes unlawful consummation of the transactions contemplated hereby or that is reasonably likely to result in a material adverse effect on the operations, results of operations or condition (financial or otherwise) of Buyer or on the ability of Buyer to perform its obligations under this Agreement and the agreements contemplated hereby.

      9.8 Consent of Preferred Stock Holders. Buyer shall have received on or prior to the Closing Date, and delivered copies thereof to Seller on the Closing Date, the consent of the holders of the outstanding Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock to the issuance of any Equity Securities upon a conversion or exchange of the Note in the forms attached hereto as Exhibit C.

                                   ARTICLE X
                                 INDEMNIFICATION

      10.1 Survival. All representations and warranties of Seller, Parent and Buyer and their Affiliates contained in this Agreement (including all schedules and exhibits hereto and thereto and all certificates, documents, instruments and undertakings furnished pursuant to this Agreement) shall survive the consummation of the transactions contemplated hereby for eighteen (18) months unless such representations and warranties expire earlier by their terms, except that any theretofore unasserted Tax Claim, ERISA Claims, claims under environmental laws ("Environmental Claims") or the WARN Act shall expire ninety
(90) days after the applicable period under the statute of limitations relating to such claim has expired. All indemnification obligations of Seller, Parent and Buyer in this Agreement (including all schedules and exhibits thereto and all certificates, documents, instruments and undertakings furnished pursuant to this Agreement), other than indemnity obligations arising in respect of Tax Claims, ERISA Claims, Environmental Claims, Retained Liabilities, the WARN Act or the covenants described in the last sentence of this Section 10.1, shall survive for eighteen (18) months. All indemnity obligations of Seller and Parent in this Agreement arising in respect of Tax Claims, ERISA

Claims, Environmental Claims or the WARN Act shall survive until ninety (90) days after the applicable period under the statute of limitations for such Tax Claim, ERISA Claim, Environmental Claim or the WARN Act has expired. Except as set forth in the preceding sentence, all indemnification obligations of Seller and Parent in this Agreement arising in respect of any Retained Liability shall survive for three (3) years after the Closing Date. It is understood that if any claim for any indemnification obligation is made pursuant to the terms of this Agreement prior to the expiration of the applicable survival period, then the indemnification obligation in respect of such claim shall not expire until such claim is resolved. Unless otherwise specified in the terms of such covenant in
Article VII or elsewhere in this Agreement, all of the covenants in such Article VII or elsewhere in this Agreement (including without limitation, Sections 7.1, 7.5(iii), 7.6, 7.9, 7.10, 12.9, 12.13 and the applicable portion of Section 7.2) shall survive the execution, delivery and performance of this Agreement.

      10.2 Indemnification by Seller and Parent.

            (a) Except as otherwise limited by this Article X, each of Seller and Parent, shall indemnify, severally and jointly, and hold harmless Buyer, its subsidiaries and Affiliates, any assignee or successor thereof, and each officer, director, employee, agent and representative of each of the foregoing (collectively, the "Buyer Indemnified Parties") from and against, and pay or reimburse the Buyer Indemnified Parties for, any and all losses, Actions, Liabilities, damages, claims, costs and expenses (including reasonable expenses of investigation and legal fees and costs in connection therewith), interest, awards, judgments, penalties and Encumbrances suffered or incurred by any of the Buyer Indemnified Parties (hereinafter a "Buyer Loss"), subject to Section 10.2(b) below, arising out of or resulting directly or indirectly from:

                  (i) any breach of any representation or warranty of Seller, Parent or their respective Affiliates in this Agreement (including all schedules and exhibits hereto and thereto and all certificates, documents, instruments and undertakings furnished pursuant to this Agreement or made in connection herewith or therewith);

                  (ii) any breach of any covenant, obligation or agreement of Seller, Parent or their respective Affiliates in this Agreement (including all schedules and exhibits hereto and thereto and all certificates, documents, instruments and undertakings furnished pursuant to this Agreement or made in connection herewith and therewith); and

                  (iii) any Retained Liability.

            (b) Neither Seller nor Parent shall be obligated to indemnify any Buyer Indemnified Party for any Buyer Loss in excess of $9,898,627.11 (or, if an adjustment occurs pursuant to Section 2.3 of this Agreement, the outstanding principal amount of the Note as of July 6, 2000) in the aggregate or such lesser amount as described below, provided that any Buyer Loss arising solely out of or resulting directly from any Retained Liability, Tax Claim, ERISA Claim, Environmental Claim or claim under the WARN Act (including any interest and penalties suffered or incurred by any Buyer Indemnified Party in connection therewith and any reasonable expenses of investigation and legal fees and costs incurred in connection therewith) (collectively, "Uncapped Losses") shall not be subject to the $9,898,627.11 (or, if an adjustment occurs pursuant to Section
2.3 of this Agreement, the outstanding principal amount of the Note as of

July 6, 2000) limit (or the other limitations described in Section 10.2(b) or
Section 10.2(c)) and shall not be considered in determining whether the $9,898,627.11 (or, if an adjustment occurs pursuant to Section 2.3 of this Agreement, the outstanding principal amount of the Note as of July 6, 2000) limit has been reached. Under no circumstances shall Seller or Parent be required to deliver to any Buyer Indemnified Party cash in respect of any indemnification obligations for any Buyer Loss (other than for Uncapped Losses) in excess of all cash payments received by the Seller or Parent under this Agreement, the Security Agreement and the Note plus the amount of cash received by such Person in respect of any sale or transfer of, or dividend or distribution on, the Note or the Equity Securities or other securities or assets received in exchange for or upon conversion of the Note or Equity Securities or in respect of any assignment of this Agreement, the Security Agreement or the Note. Also, under no circumstances shall Seller or Parent be required to deliver to any Buyer Indemnified Party for any indemnification obligations for any Buyer Loss (other than for Uncapped Losses) any property of either Seller or Parent other than the cash provided under the preceding sentence, the Note and any Equity Securities or other securities or assets issued to Seller on exchange or conversion of the Note or Equity Securities, in each case, to the extent such Note, Equity Securities or other securities or assets have not been transferred or sold.

            (c) To the extent Seller or Parent is obligated to indemnify any Buyer Indemnified Party for any Buyer Loss (other than an Uncapped Loss) (a "Seller Indemnification Obligation"), then Buyer shall have the option to have the Seller Indemnification Obligation satisfied in any of the following ways or any combination thereof: (A) Buyer may require Seller or Parent to deliver up to an amount of cash to any Buyer Indemnified Party to satisfy the Seller Indemnification Obligation equal to all cash payments received by the Seller or Parent under this Agreement, the Security Agreement and the Note plus the amount of cash received by such Person in respect of any sale or transfer of, or dividend or distribution on, the Note or the Equity Securities or other securities or assets received in exchange for or upon conversion of the Note or Equity Securities or in respect of any assignment of this Agreement, the Security Agreement or the Note, but subject to the limitations set forth in the last two sentences of Section 10.2(b) above, if applicable; (B) to the extent any principal is still outstanding under the Note , Buyer may require Seller to reduce the outstanding principal amount under the Note and accrued and unpaid interest thereon (by revising Schedule I of the Note appropriately) by up to the amount of the Seller Indemnification Obligation or (C) to the extent Seller or Parent has received any Equity Securities or other securities or assets whether as a result of the conversion or exchange of, sale or transfer or, or dividend or distribution on, all or any portion of the Note or any Equity Securities, Buyer may require Seller or Parent to return such number of Equity Securities or other securities or assets to Buyer up to the amount of the Seller Indemnification Obligation divided by the greater of (a) the purchase price per Equity Security of the Equity Securities paid by Seller (as such purchase price may be adjusted as a result of stock splits, conversions, exchanges, dividends, mergers, consolidations, reorganizations, recapitalizations or other corporate transactions as provided pursuant to the terms of the document governing such Equity Securities whether as a result of antidilution provisions or otherwise) on the date Seller returns such Equity Securities (or with respect to any other securities or assets, such amount of other securities or assets having a fair market value equal to the amount of the Seller Indemnified Obligations (such fair market value as determined by the parties or an independent expert appointed by the parties (whose expenses are shared equally by Buyer and Seller)) and (b) if such Equity Securities or other securities are traded on a securities exchange or the Nasdaq

National Market System the average of the closing price of the Equity Securities or other securities on such exchange over a ten-day period ending three days prior to the date the Seller Indemnification Obligations becomes due and payable by Seller or Parent. Notwithstanding the foregoing, the Seller or Parent may elect to settle an indemnification obligation at any time by delivering cash to the Buyer Indemnified Party. To the extent the limitations set forth in the last two sentences of Section 10.2(b) are not applicable as a result of the application of Section 10.2(d), then Seller shall pay in cash to any Buyer Indemnified Party in satisfaction of any Seller Indemnification Obligation an amount equal to the difference between (x) $9,898,627.11 (or, if an adjustment occurs pursuant to Section 2.3 of this Agreement, the outstanding principal amount of the Note as of July 6, 2000) and (y) (1) all cash payments received by the Seller or Parent under this Agreement, the Security Agreement and the Note plus the amount of cash received by such Person in respect of any sale or transfer of, or dividend or distribution on, the Note or the Equity Securities or other securities or assets received in exchange for or upon conversion of the Note or the Equity Securities or in respect of any assignment of this Agreement, the Security Agreement or the Note and paid in satisfaction of any Seller Indemnification Obligation, (2) any reduction in the outstanding principal amount under the Note in satisfaction of any Seller Indemnification Obligation and (3) the purchase price paid by the Seller for the Equity Securities or other securities or assets transferred in satisfaction of any Seller Indemnification Obligation (as calculated under Section 10.2(c) above). All Uncapped Losses shall be settled by Seller and Parent by delivery of cash to any Buyer Indemnified Party.

            (d) Seller and Parent understand and acknowledge that, in addition to any other transfer restrictions on the Note and the Equity Securities issuable upon conversion or exchange thereof, until Buyer's rights under this
Article X terminate pursuant hereto, Seller may not sell, assign, transfer, dispose of, or grant any option with respect to, such Note or Equity Securities to any Person other than any Affiliate of Seller (provided that such Affiliate shall agree to be bound by similar transfer restrictions) (x) on or prior to the second anniversary of the Closing Date without the prior written consent of Buyer and (y) after the second anniversary of the Closing Date without the prior written consent of Buyer (which consent shall not be unreasonably withheld) in each case, except for (i) a sale or other transfer for cash equal to or greater than the outstanding principal amount of the Note being transferred or the purchase price paid by the Seller for the Equity Securities being transferred (as calculated under Section 10.2(c) above), as the case may be; (ii) a sale or other transfer of the Note or the Equity Securities on or prior to the second anniversary of the Closing Date without the consent of Buyer provided that the limitations in the last two sentences of Section 10.2(b) shall no longer apply or (iii) a sale or other transfer of the Note or the Equity Securities after the second anniversary of the Closing Date without the consent of Buyer (which consent shall not be unreasonably withheld) provided that the limitations in the last two sentences of Section 10.2(b) shall no longer apply.

      10.3 ERISA Claims. Seller and Parent shall severally and jointly, indemnify Buyer for any obligation, liability or cost associated with any plan, program or agreement relating to or for the benefit of employees of the Business or any employees of Seller of any member of Seller's "controlled group" as defined in Section 414(b), (c), (n) or (o) including, but not limited to retirement plans, stock option plans, health and welfare plans, multi-employer plans, employment, consulting or independent contractor agreements, bonus plans, collective bargaining agreements and severance plans (the "Employer Plans") and any obligation, liability or cost associated with any labor or employment issue or dispute, in each case as incurred or associated with period prior to the Closing ("ERISA Claims").

      10.4 Indemnification by Buyer. Except as otherwise limited by this Article X, Buyer shall indemnify and hold harmless Seller, Parent, their subsidiaries and Affiliates, any assignee or successor thereof, and each officer, director, employee, agent and representative of each of the foregoing (collectively, the "Seller Indemnified Parties") from and against, and pay or reimburse the Seller Indemnified Parties for, any and all losses, Actions, Liabilities, damages, claims, costs and expenses (including reasonable expenses of investigation and legal fees and costs in connection therewith), interest, awards, judgments, penalties and Encumbrances suffered or incurred by any of the Seller Indemnified Parties (hereinafter a "Seller Loss"), up to $9,898,627.11 (or, if an adjustment occurs pursuant to Section 2.3 of this Agreement, the outstanding principal amount of the Note as of July 6, 2000) in the aggregate, arising out of or resulting directly or indirectly from:

            (a) any breach of any representation or warranty of Buyer or its Affiliates in this Agreement (including all schedules and exhibits hereto and thereto and all certificates, documents, instruments and undertakings furnished pursuant to this Agreement or made in connection herewith and therewith); and

            (b) any breach of any covenant, obligation or agreement of Buyer or its Affiliates in this Agreement (including all schedules and exhibits hereto and thereto and all certificates, documents, instruments or undertakings furnished pursuant to this Agreement or made in connection herewith and therewith).

            Buyer shall not be obligated to indemnify any Seller Indemnified Party for any Seller Losses in excess of $9,898,627.11 (or, if an adjustment occurs pursuant to Section 2.3 of this Agreement, the outstanding principal amount of the Note as of July 6, 2000) in the aggregate. Buyer shall pay all indemnification obligations under this Section 10.4 in cash.

      10.5 General Indemnification Provisions.

            (a) For the purposes of this Section 10.5, the term "Indemnitee" shall refer to the Person or Persons indemnified, or entitled, or claiming to be entitled, to be indemnified, pursuant to the provisions of Section 10.2, 10.3 or 10.4, as the case may be; the term "Indemnitor" shall refer to the Person having the obligation to indemnify pursuant to such provisions; and "Losses" shall refer to Seller Losses or Buyer Losses, as the case may be.

            (b) Within a reasonable time following the determination thereof, an Indemnitee shall give the Indemnitor written notice of any matter which such Indemnitee has determined has given rise to a right of indemnification under this Agreement stating the amount of the Loss, if known, and method of computation thereof, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises (subject to the last sentence of this subsection). The obligations and Liabilities of any party under this Article X with respect to Losses arising from claims, assertions, events or proceedings of any third party (including claims by any assignee or successor of the Indemnitee or any Governmental Authority), which are subject to the indemnification provided for in this

Article X ("Third Party Claims") shall be governed by and be subject to the following additional terms and conditions: If any Indemnitee shall receive written notice of any Third Party Claim, the Indemnitee shall promptly give the Indemnitor written notice of such Third Party Claim (subject to the last sentence of this subsection) and shall permit the Indemnitor, at its option, to participate in the defense of such Third Party Claim by counsel of its own choice and at its expense. If the Indemnitor acknowledges in writing its obligation to indemnify the Indemnitee hereunder against any Loss (without limitation) that may result from such Third Party Claim, then the Indemnitor shall be entitled, at its option, to assume and control the defense against such Third Party Claim at its expense and through counsel of its choice if it gives written notice of its intention to do so to the Indemnitee within 15 calendar days of the receipt of notice of such Third Party Claim from Indemnitee, unless, in the reasonable opinion of counsel for the Indemnitee, there is a conflict or a potential conflict of interest between the Indemnitee and the Indemnitor in such Action, in which event the Indemnitee shall be entitled to direct the defense of such Action with separate counsel of its choice reasonably acceptable to the Indemnitor. The reasonable fees and expenses of any such separate counsel shall be borne by the Indemnitor. In the event that the Indemnitor exercises its right to undertake the defense against any such Third Party Claim as provided above, the Indemnitee shall cooperate with the Indemnitor in such defense and make available to the Indemnitor, at Indemnitor's expense, all witnesses, pertinent records, materials and information in its possession or under its control reasonably relating thereto as is required by the Indemnitor. Similarly, in the event the Indemnitee is, directly or indirectly, conducting the defense against any Third Party Claim, the Indemnitor shall cooperate with the Indemnitee in such defense and make available to it all witnesses, pertinent records, materials and information in its possession or under its control reasonably relating thereto as is reasonably required by the Indemnitee. No such Third Party Claim, except the settlement thereof which involves (i) the payment of money only either by a party other than the Indemnitee or for which the Indemnitee is totally indemnified (without limitation) by the Indemnitor, (ii) the unconditional release from all related liability of the Indemnitee, (iii) the imposition of no condition or limitation on Indemnitee's on-going business and (iv) no adverse impact on Indemnitee's reputation, may be settled by the Indemnitor without the written consent of the Indemnitee. In the event that an Indemnitee reasonably determines, and gives notification to the Indemnitor, that the failure to resolve a Third Party Claim is having a material adverse effect on the Indemnitee's ongoing business, and as a result the Indemnitee wishes to propose a settlement of the Third Party Claim and the third party will unconditionally release the Indemnitor from any and all Liabilities relating to or arising from such Third Party Claim, then the Indemnitor shall not unreasonably withhold its consent to such settlement; provided, however that this provision shall not apply if the Indemnitee is entitled to direct the defense of such Action pursuant to this Section and the Indemnitee has exercised such right. If the Indemnitor does not consent to such settlement, the Indemnitee may settle the Third Party Claim on the terms proposed without discharging the Indemnitor from its liability hereunder with respect to such Third Party Claim. The foregoing notwithstanding, the failure of any Indemnitee to give any notice required to be given hereunder shall not affect such Indemnitee's right to indemnification hereunder except to the extent the Indemnitor from whom such indemnity is sought shall have been actually and materially prejudiced in its ability to defend the claim or action for which such indemnification is sought by reason of such failure.

            (c) Payment by an Indemnitee to a third party with respect to a Loss shall not affect such Indemnitee's rights to indemnification pursuant to this
Article X.

                                   ARTICLE XI
                                   TAX MATTERS

      11.1 Allocation of Purchase Price. As soon as practicable after the Closing Date, and in any event within sixty (60) days of such date, Buyer shall prepare and submit to Seller a computation of the sale price of the Assets in accordance with the terms hereof and the allocation of such sale price among such Assets. Seller and its Affiliates shall have full opportunity to review such allocation for twenty (20) days after receipt of such allocation from Buyer. Seller may dispute any items in the allocation. Unless Seller delivers notice to Buyer on or prior to the 20th day after receipt by Seller of the allocation specifying any dispute with the allocation, Seller shall be deemed to have accepted and agreed to the allocation, and the allocation shall be final. If Seller so notifies Buyer of any objection to the allocation, Seller and Buyer shall, within ten (10) days following such notice of dispute, attempt to resolve their differences and any resolution by them as to any disputed items shall be final, conclusive and binding on the parties. If at the end of the resolution period there remain any disputed items, then all such remaining disputed items shall be submitted to an independent third party mutually acceptable to both parties for resolution. Such independent party shall resolve any disputed items within twenty (20) days of its appointment thereby and resolution by such independent party shall be conclusive, binding and final on the parties hereto. For purposes of determining Buyer's basis in the Assets and gain or loss recognized by Seller with respect to the sale of the Assets to Buyer, Buyer and Seller covenant and agree that the aggregate purchase price shall be allocated by them and their Affiliates among the Assets consistent with the allocation, and the parties further agree that they and their Affiliates shall file all Tax returns and related forms (including, without limitation, Form 8594) in accordance with the final allocation and shall not make any inconsistent written statement or take any inconsistent position on any Tax returns, in any refund claims, or during the course of any Internal Revenue Service or other Tax audit.

      11.2 Taxes Relating to Transactions Contemplated by This Agreement. The responsibility for all sales and use Taxes imposed in connection with the transfer of the Assets, whether such Taxes are assessed initially against Seller or Buyer or any Affiliate of Buyer, shall reside with Seller.

                                  ARTICLE XII
                               GENERAL PROVISIONS

      12.1 Fees and Expenses. Each party will pay all fees and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.

      12.2 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested), or sent by facsimile transmission, (confirmation received) to the parties at the following addresses and facsimile transmission numbers (or at such other address or number for a party as shall be specified by like notice), except that notices after the giving of which there is a designated period within which to perform an act and notices of changes of address or number shall be effective only upon receipt:

      (a)   If to Seller or Parent:

            iVillage Inc.
            212 5th Avenue
            New York, New York 10010
            Attention:  Steven A. Elkes,
                        Senior Vice President, Business Affairs
            Telecopy No.:  (212) 689-9513
            Telephone No.:  (212) 206-3106

            with a copy to:

            iVillage Inc.
            212 5th Avenue
            New York, New York 10010
            Attention:  Michael A. Gilbert,
                        Associate General Counsel
            Telecopy No.:  (212) 689-9834
            Telephone No.:  (212) 206-3167

      (b)   if to Buyer:

            Babygear.com
            10 West 33rd Street, Suite 400
            New York, New York 10001
            Attention:  Preston Bealle, President and CEO
            Telecopy No.: (212) 736-3578
            Telephone No.: (212) 736-2600

            with a copy to:

            Paul, Weiss, Rifkind, Wharton & Garrison
            1285 Avenue of the Americas
            New York, New York 10019-6064
            Attention: John C. Kennedy, Esq.
            Telecopy No.:  (212) 757-3990
            Telephone No.:  (212) 373-3000

      12.3 Disclosure Schedule. The Disclosure Schedule shall be divided into sections corresponding to the sections and subsections of this Agreement. Disclosure of any matter in the Disclosure Schedule shall not be deemed to imply that such matter is or is not material. Disclosure of any matter in the Disclosure Schedule shall not constitute an admission or raise any inference that such matter constitutes a violation of law or an admission of liability or facts supporting liability.

      12.4 Interpretation.

            (a) When a reference is made in this Agreement to Sections, subsections, Schedules or Exhibits, such reference shall be to a Section, subsection, Schedule or Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The word "herein" and similar references mean, except where a specific Section or Article reference is expressly indicated, the entire Agreement rather than any specific Section or Article. The table of contents and the headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Except as otherwise expressly provided herein, all monetary amounts referenced in this Agreement shall mean U.S. dollars.

      12.5 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of statute, law, regulation, Governmental Order or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. In such event, any such term or provision shall be deemed, without further action on the part of the parties hereto, modified, amended and limited to the extent necessary to render the same and the remainder of this Agreement valid, enforceable and lawful.

      12.6 Assignment. This Agreement may not be assigned by any party without the prior written consent of the other parties, provided that this Agreement may be assigned to any entity which acquires all or substantially all of the assets or stock of a party hereto or which survives a statutory merger or consolidation of such party. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of Buyer, Seller and Parent.

      12.7 No Third-Party Beneficiaries. Other than as set forth in Sections 10.2, 10.3 and 10.4, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

      12.8 Amendment, Other Remedies and Waiver.

            (a) This Agreement may not be amended, modified or waived except by an instrument in writing signed by Seller, Parent and Buyer.

            (b) The rights and remedies of the parties to this Agreement are cumulative and not alternative of any other remedy conferred hereby or by law or equity, and the exercise of any remedy will not preclude the exercise of any other.

            (c) Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by law, (i) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (ii) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

      12.9 Further Assurances. Each of Buyer, Seller and Parent agrees to (a) cooperate fully with the other party, and to cause its Affiliates to cooperate fully, (b) execute and cause such Affiliates to execute such further instruments, documents and agreements, and (c) give such further written assurances as may be reasonably requested by Buyer or Seller, as the case may be, to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement. If at any time and from time to time after the Closing Date (without limitation as to time or otherwise) Buyer reasonably determines that all of Seller's rights, title and interests in and to an Asset have failed to be fully transferred and conveyed in accordance with this Agreement to Buyer or an Affiliate thereof, as the case may be, then Seller shall cause such Asset to be transferred and conveyed to Buyer or an Affiliate thereof in accordance with this Agreement as soon as reasonably practicable after notice from Buyer to Seller. If requested by Buyer, Seller or Parent shall prosecute or otherwise enforce in its own name for the benefit of Buyer any claims, rights or benefits that are transferred to Buyer and its Affiliates by this Agreement and that require prosecution or enforcement in the name of Seller. Any prosecution or enforcement of claims, rights or benefits under this Section 12.9 shall be solely at Buyer's expense, unless the prosecution or enforcement is made necessary by a material breach of this Agreement by Seller. Following the Closing Date, Seller shall refer to Buyer or its Affiliates, as appropriate, as promptly as practicable, any telephone calls, letters, orders, notices, requests, inquiries and other communications relating to the Assets and the Business.

      12.10 Mutual Drafting. This Agreement is the joint product of Buyer and Seller and each provision hereof has been subject to the mutual consultation, negotiation and agreement of Buyer and Seller and shall not be construed for or against any party hereto.

      12.11 Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to its choice of law principles). Each of the parties hereto irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, and (b) the United States District Court for the Southern District of New York, for the purposes of any Action arising out of this Agreement or any transaction contemplated hereby. Each of the parties hereto agrees to commence any Action relating hereto either in the United States District Court for the Southern District of New York, in the Supreme Court of the State of New York. Each of the parties hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth in Section 12.2 shall be effective service of process for any Action in New York with respect to any matters to which it has submitted to jurisdiction in this Section 12.11. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any Action arising out of this Agreement or any transaction contemplated hereby in (i) the Supreme Court of the State of New York, or (ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action brought in any such court has been brought in an inconvenient forum.

      12.12 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

      12.13 Public Announcements. Neither Buyer, Seller, Parent nor the representatives of either of them shall issue to the media any news release or other public announcement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other parties hereto. The foregoing notwithstanding, any such news release or other public announcement may be made if required by applicable law including, without limitation, the Exchange Act, provided that the party required to make such news release or other public announcement shall confer with the other party concerning the timing and content of such news release or other public announcement before the same is made. Buyer and Seller will consult with each other concerning the means by which employees, customers and suppliers and others having dealings with Seller with respect to the Business will be informed of the transactions contemplated hereby, and Buyer shall be allowed to have present for any such communication a representative of Buyer.

      12.14 Entire Agreement. This Agreement, together with all schedules (including, without limitation the Disclosure Schedule) and exhibits hereto, and the documents and instruments and other agreements among the parties delivered pursuant hereto constitute the entire agreement and supersede all prior agreements and undertakings, both written and oral, among Buyer, Seller and Parent with respect to the subject matter hereof and are not intended to confer upon any other Person any rights or remedies hereunder, except as otherwise expressly provided herein.

            IN WITNESS WHEREOF, Buyer and Seller have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                            iBABY, INC.,
                              a Delaware corporation

                            By:  /s/ Steven A. Elkes
                                 -------------------------------------
                                 Name: Steven A. Elkes
                                 Title: Chief Executive Officer

                            iVILLAGE INC.,
                              a Delaware corporation

                            By:  /s/ Steven A. Elkes
                                 -------------------------------------
                                 Name: Steven A. Elkes
                                 Title: Senior Vice President, Business Affairs

                            BABYGEAR.COM, INC.,
                              a Delaware corporation

                            By:  /s/ Preston Bealle
                                 -------------------------------------
                                 Name: Preston Bealle
                                 Title: President and Chief Executive Officer

                                    EXHIBIT A

                           Form of Security Agreement

                                                                 EXECUTION COPY

                               SECURITY AGREEMENT

            This Security Agreement is made as of July 6, 2000 between iBaby, Inc., a Delaware corporation ("Pledgee"), and Babygear.com, Inc. a Delaware corporation ("Pledgor").

Recitals

            WHEREAS, pursuant to Pledgor's desire to purchase all of the rights, title and interests of Pledgee in and to Assets pursuant to the Asset Purchase Agreement dated as of July 6, 2000 (as amended, supplemented or otherwise modified from time to time, the "Purchase Agreement"), between Pledgor, Pledgee and iVillage Inc., a Delaware corporation, and the agreement between Pledgee and Pledgor that the consideration to be paid for such Assets shall be in the form of a US$9,898,627.11 convertible promissory note (the "Note"); and

            WHEREAS, Pledgee requires, and Pledgor is willing, as a condition to the consummation of the transactions contemplated by the Purchase Agreement, to grant to the Pledgee, for the benefit of Pledgee, a security interest in 100% of the inventory being transferred as part of the Assets on the date hereof, as will be set forth on Schedules I and II of Disclosure Schedule Section 2.1 of the Purchase Agreement and as may be adjusted by the Inventory Schedule prepared pursuant to Section 2.3 of the Purchase Agreement (the "Closing Inventory"), except for any intellectual property, including without limitation customer lists, goodwill, know-how and other trade secrets, software, patents, copyrights, trademarks and domain names, if any, as partial security for the payment and performance by Pledgor of all of the obligations of Pledgor now or hereafter existing under the Note (the "Secured Obligations") by executing and delivering this Agreement; provided, however, that the Closing Inventory shall, when in the possession of Pledgor, be held separate and apart from the other inventory of Pledgor and shall be clearly marked and identified as security for the benefit of Pledgee.

            NOW, THEREFORE, in consideration of the mutual premises and covenants herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor hereby agrees with the Pledgee as follows:

            1. Definitions.

            "Agreement" shall mean this Security Agreement, including all amendments, modifications and supplements to the extent executed in accordance with the provisions hereof, and shall refer to this Agreement as the same may be in effect at the time such reference becomes operative.

      Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Purchase Agreement. Except as otherwise specifically provided in this Agreement, the singular of any term shall include the plural, and vice versa, the use of any term shall be equally applicable to any gender, "or" shall not be exclusive, and "including" shall not be limiting or exclusive, and any reference to a "Section" shall refer to the relevant Section of this Agreement.

            2. Creation and Description of Security Interest. Pledgor hereby pledges to the Pledgee, and grants to the Pledgee a security interest in Pledgor's right, title and interest in and to the Closing Inventory (collectively, the "Pledged Collateral") until the termination of this Agreement; provided, however that the Pledgee shall acquire a security interest only in such Pledged Collateral in an amount equal to the total cost of the Closing Inventory as of the date hereof and as listed under the columns titled
(i) "total cost" on Schedule I of Disclosure Schedule Section 2.1 of the Purchase Agreement and (ii) "ext.cost" on Schedule II of Disclosure Schedule
Section 2.1 of the Purchase Agreement and as may be adjusted by the Inventory Schedule prepared pursuant to Section 2.3 of the Purchase Agreement, provided, however, that the Closing Inventory shall, when in the possession of Pledgor, be held separate and apart from the other inventory of Pledgor and shall be clearly marked and identified as security for the benefit of Pledgee and that there shall be no encumbrance on any other inventory of Pledgor. Until the termination of this Agreement pursuant to Section 8 hereof, this Agreement and the Pledged Collateral secure the prompt payment and performance when due of each and every obligation that constitutes a part of the Secured Obligations of Pledgor.

            3. Pledgor's Representations and Covenants. To induce Pledgee to enter into this Agreement, Pledgor represents and covenants to Pledgee, its successors and assigns, as follows:

                  (a) Payment of Indebtedness. Pledgor will pay the principal sum of the Note secured hereby, together with interest thereon, at the time and in the manner provided in the Note.

                  (b) Encumbrances. Assuming that the Pledgor takes possession of the Closing Inventory free and clear of all Encumbrances, Pledgor is the sole owner of the Pledged Collateral and the Pledged Collateral is free of all Encumbrances (other than the Encumbrances hereunder or Encumbrances otherwise created by the Pledgee) and Pledgor will not further encumber the Pledged Collateral without the prior written consent of Pledgee.

                  (c) Authorization. Pledgor has the corporate right and capacity to pledge the Pledged Collateral to the Pledgee as provided herein.

                  (d) Binding Obligation. This Agreement has been duly executed and delivered by Pledgor and constitutes the legal, valid and binding obligation of Pledgor, enforceable in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

            The representations and warranties set forth in this Section 3 shall survive the execution and delivery of this Agreement.

            4. Pledgor covenants and agrees that as of the date hereof and until the Termination Date:

                  (a) Transfer and Other Liens. Prior to the repayment in full in cash of $2,474,656.78 (or, if an adjustment occurs pursuant to Section 2.3 of the Purchase Agreement, one quarter of the outstanding principal amount of the Note as of July 6, 2000) of the Note, unless the Pledgee gives its prior written consent, Pledgor will not (a) sell, assign (by operation of law or otherwise), transfer or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, or (b) create or suffer to exist any Encumbrance or grant a security interest in or upon or with respect to, or otherwise encumber any of its rights in or to, any of the Pledged Collateral; provided, however, that Pledgor may sell, assign, transfer or dispose of all or any part of the Pledged Collateral consistent with Pledgor's current practices or Pledgee's prior practice of selling its inventory without Pledgee's consent if the gross proceeds received from such sale, assignment, transfer or disposition of Closing Inventory set forth on Schedule I of Disclosure Schedule Section 2.1 less the total cost of any such Closing Inventory sold, assigned, transferred or otherwise disposed of as listed under the column titled "total cost" of Schedule I of Disclosure Schedule Section 2.1 of the Purchase Agreement (as may be adjusted under Section 2.3 of the Purchase Agreement) are used by the Pledgor to prepay the Note in accordance with Section 4(b) below.

                  (b) Release of Pledged Collateral Upon Sale. Pledged Collateral that is required to be released by Pledgee from the pledge and security interest created by this Agreement in order to permit the Pledgor to consummate any such permitted sale, assignment, transfer or disposition shall be so released by the Pledgee at such times and to the extent necessary to permit the Pledgor to consummate such permitted transactions. Pledgor shall on the tenth day of each month provide to Pledgee a written report of each permitted transaction that occurred in the prior month stating the type and amount of Pledged Collateral sold, the total consideration received, the total cost of the Pledged Collateral sold as calculated using the amounts listed under the column titled "total cost" of Schedule I of Disclosure Schedule Section 2.1 of the Purchase Agreement and as may be adjusted by the Inventory Schedule prepared pursuant to Section 2.3 of the Purchase Agreement and the amount to be remitted to Pledgee pursuant to clause (a) above. In addition, on the tenth day of each month, Pledgor shall pay to Pledgee the amount due to Pledgee as set forth in the report delivered to Pledgee by Pledgor pursuant to this clause (b). All payments made pursuant to the terms of this clause (b) shall be paid by check in U.S. dollars and shall be delivered to Pledgee at its address specified in
Section 13 of this Agreement. The Pledgee shall execute and deliver to the Pledgor any documents requested to be executed by it by the Pledgor that are reasonably necessary to release the Pledged Collateral of record pursuant to any permitted transaction described in clause (a) above.

                  (c) Further Assurances; Creation and Preservation of Lien. Pledgor will, at its expense, promptly execute, acknowledge and deliver all such instruments and take all such action as the Pledgee, from time to time, may reasonably request in order to ensure to the Pledgee the benefits of the liens in and to the Pledged Collateral intended to be created by this Agreement and to protect any pledge or security interest granted or purported to be granted hereby or to enable the Pledgee to exercise and enforce its rights and remedies hereunder with respect to the Pledged Collateral.

                  (d) Title. Pledgor has and will defend the title to the Pledged Collateral and the liens of the Pledgee thereon against the claim of any Person and will maintain and preserve such liens until such liens are realized in accordance with the terms hereof or until the Termination Date.

            5. Default. Pledgor shall be deemed to be in Default of the Note and of this Agreement in the event:

                  (a) Payment of principal or interest on the Note shall be delinquent for a period of ten (10) days or more; or

                  (b) Pledgor fails to perform any of the covenants set forth in the Note or contained in this Agreement for a period of thirty (30) days after written notice thereof from Pledgee.

            Upon the occurrence and during the continuance of an event of Default, as set forth above, (i) Pledgee shall have the right to accelerate payment of the Note upon notice to Pledgor and (ii) Pledgee shall thereafter be entitled to pursue its remedies as a secured party under the New York Commercial Code and Pledgee is hereby authorized and empowered to transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, and to the extent such Default is a payment default under the Note to sell the Pledged Collateral in one or more sales after at least ten (10) days' written notice of the time and place of any public sale or of the time after which a private sale is to take place (which notice Pledgor agrees is commercially reasonable), in each case subject to any limitations or restrictions imposed by applicable law. Subject to the limitations previously set forth in this Section 5, any sale of the Pledged Collateral shall be made at a public or private sale at a place to be named in the notice of sale, either for cash or upon credit or for future delivery at such price as the Pledgee may deem fair, and, to the extent permitted by applicable law, the Pledgee may be the purchaser of the whole or any part of the Pledged Collateral so sold, and hold the same thereafter in their own right free from any claim of Pledgor or any right of redemption. The Pledgee reserves the right to reject any and all bids at such sale which, in its reasonable discretion, it shall deem inadequate. Demands of performance, notices of sale, advertisements and the presence of property at sale are hereby waived, and any sale hereunder may be conducted by an auctioneer or any officer or agent of the Pledgee.

            If, at the original time or times appointed for the sale of the whole or any part of the Pledged Collateral, the highest bid shall be inadequate to discharge in full the Recoverable Amount if there be but one sale, or if the Pledged Collateral be offered for sale in lots, if at any of such sales the highest bid for the lot offered for sale would indicate to the Pledgee, in its reasonable discretion, the unlikelihood of the proceeds of the sales of the whole of the Pledged Collateral being sufficient to discharge in full the Recoverable Amount, the Pledgee may, on one or more occasions and in its reasonable discretion, postpone any of said sales by public announcement at the time of sale or the time of previous postponement of sale, and no other notice of such postponement or postponements of sale need be given, any other notice being hereby waived. For purposes hereof, "Recoverable Amount" means the difference between (x) $2,474,656.78 (or, if an adjustment occurs pursuant to Section 2.3 of the Purchase Agreement, one quarter of the outstanding principal amount of the Note as of July 6, 2000) plus the amount of any accrued and unpaid interest due on such principal amount of the Note and (y) all previously paid cash prepayments of the Note paid by Pledgor; provided, however, that

Recoverable Amount shall not include any fees, costs, expenses incurred by Pledgee pursuant to this Section 5 and Section12.

            In the event of any sales under this Section 5, the Pledgee shall, after deducting all costs and expenses of every kind (including reasonable attorneys' fees and disbursements) for care, safekeeping, collection, sale, delivery or otherwise, apply the residue of the proceeds of the sales up to the Recoverable Amount to the payment or reduction, either in whole or in part, of the Secured Obligations in accordance with Section 6 and the agreements and instruments governing and evidencing such Secured Obligations, returning the surplus, if any, to Pledgor.

            The Pledgor waives notice of the creation, advance, increase, existence, extension, or renewal of, or of any indulgence with respect to, the Secured Obligations; waives presentment, demand, notice of dishonor, and protest; waives notice of the amount of the Secured Obligations outstanding at any time, notice of any Default, and all other notices respecting the Secured Obligations (except for any such notices that are required to be given to the Pledgor pursuant to the other provisions of this Agreement, the Purchase Agreement, the Note or by applicable law); and agrees that maturity of the Secured Obligations and any part thereof may be accelerated, extended, or renewed one or more times by the Pledgee, in its discretion, without notice to the Pledgor (except for any such notices that are required to be given to the Pledgor pursuant to the other provisions of this Agreement, the Purchase Agreement, the Note or by applicable law). The Pledgor waives (a) any claim that, as to any part of the Pledged Collateral, a public sale, should the Pledgee elect so to proceed, is, in and of itself, not a commercially reasonable method of sale for such Pledged Collateral, (b) except as otherwise provided in this Agreement, to the fullest extent not prohibited by applicable laws, notice or judicial hearing in connection with the Pledgee's disposition of any of the Pledged Collateral including any and all prior notice and hearing for any pre-judgment remedy or remedies and any such right that the Pledgor would otherwise have under the Constitution or any statute of the United States or of any state, and all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Pledgee's rights hereunder and (c) all rights of redemption, appraisal or valuation.

            To the extent permitted by law, Pledgor agrees that it will not interfere with any right, power or remedy of the Pledgee provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Pledgee of any one or more of such rights, powers or remedies. No failure or delay on the part of the Pledgee to exercise any such right, power or remedy, and no notice or demand which may be given to or made upon Pledgor by the Pledgee with respect thereto, shall operate as a waiver thereof, or limit or impair the Pledgee's right to take any action or to exercise any right, power or remedy hereunder, without notice or demand, or prejudice their rights against Pledgor in any respect.

            6. Application of Proceeds.

      After a Default, all cash proceeds received by the Pledgee in respect of any sale of, liquidation of or other realization upon all or any part of the Pledged Collateral shall first be applied by the Pledgee to the payment of the costs and expenses of such sale, including reasonable fees and expenses of the Pledgee's agents and counsel, and all reasonable expenses, liabilities and advances made or incurred by the Pledgee in connection therewith. All remaining cash proceeds received by the Pledgee up to the Recoverable Amount in respect of any sale of, liquidation of or other realization upon all or any part of the Pledged Collateral shall be applied by the Pledgee as follows:

                  (a) First, to the payment of that portion of the Secured Obligations consisting of accrued and unpaid interest, if any, on $2,474,656.78 of the principal amount of the Note (or, if an adjustment occurs pursuant to Section 2.3 of the Purchase Agreement, one quarter of the outstanding principal amount of the Note as of July 6, 2000);

                  (b) Next, to the payment of up to the Recoverable Amount of the Secured Obligations consisting of principal; and

                  (c) Next, to the payment of that remaining portion of the Secured Obligations consisting of principal.

      All cash proceeds received by the Pledgee in respect of any sale of, liquidation of or other realization upon all or any part of the Pledged Collateral and remaining after the application of the proceeds as set forth above, shall be paid to Pledgor, or to such person as the Pledgor may direct.

            7. Release of Collateral. There shall be released from this pledge a portion of the Pledged Collateral hereunder upon payments of the principal of the Note (or a written promise to pay all or a portion of the principal of the Note with the after-tax net proceeds of a sale of such Pledged Collateral). The amount of the Pledged Collateral which shall be released shall be the amount of Pledged Collateral which bears the same proportion to the initial amount of Pledged Collateral pledged hereunder as the payment of principal bears to the initial full principal amount of the Note.

            8. Term. This Agreement shall terminate (except as otherwise provided herein) on the earlier of (i) conversion of the Note pursuant to the terms of Paragraph 7(b) of the Note and (ii) the payment in cash of an aggregate of $2,474,656.78 (or, if an adjustment occurs pursuant to Section 2.3 of the Purchase Agreement, one quarter of the outstanding principal amount of the Note as of July 6, 2000) under the Note and upon the occurrence of such event, the Pledged Collateral shall be released from the liens and Encumbrances created hereby and Pledgor shall be entitled to the return of, and the Pledgee, upon such conversion or payment, shall return all of the Pledged Collateral at the time subject to this Agreement which may be in the Pledgee's custody hereunder and all instruments of assignment executed in connection therewith to Pledgor or such Person as the Pledgor may direct and all of Pledgor's liabilities hereunder shall at such time terminate. At the request and expense of Pledgor following any such termination, Pledgee shall execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination.

            9. Insolvency. Upon the occurrence of an Event of Default described in Paragraphs 4(f) or (g) of the Note, the Note shall accelerate pursuant to the terms of the Note and Pledgee may proceed under this Agreement as provided in the case of Default.

            10. Pledgee Liability. In the absence of bad faith, willful misconduct or negligence on the part of Pledgee, Pledgee shall not be liable to any party for any of his acts, or omissions to act, as Pledgee. Notwithstanding anything to the contrary in this Agreement, Pledgee's liability under this Agreement shall not exceed the lesser of (i) the sum of the Secured Obligations plus any reimbursements pursuant to Section 12 and (ii) the net proceeds received by the Pledgee upon any sale or other disposition of all or any part of the Pledged Collateral other than in the case of liabilities arising out of or related to bad faith, willful misconduct or negligence on the part of the Pledgee.

            11. Use of Agents. The Pledgee may execute any of its rights hereunder through an agent or other designee and shall be entitled to advice of counsel concerning all matters pertaining to its duties hereunder.

            12. Reimbursement. The Pledgor agrees to reimburse the Pledgee promptly for all reasonable expenses, including reasonable counsel fees, incurred by the Pledgee in connection with the enforcement of this Agreement upon an occurrence of a Default. Other than as set forth in the preceding sentence, neither the Pledgor nor any affiliate of Pledgor shall have any liability with respect to the expenses or fees of the Pledgee. This Section 12 shall survive any termination of this Agreement until such time as the amounts due under this Section 12 are paid in full in cash.

            13. Notices. All notices, requests, demands or other communications required or permitted under this Agreement shall be sent by courier or by facsimile transmission, to the parties hereto at their respective addresses set forth below, and notice shall be deemed given as of the date the notice is received if sent by courier or when transmitted if sent by facsimile:

            (a)     If to Pledgee:

                    iVillage Inc.
                    212 Fifth Avenue
                    New York, New York 10010
                    Attention:  Steven A. Elkes
                    Telecopy No.:  (212) 689-9513
                    Telephone No.:  (212) 206-3106

                    with a copy to:

                    iVillage Inc.
                    212 Fifth Avenue
                    New York, New York 10010
                    Attention:  Michael A. Gilbert
                    Telecopy No.:  (212) 689-9834
                    Telephone No.:  (212) 206-3167

            (b)     if to Pledgor:

                    Babygear.com, Inc.
                    10 West 33rd Street, Suite 400
                    New York, New York 10001
                    Attention:  Preston Bealle, President and CEO
                    Telecopy No.: (212) 736-3578
                    Telephone No.: (212) 736-2600

                    with a copy to:

                    Paul, Weiss, Rifkind, Wharton & Garrison
                    1285 Avenue of the Americas
                    New York, New York 10019-6064
                    Attention: John C. Kennedy, Esq.
                    Telecopy No.:  (212) 757-3990
                    Telephone No.:  (212) 373-3000

            Each of the above addressees may change its address for purposes of this Section 13 by giving to all other parties written notice of such new address in conformance with this paragraph.

            14. Invalidity of Particular Provisions. Pledgor and Pledgee agree that the enforceability or invalidity of any provision or provisions of this Agreement shall not render any other provision or provisions herein contained unenforceable or invalid.

            15. Successors or Assigns. Pledgor and Pledgee agree that all of the terms of this Agreement shall be binding on their respective successors and assigns, and that the terms "Pledgor" and "Pledgee" as used herein shall be deemed to include, for all purposes, the respective designees, successors, assigns, heirs, executors and administrators.

            16. Governing Law. This Agreement shall be interpreted and governed under the internal substantive laws, but not the choice of law rules, of New York.

            17. Section Titles. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

            18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same agreement.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

      "PLEDGOR"                          Babygear.com, Inc.,
                                         a Delaware corporation


                                         -------------------------------------
                                         Signature


                                         -------------------------------------
                                         Print Name


                                         -------------------------------------
                                         Title


      "PLEDGEE"                          iBaby, Inc.,
                                         a Delaware corporation


                                         -------------------------------------
                                         Signature


                                         -------------------------------------
                                         Print Name


                                         -------------------------------------
                                         Title

                                    EXHIBIT B

                        Form of Promissory Note of Buyer

                               BABYGEAR.COM, INC.
                           CONVERTIBLE PROMISSORY NOTE

                                                             New York, New York

US$9,898,627.11

                                                      July 6, 2000

THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH STATE SECURITIES LAWS,
(II) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (III) AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH STATE SECURITIES LAWS THAT IS AVAILABLE IF AN OPINION OF COUNSEL TO SUCH EFFECT IS DELIVERED TO BABYGEAR.COM, INC. IN A FORM THAT IS REASONABLY SATISFACTORY TO BABYGEAR.COM, INC. THE SECURITIES REPRESENTED BY THIS NOTE ARE ALSO SUBJECT TO THE TRANSFER RESTRICTIONS SET FORTH IN THE PURCHASE AGREEMENT (AS DEFINED HEREIN).

      1. Principal; Interest; Due Date.

            BABYGEAR.COM, INC. (the "Company"), a Delaware corporation, for value received, hereby promises to pay to iBaby, Inc., a Delaware corporation ("iBaby"), in lawful money of the United States at the address of iBaby set forth below, the principal amount of NINE MILLION EIGHT HUNDRED NINETY-EIGHT THOUSAND SIX HUNDRED TWENTY-SEVEN DOLLARS and ELEVEN CENTS ($9,898,627.11) which shall be due and payable in full together with any accrued and unpaid interest thereon on January 6, 2003 (the "Maturity Date"). If the Maturity Date is not a business day in New York, New York, such payment shall be due and payable on the next succeeding business day in New York, New York. Interest on the outstanding principal amount of this Note at a rate of 6.0% per annum, shall accrue from October 1, 2000 until the Maturity Date. Interest on this Note shall be due and payable on the Maturity Date other than pursuant to Paragraph 7(b). Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from October 1, 2000. The Company shall pay interest

(including post-petition interest in any proceeding under any bankruptcy law) on overdue principal from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any bankruptcy law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The outstanding principal amount and accrued and unpaid interest of this Note may be prepaid at any time by the Company.

      Terms used herein and not otherwise defined have the meanings assigned to them in the Asset Purchase Agreement, dated July 6, 2000, by and among the Company, iVillage Inc., a Delaware corporation, and iBaby (the "Purchase Agreement").

            This Note is being issued by the Company pursuant to Section 4.3 of the Purchase Agreement as payment of the Purchase Price payable by the Company to iBaby for the Assets. If an adjustment to the purchase price for the Assets occurs as a result of the application of Section 2.3 of the Purchase Agreement, the outstanding principal amount of this Note shall be adjusted upward or downward in accordance with such Section 2.3 of the Purchase Agreement, effective as of July 6, 2000. This Note may not be transferred except in accordance with the terms of the Purchase Agreement.

      2. Right of Set-Off. THE COMPANY SHALL HAVE THE RIGHT TO WITHHOLD AND SET-OFF AGAINST ANY AMOUNT DUE UNDER THIS NOTE THE AMOUNT OF ANY CLAIM FOR INDEMNIFICATION OR PAYMENT OF DAMAGES TO WHICH THE COMPANY MAY BE ENTITLED UNDER THE PURCHASE AGREEMENT, AS PROVIDED IN ARTICLE X THEREOF.

      3. Security. The obligations of the Company under this Note are secured by a pledge of up to 100% of the inventory being transferred as part of the Assets on the Closing Date and as listed on Schedules I and II to Disclosure Schedule
Section 2.1 of the Purchase Agreement and as may be adjusted by the Inventory Schedule prepared pursuant to Section 2.3 of the Purchase Agreement, pursuant to the terms and conditions of that certain Security Agreement of even date herewith between the Company and iBaby (the "Security Agreement"), and the terms of such Security Agreement are incorporated herein by reference. Notwithstanding the foregoing, the intellectual property assets shall not be subject to this
Section 3. Pursuant to Section 4 of the Security Agreement, prepayments on the principal amount of this Note may be required and shall be noted on Schedule I to this Note.

      4. Defaults and Remedies. An "Event of Default" shall mean the occurrence of one or more of the following described events: (a) the Company shall default in the payment when due of principal of or interest on this Note whether at maturity or otherwise; (b) material breach by the Company of its representations and warranties contained in the Purchase Agreement which is not cured within thirty (30) days after written notice from iBaby of such failure; (c) failure by the Company to comply with any of its other agreements in the Purchase Agreement or this Note for thirty (30) days after written notice from iBaby of such failure; (d) default by the Company under any agreement or instrument under which there may be issued or evidenced any financing with an aggregate outstanding principal amount of at least US$1.0 million, which default continues for at least thirty (30) days, whether such financing now exists, or is created after the Closing Date, if that default: (1) is caused by a failure to repay such financing at its stated final maturity (after giving effect to any applicable grace period provided in such financing); or (2) results in the acceleration of such financing prior to its stated final maturity; (e) failure by the Company to pay final judgments aggregating in excess of US$1.0 million which judgments are not paid, discharged or stayed for a period of thirty (30) days after such judgment or judgments become final and non-appealable; (f) a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) days; or (g) the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or for any substantial part of its property, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action in furtherance of any of the foregoing.

      If any Event of Default occurs and is continuing, iBaby may declare all of this Note to be due and payable immediately by written notice to the Company. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency described in clauses (f) and (g) above, this Note will become due and payable immediately without further action or notice. iBaby may waive any existing Event of Default and its consequences under the Purchase Agreement and this Note or rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all other existing Events of Default have been cured or waived.

      5. Attorneys' Fees. If the indebtedness represented by this Note or any part thereof is collected in bankruptcy, receivership or other judicial proceedings, or if this Note is placed in the hands of attorneys for collection after an Event of Default, the Company agrees to pay reasonable attorneys' fees and costs incurred by iBaby for the collection of payment under this Note.

      6. Amendment, Supplement and Waiver. This Note may be amended or supplemented only with the written consent of both iBaby and the Company, and any existing Event of Default or compliance by the Company with any provision of this Note may be waived with the consent of iBaby.

      7. Conversion.

            (a) In the event of the consummation of the Financing on or prior to September 30, 2000, the Company shall (i) prepay the Prepayment Amount (as defined below), which amount shall be delivered on the closing date of the Financing to iBaby by wire transfer of immediately available funds to an account or accounts designated in writing by iBaby; and (ii) prepay $2,474,656.78 of the outstanding principal amount of this Note (or, if an adjustment occurs pursuant to Section
2.3 of the Purchase Agreement, one quarter of the outstanding principal amount of this Note as of July 6, 2000) by delivering to iBaby a number of Equity Securities of the Company of the same type and class as and with the same rights, preferences and privileges as the Equity Securities issued in connection with the Financing (except that such Equity Securities shall be subject to set-off rights and transfer restrictions similar to those described in this Note and the Purchase Agreement and such other rights as are described in this Note) equal to $2,474,656.78 (or, if an adjustment occurs pursuant to Section 2.3 of the Purchase Agreement, one quarter of the outstanding principal amount of this Note as of July 6, 2000) divided by the purchase price per Equity Security paid by the investor(s) in the Financing provided that, if more than one financing constitutes the Financing, the $2,474,656.78 (or, if an adjustment occurs pursuant to Section 2.3 of the Purchase Agreement, one quarter of the outstanding principal amount of this Note as of July 6, 2000) shall be divided by the purchase price per Equity Security paid by the investor(s) in the most recently consummated financing generating at least $10.0 million that makes up the Financing, which shall be delivered to iBaby on the closing date of the most recent Financing in the form of stock certificates registered in the name of iBaby, Inc. In such event, this Paragraph 7 and Paragraphs 2, 8 and 10 shall cease to have any effect. The "Prepayment Amount" means the difference between
(x) $2,474,656.78 (or, if an adjustment occurs pursuant to Section 2.3 of the Purchase Agreement, one quarter of the outstanding principal amount of this Note as of July 6, 2000) and (y) all prepayments of this Note prior to the consummation of the Financing other than any prepayments for an adjustment pursuant to Section 2.3 of the Purchase Agreement.

            (b) In the event that the Financing is not consummated on or prior to September 30, 2000, this Note shall be automatically converted on September 30, 2000 in accordance with the terms of this Paragraph 7, into a number of Equity Securities of the Company of the same type and class as and with the same rights, preferences and privileges as the Equity Securities issued in connection with the Prior Equity Financing (as defined below) equal to $9,898,627.11 (or, if an adjustment occurs pursuant to Section 2.3 of the Purchase Agreement, the outstanding principal amount of this Note as of July 6, 2000), less any cash prepayments of this Note previously paid by the Company to iBaby, divided by the Purchase Price Per Share (as defined below), which shall be delivered to iBaby on the date of conversion of this Note in the form of stock certificates registered in the name of iBaby, Inc.; provided however that the Company also hereby grants to iBaby the right on the consummation date of any Financing of the Company occurring subsequent to September 30, 2000 and on or prior to March 31, 2001 (a "Subsequent Financing"), to convert, at iBaby's option, the number of such Equity Securities previously granted to iBaby pursuant to the provisions of this clause (b) equal to (A) $4,949,313.55 (or, if an adjustment occurs pursuant to Section 2.3 of the Purchase Agreement, one half of the outstanding principal amount of this Note as of July 6, 2000) plus (B) the Prepayment Amount divided by (C) the Purchase Price Per Share of the Equity Securities received by iBaby pursuant to this clause (b) into (i) cash equal to the Prepayment Amount, which amount shall be delivered to iBaby by wire transfer of immediately available funds to an account or accounts designated in writing by iBaby on the date of the consummation of such Financing; and (ii) a note in the principal amount of $4,949,313.55 (or, if an adjustment occurs pursuant to Section 2.3 of the Purchase Agreement, one half of the outstanding principal amount of this Note as of July 6, 2000), which shall be a full-recourse promissory note of the Company in the form of this Note excluding this Paragraph 7 and Paragraphs 2, 8 and 10 and delivered to iBaby on the consummation of such Financing. "Prior Equity Financing" means either (i) the issuance by the Company of Series B Convertible Preferred Stock of the Company in April 2000 or (ii) a subsequent equity financing of the Company in which the Company receives at least $10.0 million of gross proceeds and the purchase price per Equity Security paid by the investor(s) exceeds $10.91 (the purchase price paid per share of Series B Convertible Preferred Stock) if any such equity financing occurs on or prior to September 30, 2000. "Purchase Price Per Share" means (i) $10.91 with respect to the issuance of the Series B Convertible Preferred Stock and (ii) the purchase price per Equity Security paid by the investor(s) in any other Prior Equity Financing with respect to such Prior Equity Financing. If this Note is not converted on September 30, 2000 in accordance with the terms of this Paragraph 7(b), then this Note shall convert into a number of Equity Securities of the Company of the same type and class as and with the same rights, preferences and privileges as the Equity Securities issued in connection with the Prior Equity Financing equal to $9,898,627.11 (or, if an adjustment occurs pursuant to Section 2.3 of the Purchase Agreement, the outstanding principal amount of this Note as of July 6, 2000), plus any accrued and unpaid interest on the principal amount of this Note less any cash prepayments of this Note previously paid by the Company to iBaby, divided by the Purchase Price Per Share, in lieu of the number of Equity Securities this Note would have converted to on September 30, 2000 and shall otherwise have the other rights described in this Paragraph 7(b).

            (c) Whenever the Company proposes to consummate a Financing, the Company will give prompt written notice thereof to iBaby at least twenty (20) days before the proposed consummation date.

            (d) The Company shall, or shall direct its transfer agent to, issue certificates evidencing the shares of the Equity Securities issuable upon the conversion of this Note after it shall have received an executed stock subscription agreement prepared by the Company and reasonably satisfactory to iBaby from iBaby in customary form and any other necessary subscription documents prepared by the Company in a form reasonably satisfactory to iBaby either (i) upon delivery of this Note to the Company or its transfer agent for cancellation and conversion, or (ii) upon iBaby notifying the Company or its transfer agent that such Note has been lost, stolen or destroyed and executing an agreement to indemnify the Company from any loss incurred by it in connection with such Note. The person or persons entitled to receive securities issuable upon such conversion shall be treated for all purposes as the record holder or holders of such securities on such date. In addition, iBaby agrees to enter into the appropriate registration rights agreement in the form agreed to in the Financing or Prior Equity Financing, as appropriate, provided that iBaby will have the same rights and privileges as each other holder of the same class of Equity Securities held by iBaby, other than such additional rights that are granted to iBaby under the terms of this Note and certain transfer restrictions as referred to in the Purchase Agreement and certain set-off rights as set forth in Section 10.2 of the Purchase Agreement.

            (e) No fractional shares or scrip representing fractional shares shall be issued upon the prepayment or conversion of this Note pursuant to this Paragraph 7. With respect to any fraction of a share, an amount equal to such fraction shall be multiplied by the price per share paid in the Financing or Prior Equity Financing, as appropriate, and shall be paid in cash by wire transfer of immediately available funds to iBaby.

            (f) The Equity Securities issued under this Paragraph 7 will be "restricted securities" under the Securities Act of 1933, as amended (the "Act"), and under any applicable regulations thereunder. The Equity Securities may not be resold, pledged or otherwise transferred without registration under the Act except pursuant to an exemption from registration. iBaby understands (i) that the Equity Securities will not be registered under the Act or any state securities or "blue-sky" laws by reason of their issuance in a transaction exempt from the registration requirements of the Act or any state securities or "blue-sky" laws, (ii) that the Equity Securities must be held indefinitely unless a subsequent disposition thereof is registered under the Act or any state securities or "blue-sky" laws or is exempt from such registration, (iii) that in the event that the Financing is consummated on or prior to September 30, 2000, iBaby shall have the same registration rights with respect to the Equity Securities as granted to an investor in that Financing, and that if the Financing is not consummated on or prior to September 30, 2000 and this Note is converted, the Equity Securities issued to iBaby shall have the registration rights granted to the Equity Securities in the Prior Equity Financing, and (iv) that the certificate(s) evidencing the shares of the Equity Securities will be imprinted with a legend that restricts their transfer substantially as set forth below unless they are registered or such registration is not required.

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH STATE SECURITIES LAWS, (II) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (III) AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH STATE SECURITIES LAWS THAT IS AVAILABLE IF AN OPINION OF COUNSEL TO SUCH EFFECT IS DELIVERED TO BABYGEAR.COM, INC. IN A FORM THAT IS REASONABLY SATISFACTORY TO BABYGEAR.COM, INC. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO

            SUBJECT TO THE TRANSFER RESTRICTIONS SET FORTH IN THE PURCHASE AGREEMENT, DATED JULY 6, 2000, BY AND AMONG BABYGEAR.COM, INC., iBABY, INC. AND iVillage INC."

      8. Adjustments. In the event that prior to the issuance by the Company of the Equity Securities to iBaby, there shall be any change in the outstanding capital stock of the Company by reason of subdivision or combination of the Company's outstanding capital stock, or by reason of a dividend or distribution of shares of capital stock of the Company, the Equity Securities issuable upon conversion of this Note and the purchase price therefor shall be appropriately adjusted (but without regard to fractions) by the Board of Directors of the Company to reflect such change.

      9. Merger or Consolidation. (a) In case of any (i) consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change in the outstanding capital stock of the Company), (ii) sale of all or substantially all of the assets of the Company or
(iii) transaction similar to those described in clauses (i) or (ii) above, on or prior to September 30, 2000 and prior to the consummation of the Financing, the corporation formed by such consolidation or merger or purchasing such assets shall execute and deliver to iBaby a new convertible note in the form of this Note providing that iBaby shall have the right thereafter (until the payment in full of such new note) to receive, upon conversion of such new note, the kind and amount of shares and stock and other securities, cash and property a holder of this Note would have received upon conversion of this Note if such conversion occurred immediately prior to such consolidation, merger, sale or transfer. Such new note shall provide for adjustments which shall be identical to the adjustments provided in Paragraph 8 and shall otherwise be identical to this Note.

      (b) In case of (i) any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change in the outstanding capital stock of the Company), (ii) sale of all or substantially all of the assets of the Company or (iii) transaction similar to those described in clauses (i) or (ii) above, subsequent to any conversion of this Note as provided in Paragraph 7 and at a time when a note from the Company to iBaby remains outstanding, the corporation formed by such consolidation or merger or purchasing such assets shall execute and deliver to iBaby a new note in the form of this Note excluding Paragraphs 2, 7 and 8 and for the amount outstanding under this Note immediately prior to such merger, consolidation or sale of assets.

      (c) The above provisions of this Paragraph 9 shall similarly apply to successive consolidations or mergers.

      10. Reservation of Stock. On the date hereof, the Company shall have obtained the consent of the holders of the outstanding Series A Convertible Preferred Stock and

Series B Convertible Preferred Stock to the transactions contemplated by the Purchase Agreement, the Security Agreement and this Note including the issuance of any Equity Securities upon a conversion or exchange of this Note, and there shall be no contractual restriction on the Company's ability to issue and deliver on conversion or exchange of this Note such shares of Equity Securities. On the date the Company issues any Equity Securities to iBaby, the Company will reserve and keep available, solely for the issuance and delivery upon the conversion of such Equity Securities, such shares of securities, as from time to time shall be issuable upon the conversion of the Equity Securities. The Company covenants that all Equity Securities which may be issued upon conversion of this
Note in accordance with the terms of this Note will, upon issuance, be duly and validly issued, fully paid and nonassessable, and free from all taxes, liens, charges and security interests with respect to the issue thereof.

      11. Notices. All notices, requests, demands or other communications required or permitted under this Note shall be sent by courier or by facsimile transmission, to the parties hereto at their respective addresses set forth below, and notice shall be deemed given as of the date the notice is received if sent by courier or when transmitted if sent by facsimile:

            (a)   If to iBaby:

                  iVillage Inc.
                  212 Fifth Avenue
                  New York, New York 10010
                  Attention:  Steven A. Elkes
                  Telecopy No.:  (212) 689-9513
                  Telephone No.:  (212) 206-3106

                  with a copy to:

                  iVillage Inc.
                  212 Fifth Avenue
                  New York, New York 10010
                  Attention:  Michael A. Gilbert
                  Telecopy No.:  (212) 689-9834
                  Telephone No.:  (212) 206-3167

            (b)   if to the Company:

                  Babygear.com, Inc.
                  10 West 33rd Street, Suite 400
                  New York, New York 10001
                  Attention:  Preston Bealle, President and CEO
                  Telecopy No.: (212) 736-3578
                  Telephone No.: (212) 736-2600
                  with a copy to:

                  Paul, Weiss, Rifkind, Wharton & Garrison
                  1285 Avenue of the Americas
                  New York, New York 10019-6064
                  Attention: John C. Kennedy, Esq.
                  Telecopy No.:  (212) 757-3990
                  Telephone No.:  (212) 373-3000

Each of the above addressees may change its address for purposes of this Paragraph 11 by giving to all other parties written notice of such new address in conformance with this paragraph.

      12. Waivers. To the fullest extent permitted by law, the Company hereby waives presentment, demand for performance, notice of non-performance, protest, notice of protest and notice of dishonor. No delay on the part of iBaby in exercising any right hereunder shall operate as a waiver of such right or any other right.

      13. Governing Law; Consent to Jurisdiction. This Note shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to its choice of law principles). Each of the parties hereto irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, and (b) the United States District Court for the Southern District of New York, for the purposes of any Action arising out of this Note or any matter referred to in this Note. Each of the parties hereto agrees to commence any Action relating hereto either in the United States District Court for the Southern District of New York or in the Supreme Court of the State of New York. Each of the parties hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth in Paragraph 11 shall be effective service of process for any Action in New York with respect to any matters to which it has submitted to jurisdiction in this Paragraph 13. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any Action arising out of this Agreement or any transaction contemplated hereby in (i) the Supreme Court of the State of New York, or (ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action brought in any such court has been brought in an inconvenient forum.

      14. Parties in Interest. This Note shall bind the Company and its successors and assigns. Nothing in this Note, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Note on any Persons other than the parties to it and their respective successors, legal representatives and assigns, nor is anything in this Note intended to relieve or discharge the obligation or liability of any third Persons to any party to this Note, nor shall any provisions give any third Persons any rights of subrogation or action over or against any party to this Note.

      15. Paragraph Headings, Construction. The headings of Paragraphs in this Note are provided for convenience only and will not affect its construction or interpretation. All references to "Paragraph" or "Paragraphs" refer to the corresponding Paragraph or Paragraphs of this Note unless otherwise specified.

      16. Severability. If any provision in this Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Note will remain in full force and effect. Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

      All words used in this Note will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the words "hereof" and "hereunder" and similar references refer to this Note in its entirety and not to any specific paragraph or subparagraph hereof.

IN WITNESS WHEREOF, the Company has executed and delivered this Note as of the date first stated above.

                              BABYGEAR.COM, INC.


                              By:
                                 ----------------------------------
                                 Name: Preston Bealle
                                 Title: President and Chief Executive Officer


      Accepted and Agreed to:

      iBaby, Inc.

      By:
         ---------------------
         Name: Steven A. Elkes
        Title: Chief Executive Officer

                                   SCHEDULE I

--------------------------------------------------------------------------------

         Amount of               Amount    Amount    Running   Running
         Increase                  of        of      Unpaid    Unpaid
            of       Amount of  Principal Interest  Principal  Interest Notation
 Date    Principal  Prepayment   Prepaid   Prepaid   Balance   Balance   Made By
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------

                                    EXHIBIT C

                   Form of Consent of Preferred Stock Holders

                               BABYGEAR.COM, INC.

         Written Consent of the Series A Stockholders In Lieu of Meeting

            The undersigned, holding a majority of the shares of Series A Convertible Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock"), of Babygear.com, Inc., a Delaware corporation (the "Corporation"}, hereby consent, pursuant to Section 228 of the General Corporation Law of the State of Delaware and pursuant to Article IV, Section B(5)(C) and any other section of the Corporation's Amended and Restated Certificate of Incorporation, to the purchase by the Corporation of certain assets of iBaby, Inc., a Delaware corporation ("iBaby"), pursuant to an Asset Purchase Agreement by and among the Corporation, iVillage Inc., a Delaware corporation ("iVillage"), and iBaby, substantially in the form attached hereto as Exhibit A (the "Asset Purchase Agreement"), the issuance of a convertible promissory note in favor of iBaby by the Corporation, substantially in the form attached hereto as Exhibit B (the "Note"), and the issuance in the future of equity securities of the Corporation to iBaby upon conversion of, or in exchange for, the Note, in accordance with the terms thereof and of the Asset Purchase Agreement.

            Without limiting the foregoing, the undersigned agree that they will enter into an amendment or consent to the Amended and Restated Registration Rights Agreement, dated as of March 3, 2000, among the Corporation, the undersigned and the other stockholders of the Corporation, as amended on April 7, 2000, in a form reasonably acceptable to the undersigned, to grant iBaby registration rights to the extent contemplated by the Note and the Asset Purchase Agreement in accordance with the issuance of any Equity Securities (as defined in the Asset Purchase Agreement).

            This consent may be executed in counterparts and all so executed shall constitute one consent, notwithstanding that the stockholders holding a majority of the shares of Series A Preferred Stock are not signatories to the original or the same counterpart.

            This consent shall be filed with the minutes of the Corporation.

            Dated:

                              VANTAGEPOINT VENTURE
                              PARTNERS III (Q), L.P.

                              By: VantagePoint Venture Associates III,
                                  L.L.C., Its General Partner

                                  By:
                                     -----------------------------------------
                                     Name:
                                     Title:

                              VANTAGEPOINT VENTURE
                              PARTNERS III, L.P.

                              By: VantagePoint Venture Associates III,
                                  L.L.C., Its General Partner

                                  By:
                                     -----------------------------------------
                                     Name:
                                     Title:

                              BABYGEAR.COM, INC.

         Written Consent of the Series B Stockholders In Lieu of Meeting

            The undersigned, holding a majority of the shares of Series B Convertible Preferred Stock, par value $0.01 per share (the "Series B Preferred Stock"}, of Babygear.com, Inc., a Delaware corporation (the "Corporation"), hereby consent, pursuant to Section 228 of the General Corporation Law of the State of Delaware and pursuant to Section 7(c) and any other section of the Certificate of Designations of the Series B Preferred Stock, to the purchase by the Corporation of certain assets of iBaby, Inc., a Delaware corporation ("iBaby"), pursuant to an Asset Purchase Agreement by and among the Corporation, iVillage Inc., a Delaware corporation ("iVillage"), and iBaby, substantially in the form attached hereto as Exhibit A (the "Asset Purchase Agreement"), the issuance of a convertible promissory note in favor of iBaby by the Corporation, substantially in the form attached hereto as Exhibit B (the "Note"), and the issuance in the future of equity securities of the Corporation to iBaby upon conversion of, or in exchange for, the Note, in accordance with the terms thereof and of the Asset Purchase Agreement.

            Without limiting the foregoing, the undersigned agrees that it will enter into an amendment or consent to the Amended and Restated Registration Rights Agreement, dated as of March 3, 2000, among the Corporation, the undersigned and the other stockholders of the Corporation, as amended on April 7, 2000, in a form reasonably acceptable to the undersigned, to grant iBaby registration rights to the extent contemplated by the Note and the Asset Purchase Agreement in connection with the issuance of any Equity Securities (as defined in the Asset Purchase Agreement).

            This consent may be executed in counterparts and all so executed shall constitute one consent, notwithstanding that the stockholders holding a majority of the shares of Series B Preferred Stock are not signatories to the original or the same counterpart.

            This consent shall be filed with the minutes of the Corporation.

Dated:

                                  GRUNER + JAHR PRINTING & PUBLISHING CO.

                                  By:
                                     -----------------------------------
                                      Name:
                                      Title:

                     GRUNER + JAHR PRINTING & PUBLISHING CO.

            Notwithstanding any provisions of the Stock Purchase Agreement, dated as of April 7, 2000, by and between Gruner+Jahr Printing & Publishing
Co. (the "Company") and Babygear.com., Inc. ("Babygear") or any other agreements between the Company and Babygear, the undersigned hereby consents to the execution, delivery and performance of:

            i) Asset Purchase Agreement, dated as of July [6], 2000, by and among Babygear., iBaby, Inc. and iVillage Inc.;

            ii) Online Merchant Agreement, dated as of July [6], 2000, by and between Babygear and iVillage Inc.;

            iii) Sponsorship Agreement, dated as of July [6], 2000, by and between Babygear and iVillage Integrated Properties, Inc.; and

            vi) Lamaze Sponsorship Agreement, dated as of July |6| 2000, by and between Babygear and Lamaze Publishing Company.

                                  GRUNER + JAHR PRINTING & PUBLISHING CO.

                                  By:
                                     -----------------------------------
                                      Name:
                                      Title:
Dated:

                               Disclosure Schedule

Section 2.1 Assets

1.    Trademarks and Service Marks:

--------------------------------------------------------------------------------
Registration Number         Registration Date          Trademark or Service Mark
--------------------------------------------------------------------------------
2,209687                    12/8/1998                  IBABY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Application Number          Application Date           Trademark or Service Mark
--------------------------------------------------------------------------------
75/738,052                  6/28/1999                  IBABY
--------------------------------------------------------------------------------
75/738,055                  6/28/1999                  IBABY
--------------------------------------------------------------------------------
75/738,054                  6/28/1999                  IBABY
--------------------------------------------------------------------------------
75/738,050                  6/28/1999                  IBABY
--------------------------------------------------------------------------------
75/738,583                  6/28/1999                  IBABY
--------------------------------------------------------------------------------
75/738,053                  6/28/1999                  IBABY
--------------------------------------------------------------------------------
75/738,051                  6/28/1999                  IBABY
--------------------------------------------------------------------------------
75/462,652                  4/6/1998                   IBABY
--------------------------------------------------------------------------------
75/462,548                  4/6/1998                   IBABY
--------------------------------------------------------------------------------
75/462,547                  4/6/1998                   INTERNET BABY
--------------------------------------------------------------------------------
75/462,531                  4/6/1998                   INTERNET BABY
--------------------------------------------------------------------------------
75/264,837                  3/27/1997                  INTERNET BABY
--------------------------------------------------------------------------------

2.    Domain Names: iBaby.com and internetBaby.com

3. Inventory - See Schedules I and II attached hereto for a list of inventory being transferred pursuant to this Agreement. To the extent legally permissible, all of such Inventory is being transferred with all currently existing manufacturer's warranties and any other existing claims against manufacturers; Buyer shall have the right to enforce such warranties and/or claims in Seller's place from and after the Closing Date. If any manufacturer's warranty or other existing claim cannot be transferred, Seller agrees to enforce any such warranty and claim in accordance with the instructions of Buyer and at

      Buyer's expense, and to provide Buyer with all the benefits received in respect of such warranties or claims.

4. Hardware and Software - See Schedule III attached hereto for a list of hardware and software being transferred pursuant to this Agreement; provided however that to the extent Seller needs to have access to such hardware and software during the thirty-day transition period to fulfill its obligations under Section 7.3 of this Agreement such hardware and software shall be transferred at the end of such thirty-day period. To the extent legally permissible, all of such hardware and software is being transferred with all currently existing manufacturers warranties and any other existing claims against manufacturers; Buyer shall have the right to enforce such warranties and/or claims in Seller's place from and after the Closing Date. If any manufacturer's warranty or other existing claim cannot be transferred, Seller agrees to enforce any such warranty and claim in accordance with the instructions of Buyer and at Buyer's expense, and to provide Buyer with all the benefits received in respect of such warranties or claims.

5. Subject to Section 7.1 of this Agreement, All books, records, invoices and other documents relating to any of the foregoing Assets; provided however that to the extent Seller needs to have access to such books, records, invoices and other documents during the thirty-day transition period to fulfill its obligations under Section 7.3 of this Agreement such books, records, invoices and other documents shall be transferred at the end of such thirty-day period.

Section 2.5(a) No Assignment in Certain Circumstances

      1. Shopping Channel Promotional Agreement, dated as of June 16, 1999 between America Online, Inc. and iVillage Inc.

      2. SNAP Promotion Agreement, dated as of November 6, 1998 between Snap! LLC and iVillage Inc.

      3. Linkshare Network (Trademark) Membership Agreement for Merchants, dated April 1999 by and between Linkshare Corporation and iVillage Inc.

      4. Internet Retail Establishment Agreement, dated October 15, 1999 by and between Citicorp Credit Services, Inc. and iVillage Inc.

Section 5.2(b) Authorizations

None.

Section 5.3 Non-Contravention

None.

Section 5.5(a) Title to Assets

None.

Section 5.8 Taxes

Seller has not filed federal, state and local income tax returns for 1998 or 1999; provided however that Seller has filed and was granted an extension for the filing of federal, state and local income Tax returns for 1999. Seller is not required to file any property tax returns. Seller does not believe that any federal, state or local income Tax liability for 1998 and 1999 described above would have a Material Adverse Effect.

Section 5.12 Employees and Employee Plans

Cigna Healthcare
Cigna Dental
Vision Service Plan
Cigna Short Term Disability
Cigna Long-Term Disability
Cigna Healthcare and Dependent Care Flexible Spending Accounts
Fidelity Advisors 401(k) Savings Plan

Section 5.22 Website Traffic Information

See Schedule IV attached hereto for a copy of the information provided by Seller to Buyer with respect to traffic on Seller's website.

Sections 6.2(a) and 6.2(b) Authorizations and Section 6.3 Non-Contravention

Depending upon the form of the Equity Securities to be issued by the Buyer to Seller pursuant to the terms of the Note, (i) the Board of Directors of the Buyer may need to approve the issuance of any such Equity Securities to the Seller and an amendment to the Certificate of Incorporation of Buyer (or a certificate of designations) to create such Equity Securities, (ii) the Buyer may need to file an amendment to the Certificate of Incorporation (or a certificate of designations) with the Secretary of State of the State of Delaware and (iii) the Buyer may need to enter into an amendment or consent to the Registration Rights Agreement, dated as of February 1, 2000, by and among the Buyer and the Schedule A Investors, the Schedule B Investors and the Schedule C Investors listed therein, as amended and restated on March 3, 2000 and further amended on April 7, 2000 in order to provide registration rights to Seller in respect of the Equity Securities.

                                   Schedule I

                       to Disclosure Schedule Section 2.1


Product Inventory as of 6-26-00
------------------------------------------------------------------------------------------------------------------------------------
Manufacturer                    Product Name               SKU                   Cost   Quantity     Total Cost          Total Value
------------------------------------------------------------------------------------------------------------------------------------
Lamaze
----------------------
Lamaze                Butterfly In The Sky                97702                  $2.24     917        $2,054.08           $6,409.83
Lamaze                Clutch Cube                         97211                  $6.50     328        $2,132.00           $4,247.60
Lamaze                Discovery Book                      97307                  $4.50      82          $369.00             $733.90
Lamaze                Discovery Farm                      97704                  $3.47     924        $3,206.28          $13,850.76
Lamaze                Flip-Flop Activity Blocks           97219                 $10.00      88          $880.00           $1,755.60
Lamaze                Foot Finders                        97202                  $4.00     223          $892.00           $1,772.85
Lamaze                Goldilocks and the Three Bears      97762                  $5.50     990        $5,445.00           $6,722.10
Lamaze                Humpty Dumpty                       97742                  $2.96     982        $2,906.72          $10,792.18
Lamaze                In My House                         97723                  $2.39     869        $2,076.91           $6,943.31
Lamaze                Inchworm                            97104                  $7.50     377        $2,827.50           $5,636.15
Lamaze                Little Red Riding Hood              97761                  $2.14     890        $1,904.60           $7,111.10
Lamaze                Look Baby!                          97701                  $2.73     848        $2,315.04           $7,623.52
Lamaze                Lullaby Ellie Pull-Down Musica      97111                 $10.00      70          $700.00           $1,396.50
Lamaze                Music Box                           97106                  $7.50     192        $1,440.00           $2,870.40
Lamaze                My First Fish Bowl                  97313                 $10.00     106        $1,060.00           $2,114.70
Lamaze                Noisy Baby                          97722                  $2.50     872        $2,180.00           $7,839.28
Lamaze                Peek A Boo Puppet                   97308                  $7.50     159        $1,192.50           $2,377.05
Lamaze                Peekaboo Zoo                        97741                  $2.40     885        $2,124.00           $7,513.65
Lamaze                Push 'N Pop Magic Box               97405                  $5.00     108          $540.00           $1,074.60
Lamaze                Puzzle Ball                         97303                  $7.50      29          $217.50             $433.55
Lamaze                Rattle Grip & Grab                  97210                  $5.00      46          $230.00             $457.70
Lamaze                Rolly Cow                           97214                  $7.50     101          $757.50           $1,509.95
Lamaze                Sea Fun Bath Set                    97409                  $8.50      79          $671.50           $1,339.05
Lamaze                Soft Sorter                         97309                 $10.00     397        $3,970.00           $7,920.15
Lamaze                Soft Star                           97107                  $6.50     125          $812.50           $1,618.75
Lamaze                Special Introductory Offer Vol      ALLAGES               $34.00      62        $2,108.00           $1,673.38
Lamaze                Special Introductory Offer Vol      INTRO                 $36.00       7          $252.00             $188.93
Lamaze                Squishie Fishy                      97724                  $3.11     852        $2,649.72           $7,659.48
Lamaze                Stacking Rings                      97302                 $10.00     751        $7,510.00          $11,249.98
Lamaze                Star Shapes                         97703                  $2.34     714        $1,670.76           $4,990.86
Lamaze                Teach Me Taxi                       97408                 $12.50      54          $675.00           $1,347.30
Lamaze                Teddy's Toy Box                     97721                  $2.15     973        $2,091.95           $6,801.27
                                                                           ------------        -------------------------------------
Lamaze                                                                          14,100               $59,862.06         $145,975.43
                                                                           ------------        -------------------------------------
Chicco
----------------------
Chicco                Activity Spinner                    65783                  $2.50     477        $1,192.50           $2,838.15
Chicco                Baby Country Farm                   65786                  $2.49     379          $943.71           $2,255.05
Chicco                Basic Stroller - Bunny              67999-57             $115.00      16        $1,840.00           $2,879.20
Chicco                Bear City Activity Center           66935                 $15.88     483        $7,670.04          $19,295.85
Chicco                Chicco Mamma High Chair - Pete      68270-50             $110.00      14        $1,540.00           $2,239.30
Chicco                Denim Single Stroller               67762-91             $158.00      25        $3,950.00           $4,499.00
Chicco                Electronic Guitar                   66387                  $7.65     406        $3,105.90           $5,265.82
Chicco                Flip 'N' Play Table                 67120                 $18.83     461        $8,680.63          $16,111.95
Chicco                Happy Color Banana                  65403                  $3.46     461        $1,595.06           $3,203.95
Chicco                Happy Color Carrot                  65284                  $2.59     485        $1,256.15           $3,370.75
Chicco                Hook-On High Chair with Carry       68272-50              $31.00       8          $248.00             $399.60
Chicco                Little Hand and Foot Teether        66852                  $1.03     420          $432.60           $1,239.00
Chicco                Magic Spinner                       66147                  $2.50     475        $1,187.50           $2,826.25
Chicco                Mamma High Chair - Chamir           68270-09             $110.00      21        $2,310.00           $3,358.95
Chicco                Mamma High Chair - White            67738-30             $110.00      40        $4,400.00           $6,398.00
Chicco                Math & Magic                        66586                 $14.99     489        $7,330.11          $18,068.55
Chicco                Modo Blocks Base                    67101                  $7.04     442        $3,111.68           $8,817.90
Chicco                Musical Bears Roller                65946                  $3.03     421        $1,275.63           $3,346.95
Chicco                Pop-Up Talking Farm                 66097                 $12.71     360        $4,575.60          $10,782.00
Chicco                Roly Puzzle Bear                    66153                  $3.12     480        $1,497.60           $2,836.80

Chicco                Soft Stacking Rings                 66073                  $4.75     479        $2,275.25           $5,245.05
Chicco                Spazio High Chair - Blues           64479-23              $55.00      47        $2,585.00           $4,227.65
Chicco                Spin and Turn Shape Sorter          66101                  $8.20     462        $3,788.40           $6,920.76
Chicco                Super Recorder                      65682                 $12.23     478        $5,845.94          $12,882.10
Chicco                Zoo House Shape Sorter              63590                  $5.95     471        $2,802.45           $4,224.87
                                                                           ------------        -------------------------------------
Chicco                                                                           8,300               $75,439.75         $153,533.45
                                                                           ------------        -------------------------------------
Fisher Price
----------------------
Fisher Price          1-2-3 Potty                         79329                 $10.99       1           $10.99              $12.55
Fisher Price          1-2-3 Sing-Along Puppy(TM)          71298                 $19.99      37          $739.63           $1,108.15
Fisher Price          Activity Center                     71175                  $9.99       1            $9.99              $14.95
Fisher Price          Activity Table                      71138                 $23.99      76        $1,823.24           $2,125.72
Fisher Price          Activity Walker                     71040                 $15.99      36          $575.64             $898.20
Fisher Price          Baby Baseball                       71072                 $10.99      38          $417.62             $568.10
Fisher Price          Baby Baseball                       71912                  $8.50      52          $442.00             $699.92
Fisher Price          Baby Basketball                     71042                 $10.99      55          $604.45             $932.25
Fisher Price          Baby Bowling                        71323                  $8.50      55          $467.50             $740.30
Fisher Price          Baby Magna Doodle                   71242                 $12.99      73          $948.27           $1,456.35
Fisher Price          Baby's First Blocks                 1024                   $4.50      82          $369.00             $513.32
Fisher Price          Big Splash Aquarium                 72613                  $6.50     112          $728.00           $1,114.40
Fisher Price          Changing Station Diaper Bag -       7521                  $12.65      19          $240.35             $436.05
Fisher Price          Child Locator                       71573                 $41.99       9          $377.91             $530.55
Fisher Price          Dancing Jitter Bug                  71919                  $8.50     108          $918.00           $1,614.60
Fisher Price          Deluxe Bounce 'N Play Activity      79408                 $64.99      39        $2,534.61           $3,898.05
Fisher Price          Futura 20/60 Car Seat with Shi      79013                 $55.99      85        $4,759.15           $6,795.75
Fisher Price          Grow-with-Me Booster Seat           79118                  $8.49     116          $984.84           $1,734.20
Fisher Price          Infant-to-Toddler Soothing Roc      79381                 $27.99      57        $1,595.43           $2,049.15
Fisher Price          Kick 'n Crawl Playhouse             71243                 $19.99     142        $2,838.58           $3,826.90
Fisher Price          Kick 'n Play Piano                  71248                 $19.99     111        $2,218.89           $3,324.45
Fisher Price          Lift and Lock Swing                 75960                 $13.25       9          $119.25             $179.55
Fisher Price          Lift and Lock Swing                 75970                 $13.25      13          $172.25             $259.35
Fisher Price          Little People Farm                  72590                 $26.49     201        $5,324.49           $8,029.95
Fisher Price          Little People Main Street           72355                 $24.99     250        $6,247.50           $8,737.50
Fisher Price          Melody Push Chime                   2012F                  $5.50       3           $16.50              $20.91
Fisher Price          Musical Lights 'n Sounds Gym        71142                 $25.99     192        $4,990.08           $6,902.40
Fisher Price          Nesting Action Vehicle              71306                  $5.99      69          $413.31             $618.24
Fisher Price          Odor Free Diaper System             9229                  $15.99       4           $63.96              $99.80
Fisher Price          Peaceful Planet Aquarium            71264                 $19.99     116        $2,318.84           $3,474.20
Fisher Price          Peaceful Planet Surprise Insid      71382                  $6.50      56          $364.00             $557.20
Fisher Price          Peaceful Planet Tweeting Bath       71238                  $6.50     120          $780.00           $1,554.00
Fisher Price          Rock & Roll Elmo                    39445                 $24.00     597       $14,328.00          $16,089.15
Fisher Price          Rock & Roll Ernie                   39332                  $0.00     203            $0.00           $4,053.91
Fisher Price          Rock 'n Roll Power Wheels           76950                 $64.99      16        $1,039.84           $1,439.20
Fisher Price          Rock, Roll 'N Ride Trike            72669                 $23.99      90        $2,159.10           $3,595.50
Fisher Price          Safe Embrace Booster Car Seat       79750                 $39.99     105        $4,198.95           $6,294.75
Fisher Price          Scooter Bug                         71905                  $6.50      67          $435.50             $666.65
Fisher Price          Shop & Cook Kitchen                 73333                 $54.99      45        $2,474.55           $3,237.75
Fisher Price          Side to Side Carrier                79472                 $13.75       1           $13.75              $17.95
Fisher Price          Sit 'n Sooth Portable Bassinet      79338                 $38.15      72        $2,746.80           $4,316.40
Fisher Price          Slumbertime Soother with Remot      71249                 $24.99     349        $8,721.51          $13,942.55
Fisher Price          Snap Lock Beads                     1055F                  $2.50       1            $2.50               $3.56
Fisher Price          Soothing Bouncer Seat - Chambr      79387                 $19.99      40          $799.60             $998.80
Fisher Price          Sound 'N Lights Monitor             71565                 $23.99     143        $3,430.57           $5,712.85
Fisher Price          Sparkling Symphony Gym              71970                 $25.99     128        $3,326.72           $5,113.60
Fisher Price          Sparkling Symphony Mobile           71985                 $16.99     100        $1,699.00           $2,495.00
Fisher Price          Sparkling Symphony Stacker          71989                  $6.95     144        $1,000.80           $1,290.24
Fisher Price          Spray Mist Sunscreen for Kids       930216                 $5.80     196        $1,136.80           $1,170.12
Fisher Price          Stow & Go Booster Seat              79463                 $13.99      94        $1,315.06           $2,157.30


Fisher Price          Sunscreen for Kids - SPF 30         930217                 $5.80     195        $1,131.00           $1,550.25
Fisher Price          Sure Foot Gate(TM)                  9152                  $19.99       1           $19.99              $31.45
Fisher Price          Swing 'n Meals High Chair & Sw      79739                 $69.99      23        $1,609.77           $2,299.54
Fisher Price          Twist-A-Pillar                      71234                  $7.50      34          $255.00             $406.30
Fisher Price          Walk 'n Waddle Duck                 72674                  $5.50     122          $671.00           $1,093.12
                                                                           ------------        -------------------------------------
Fisher Price                                                                     5,103               $96,930.08         $142,802.95
                                                                           ------------        -------------------------------------
Eden Toys
----------------------
Eden Toys             "Read With Me" Talking Peter R      30651                 $15.00     123        $1,845.00           $3,072.54
Eden Toys             3 Foot Giant Paddington             32899                $100.00       4          $400.00             $679.84
Eden Toys             3 Piece Beatrix Potter Melamin      30924                  $7.00      28          $196.00             $362.60
Eden Toys             A Bear Called Paddington Book       73200                  $7.49      94          $704.06           $1,194.74
Eden Toys             Action Musical Lamb                 619                   $11.70      99        $1,158.30           $2,272.05
Eden Toys             Action Spider with Mirror           10595                  $6.00      61          $366.00             $728.95
Eden Toys             Antique Baby Doll                   10389                  $6.30     130          $819.00           $1,683.50
Eden Toys             Baby's First Notebook               10841                  $6.00      88          $528.00           $1,051.60
Eden Toys             Baby's Thermal Bear                 10371                  $6.75     137          $924.75           $1,774.15
Eden Toys             Beatrix Potter Bathtime Gift S      30929                  $7.00      95          $665.00           $1,420.25
Eden Toys             Beatrix Potter Bedtime Gift Se      30928                  $7.00     101          $707.00           $1,509.95
Eden Toys             Beatrix Potter Mealtime Gift S      30931                  $7.00      96          $672.00           $1,435.20
Eden Toys             Beatrix Potter Neck Support         30516                  $6.00      68          $408.00             $812.60
Eden Toys             Beatrix Potter Nursery Organiz      30112                  $7.20       7           $50.40             $104.65
Eden Toys             Beatrix Potter Rabbit and Frie      44301                 $28.00      15          $420.00             $749.25
Eden Toys             Beatrix Potter Utensils             30817                  $3.00      35          $105.00             $208.25
Eden Toys             Beatrix Potter Wood Nursery La      30107                 $30.00       8          $240.00             $479.60
Eden Toys             Carry Along Carousel                30916                  $7.20     135          $972.00           $2,018.25
Eden Toys             Circus Mini Musical Mobile          44410                 $10.00     129        $1,290.00           $1,931.13
Eden Toys             Classic Paddington Doll             32862                 $11.70      97        $1,134.90           $2,323.15
Eden Toys             Cow & Moon Pull Toy                 330                    $8.00      74          $592.00           $1,180.30
Eden Toys             Cow Neck Support Toy                10762                  $6.00      95          $570.00           $1,135.25
Eden Toys             Dressable Madeline                  33330                 $14.40     124        $1,785.60           $3,341.80
Eden Toys             Gentle Touch Giraffe                223                   $10.00      90          $900.00           $1,795.50
Eden Toys             Giant Pat the Bunny                 54004                 $50.00       4          $200.00             $339.84
Eden Toys             Giant Peter Rabbit                  30661                 $70.00       7          $490.00             $832.72
Eden Toys             Large Pat the Bunny                 54003                  $8.10     132        $1,069.20           $2,105.40
Eden Toys             Little Lessons Elephant             10583                  $6.00      89          $534.00           $1,063.55
Eden Toys             Little Lessons Fish                 10589                  $6.00      93          $558.00             $928.14
Eden Toys             Little Lessons(TM)Octopus           10588                  $6.00     186        $1,116.00           $2,222.70
Eden Toys             Mini Peter Rabbit Musical           30857                  $8.10     127        $1,028.70           $2,025.65
Eden Toys             My First Bath Gift Set              10320                  $7.00     107          $749.00           $1,599.65
Eden Toys             My First Paddington                 32820                  $6.30     132          $831.60           $1,184.04
Eden Toys             Paddington Bear Mobile              44326                 $15.00      15          $225.00             $299.25
Eden Toys             Paddington Carry Along Carouse      32817                  $7.20     126          $907.20           $1,883.70
Eden Toys             Paddington Step Stool               58054                 $18.00      17          $306.00             $594.15
Eden Toys             Paddington Take Along Activity      32818                  $7.00     113          $791.00           $1,463.35
Eden Toys             Paddington Wooden Nursery Lamp      58060                 $27.50      11          $302.50             $494.45
Eden Toys             Pat the Bunny Book                  54006                  $4.00     272        $1,088.00           $2,162.40
Eden Toys             Peter Rabbit & Friends Treasur      60335                  $7.49      91          $681.59           $1,360.45
Eden Toys             Peter Rabbit Board Book             60334                  $2.50     124          $310.00             $553.04
Eden Toys             Peter Rabbit Car Seat Strap Co      30914                  $6.00     103          $618.00           $1,230.85
Eden Toys             Peter Rabbit Security Blanket       30515                  $7.20      83          $597.60           $1,655.85
Eden Toys             Puppy Pull Down Toy                 332                    $8.00      85          $680.00           $1,355.75
Eden Toys             Seat Belt Strap Buddy               10760                  $6.00      87          $522.00           $1,039.65
Eden Toys             The Complete Tales of Beatrix       60105                 $17.50      50          $875.00           $1,747.50
Eden Toys             The World of Beatrix Potter St      30103                 $18.00      30          $540.00           $1,048.50
Eden Toys             Thermal Baby Doll                   10352                  $7.20      79          $568.80           $1,181.05
                                                                           ------------        -------------------------------------
Eden Toys                                                                        4,096               $33,042.20          $63,636.73
                                                                           ------------        -------------------------------------


International Playth
----------------------
International Playth  Activity Center                     E00404                $10.00      95          $950.00           $1,895.25
International Playth  Activity Cubes                      E00201                 $5.50     110          $605.00           $1,094.50
International Playth  Activity Play Quilt                 E00205                $20.00      54        $1,080.00           $2,157.30
International Playth  Activity Shapes                     E00101                 $6.50      98          $637.00           $1,269.10
International Playth  Activity Spiral                     E00303                 $7.50     112          $840.00           $1,674.40
International Playth  Bathtime Waterworks                 PM9583                 $8.00     145        $1,160.00           $2,312.75
International Playth  Chewing Rings                       E00100                 $5.00     119          $595.00           $1,184.05
International Playth  Chiming Mirror                      E00307                 $8.00     131        $1,048.00           $1,958.45
International Playth  Chuffa Puffa                        TY1007                 $8.50     141        $1,198.50           $1,828.77
International Playth  Drop & Catch                        TY1277                $14.00     100        $1,400.00           $2,495.00
International Playth  Earl - E - Bird                     E00102                 $6.50     397        $2,580.50           $5,141.15
International Playth  Elle E Elephant                     E00311                 $6.50      35          $227.50             $453.25
International Playth  First Blocks                        E00302                 $6.00      58          $348.00             $577.10
International Playth  Floor Spinner                       E00305                 $7.50     215        $1,612.50           $3,214.25
International Playth  Floppy Fellow                       PM8802                 $5.50     105          $577.50           $1,044.75
International Playth  Happy Shapes                        6633                   $7.00      10           $70.00             $139.50
International Playth  Happy Stack                         TY6634                 $6.50      59          $383.50             $764.05
International Playth  Hide & Squeak Eggs                  TY1581                 $5.00     117          $585.00           $1,164.15
International Playth  Lullaby Light Show                  1542                  $14.00      72        $1,008.00           $1,616.40
International Playth  Magic Chime Ball                    E00306                 $8.50     109          $926.50           $1,629.55
International Playth  Melody Thomas                       TY6591                $13.00      86        $1,118.00           $2,145.70
International Playth  Mini Biker                          TF10225               $10.50      24          $252.00             $502.80
International Playth  Musical Fantasy                     KV961                 $25.00      60        $1,500.00           $2,397.00
International Playth  Pound 'N Play                       E00500                 $6.50     178        $1,157.00           $2,305.10
International Playth  Quack & Flap                        QA4180                 $6.50      72          $468.00             $932.40
International Playth  Red Rings                           PM9554                 $5.15      85          $437.75             $845.75
International Playth  Shapesorter House                   FB108025              $15.00     116        $1,740.00           $2,894.20
International Playth  Silkworm Pull Along Toy             KV465                 $25.00      45        $1,125.00           $1,348.65
International Playth  Soft Blocks                         E00104                 $8.00      36          $288.00             $574.20
International Playth  Spider Push Toy                     KV853                 $25.00      32          $800.00           $1,278.40
International Playth  Splash Along Teddy                  TY6624                 $3.50     121          $423.50             $840.95
International Playth  Star Rings                          PM9744                 $4.00     128          $512.00           $1,017.60
International Playth  Star Teether                        PM9743                 $3.00     179          $537.00           $1,065.05
International Playth  Stroll n Roll                       TF10215               $13.00      24          $312.00             $622.80
International Playth  Stroller Fun                        E00103                $13.50      53          $715.50           $1,322.35
International Playth  Thomas the Tank Engine & Frien      6566                 $100.00      23        $2,300.00           $2,300.00
International Playth  Wiggle Worm Hanging Accessory       9516                   $5.50     226        $1,243.00           $2,700.70
International Playth  Yo Yo Rattle                        PM9742                 $4.50      86          $387.00             $769.70
                                                                           ------------        -------------------------------------
International Playth                                                             3,856               $33,148.25          $59,477.07
                                                                           ------------        -------------------------------------
Tiny Love
----------------------
Tiny Love             1-2-3 Discovery Lane                470                   $24.95     108        $2,694.60           $4,314.60
Tiny Love             Activity Arch - Pastel              720                   $14.95     172        $2,571.40           $4,291.40
Tiny Love             Activity Arch - Primary             420                   $15.50      79        $1,224.50           $1,971.05
Tiny Love             Baby's Cell Phone                   417                    $4.95     141          $697.95           $1,402.95
Tiny Love             Car-Bar Plus                        450                   $12.50      98        $1,225.00           $1,955.10
Tiny Love             Gymini 3-D Activity Gym - Blac      601MA                 $22.50      88        $1,980.00           $3,515.60
Tiny Love             Gymini 3-D Activity Gym - Prim      401                   $23.50      69        $1,621.50           $2,756.55
Tiny Love             Gymini Activity Arch - Black/R      620                   $14.95      99        $1,480.05           $2,470.05
Tiny Love             Gymini Deluxe - Black, White,       802                   $27.50      17          $467.50             $764.15
Tiny Love             Gymini Deluxe Noah                  801                   $27.50       8          $220.00             $359.60
Tiny Love             Gymini Tropical Deluxe              501m                  $25.00     286        $7,150.00          $11,425.70
Tiny Love             Lady Bug Squeaker Hanging Acce      612                    $1.95      13           $25.35              $51.35
Tiny Love             Magnetivity Set                     482                    $6.95      76          $528.20             $984.20
Tiny Love             Octopus Rattle - Black & White      619                    $3.50     128          $448.00             $761.60
Tiny Love             Octopus Rattle - Primary            419                    $3.50     123          $430.50             $731.85
Tiny Love             On The Go Musical Mobile            486                    $9.95     135        $1,343.25           $2,558.25
Tiny Love             PlayGo - Activity Center            460                    $7.50     166        $1,245.00           $2,481.70


Tiny Love             Puppet Play Mates                   481                    $5.95      73          $434.35             $872.35
Tiny Love             Rooster Rattle Hanging Accesso      408                    $2.50     241          $602.50             $951.95
Tiny Love             Stacking Links & Rings              483                    $8.95     126        $1,127.70           $1,887.48
Tiny Love             Stroller Play Set                   485                    $8.95     120        $1,074.00           $2,034.00
Tiny Love             Super Car Bar                       451                   $14.95      52          $777.40           $1,297.40
Tiny Love             The Take Along Arch                 451                    $8.95     115        $1,029.25           $1,949.25
Tiny Love             Tiny Love Rings - Black, Red &      611                    $1.95      27           $52.65              $79.65
Tiny Love             Tiny Love Rings - Red, Yellow       411                    $1.95      81          $157.95             $238.95
Tiny Love             Wiggly Worm Rattle                  409M                   $2.50     155          $387.50             $612.25
Tiny Love             Wonder Pals for Hands & Feet        480                    $8.95     277        $2,479.15           $4,695.15
                                                                           ------------        -------------------------------------
Tiny Love                                                                        3,073               $33,475.25          $57,414.13
                                                                           ------------        -------------------------------------
Gund®
----------------------
Gund®             Airplane Aerochomper                5820                   $4.50      69          $310.50             $686.55
Gund®             Baby's Ark                          5815                   $9.00      32          $288.00             $542.72
Gund®             Baby's Farm                         5816                   $9.00      37          $333.00             $627.52
Gund®             Bath Pets                           5624-f                 $2.93       6           $17.58              $41.70
Gund®             Bath Pets                           5624-p                 $2.93      15           $43.95             $104.25
Gund®             Bath Pets                           5624-r                 $2.93      16           $46.88             $111.20
Gund®             Bath Pets                           5712-b                 $1.67     240          $400.80               $0.00
Gund®             Beanstix Rattles                    5769-D                 $4.05      19           $76.95             $144.59
Gund®             Beanstix Rattles                    5769-DG                $4.05      18           $72.90             $136.98
Gund®             Beanstix Rattles                    5769-F                 $4.05      20           $81.00             $152.20
Gund®             Beanstix Sport                      5770-B                 $4.05      30          $121.50             $228.30
Gund®             Beanstix Sport                      5770-D                 $4.05      29          $117.45             $220.69
Gund®             ChuBBeary                           2467                  $10.00      93          $930.00           $1,577.28
Gund®             Fancy Footsies                      5813-B                 $4.28      23           $98.44             $228.85
Gund®             Fancy Footsies                      5813-P                 $4.28      13           $55.64             $129.35
Gund®             Fwoggy(TM)Pullstring Musical        1640                  $12.50     101        $1,262.50           $2,317.95
Gund®             Garden Strap Wraps                  5809                   $4.95      58          $287.10             $635.10
Gund®             Giant 73" Tinkle, Crinkle, Rat      1873                  $60.00       5          $300.00             $424.80
Gund®             Helicopter Aerochomper              5821                   $4.50      69          $310.50             $583.74
Gund®             Jumping Jimini                      5779                   $9.00      42          $378.00             $712.32
Gund®             Mini Pro Footsies                   5814-B                 $4.28      23           $98.44             $228.85
Gund®             Mini Pro Footsies                   5814-F                 $4.28      23           $98.44             $228.85
Gund®             Mini Pro Strap Wraps                5808                   $4.95      56          $277.20             $613.20
Gund®             Muttsy® the Pup                 1365                  $65.00       9          $585.00             $917.64
Gund®             My First Teddy                      5805                  $24.75      22          $544.50           $1,027.62
Gund®             My First Teddy                      5806                  $24.75      24          $594.00           $1,121.04
Gund®             Pastel Tinkle, Crinkle, Rattle      5694                   $5.00      99          $495.00             $985.05
Gund®             Peeps Duck                          5285                   $4.00     131          $524.00             $885.56
Gund®             Puddles(TM)the Pup                  5317                  $12.50      69          $862.50           $1,583.55
Gund®             Pupps Dog House                     5778                   $9.00      44          $396.00             $746.24
Gund®             Rainbow Romper Lion(TM)Pullstrin    1639                  $12.00     106        $1,272.00           $2,432.70
Gund®             Rocket Aerochomper                  5819                   $4.50      71          $319.50             $706.45
Gund®             Schatzi(TM)the Polar Bear           2236                  $15.00     101        $1,515.00           $3,024.95
Gund®             Schlepp(TM)Bear                     2418                  $20.00     107        $2,140.00           $4,274.65
Gund®             Snoodles(TM)the Brown Bear          2476                  $15.00      99        $1,485.00           $2,520.54
Gund®             Sweet Dreams Baby(TM)               1635BL                $14.00      24          $336.00             $549.84
Gund®             Sweet Dreams Baby(TM)               1635PK                $14.00      24          $336.00             $549.84
Gund®             Tinkle, Crinkle, Rattle & Sque      1872                   $5.00     147          $735.00           $1,462.65
Gund®             Tush(TM)Bear                        2491                  $12.00     105        $1,260.00           $2,409.75
                                                                           ------------        -------------------------------------
Gund®                                                                        2,219               $19,406.27          $35,875.06
                                                                           ------------        -------------------------------------
Avent
----------------------
Avent                 10 Storage Clips with 20 Label      304A                   $2.50      45          $112.50             $357.75
Avent                 2 Easy Grip Handles                 134A                   $2.95      54          $159.30             $537.30
Avent                 2 Silicone Nipples - Medium Fl      307AV                  $2.35       4            $9.40              $15.80
Avent                 All-In-One Starter Set              400                   $17.50      46          $805.00           $1,377.70


Avent                 Avent Bottle 4oz                    100                    $2.50     441        $1,102.50           $2,182.95
Avent                 Avent Bottle 9oz                    101                    $2.70     754        $2,035.80           $3,732.30
Avent                 Avent Breast Pump with Disposa      404                   $27.00      37          $999.00           $1,478.15
Avent                 Avent Disposable Feeding Set        402                   $12.50      71          $887.50           $1,558.45
Avent                 Avent Pacifier - Regular            118                    $3.00       1            $3.00               $4.95
Avent                 Avent Training Cup Set              12648                  $6.60       7           $46.20             $104.65
Avent                 Bottle Brush                        117                    $2.25       1            $2.25               $3.95
Avent                 Breast Milk / Baby Food Storag      1305                   $6.50       6           $39.00             $107.70
Avent                 Breast Shells                       111                    $4.20      10           $42.00              $79.50
Avent                 Disposable Bottle Starter Set       407                   $15.50       3           $46.50              $83.85
Avent                 Disposable Breast Milk Storage      303A                   $3.35      14           $46.90              $83.30
Avent                 Disposable Feeding System           30012                  $3.95      52          $205.40             $361.40
Avent                 Electric Bottle and Food Warme      105                   $23.00       1           $23.00              $44.96
Avent                 Electric Bottle Sterilizer          107                   $38.00      23          $874.00           $1,608.85
Avent                 Feeding Bottle Set                  125                    $5.50      22          $121.00             $218.90
Avent                 Infant Feeding Set                  4014                  $12.00       1           $12.00              $19.95
Avent                 Isis Breast Pump Back-To-Work       406                   $50.00       7          $350.00             $559.65
Avent                 Isis Breast Pump Starter Set        405A                  $40.00       1           $40.00              $59.95
Avent                 Isis Breast Pump With 4oz Bott      403                   $25.00      16          $400.00             $607.20
Avent                 Microwave Steam Sterilizer          1081                  $16.50      73        $1,204.50           $2,186.35
Avent                 New Baby Sampler Set                420                    $8.50       1            $8.50              $14.95
Avent                 Newborn Starter Kit                 138                   $15.50      20          $310.00             $559.00
Avent                 Pre-Sterilized Disposable Bott      30224                  $2.35       1            $2.35               $5.95
Avent                 Silicone Nipples - Fast Flow        30812                  $2.35       1            $2.35               $2.97
Avent                 Silicone Nipples - Slow Flow        113A                   $2.35       2            $4.70               $5.94
Avent                 Thermal Bottle Carrier              145A                  $12.00       3           $36.00              $53.88
Avent                 Washable Nursing Pad                120AV                  $4.25       1            $4.25               $6.95
                                                                           ------------        -------------------------------------
Avent                                                                            1,719                $9,934.90          $18,025.15
                                                                           ------------        -------------------------------------
Little Tikes
----------------------
Little Tikes          3 in 1 Music Machine                13                    $13.00      14          $182.00             $251.44
Little Tikes          Adjustable Table & Chairs Set       7749                  $41.80       9          $376.20             $485.64
Little Tikes          Aquarium Shape Sorter               1563                   $6.03     115          $693.45           $1,133.90
Little Tikes          Baby Laptop                         1573                  $14.00       2           $28.00              $34.12
Little Tikes          Baby Tap-A-Tune(R)Piano             1546                   $8.88      59          $523.92             $705.05
Little Tikes          Basketball Toy Chest                7753                  $15.39       1           $15.39              $18.86
Little Tikes          Big Dump Truck with Helmet          6653                  $13.16      97        $1,276.52           $1,742.12
Little Tikes          Cast 'n Count Fish Set              921                    $8.08     106          $856.48           $1,235.96
Little Tikes          Deluxe Cozy Convertible Car         4927                  $45.00      14          $630.00             $818.44
Little Tikes          Discovery Sounds Kitchen            1588                  $20.50      57        $1,168.50           $1,536.72
Little Tikes          Easy Hit(TM)Golf Set                4815                  $14.96      47          $703.12             $886.42
Little Tikes          Easy Score Basketball Set           4612                  $17.50      31          $542.50             $835.76
Little Tikes          Easy Store Activity Zoo             1500                  $27.55     127        $3,498.85           $5,709.92
Little Tikes          Explorer Wagon                      4405                  $42.75      70        $2,992.50           $3,777.20
Little Tikes          Giant Toy Chest - Blue              7907                  $34.68      20          $693.60             $899.20
Little Tikes          Giant Toy Chest - Pink              7906                  $34.68      34        $1,179.12           $1,528.64
Little Tikes          Grand Coupe(TM)Car                  4458                  $38.00      84        $3,192.00           $4,532.64
Little Tikes          High Back Toddler Swing             4858                  $11.88      10          $118.80             $179.60
Little Tikes          Little Landscaper Mulching Mow      4375                  $13.30      42          $558.60             $716.52
Little Tikes          Load and Ride(TM)Dump Truck         4627                  $19.24      35          $673.40             $880.60
Little Tikes          Nesting Pots and Pans               1535                   $6.80      58          $394.40             $519.68
Little Tikes          Pickup Truck                        4784                  $49.88      99        $4,938.12           $7,124.04
Little Tikes          Playabout Station                   1539                   $8.25      57          $470.25             $664.62
Little Tikes          Poppin' Shoppin' Walker             1585                  $12.83      63          $808.29           $1,131.48
Little Tikes          Push and Ride Sunburst Coupe        4027                  $31.25      21          $656.25             $811.86
Little Tikes          Push and Ride(TM)Coupe              4625                  $30.16      51        $1,538.16           $2,292.96
Little Tikes          Rock and Scoot(TM)Zebra             1576                  $30.16      26          $784.16             $958.36
Little Tikes          Rocking Horse                       4537                  $13.40       9          $120.60             $153.54


Little Tikes          Shopping Cart                       4444                  $15.77      23          $362.71             $475.18
Little Tikes          Soft Pony                           1534LT                $24.70      41        $1,012.70           $1,252.96
Little Tikes          StudioDesign(TM)Art Desk            4945                  $36.10      53        $1,913.30           $2,621.38
Little Tikes          StudioDesign(TM)Easel               4951                  $24.23      38          $920.74           $1,195.48
Little Tikes          StudioDesign(TM)Toy Chest           7911                  $28.03      30          $840.90           $1,049.10
Little Tikes          Table & Chairs Set                  4230                  $22.33      29          $647.57             $781.84
Little Tikes          Toddle Tots(R)Loadtruck             815LT                  $4.75       1            $4.75               $6.26
Little Tikes          Toddler Bed Roadster - Blue         7222                  $91.20       2          $182.40             $359.90
Little Tikes          Toy Chest                           4563                  $21.14      36          $761.04             $898.92
                                                                           ------------        -------------------------------------
Little Tikes                                                                     1,611               $36,259.29          $50,206.31
                                                                           ------------        -------------------------------------
Evenflo
----------------------
Evenflo               2 Speed Vibrating Bouncer           3041P8                $21.04      63        $1,325.52           $1,888.74
Evenflo               Conquest V Convertible Car Sea      4291069               $37.10      46        $1,706.60           $2,482.16
Evenflo               Constant Care Two Way Communic      613000                $36.50      62        $2,263.00           $3,408.76
Evenflo               Discovery Adjust Right Infant       2121012               $35.80      29        $1,038.20           $1,564.84
Evenflo               Discovery Travel System(TM)- Pri    4971P3                $90.00      11          $990.00           $1,374.67
Evenflo               Easy Comfort Front & Back Soft      76063                 $26.35      47        $1,238.45           $2,113.12
Evenflo               Easy Comfort Plus Travel Syste      4881R8               $128.71      19        $2,445.49           $3,419.24
Evenflo               Easy Comfort Premier Travel Sy      4471117              $143.01      19        $2,717.19           $3,761.24
Evenflo               Extra-Wide Stair Gate               1150                  $33.00      36        $1,188.00           $1,798.20
Evenflo               Fold Away Crib with Pad - Natu      8712                 $115.95      24        $2,782.80           $2,782.80
Evenflo               Hiker Frame Backpack Carrier -      74600                 $26.89      27          $726.03           $1,213.65
Evenflo               Home Decor Swing Gate - Natura      1556                 $119.95      12        $1,439.40           $1,439.40
Evenflo               Horizon V - IQ Navy                 4251101               $50.45      24        $1,210.80           $1,640.64
Evenflo               Light & Easy Stroller - Navy S      1021072               $50.05      72        $3,603.60           $5,398.56
Evenflo               Medallion V(TM)XL Car Seat - Dak    251115                $82.25      31        $2,549.75           $3,718.45
Evenflo               Medallion V(TM)XL Car Seat - Fre    254191                $82.25      80        $6,580.00           $9,596.00
Evenflo               Newborn Comfort Sling Infant B      470000                $11.94      24          $286.56             $478.80
Evenflo               On My Way Position Right V - C      2111069               $50.00      20        $1,000.00           $1,799.00
Evenflo               On My Way(R)Infant Car Seat - C     2071A1                $45.75      51        $2,333.25           $3,567.45
Evenflo               On My Way(R)Infant Car Seat '99     207104                $47.80       9          $430.20             $566.55
Evenflo               Pacesetter Carriage Stroller        4961K4                $66.00      58        $3,828.00           $5,218.26
Evenflo               Personal Comfort Dual Adjustab      5213611               $80.65       9          $725.85           $1,223.82
Evenflo               Phases Multi-Use High Chair -       2801021               $61.65      28        $1,726.20           $2,518.88
Evenflo               Phases Playtop(TM)Multi-use High    2802C5                $62.50       1           $62.50              $89.95
Evenflo               Porte Bebe Soft Infant Carrier      7915                  $35.75       6          $214.50             $323.76
Evenflo               Position Right Base - Navy          639002                $19.60      37          $725.20           $1,108.15
Evenflo               Position Right Car Seat - Tang      2001094               $44.20      47        $2,077.40           $3,287.65
Evenflo               Right Fit - Seat Belt Position      245119                $18.00      65        $1,170.00           $1,946.75
Evenflo               Roll & Go with Bassinet & Caba      3635022               $75.00      37        $2,775.00           $4,623.15
Evenflo               Stabilization Tether Kit            638101                 $9.98      33          $329.34             $559.35
Evenflo               Supersaucer                         6081A7                $52.04      53        $2,758.12           $4,237.35
Evenflo               Town & Country Car Seat - Gree      2381J4                $67.40     177       $11,929.80          $17,691.15
Evenflo               Trail Blazer Frame Backpack Ca      770170                $67.19       4          $268.76             $463.80
Evenflo               Trail Tech Frame Carrier - Tea      95650                 $45.13      68        $3,068.84           $5,096.60
Evenflo               Trendsetter Travel System - Pi      4951E6               $121.56      30        $3,646.80           $5,398.50
Evenflo               Trendsetter Travel System - Wh      4951J8               $121.56      52        $6,321.12           $7,798.44
Evenflo               Trendsetter Travel System(TM)- P    4951k3               $121.56     121       $14,708.76          $21,773.95
Evenflo               Trendsetter Travel System(TM)- S    4951F2               $121.56       9        $1,094.04           $1,619.55
Evenflo               Warm Mist Humidifier - White/T      756000                $24.95      18          $449.10             $899.10
Evenflo               Warm Mist Vaporizer - White/Te      673000                 $7.50      30          $225.00             $299.40
                                                                           ------------        -------------------------------------
Evenflo                                                                          1,589               $95,959.17         $140,189.83
                                                                           ------------        -------------------------------------
Infantino
----------------------
Infantino             3 in 1 Sling Carrier - Navy         150-112               $15.20      49          $744.80           $1,222.55
Infantino             3 Nite Lites                        184660                 $6.00      83          $498.00             $743.68
Infantino             6-In-1 Infant Carrier               150012                $20.00       5          $100.00             $174.75
Infantino             Baby and You Workout                155-135               $10.00       4           $40.00             $400.00


Infantino             Balloon Wall Hanging                165711                 $7.50       9           $67.50              $89.55
Infantino             Battery Operated Bee Bears Mob      184-528               $20.25      23          $465.75             $872.85
Infantino             Buggy Board                         156415                $38.00       2           $76.00             $159.90
Infantino             Celestial Slumber Bear Mobile       184-037               $12.60      21          $264.60             $481.95
Infantino             Center Stage Gardenbugs Mobile      184-050               $22.50      22          $495.00             $834.90
Infantino             Center Stage Jungle Tree Mobil      184-051               $22.50      21          $472.50             $796.95
Infantino             Cradle Me                           160-315B              $11.88      16          $190.08             $319.68
Infantino             Cradle Me                           160-315W              $11.88      37          $439.56             $739.26
Infantino             Dream Puff Angel Bears Mobile       184-035               $20.25      24          $486.00             $838.80
Infantino             Fuzzy Teddy Mobile                  184-031               $18.00      24          $432.00             $718.80
Infantino             Gingham Farm Pastel Mobile          184-021               $12.60      22          $277.20             $504.90
Infantino             Glow-In-The-Dark Crib Mirror        154-200                $8.00     410        $3,280.00           $4,087.70
Infantino             Glow-In-The-Dark Crib Mirror &      154-184               $17.50      71        $1,242.50           $1,771.45
Infantino             Glow-In-The-Dark Musical Crib       184-007               $14.00     481        $6,734.00          $11,038.95
Infantino             Kiddy Board                         156410                $38.00      10          $380.00             $799.50
Infantino             Lil' Traveler Soft Baby Carrie      150011                $14.00      57          $798.00           $1,280.22
Infantino             Musical Baby Gym                    150-018               $14.00      90        $1,260.00           $1,975.50
Infantino             Remote Control Music Box            184-499               $10.80      21          $226.80             $397.95
Infantino             Remote Control Nursery Rhymes       184-521               $22.50      18          $405.00             $683.10
                                                                           ------------        -------------------------------------
Infantino                                                                        1,520               $19,375.29          $30,932.89
                                                                           ------------        -------------------------------------
Sassy
----------------------
Sassy                 Bathworks Connector Tubes           127                    $3.80     136          $516.80             $945.20
Sassy                 Bouncing Buddies School Bus         826                    $3.50      66          $231.00             $392.70
Sassy                 Busy Bead Bird                      855                    $3.00     261          $783.00           $1,297.17
Sassy                 Circle Rattle                       846                    $2.50       1            $2.50               $3.95
Sassy                 Circus Rings                        828                    $4.95     118          $584.10           $1,056.10
Sassy                 Classic MAM Double Pack Latex       504                    $2.39       5           $11.95              $19.85
Sassy                 Double Car Seat Undermat            203                   $11.00       1           $11.00              $14.97
Sassy                 Dunk & Clunk Circus Rings           840                    $4.40      69          $303.60             $686.55
Sassy                 Fascination Station                 836                    $4.00     100          $400.00             $795.00
Sassy                 Hourglass Rattle                    838                    $3.50      15           $52.50              $74.25
Sassy                 Learning Blocks                     850                    $4.00      30          $120.00             $238.50
Sassy                 Mini Ulti Mam Pacifier & Keepe      533                    $3.57       3           $10.71              $11.91
Sassy                 Multi Soothe Teether                542                    $2.20       3            $6.60              $11.85
Sassy                 Pacifier Keeper                     530S                   $2.12       5           $10.60              $14.85
Sassy                 Pogo Rattle                         822                    $4.00     140          $560.00           $1,113.00
Sassy                 Scoop and Strain Turtle Tower       128                    $4.45     103          $458.35             $818.85
Sassy                 Scoop, Pour and Squirt Water F      134                    $3.15     104          $327.60             $618.80
Sassy                 Smiley Face Rattle                  824                    $3.50      62          $217.00             $368.90
Sassy                 Stacking Cups                       848                    $3.00     107          $321.00             $636.65
Sassy                 Starter Fork And Spoon              306S                   $2.18       1            $2.18               $2.97
Sassy                 Tote & Tinker Activity Center       857                    $4.55     131          $596.05           $1,303.45
Sassy                 Warm Steam Nursery Vaporizer        435S                   $9.79       1            $9.79              $14.95
                                                                           ------------        -------------------------------------
Sassy                                                                            1,462                $5,536.33          $10,440.42
                                                                           ------------        -------------------------------------
Safety 1st
----------------------
Safety 1st            2-In-1 Bouncinette                  43002                 $21.00      53        $1,113.00           $3,177.35
Safety 1st            2-Way 900Mhz Grow-With-Me Inte      49240                 $37.80      68        $2,570.40           $5,436.60
Safety 1st            900 Mhz Sensitive Sound Nurser      49260                 $24.50      58        $1,421.00           $2,317.10
Safety 1st            Accu-Scan Instant Ear Thermome      42903                 $27.00      56        $1,512.00           $2,797.20
Safety 1st            Angelcare Sound & Movement Rea      49255                 $71.23     344       $24,503.12          $34,382.80
Safety 1st            Baby Bath Ring                      41601                  $5.95      40          $238.00             $398.00
Safety 1st            Baby Looney Tunes Nursery Moni      94054                 $21.00      17          $357.00             $849.15
Safety 1st            Babyview Mirror                     224                    $1.58       1            $1.58               $2.95
Safety 1st            Bed Rail & Flashlight               177A                   $8.10      48          $388.80             $765.60
Safety 1st            Cabinet & Drawer Latches - 12       11658                  $1.46       1            $1.46               $2.95
Safety 1st            Cabinet & Drawer Locks              115                    $1.33      68           $90.44             $133.96
Safety 1st            Child View Monitor and Televis      48016                $112.50      52        $5,850.00          $10,397.40


Safety 1st            Deluxe 3 Level Booster Seat wi      41754                  $9.90      50          $495.00             $897.50
Safety 1st            Deluxe 4 in 1 Bath Station          16405                 $12.30       1           $12.30              $24.95
Safety 1st            Deluxe Baby Steps Walker with       45903                 $28.00      36        $1,008.00           $1,439.28
Safety 1st            Dusk To Dawn Bottle Warmer          35124                 $21.00      20          $420.00             $899.00
Safety 1st            Expandable Table Edge Bumper -      12462                 $17.90      12          $214.80             $419.40
Safety 1st            Fun Flush Musical Potty & Step      41675                 $11.70      16          $187.20             $319.20
Safety 1st            Hospital's Choice Nursery Care      420                    $4.07       1            $4.07               $6.95
Safety 1st            Jumbo Corner Cushions               111n                   $0.65       5            $3.25               $4.75
Safety 1st            Mobile "Four Wheelin" Walker        45701                 $42.00     130        $5,460.00           $7,793.50
Safety 1st            Music & Lights Gentle Vibratin      42010                 $17.00      26          $442.00           $1,038.70
Safety 1st            No Scratch Mittens - 2 Pack         227                    $1.60      18           $28.80              $71.10
Safety 1st            Outlet Plugs - 30 pack              11722                  $0.97      12           $11.64              $35.40
Safety 1st            Play-Dee-Bug Stationary Activi      45613                 $21.00      75        $1,575.00           $3,746.25
Safety 1st            Railnet Safety Mesh 10'             11796                 $11.50       4           $46.00              $79.80
Safety 1st            Roller Shade - 2 Pack               12202                  $4.80       1            $4.80               $5.97
Safety 1st            Safety Outlet Caps 12 Pack          117                    $0.54       2            $1.08               $0.94
Safety 1st            Sound & Lights Clear Connectio      49244                 $21.00      21          $441.00             $943.95
Safety 1st            Space Saver Bathtub                 164                    $9.25      28          $259.00             $446.60
Safety 1st            Squeeze 'N Go Security Gate         41781                 $15.95      37          $590.15           $1,108.15
Safety 1st            Step Stool Potty Trainer            171S                  $13.50       1           $13.50              $19.95
Safety 1st            Super Clear 49MHz Rechargeable      49241                 $17.50      58        $1,015.00           $1,738.84
Safety 1st            Super Roller Shade                  12201                  $3.35       2            $6.70               $9.90
Safety 1st            Swivel Bath Seat                    160                    $7.75      11           $85.25             $142.45
Safety 1st            Tot Lok Magnetic Key                71172                  $3.64       5           $18.20              $19.85
Safety 1st            Tot Lok Magnetic Lock & Key Se      71175                  $9.74      34          $331.16             $542.30
                                                                           ------------        -------------------------------------
Safety 1st                                                                       1,412               $50,720.70          $82,415.74
                                                                           ------------        -------------------------------------
Graco
----------------------
Graco                 360 Degree Bouncing Entertaine      4118RA                $48.95      60        $2,937.00           $4,197.00
Graco                 360 Degree Entertainer              4622WA                $43.75      60        $2,625.00           $4,197.00
Graco                 6 Speed Swing                       1466B7                $74.50       1           $74.50             $107.95
Graco                 6 Speed Swing - Augusta             1464AU                $69.05      95        $6,559.75           $9,495.25
Graco                 Adjustable High Chair               3845LG                $50.00      70        $3,500.00           $4,898.60
Graco                 Alexa Mini Diaper Bag - Navy        611Z1                  $9.95      23          $228.85             $458.85
Graco                 Bumper Jumper - Watermark Zoo       8750WA                $22.25      13          $289.25             $454.35
Graco                 Convertible Entertainer 2-in-1      4650                  $66.15      54        $3,572.10           $5,397.30
Graco                 Deluxe 6 Speed Swing with Play      1468AS                $80.75      75        $6,056.25           $9,746.25
Graco                 Doorway Bumper Jumper - Stardu      8740PQ                $22.45       1           $22.45              $39.95
Graco                 Double Tray High Chair - 5 Poi      3856AS                $56.00      58        $3,248.00           $5,217.10
Graco                 DuoGlider Tandem Stroller - Gr      7930GP               $106.60      24        $2,558.40           $3,455.04
Graco                 DuoRider Side By Side Stroller      6555LG                $93.35      34        $3,173.90           $4,129.64
Graco                 EasyChair High Chair - Checker      3180K3                $21.00      31          $651.00           $1,083.45
Graco                 Infant Bassinet - Noah              5610NR                $64.65      36        $2,327.40           $3,598.20
Graco                 Infant Tub with Soft Mobile         510801                $12.75      19          $242.25             $474.05
Graco                 LiteRider Breeze Stroller - Ya      6904YL                $42.75      47        $2,009.25           $2,817.65
Graco                 LiteRider Glider Stroller - Hu      6927HK                $68.75      32        $2,200.00           $3,070.40
Graco                 LiteRider Travel System - Admi      7427AD               $129.60      36        $4,665.60           $6,478.20
Graco                 LiteRider(TM)Travel System - Blu    7495LA               $105.00       2          $210.00             $269.92
Graco                 LiteRider(TM)Travel System - Cir    7493G9                $92.60       1           $92.60             $121.46
Graco                 LiteRider(TM)Travel System - Mul    7493RS                $92.60       1           $92.60             $134.95
Graco                 Melissa Diaper Bag - Navy           601Z1                 $21.50      24          $516.00           $1,078.80
Graco                 Open Top 3 Speed Swing - Navy       1434LB                $61.55     140        $8,617.00          $12,593.00
Graco                 Open Top 3-Speed Swing - Blue       1434D5                $61.55       3          $184.65             $239.94
Graco                 Pack N' Play - Leapin Leopard       9130LP                $44.00       1           $44.00              $69.95
Graco                 Pack n Play - Orlando Plaid         9125P8                $47.60      21          $999.60           $1,364.58
Graco                 Playcentre Playard with Revers      2390ZZ                $47.25      17          $803.25           $1,189.15
Graco                 Sierra Travel System - Varsity      7487GP               $133.10      24        $3,194.40           $4,798.80
Graco                 Soft Potty Seat                     812                   $14.75      22          $324.50             $658.90


Graco                 Static-Free Ultraclear Monitor      2750GM                $30.20      96        $2,899.20           $4,411.20
Graco                 Sterling Travel System - Wil        7429WZ               $145.95      34        $4,962.30           $7,478.30
Graco                 Toddler Bed                         8833WW                $33.05      20          $661.00             $999.00
Graco                 Tot Wheels Entertainer - Galax      4436GX                $33.40      45        $1,503.00           $2,023.20
Graco                 Tot Wheels II with Electronic       4431DQ                $28.60      33          $943.80           $1,648.35
Graco                 Tot Wheels IV - Little Rascals      4033LN                $41.35      60        $2,481.00           $4,197.00
Graco                 Tot-Loc Chair                       3000LG                $16.85      36          $606.60             $970.56
Graco                 Tot-Loc Chair with Tray             3045LG                $19.20      24          $460.80             $603.84
Graco                 Ultraclear Nursery Monitor          2700LW                $21.70       1           $21.70              $34.95
                                                                           ------------        -------------------------------------
Graco                                                                            1,374               $76,558.95         $114,202.08
                                                                           ------------        -------------------------------------
Video Technology
----------------------
Video Technology      Alphabet Apple                      26800                 $13.60      97        $1,319.20           $1,935.15
Video Technology      L.S. Pop and Sing Apple             38200                  $6.16      68          $418.88             $676.60
Video Technology      Little Smart 123 Bee                31400                  $7.91      59          $466.69             $764.05
Video Technology      Little Smart Baby Talk Discove      38600                 $15.18      47          $713.46           $1,172.65
Video Technology      Little Smart First Steps Plus       17700                 $41.60     113        $4,700.80           $6,209.35
Video Technology      Little Smart My Butterfly           19700                  $6.30      87          $548.10             $865.65
Video Technology      Little Smart Pull 'n Play Phon      25400                 $11.90      86        $1,023.40           $1,629.70
Video Technology      Little Smart Sing 'n Smile Pal      29000                 $17.90     127        $2,273.30           $3,168.65
Video Technology      Little Smart Soft Songs Baby P      39100                  $7.08      71          $502.68             $848.45
Video Technology      Little Smart Sort 'n Go Car         23200                 $12.00      65          $780.00           $1,101.75
Video Technology      Little Smart Spin 'n Grin Snai      31500                 $15.18      48          $728.64           $1,197.60
Video Technology      Little Smart Swim and Shapes        37700                 $10.39      59          $613.01           $1,472.05
Video Technology      Little Smart Tiny Tot Driver        17100                 $17.30     100        $1,730.00           $2,495.00
Video Technology      Smart Light-Up Carousel             25800                 $17.60      88        $1,548.80           $2,195.60
Video Technology      Tiny Touch Phone Plus               19800                  $9.90     193        $1,910.70           $2,885.35
                                                                           ------------        -------------------------------------
Video Technology                                                                 1,308               $19,277.66          $28,617.60
                                                                           ------------        -------------------------------------
Eddie Bauer
----------------------
Eddie Bauer           3 In 1 Car Seat - Black             02-537EBK             $95.95      30        $2,878.50           $4,498.80
Eddie Bauer           3 In 1 Car Seat - Blue              02-537EBL             $95.95      75        $7,196.25          $11,247.00
Eddie Bauer           3 in 1 Car Seat - Green             02-537EBG             $95.95      42        $4,029.90           $6,297.90
Eddie Bauer           5-Point Convertible Car Seat -      02-875EBG             $52.40      47        $2,462.80           $3,522.65
Eddie Bauer           5-Point Convertible Car Seat -      02-875EBG             $52.40      47        $2,462.80           $3,757.65
Eddie Bauer           5-Point Convertible Car Seat -      02-875EBK             $52.40     139        $7,283.60          $10,418.05
Eddie Bauer           5-Point Convertible Car Seat -      02-875EBK             $52.40     139        $7,283.60          $11,113.05
Eddie Bauer           Adventurer Auto Booster Seat -      02-429EBK             $19.75      12          $237.00             $359.40
Eddie Bauer           Adventurer Auto Booster Seat -      02-429EBK             $19.75      12          $237.00             $359.52
Eddie Bauer           All-Terrain Stroller/Turnabout      01-777EBK            $137.95      24        $3,310.80           $5,279.76
Eddie Bauer           All-Terrain Travel System           01-777EBM            $131.50       1          $131.50             $189.96
Eddie Bauer           Booster Head Support - Tan          02-A17TAN             $12.50       1           $12.50              $19.95
Eddie Bauer           Eddie Bauer 5-Point Carseat -       2875EBL               $49.95      31        $1,548.45           $2,323.45
Eddie Bauer           High Back Auto Booster Seat -       2849EBK               $45.40      72        $3,268.80           $5,036.40
Eddie Bauer           High Back Auto Booster Seat -       2849EBK               $45.40      72        $3,268.80           $5,038.56
Eddie Bauer           High Back Auto Booster Seat -       2849EBL               $45.40      93        $4,222.20           $6,505.35
Eddie Bauer           High Back Auto Booster Seat -       2849EBL               $45.40      93        $4,222.20           $6,508.14
Eddie Bauer           High Back Auto Booster Seat-Gr      2849EBG               $45.40      85        $3,859.00           $5,948.30
Eddie Bauer           Overhead Shield Convertible Ca      02-870EBL             $60.45     118        $7,133.10          $10,260.10
Eddie Bauer           Overhead Shield Convertible Ca      02-870EBL             $60.45     118        $7,133.10          $10,615.28
                                                                           ------------        -------------------------------------
Eddie Bauer                                                                      1,251               $72,181.90         $109,299.27
                                                                           ------------        -------------------------------------
Drypers
----------------------
Drypers               1 Case of Jumbo Diaper Packs -      39052                 $30.92      54        $1,669.68           $1,833.30
Drypers               1 Case of Jumbo Diaper Packs -      39078                 $30.92     105        $3,246.60           $3,564.75
Drypers               Aloe Vera Wipes - 80 Count Tub      78578                  $2.15     313          $672.95             $923.35
Drypers               Resealable Baby Wipes Refill P      79560                  $3.90      56          $218.40             $277.20
Drypers               Training Pants with Aloe Vera       41032                  $4.70     366        $1,720.20           $1,453.02
Drypers               Training Pants with Aloe Vera       41058                  $4.70     307        $1,442.90           $1,218.79
                                                                           ------------        -------------------------------------
Drypers                                                                          1,201                $8,970.73           $9,270.41
                                                                           ------------        -------------------------------------


Let's Learn Educatio
----------------------
Let's Learn Educatio  Dice With Holes and Cones           LLT183                $10.60     144        $1,526.40           $2,872.80
Let's Learn Educatio  Giant Road Map                      LLT124                $12.50      67          $837.50           $1,671.65
Let's Learn Educatio  Hopscotch Playmat                   LLT121                $12.50      78          $975.00           $1,946.10
Let's Learn Educatio  Multi Dressing Cube                 LLT220                $10.00     230        $2,300.00           $4,588.50
Let's Learn Educatio  My First Bowling Game               LLT192                $10.00     260        $2,600.00           $3,894.80
Let's Learn Educatio  Puzzle Shaper Sorter Cube           LLT200                $10.60     142        $1,505.20           $2,832.90
Let's Learn Educatio  Roobix Cube                         LLT221                $10.00     265        $2,650.00           $5,286.75
                                                                           ------------        -------------------------------------
Let's Learn Educatio                                                             1,186               $12,394.10          $23,093.50
                                                                           ------------        -------------------------------------
Battat
----------------------
Battat                Activity Puzzle Box                 BB2311                $10.30      98        $1,009.40           $1,662.08
Battat                Bath Buddies                        BB5600                 $4.25     125          $531.25             $993.75
Battat                Cement Truck                        BB3630                 $6.70     174        $1,165.80           $2,253.30
Battat                Dump Truck                          BB3660                 $6.70     174        $1,165.80           $2,253.30
Battat                Fire Truck                          BB3650                 $6.70     173        $1,159.10           $2,240.35
Battat                Musical Mat                         BB5792                $10.30     137        $1,411.10           $2,733.15
Battat                Playroom Divider                    BBsx9401              $90.00      15        $1,350.00           $2,249.25
Battat                Pound A Ball                        BB3004                 $7.75     122          $945.50           $1,823.90
Battat                Round Bells                         453039                $20.60     108        $2,224.80           $2,912.76
                                                                           ------------        -------------------------------------
Battat                                                                           1,126               $10,962.75          $19,121.84
                                                                           ------------        -------------------------------------
Hoopla By Andre
----------------------
Hoopla By Andre       Activity Robot Companion            AR600                 $15.00      51          $765.00           $1,527.45
Hoopla By Andre       Busy Bugs Activity Bar              BB-800                $10.00      21          $210.00             $418.95
Hoopla By Andre       Busy Garden Portable Activity       BG800                 $15.00      52          $780.00           $1,557.40
Hoopla By Andre       Busy Train Activity Mat             BT-215                $30.00       1           $30.00              $59.95
Hoopla By Andre       Hoopla Baby Whoozit                 WZ-320                 $5.00     228        $1,140.00           $2,040.60
Hoopla By Andre       Hoopla Qubix                        QU-700                $15.00     214        $3,210.00           $6,409.30
Hoopla By Andre       Hoopla Wigloo                       WG-300                 $7.50      61          $457.50             $911.95
Hoopla By Andre       Hoopla Zoolu                        BB-300                $12.50      91        $1,137.50           $2,270.45
Hoopla By Andre       Spot's Fire Truck Express           FT500                 $40.00      24          $960.00           $1,678.80
Hoopla By Andre       Whoozit                             WZ-300                $10.00     119        $1,190.00           $2,374.05
Hoopla By Andre       Whoozit Bumper Book                 WZ-800                $12.50      69          $862.50           $1,698.09
Hoopla By Andre       Whoozit Playmat                     WZ200                 $30.00      30          $900.00           $1,648.50
Hoopla By Andre       Zoom & Go Activity Bar              ZM100                 $10.00     135        $1,350.00           $2,693.25
                                                                           ------------        -------------------------------------
Hoopla By Andre                                                                  1,096               $12,992.50          $25,288.74
                                                                           ------------        -------------------------------------
North American Bear
----------------------
North American Bear   15" Flatjack                        8083                  $11.50      92        $1,058.00           $1,794.92
North American Bear   15" Flatophant                      1325                  $11.50      88        $1,012.00           $1,716.88
North American Bear   15" Flatopotamus                    1322                  $11.50      96        $1,104.00           $2,203.20
North American Bear   Angel Baby Mobile                   1566                  $27.00      34          $918.00           $1,596.30
North American Bear   Bunny Lounger                       3470                  $75.00      11          $825.00           $1,649.45
North American Bear   Enchanted Sea Mirror                1795                  $11.00      24          $264.00             $550.80
North American Bear   Enchanted Sea Mobile                1788                  $27.00      24          $648.00           $1,318.80
North American Bear   Flatso Mobile                       1484                  $27.00      25          $675.00           $1,173.75
North American Bear   Flatso Pull Downs                   1818                  $12.00      24          $288.00             $598.80
North American Bear   Flatso Pull Downs                   1819                  $12.00      24          $288.00             $598.80
North American Bear   Flatso Pull Downs                   1820                  $12.00      24          $288.00             $598.80
North American Bear   Fleece Blanket with Squeaker T      1721                  $10.00      80          $800.00           $1,596.00
North American Bear   Hush Little Baby Activity Book      1717                  $20.00     100        $2,000.00           $3,396.00
North American Bear   It's Pouring Kittens and Puppi      1584                  $20.00      22          $440.00             $878.90
North American Bear   Kitty Couch Lounger                 2535                  $75.00      11          $825.00           $1,649.45
North American Bear   Patch Bunny                         3274                  $18.00       5           $90.00             $157.05
North American Bear   Ride Em Horse                       3440                  $19.00      60        $1,140.00           $1,798.20
North American Bear   Satin Ears Musical Bunny            1466                  $14.00      54          $756.00           $1,328.94
North American Bear   Teenie Ted                          1719                   $7.00     105          $735.00           $1,569.75
North American Bear   Teenie Ted                          1720                   $7.00     108          $756.00           $1,614.60
North American Bear   Velveteenie Circus Mobile           1483                  $27.00      23          $621.00           $1,263.85



                                                                           ------------        -------------------------------------
North American Bear                                                              1,034               $15,531.00          $29,053.24
                                                                           ------------        -------------------------------------
Leap Frog
----------------------
Leap Frog             Alphabet Pal                        46000                 $14.50     109        $1,580.50           $2,719.55
Leap Frog             Fun & Learn Phonics Bus             43000                 $18.00     138        $2,484.00           $3,169.86
Leap Frog             Hug & Learn Baby Tad                40000                 $18.00     114        $2,052.00           $2,847.72
Leap Frog             Hug & Learn Little Leap             34000                 $22.00     100        $2,200.00           $2,997.00
Leap Frog             Leap Pad Learning Center            57000                 $40.00     122        $4,880.00           $6,703.90
Leap Frog             LeapFrog Express                    25000                 $16.50      99        $1,633.50           $2,274.03
Leap Frog             Phonics Desk                        12000                 $34.00     241        $8,194.00           $9,150.77
Leap Frog             Telephonics                         44000                 $17.50      95        $1,662.50           $2,563.10
                                                                           ------------        -------------------------------------
Leap Frog                                                                        1,018               $24,686.50          $32,425.93
                                                                           ------------        -------------------------------------
Tyco
----------------------
Tyco                  Collector's Edition Talking Ke      39787                 $23.99      84        $2,015.16           $2,935.80
Tyco                  Elmo's Talking CD Player            37124                  $7.80     118          $920.40           $1,058.46
Tyco                  Grow & Go Play Gym                  34615                 $27.99     118        $3,302.82           $4,714.10
Tyco                  Melody Minivan                      39308                  $7.82     132        $1,032.24           $1,184.04
Tyco                  Quack & Waddle Rubber Duckie        39238                  $7.95     101          $802.95             $905.97
Tyco                  Sesame Street Pirate Ship           39298                  $6.63     108          $716.04           $1,398.60
Tyco                  Sesame Street Tub Puzzle            39646                  $5.95      89          $529.55             $885.55
Tyco                  Stroller Pals                       32119                  $4.80      32          $153.60             $286.72
Tyco                  Surprise Sounds Play Store          33044                 $22.50     126        $2,835.00           $3,773.70
Tyco                  Walk 'n Talk Big Bird               33653                 $24.99      12          $299.88             $359.64
Tyco                  Walk 'n Talk Cookie Monster         33654                 $24.99       4           $99.96             $119.88
Tyco                  Wave Rider Elmo                     39474                  $5.40      81          $437.40             $805.95
                                                                           ------------        -------------------------------------
Tyco                                                                             1,005               $13,145.00          $18,428.41
                                                                           ------------        -------------------------------------
Workman Publishing
----------------------
Workman Publishing    97 Ways To Make A Baby Laugh        761107363              $3.47      50          $173.50             $295.50
Workman Publishing    Go To Bed, Fred                     761105255              $8.47      32          $271.04             $461.12
Workman Publishing    Labor Day                           761102425              $4.47      85          $379.95             $646.85
Workman Publishing    Meditations For New Mothers         1563051818             $3.47     135          $468.45             $797.85
Workman Publishing    Oh My Oh My Oh Dinosaurs            1563054418             $3.47      48          $166.56             $283.68
Workman Publishing    One, Two, Three!                    1563054442             $3.47      52          $180.44             $307.32
Workman Publishing    Peek-A-Boo, Lizzy Lou!              076110948X             $8.47      10           $84.70             $144.10
Workman Publishing    The Complete Book of Breastfee      1153                   $5.47     107          $585.29             $996.17
Workman Publishing    The New Age Baby Name Book          10232W                 $4.97     113          $561.61             $955.98
Workman Publishing    What To Eat When You're Expect      894800159              $4.47      41          $183.27             $312.01
Workman Publishing    What To Expect Gift Set             761117881             $12.95      88        $1,139.60           $1,941.28
Workman Publishing    What to Expect the First Year       1577                   $6.97      28          $195.16             $332.08
Workman Publishing    What to Expect The Toddler Yea      1994                   $7.97      79          $629.63           $1,071.24
Workman Publishing    What to Expect When You're Exp      1829                   $8.00     121          $968.00           $1,445.95
                                                                           ------------        -------------------------------------
Workman Publishing                                                                 989                $5,987.20           $9,991.13
                                                                           ------------        -------------------------------------
Summer
----------------------
Summer                Bath Mobile                         2002                   $9.00     170        $1,530.00           $2,881.50
Summer                Bounce N' Play with Mothers To      1404                  $25.18      47        $1,183.46           $2,347.65
Summer                Music N' Motion Bouncer Seat        1205                  $13.54      48          $649.92           $1,197.60
Summer                Pastel Stroller Mates               5885                   $7.50     164        $1,230.00           $2,123.80
Summer                Primary Car Seat Circus             5110                   $9.00     154        $1,386.00           $2,152.92
Summer                Primary Infant Carrier Play Ce      5300                   $4.75     154          $731.50           $1,378.30
Summer                Primary Stroller Mates              5880                   $7.50     221        $1,657.50           $2,861.95
                                                                           ------------        -------------------------------------
Summer                                                                             958                $8,368.38          $14,943.72
                                                                           ------------        -------------------------------------
Wimmer-Ferguson
----------------------
Wimmer-Ferguson       3 in 1 Triangle Toy                 W27                   $10.00     126        $1,260.00           $2,513.70
Wimmer-Ferguson       Black/White Mobile with Color       W8                    $13.00      53          $689.00           $1,322.35
Wimmer-Ferguson       Car Seat Gallery                    W10                    $5.93      17          $100.81             $203.15
Wimmer-Ferguson       Discover and Go Playmat             W24                   $22.50     119        $2,677.50           $4,754.05
Wimmer-Ferguson       Double Feature Mirror               W3                    $16.15      36          $581.40           $1,222.20
Wimmer-Ferguson       Infant Stim-Mobile                  W4                    $10.00      76          $760.00           $1,516.20


Wimmer-Ferguson       Mind-Shapes Set                     W17                   $10.00     153        $1,530.00           $3,052.35
Wimmer-Ferguson       My First Photo Album                W-29                   $6.00      22          $132.00             $262.90
Wimmer-Ferguson       Nursery Novel                       W-13                   $6.00     133          $798.00           $1,589.35
Wimmer-Ferguson       Pattern Stackers                    W30                   $10.00     139        $1,390.00           $2,773.05
Wimmer-Ferguson       Pattern-Play                        W2                     $6.25      28          $175.00             $334.60
Wimmer-Ferguson       Wimmer Worm                         W31                    $5.00      56          $280.00             $557.20
                                                                           ------------        -------------------------------------
Wimmer-Ferguson                                                                    958               $10,373.71          $20,101.10
                                                                           ------------        -------------------------------------
Brio
----------------------
Brio                  Fast Fire Truck                     45311                 $12.50     103        $1,287.50           $2,569.85
Brio                  Front End Loader - Yellow           31622                  $5.00     142          $710.00           $1,412.90
Brio                  Land and Water Plane                45012                  $6.25     132          $825.00           $1,709.40
Brio                  Land and Water Tug Boat             45010                  $6.25     133          $831.25           $1,722.35
Brio                  Racing Truck Set                    45315                 $17.50      94        $1,645.00           $3,285.30
Brio                  Shape Sorter School Bus             45310                 $12.50     108        $1,350.00           $2,048.76
Brio                  Tractor Backhoe and Front Load      31614                 $10.00     139        $1,390.00           $2,773.05
Brio                  Tractor Trailer Loader Yellow       31644                 $12.50     105        $1,312.50           $2,619.75
                                                                           ------------        -------------------------------------
Brio                                                                               956                $9,351.25          $18,141.36
                                                                           ------------        -------------------------------------
Cotton Tales
----------------------
Cotton Tales          Adirondacks 5 Piece Set             80146                $146.00      15        $2,190.00           $3,479.25
Cotton Tales          Adirondacks Crib Blanket            9146                  $17.00       2           $34.00              $53.90
Cotton Tales          Adirondacks Diaper Stacker          25546                 $22.00       2           $44.00              $62.90
Cotton Tales          Adirondacks Fitted Sheet            8946                  $12.00       2           $24.00              $39.90
Cotton Tales          Adirondacks Hamper                  8846                  $33.00       1           $33.00              $47.65
Cotton Tales          Adirondacks Lamp & Shade Stand      10446                 $28.00       7          $196.00             $307.65
Cotton Tales          Adirondacks Pillow Button           9646                  $11.00       3           $33.00              $48.45
Cotton Tales          Adirondacks Pillow Tie              9546                  $10.00       4           $40.00              $57.40
Cotton Tales          Adirondacks Sponge and Paint K      46000                 $18.00       1           $18.00              $25.15
Cotton Tales          Adirondacks Wall Hanging            93846                 $30.00       6          $180.00             $287.70
Cotton Tales          Balboa Blue 5 Piece Set with D      80145                $114.00       2          $228.00             $359.90
Cotton Tales          Balboa Blue Fitted Sheet            8945                  $10.00       4           $40.00              $59.80
Cotton Tales          Balboa Blue Hamper                  8845                  $30.00       1           $30.00              $43.16
Cotton Tales          Balboa Blue Musical Mobile          35545                 $28.00       3           $84.00             $134.85
Cotton Tales          Balboa Blue Pillow Patchwork        9645                  $10.00       1           $10.00              $14.95
Cotton Tales          Balboa Blue Sponge and Paint K      45000                 $17.00       4           $68.00              $97.00
Cotton Tales          Balboa Blue Valance Straight        93545                 $16.00       3           $48.00              $70.05
Cotton Tales          Balboa Blue Wall Hanging Sail       35445                 $35.00       3          $105.00             $151.05
Cotton Tales          Balboa Blush 5 Piece Set            80144                $114.00       1          $114.00             $180.95
Cotton Tales          Balboa Blush Musical Mobile         35544                 $28.00       1           $28.00              $44.95
Cotton Tales          Balboa Blush Wall Hanging Orga      35444                 $26.00       1           $26.00              $37.75
Cotton Tales          Black & White Portraits Musica      35520                 $29.00       3           $87.00             $116.85
Cotton Tales          Blue Beary 5 Piece Set Plus 1       81131                $110.00     115       $12,650.00          $16,788.85
Cotton Tales          Blue Beary Hamper                   8834                  $23.00      32          $736.00             $990.40
Cotton Tales          Blue Beary Musical Mobile           35536                 $28.00      24          $672.00             $886.80
Cotton Tales          Blue Beary Pillow                   9638                  $12.00      19          $228.00             $303.05
Cotton Tales          Blue Beary Wall Hanging/Organi      35436                 $40.00      36        $1,440.00           $1,906.20
Cotton Tales          Buttermilk Floral Pillow Flora      9564                  $14.00       2           $28.00              $55.90
Cotton Tales          Buttermilk Floral Pillow Patch      9664                  $14.00       2           $28.00              $55.90
Cotton Tales          Buttermilk Lamp & Shade Night       10562                 $18.00       1           $18.00              $32.35
Cotton Tales          Buttermilk Lamp & Shade Standa      10462                 $26.00       1           $26.00              $46.75
Cotton Tales          Buttermilk Musical Mobile           35562                 $32.00       1           $32.00              $63.95
Cotton Tales          Diane Canopy                        32259CT               $66.00       1           $66.00              $90.85
Cotton Tales          Diane Comforter                     32059                 $64.00       1           $64.00              $90.85
Cotton Tales          Diane Fitted Sheet                  38959                 $10.00       2           $20.00              $31.90
Cotton Tales          Diane Valance                       93422                 $18.00       1           $18.00              $26.05
Cotton Tales          Fitted Sheet for Buttermilk &       8962                  $18.00       1           $18.00              $35.95
Cotton Tales          Go Fish Balloon Valance             93490                 $22.00       1           $22.00              $26.95
Cotton Tales          Go Fish Comforter                   10090                 $45.00       1           $45.00              $53.95



Cotton Tales          Go Fish Lamp & Shade                8790                  $35.00       2           $70.00              $84.50
Cotton Tales          Go Fish Pillow                      9690                  $12.00       1           $12.00              $14.35
Cotton Tales          Kentucky Derby 4 Piece Crib Se      80084                $165.00      11        $1,815.00           $3,024.45
Cotton Tales          Kentucky Derby Hamper               8884                  $36.00       3          $108.00             $179.85
Cotton Tales          Kentucky Derby Toy Bag              35685                 $34.00       6          $204.00             $341.70
Cotton Tales          Kentucky Derby Wallhanging Org      35484                 $35.00       6          $210.00             $353.70
Cotton Tales          London 4 Piece Set with Patchw      80050                $127.00       4          $508.00             $719.80
Cotton Tales          London Musical Mobile               35551                 $29.00       1           $29.00              $45.95
Cotton Tales          London Valance                      93551                 $20.00       3           $60.00              $83.55
Cotton Tales          London Wall Hanging/Organizer       35451                 $28.00       1           $28.00              $40.45
Cotton Tales          Painted Patch Comforter - Hand      40024                 $45.00       1           $45.00              $59.95
Cotton Tales          Painted Patch Diaper Stacker        40524                 $18.00       2           $36.00              $47.90
Cotton Tales          Painted Patch Dust Ruffle           09024                 $21.00       1           $21.00              $27.95
Cotton Tales          Painted Patch Valance               93424                 $18.00       9          $162.00             $215.55
Cotton Tales          Picnic 4 Sided Bumper               10175                 $58.00       1           $58.00              $92.95
Cotton Tales          Picnic 5 Piece Set                  80175                $165.00       2          $330.00             $523.90
Cotton Tales          Picnic Fabric                       9775                  $15.00       1           $15.00              $22.45
Cotton Tales          Picnic Hamper                       8875                  $30.00       1           $30.00              $43.15
Cotton Tales          Picnic Lamp & Shade Standard        10475                 $28.00       5          $140.00             $202.25
Cotton Tales          Picnic Musical Mobile               35575                 $31.00       4          $124.00             $199.80
Cotton Tales          Picnic Pillow Floral                9575                   $9.00       2           $18.00              $29.90
Cotton Tales          Picnic Straight Valance             93575                 $20.00       3           $60.00              $92.85
Cotton Tales          Picnic Wall Hanging Organizer       35475                 $24.00       1           $24.00              $37.95
Cotton Tales          Pique Pinwheels 5 Piece Set         80197                $140.00       5          $700.00           $1,104.75
Cotton Tales          Pique Pinwheels Hamper              8897                  $30.00       2           $60.00              $86.32
Cotton Tales          Pique Pinwheels Musical Mobile      35597                 $29.00       1           $29.00              $45.95
Cotton Tales          Rasp Beary 5 Piece Set Plus 1       81133                $110.00     180       $19,800.00          $26,271.00
Cotton Tales          Rasp Beary Dolly Wall Hanging       35939                 $30.00       2           $60.00              $79.90
Cotton Tales          Rasp Beary Hamper                   8835                  $14.40      35          $504.00           $1,083.25
Cotton Tales          Rasp Beary Musical Mobile           35535                 $28.00      21          $588.00             $775.95
Cotton Tales          Rasp Beary Pillow                   9639                  $12.00      18          $216.00             $287.10
Cotton Tales          Rasp Beary Wall Border              37999                 $11.00      22          $242.00             $328.90
Cotton Tales          Rasp Beary Wall Hanging/Organi      35435                 $40.00      33        $1,320.00           $1,549.35
Cotton Tales          Sage Linen Pillow Patchwork         9571                  $10.00       1           $10.00              $19.95
Cotton Tales          Sage Linen Valance Straight         93571                 $26.00       2           $52.00              $93.50
Cotton Tales          Sassy Crib Blanket                  9101                  $15.00       1           $15.00              $19.95
Cotton Tales          Sassy Diaper Stacker                25501                 $17.00       1           $17.00              $22.95
Cotton Tales          Sassy Fitted Sheet                  8901                  $10.00       1           $10.00              $13.95
Cotton Tales          Sassy Musical Mobile                35501                 $28.00       2           $56.00              $73.90
Cotton Tales          Sassy Pillow                        9601                  $12.00       1           $12.00              $15.95
Cotton Tales          Sassy Valance                       93435                 $19.00       5           $95.00             $129.75
Cotton Tales          Sassy Wall Hanging/ Bunny Pock      35401                 $30.00       1           $30.00              $39.95
Cotton Tales          Shooting Stars 4 Piece Set          80099                $116.00       1          $116.00             $180.95
Cotton Tales          Shooting Stars 5 Piece Set          80199                $125.00       3          $375.00             $587.85
Cotton Tales          Shooting Stars Comforter            10099                 $48.00       1           $48.00              $75.95
Cotton Tales          Shooting Stars Diaper Stacker       25599                 $18.00       3           $54.00              $75.45
Cotton Tales          Shooting Stars Fabric               9899                  $17.00       1           $17.00              $26.05
Cotton Tales          Shooting Stars Fitted Sheet         8999                  $12.00      11          $132.00             $208.45
Cotton Tales          Shooting Stars Hamper               8899                  $28.00       3           $84.00             $118.68
Cotton Tales          Shooting Stars Musical Mobile       35599C                $28.00       6          $168.00             $263.70
Cotton Tales          Shooting Stars Valance              93499                 $22.00      11          $242.00             $345.95
Cotton Tales          Sun Fish  5 Piece Set               80155                 $75.00      69        $5,175.00           $6,896.55
Cotton Tales          Sun Fish 3 Piece Wall Hanging       93955                 $19.20      24          $460.80             $718.80
Cotton Tales          Sun Fish Hamper                     8855                  $24.00      19          $456.00             $607.05
Cotton Tales          Sun Fish Musical Mobile             35555                 $17.40      18          $313.20             $701.10
Cotton Tales          Sun Fish Pillow                     9655                   $6.00      22          $132.00             $219.34
Cotton Tales          Sutton Place Diaper Stacker         25518                 $19.00       1           $19.00              $29.95



Cotton Tales          Sutton Place Musical Mobile         35518                 $30.00       1           $30.00              $47.95
Cotton Tales          Sutton Place Pillow Chenille        9518S                 $13.00       1           $13.00              $20.95
Cotton Tales          Sutton Place Sponge and Paint       18000                 $17.00       1           $17.00              $23.35
Cotton Tales          Tall Cotton 5 Piece Set             80110                $130.00       1          $130.00             $205.95
Cotton Tales          Tall Cotton Comforter               10010                 $47.00       1           $47.00              $74.95
Cotton Tales          Tall Cotton Crib Blanket            9110                  $15.00       1           $15.00              $22.95
Cotton Tales          Tall Cotton Dust Ruffle             9010                  $22.00       1           $22.00              $34.95
Cotton Tales          Tall Cotton Fitted Sheet            8910                  $10.00       1           $10.00              $15.95
Cotton Tales          Tall Cotton Lamp & Shade            8710                  $30.00       1           $30.00              $43.15
Cotton Tales          Tall Cotton Lampshade (Flat)        9710                  $11.00       1           $11.00              $15.25
Cotton Tales          Tall Cotton Musical Mobile          35510                 $29.00       4          $116.00             $183.80
Cotton Tales          Tall Cotton Valance                 93410                 $20.00       6          $120.00             $172.50
                                                                           ------------        -------------------------------------
Cotton Tales                                                                       929               $56,047.00          $77,652.55
                                                                           ------------        -------------------------------------
Rich Frog
----------------------
Rich Frog             Animal Bath Set                     4204                   $6.00     102          $612.00           $1,016.94
Rich Frog             Animal Bath Set                     4205                   $6.00     104          $624.00           $1,036.88
Rich Frog             Decorated Wooden Hanger Sets        2124                   $9.50      82          $779.00           $1,063.54
Rich Frog             Decorated Wooden Hanger Sets        2125                   $9.50     105          $997.50           $1,361.85
Rich Frog             Decorated Wooden Pajama Rack        2159                   $4.25      97          $412.25             $676.09
Rich Frog             Decorated Wooden Pajama Rack        2160                   $4.25     101          $429.25             $703.97
Rich Frog             Mommy & Baby Duck Bath Toy          4003                   $2.00      29           $58.00             $172.55
Rich Frog             Terry Animals                       5055                   $6.95     106          $736.70           $1,347.26
Rich Frog             Terry Animals                       5056                   $6.95     101          $701.95           $1,283.71
Rich Frog             Terry Animals                       5059                   $6.95      96          $667.20           $1,220.16
                                                                           ------------        -------------------------------------
Rich Frog                                                                          923                $6,017.85           $9,882.95
                                                                           ------------        -------------------------------------
Baby Spa
----------------------
Baby Spa              Baby Bubbles                        BB16                   $7.00      53          $371.00             $739.35
Baby Spa              Baby Massage Oil                    BM04                   $6.00     128          $768.00           $1,529.60
Baby Spa              Baby Soft Lotion                    BS08                   $6.00     129          $774.00           $1,541.55
Baby Spa              BabyBathers(TM)                     GL10                   $7.50      58          $435.00             $867.10
Baby Spa              Babygift(TM)                        GB10                  $40.00       8          $320.00             $639.60
Baby Spa              BabyWash(TM)                        BW08                   $5.00     125          $625.00           $1,243.75
Baby Spa              Bath Essentials                     BG20                  $18.50      70        $1,295.00           $2,586.50
Baby Spa              Cotton Terry Velour Baby Robe       RB20                  $17.50      27          $472.50             $943.65
Baby Spa              Cotton Terry Velour Baby Robe       RB21                  $17.50      35          $612.50           $1,223.25
Baby Spa              Fussytime(TM)                       FT02                   $4.00     133          $532.00           $1,057.35
Baby Spa              Massage Essentials                  BG21                  $17.50      59        $1,032.50           $1,768.82
                                                                           ------------        -------------------------------------
Baby Spa                                                                           825                $7,237.50          $14,140.52
                                                                           ------------        -------------------------------------
Lights Camera Intera
----------------------
Lights Camera Intera  Alphabet Train Peg                  109                    $7.49      94          $704.06           $1,194.74
Lights Camera Intera  Beginner Puzzle Collection & S      124                   $34.99      58        $2,029.42           $3,448.68
Lights Camera Intera  Farm Fuzzy Puzzle                   30                     $5.99      79          $473.21             $802.64
Lights Camera Intera  Jumbo Knob Baby Pets                64                     $6.49      92          $597.08           $1,012.92
Lights Camera Intera  Jumbo Knob Farm                     67                     $6.49      92          $597.08           $1,012.92
Lights Camera Intera  Jumbo Knob Large Farm               310                    $9.99      68          $679.32           $1,153.28
Lights Camera Intera  Jumbo Knob Large Shapes             123                    $9.99      63          $629.37           $1,068.48
Lights Camera Intera  Jumbo Knob Zoo                      66                     $6.49      96          $623.04           $1,056.96
Lights Camera Intera  Jungle Fuzzy Puzzy                  33                     $5.99      90          $539.10             $914.40
Lights Camera Intera  Pets Fuzzy Puzzle                   37                     $5.99      93          $557.07             $944.88
                                                                           ------------        -------------------------------------
Lights Camera Intera                                                               825                $7,428.75          $12,609.90
                                                                           ------------        -------------------------------------
Small World Toys
----------------------
Small World Toys      Farm Puzzle                         2501                   $5.00     192          $960.00           $1,624.32
Small World Toys      Fire Truck Puzzle                   2548                   $5.00     104          $520.00             $879.84
Small World Toys      Neighborhood Puzzle                 2206                   $4.10      49          $200.90             $331.24
Small World Toys      Shapes Puzzle                       2537                   $5.00      83          $415.00             $702.18
Small World Toys      Vehicle Puzzle                      2504                   $5.00      89          $445.00             $752.94
Small World Toys      Wooden Alphabet Blocks              2409821                $7.65     119          $910.35           $1,779.05


Small World Toys      Wooden Unit Blocks - 30 Pieces      829740                $17.85     139        $2,481.15           $4,163.05
                                                                           ------------        -------------------------------------
Small World Toys                                                                   775                $5,932.40          $10,232.62
                                                                           ------------        -------------------------------------
Playhut
----------------------
Playhut               Big Yellow Bus                      71768                 $23.00     136        $3,128.00           $5,433.20
Playhut               Collapsible Portable Infant Nu      71231                 $16.75     220        $3,685.00           $6,589.00
Playhut               Crawl 'N Play                       71824                 $22.50      71        $1,597.50           $2,836.45
Playhut               Fire Engine                         71781                 $23.00      66        $1,518.00           $2,372.70
Playhut               Game Center Jr.                     40027                 $16.50      78        $1,287.00           $2,336.10
Playhut               Magic Kubes                         71701                 $20.50       1           $20.50              $27.95
Playhut               Shoot-A-Round Jr.                   40009                  $9.75     171        $1,667.25           $2,898.45
                                                                           ------------        -------------------------------------
Playhut                                                                            743               $12,903.25          $22,493.85
                                                                           ------------        -------------------------------------
Century Products
----------------------
Century Products      1000ste Car Seat - Birds Eye N      44161BEN              $37.00      39        $1,443.00           $2,338.05
Century Products      3500STE Room To Grow Car Seat       44388CMD              $52.00      48        $2,496.00           $3,597.60
Century Products      4 in 1 Travel System with 5 Po      11-941WNR            $119.00      93       $11,067.00          $15,062.28
Century Products      Bravo Infant/Toddler Car Seat       44620KDF              $84.00      11          $924.00           $1,319.45
Century Products      Breverra Ascend SE Booster Car      44892BRD              $51.00     100        $5,100.00           $7,495.00
Century Products      Breverra Contour Booster Car S      4875NVS01             $52.00       1           $52.00              $67.46
Century Products      Fold 'N Go Care Center - My Te      10-751MYT             $74.20      49        $3,635.80           $5,387.55
Century Products      Fold N Go Lullabye Center/Play      10-765MDS             $83.00      11          $913.00           $1,319.45
Century Products      NextStep DX Stage II Car Seat       44931CKR              $79.00      60        $4,740.00           $7,197.00
Century Products      SmartFit Infant Car Seat - Par      4527PAB               $45.00      16          $720.00           $1,119.20
Century Products      SmartFit Infant Car Seat - Zip      4545ZZO               $37.00      43        $1,591.00           $2,577.85
Century Products      SmartFit Plus 5 Infant Car Sea      41320NAN              $51.00      86        $4,386.00           $6,445.70
Century Products      SmartFit(TM)Elite Infant Car Sea    4543WNR               $52.00     141        $7,332.00          $10,567.95
Century Products      SmartMove(R)5-Point with Tether     44709FOX              $77.00      22        $1,694.00           $2,638.90
                                                                           ------------        -------------------------------------
Century Products                                                                   720               $46,093.80          $67,133.44
                                                                           ------------        -------------------------------------
Pappa Geppeto's Toys
----------------------
Pappa Geppeto's Toys  BoboBall - Polka Dots               BO2                    $7.50      84          $630.00           $1,087.80
Pappa Geppeto's Toys  Chicken Woogle                      WG400                  $6.00     123          $738.00             $980.31
Pappa Geppeto's Toys  Mr. Noodles                         MRN1000                $7.50      60          $450.00             $897.00
Pappa Geppeto's Toys  Skwish Classic                      SK2                    $8.50     147        $1,249.50           $2,491.65
Pappa Geppeto's Toys  Train Tug Toy                       TT600                 $15.00      41          $615.00           $1,022.95
Pappa Geppeto's Toys  Twimble                             R-11                   $4.50     135          $607.50           $1,208.25
Pappa Geppeto's Toys  Winkel                              WN1                    $6.00     128          $768.00           $1,273.60
                                                                           ------------        -------------------------------------
Pappa Geppeto's Toys                                                               718                $5,058.00           $8,961.56
                                                                           ------------        -------------------------------------
Hoohobbers
----------------------
Hoohobbers            Baby Check Blanket Gift Set         31760                 $17.00      46          $782.00           $1,377.70
Hoohobbers            Baby Check Moses Basket             31660                 $60.00       1           $60.00             $119.95
Hoohobbers            Baby Rocker & Bib                   27160/29660           $35.00      36        $1,260.00           $2,518.20
Hoohobbers            Baby Rocker & Bib                   27163/29663           $35.00      34        $1,190.00           $2,378.30
Hoohobbers            Baby Rocker & Bib                   27166/29666           $35.00      36        $1,260.00           $2,518.20
Hoohobbers            Backpack Diaper Bag - Pastel C      25166                 $19.50      11          $214.50             $439.45
Hoohobbers            Backpack Diaper Bag - Trucks        25163                 $19.50      12          $234.00             $479.40
Hoohobbers            Basket Weave Blanket Gift Set       31716                 $17.00      45          $765.00           $1,145.25
Hoohobbers            Basket Weave Moses Basket           31630                 $60.00       6          $360.00             $719.70
Hoohobbers            Blocks Blanket Gift Set             31764                 $17.00      42          $714.00           $1,257.90
Hoohobbers            Citrus Canvas Booster Seat          20502                 $15.00      44          $660.00           $1,099.12
Hoohobbers            Citrus Canvas Fold-Up Rocker        24502                 $22.50      34          $765.00           $1,358.30
Hoohobbers            Denim Hooded Towel Gift Set         12111                 $12.50      39          $487.50             $895.05
Hoohobbers            Pastel Hooded Towel Gift Set        12107                 $12.50      31          $387.50             $711.45
Hoohobbers            Primary Canvas Booster Seat         20801                 $15.00      48          $720.00           $1,199.04
Hoohobbers            Primary Canvas Fold-Up Rocker       24801                 $22.50      40          $900.00           $1,598.00
Hoohobbers            Primary Check Blanket Gift Set      31761                 $17.00      54          $918.00           $1,456.92
Hoohobbers            Primary Hooded Towel Gift Set       12108                 $12.50      43          $537.50             $986.85
Hoohobbers            Rockin' and Rollin' Citrus Roc      14501                 $32.50      45        $1,462.50           $2,697.75
Hoohobbers            Rockin' and Rollin' Primary Ro      14901                 $32.50      48        $1,560.00           $2,877.60



Hoohobbers            White Eyelet Moses Basket           31605                 $60.00       1           $60.00             $119.95
                                                                           ------------        -------------------------------------
Hoohobbers                                                                         696               $15,297.50          $27,954.08
                                                                           ------------        -------------------------------------
Random House
----------------------
Random House          Babar The King                      394-80580-1            $7.00      36          $252.00             $428.40
Random House          Berenstain Bears Inside Outsid      394-81142-9            $3.99      36          $143.64             $244.44
Random House          Berenstain Bears Old Hat, New       394-80669-7            $3.99      36          $143.64             $244.44
Random House          Cat in the Hat                      394-80001-X            $3.99      29          $115.71             $196.91
Random House          Chic Simple Nursery                 679-43221-3            $6.25      14           $87.50             $148.82
Random House          Cookie Monster Furry Face Book      679-88831-4            $3.99      40          $159.60             $271.60
Random House          Dr. Seuss A-B-C                     394-80030-3            $3.99      29          $115.71             $196.91
Random House          Elmo Furry Face                     679-88830-6            $3.99      34          $135.66             $230.86
Random House          Elmo Wants A Bath                   679-83006-9            $2.49      33           $82.17             $164.67
Random House          Elmo's Mother Goose Board Book      375-80540-0            $2.49      35           $87.15             $148.40
Random House          Ernie Furry Face                    679-88833-0            $3.99      36          $143.64             $244.44
Random House          Fox in the Socks                    394-80038-9            $3.99      32          $127.68             $217.28
Random House          Frederick                           394-81040-6            $8.50      27          $229.50             $390.15
Random House          Green Eggs and Ham                  394-80016-8            $3.99      32          $127.68             $217.28
Random House          Grover's Own Alphabet Board Bo      375-80540-0            $2.49      35           $87.15             $148.40
Random House          Joy of Twins and Other Multipl      517-8807107            $8.00      18          $144.00             $305.10
Random House          Mother's Almanac, Revised           385-46877-6            $8.97      22          $197.34             $335.72
Random House          One Fish, Two Fish, Red Fish,       394-80013-3            $3.99      29          $115.71             $196.91
Random House          The Father's Almanac, Revised       385-42625-9            $8.97      19          $170.43             $289.94
Random House          The Snowman                         394-83973-0            $8.50      27          $229.50             $390.15
Random House          Thomas the Tank Engine              375-80533-8            $3.49      35          $122.15             $207.90
Random House          Thomas the Train Set                375-80224-X            $6.49      35          $227.15             $386.40
                                                                           ------------        -------------------------------------
Random House                                                                       669                $3,244.71           $5,605.12
                                                                           ------------        -------------------------------------
Benefactory
----------------------
Benefactory           Bentley and Blueberry Book and      16                     $4.97      72          $357.84             $644.40
Benefactory           Caesar book and Audio               86                     $4.97      72          $357.84             $644.40
Benefactory           Chessie the Travelin Man Book       67P                    $7.47      71          $530.37             $921.58
Benefactory           Chessie, The Travelin' Man Boo      65B-6V                 $7.97      72          $573.84           $1,033.20
Benefactory           Hope - Book and Plush               47P                    $7.47      72          $537.84             $968.40
Benefactory           Jasmine Book and Audio              26                     $4.97      72          $357.84             $644.40
Benefactory           Wolves in Yellowstone Book and      55B-5V                 $7.97     141        $1,123.77           $2,107.95
Benefactory           Wolves in Yellowstone Book and      57P                    $7.47      70          $522.90             $908.60
                                                                           ------------        -------------------------------------
Benefactory                                                                        642                $4,362.24           $7,872.93
                                                                           ------------        -------------------------------------
Combi International
----------------------
Combi International   Activity Rocker - Navy Diamond      97001                 $34.20      24          $820.80           $1,438.80
Combi International   Convenience Stroller - Animal       6100-2                $42.75      94        $4,018.50           $6,199.30
Combi International   Deluxe Tote Diaper Bag - Black      1850                  $18.00       2           $36.00              $73.90
Combi International   Fashion Diaper Bag - Black Mic      1601                  $15.30      13          $198.90             $454.35
Combi International   Gem Single Stroller - Zoo Art       5501C                 $59.00      26        $1,534.00           $1,870.96
Combi International   Kidsport Single Stroller - Cla      5702                  $46.05      30        $1,381.50           $1,888.80
Combi International   Legacy -Windsor Navy                552C                 $157.50      69       $10,867.50          $20,696.55
Combi International   Savvy Z Stroller - Leopard          2600-2               $126.00      95       $11,970.00          $18,995.25
Combi International   Savvy Z Stroller - Millenium        26003                $126.00      37        $4,662.00           $6,658.52
Combi International   Spirit Single Stroller - Count      456                  $144.00       1          $144.00             $269.95
Combi International   Traditional Diaper Bag -  Blac      1502                  $19.80       1           $19.80              $38.95
Combi International   Travel Savvy Stroller - Navy D      2100-0                $47.50      41        $1,947.50           $3,277.95
Combi International   Ultra Savvy - Black Diamond         27002                $169.20     135       $22,842.00          $37,793.25
Combi International   Ultra Savvy - Nautical Plaid        27001                $169.20      29        $4,906.80           $7,306.84
Combi International   Ultra Savvy '99 - Navy Crest        2500-0               $188.00       1          $188.00             $239.97
                                                                           ------------        -------------------------------------
Combi International                                                                598               $65,537.30         $107,203.34
                                                                           ------------        -------------------------------------
Britax
----------------------
Britax                Freeway Plus Toddler Car Seat       101-16               $102.00      15        $1,530.00           $2,549.25
Britax                Freeway Plus Toddler Car Seat       101-16               $102.00      15        $1,530.00           $2,549.40
Britax                Freeway Plus Toddler Car Seat       101-23                $60.00      31        $1,860.00           $5,269.38


Britax                Roundabout with Stabilization       161-12               $120.00      30        $3,600.00           $5,998.50
Britax                Roundabout with Stabilization       161-12               $120.00      30        $3,600.00           $5,998.80
Britax                Roundabout with Stabilization       161-12               $120.00      30        $3,600.00           $5,999.40
Britax                Roundabout with Stabilization       161-16               $120.00      31        $3,720.00           $6,198.45
Britax                Roundabout with Stabilization       161-16               $120.00      31        $3,720.00           $6,198.76
Britax                Roundabout with Stabilization       161-16               $120.00      31        $3,720.00           $6,199.38
Britax                Roundabout with Stabilization       161-17               $120.00      60        $7,200.00          $11,997.00
Britax                Roundabout with Stabilization       161-17               $120.00      60        $7,200.00          $11,997.60
Britax                Roundabout with Stabilization       161-17               $120.00      60        $7,200.00          $11,998.80
Britax                Roundabout with Stabilization       161-18               $120.00      50        $6,000.00           $9,997.50
Britax                Roundabout with Stabilization       161-18               $120.00      50        $6,000.00           $9,998.00
Britax                Roundabout with Stabilization       161-18               $120.00      50        $6,000.00           $9,999.00
Britax                Tether Connector                    63900                  $2.00       2            $4.00               $5.90
                                                                           ------------        -------------------------------------
Britax                                                                             576               $66,484.00         $112,955.12
                                                                           ------------        -------------------------------------
The First Years
----------------------
The First Years       2 in 1 Bathtub Gift Set             8598                  $13.63      43          $586.09             $859.14
The First Years       2-in-1 Bathtub & Bathseat           3129                  $12.31      26          $320.06             $518.70
The First Years       2-in-1 Fold-Away Tub & Step St      3141                  $10.67      33          $352.11             $559.35
The First Years       3 in 1 Feeding Organizer            1052                  $14.18       4           $56.72              $89.84
The First Years       3 In 1 Gym to Walker                2900                  $20.13       1           $20.13              $34.95
The First Years       3-in-1 Sesame Street Learning       4027                  $10.36      24          $248.64             $430.80
The First Years       Air Flow Sleep Positioner           4064                   $5.51      18           $99.18             $179.10
The First Years       Comb & Brush Set                    32068                  $0.74       1            $0.74               $1.95
The First Years       ComforTemp(TM)Instant Underarm T    38046                 $34.96      36        $1,258.56           $1,798.20
The First Years       Compact Food Grinder                1029F                  $4.40      31          $136.40             $246.45
The First Years       Crisp & Clear Plus 900MHZ Audi      38138                 $28.13      26          $731.38           $1,558.70
The First Years       Curious Creature Tropical Fish      2388FISH               $5.65       1            $5.65               $8.95
The First Years       Curious Creature Turtle Teethe      2388TURTLE             $5.00       1            $5.00               $8.95
The First Years       Elmo Bedrail                        3610                  $13.30      38          $505.40             $758.10
The First Years       Flatware Travel Set                 1766                   $2.20       1            $2.20               $3.56
The First Years       Hands Free Gate                     3600                  $29.76       7          $208.32             $349.65
The First Years       Night & Day Bottle Warmer           10585                 $19.49      30          $584.70             $808.80
The First Years       Nursing Cover-Up                    1065                   $3.83      23           $88.09             $164.68
The First Years       Pooh Front Carrier                  4085                  $11.99      21          $251.79             $523.95
The First Years       Pooh Musical Pull Down Toy          22069                  $8.49       3           $25.47              $41.85
The First Years       Portable 3 in 1 Booster Seat        42005                 $13.19      30          $395.70             $598.50
The First Years       Soft Trainer Seat                   4006                   $5.38      59          $317.42             $528.05
The First Years       Step-By-Step Toilet Trainer         4025                  $11.62       2           $23.24              $31.90
The First Years       Sunshade - 2 Pack                   3355                   $3.83      79          $302.57             $786.05
The First Years       Tape Player and Crib Light          4103F                 $12.56      23          $288.88             $527.85
The First Years       Winnie the Pooh Washcloths (3       3239                   $2.40       1            $2.40               $3.95
                                                                           ------------        -------------------------------------
The First Years                                                                    562                $6,816.84          $11,421.97
                                                                           ------------        -------------------------------------
Baby Trend
----------------------
Baby Trend            Caravan Lite - Diamond Dots         7746A                $135.00       7          $945.00           $1,259.72
Baby Trend            Caravan Lite LX Stroller - Den      7752A                $145.00       1          $145.00             $199.95
Baby Trend            Compact Back Pack - Denim           2352                  $32.30      45        $1,453.50           $2,247.75
Baby Trend            Diaper Champ                        4000                  $20.75      38          $788.50           $1,138.10
Baby Trend            Expedition Double Jogging Stro      9410TW               $120.00      20        $2,400.00           $4,399.00
Baby Trend            Monarch Single Stroller - Navy      5546A                 $63.30      85        $5,380.50           $8,495.75
Baby Trend            Raincover for Sprinter Jogger       3001                   $6.80      10           $68.00             $149.50
Baby Trend            Sit n Stand LXV - Navy Plaid        7231                 $125.00       6          $750.00           $1,379.70
Baby Trend            Sit-N-Stand LX III - Diamond D      7946BT               $104.00      74        $7,696.00          $11,836.30
Baby Trend            Snap n Go Bar for Caravan Lite      7700                  $12.00       1           $12.00              $24.95
Baby Trend            Snap 'N Go(R)Lite - White           1200BT                $23.85      52        $1,240.20           $2,337.40
Baby Trend            Sprinter Jogging Stroller           9392A                 $75.00      45        $3,375.00           $5,847.75
Baby Trend            Stroller Carry/Travel Bag           3092                  $13.00      10          $130.00             $299.50
Baby Trend            Traveler Playard with Infant B      8126WB                $49.95      90        $4,495.50           $7,198.20


Baby Trend            Traveler Playard with Infant B      8146WB                $60.00      12          $720.00           $1,079.40
Baby Trend            Triad LX - Diamond Dot              7646LX               $148.00      16        $2,368.00           $4,159.20
Baby Trend            Walker with Musical Tray            3547                  $27.50      49        $1,347.50           $2,203.04
                                                                           ------------        -------------------------------------
Baby Trend                                                                         561               $33,314.70          $54,255.21
                                                                           ------------        -------------------------------------
Rumpus
----------------------
Rumpus                Benny Blanket - Blue                71896                 $10.00      35          $350.00             $628.60
Rumpus                Benny Blanket - Pink                71895                 $10.00      38          $380.00             $682.48
Rumpus                Benny Blanket - Red                 71894                 $10.00      29          $290.00             $578.55
Rumpus                Benny Blanket Book                  77723                  $3.00      54          $162.00             $273.24
Rumpus                Hairy Hairball                      33672                 $15.00     165        $2,475.00           $4,116.75
Rumpus                Monster In My Closet                12118                 $17.00     107        $1,819.00           $2,457.79
Rumpus                Wake Me Willy Alarm Clock           91191                 $15.00     130        $1,950.00           $3,243.50
                                                                           ------------        -------------------------------------
Rumpus                                                                             558                $7,426.00          $11,980.91
                                                                           ------------        -------------------------------------
Tomy America
----------------------
Tomy America          Ball Party                          TY1278                $10.00     150        $1,500.00           $2,992.50
Tomy America          James & Percy Push 'N Go            6646                   $5.00      22          $110.00             $240.90
Tomy America          Lullaby Dream Show                  4614                  $18.00       1           $18.00              $24.95
Tomy America          Quack Along Ducks                   4613                   $9.00     241        $2,169.00           $3,125.77
Tomy America          Water Symphony                      6528                   $9.50     133        $1,263.50           $2,653.35
                                                                           ------------        -------------------------------------
Tomy America                                                                       547                $5,060.50           $9,037.47
                                                                           ------------        -------------------------------------
Aqua Leisure
----------------------
Aqua Leisure          Baby Adjustable Sunshade Boat       SA-3242                $7.00      83          $581.00           $1,157.85
Aqua Leisure          Baby and Me Float                   ET-9105                $6.50      13           $84.50             $168.35
Aqua Leisure          Baby Playmat with Sunshade          SA-3536               $12.80      90        $1,152.00           $2,245.50
Aqua Leisure          Deluxe Babyboat Inflatable Poo      ET-9110                $6.50     108          $702.00           $1,401.84
Aqua Leisure          Deluxe Toddler Racer                ET-9215                $7.50      70          $525.00           $1,046.50
Aqua Leisure          Deluxe Tot Trainer                  ET-9000                $8.25      71          $585.75           $1,134.58
Aqua Leisure          Portable Beach Playset              PG-1048                $8.50      96          $816.00           $1,438.08
                                                                           ------------        -------------------------------------
Aqua Leisure                                                                       531                $4,446.25           $8,592.70
                                                                           ------------        -------------------------------------
Baby Bjorn
----------------------
Baby Bjorn             Baby Carrier Regular Strap- T      BB-130TN              $44.25      40        $1,770.00           $3,199.20
Baby Bjorn            Baby Carrier Extra Large Strap      BB-131B               $44.25       1           $44.25              $79.95
Baby Bjorn            Baby Carrier Extra Large Strap      BB-131B               $44.25       1           $44.25              $79.96
Baby Bjorn            Baby Carrier Extra Large Strap      BB-131D               $40.92      14          $572.88           $1,119.30
Baby Bjorn            Baby Carrier Extra Large Strap      BB-131N               $44.25       7          $309.75             $559.65
Baby Bjorn            Baby Carrier Extra Large Strap      BB-131N               $44.25       7          $309.75             $559.72
Baby Bjorn            Baby Carrier Extra Large Strap      BB-131TN              $44.25      30        $1,327.50           $2,398.50
Baby Bjorn            Baby Carrier Extra Large Strap      BB-131TN              $44.25      30        $1,327.50           $2,398.80
Baby Bjorn            Baby Carrier Regular Strap - B      BB-130B               $44.25      34        $1,504.50           $2,718.64
Baby Bjorn            Baby Carrier Regular Strap- De      BB-130D               $44.25      16          $708.00           $1,279.20
Baby Bjorn            Baby Carrier Regular Strap- Na      BB-130N               $39.99      28        $1,119.72           $2,238.88
Baby Bjorn            Diaper Backpack - Black             BB-320B               $31.52      10          $315.20             $649.50
Baby Bjorn            Diaper Backpack - Navy              BB-320N               $31.52      13          $409.76             $844.35
Baby Bjorn            Global Bag - Black                  BB-330                $55.80      30        $1,674.00           $3,598.80
Baby Bjorn            Large Soft Bib                      BB710-LA               $3.50       2            $7.00              $13.90
Baby Bjorn            Large Soft Bib                      BB710-LY               $3.50      23           $80.50             $159.85
Baby Bjorn            Large Soft Bib                      BB720-LL               $3.50      11           $38.50              $76.45
Baby Bjorn            Large Soft Bib                      BB720-LR               $3.50       7           $24.50              $48.65
Baby Bjorn            Little Potty - Red                  BB-765R                $5.50      17           $93.50             $169.15
Baby Bjorn            Potty Chair - Granite               BB-760G               $11.90       5           $59.50             $114.75
Baby Bjorn            Potty Chair - Ocean Blue            BB-760O               $11.90      24          $285.60             $550.80
Baby Bjorn            Safe Step                           BB-700O                $7.72       1            $7.72              $15.95
Baby Bjorn            Safe Step                           BB-700R                $7.72       8           $61.76             $127.60
Baby Bjorn            Safe Step                           BB-702G                $7.72      11           $84.92             $175.45
Baby Bjorn            Small Soft Bib                      BB710-SA               $3.07      38          $116.66             $226.10
Baby Bjorn            Small Soft Bib                      BB710-SL               $3.07      40          $122.80             $238.00
Baby Bjorn            Small Soft Bib                      BB710-SR               $3.07      17           $52.19             $101.15


Baby Bjorn            Small Soft Bib                      BB710-SY               $3.07      23           $70.61             $136.85
Baby Bjorn            Toilet Trainer - White/Blue         BB-770WB              $15.50      10          $155.00             $299.50
Baby Bjorn            Toilet Trainer - White/Red          BB-770WR              $13.85       3           $41.55              $89.85
                                                                           ------------        -------------------------------------
Baby Bjorn                                                                         501               $12,739.37          $24,268.45
                                                                           ------------        -------------------------------------
A Soft Idea
----------------------
A Soft Idea           Chenille Blanket with Lace Tri      5023-BBY-BL           $50.00      72        $3,600.00           $5,398.56
A Soft Idea           Chenille Blanket with Lace Tri      5023-BBY-DEW          $50.00      66        $3,300.00           $4,948.68
A Soft Idea           Chenille Blanket with Lace Tri      5023-BBY-PK           $50.00      53        $2,650.00           $3,973.94
A Soft Idea           Chenille Hat - 0-12 months          6035-12DEW            $13.00      17          $221.00             $424.15
A Soft Idea           Chenille Hat - 0-12 months          6035-12PK             $13.00       7           $91.00             $174.65
A Soft Idea           Chenille Hat - 12-18 months         6035-18BL             $13.00      14          $182.00             $349.30
A Soft Idea           Chenille Hat - 12-18 months         6035-18DEW            $13.00      24          $312.00             $598.80
A Soft Idea           Chenille Hat - 12-18 months         6035-18PK             $13.00      17          $221.00             $424.15
A Soft Idea           Cotton "Soft As Cashmere" Blan      6055-WHT              $19.00      18          $342.00             $719.10
A Soft Idea           Cotton "Soft as Cashmere" Swea      1503-12               $26.50      34          $901.00           $2,378.30
A Soft Idea           Cotton "Soft as Cashmere" Swea      1503-18               $26.50      15          $397.50           $1,049.25
A Soft Idea           Jewelneck Chenille Cardigan -       1501-12BL             $29.00      21          $609.00             $839.58
A Soft Idea           Jewelneck Chenille Cardigan -       1501-12DEW            $29.00      27          $783.00           $1,079.46
A Soft Idea           Jewelneck Chenille Cardigan -       1501-12PK             $29.00      25          $725.00             $999.50
A Soft Idea           Jewelneck Chenille Cardigan -       1501-18BL             $34.00      20          $680.00             $979.00
A Soft Idea           Jewelneck Chenille Cardigan -       1501-18DEW            $34.00      29          $986.00           $1,419.55
A Soft Idea           Jewelneck Chenille Cardigan -       1501-18PK             $34.00      24          $816.00           $1,174.80
                                                                           ------------        -------------------------------------
A Soft Idea                                                                        483               $16,816.50          $26,930.77
                                                                           ------------        -------------------------------------
Harper Collins Publi
----------------------
Harper Collins Publi  Amelia Bedelia                      694-01296-3            $7.12      23          $163.76             $253.23
Harper Collins Publi  Caring for Your Premature Baby      273620-5               $8.25      24          $198.00             $306.00
Harper Collins Publi  Fathers & Babies                    096908-3               $6.87      16          $109.92             $170.08
Harper Collins Publi  Goodnight Moon                      06-02075-1             $7.12      33          $234.96             $363.33
Harper Collins Publi  If You Give A Mouse A Cookie        024586-7               $8.22      33          $271.26             $419.43
Harper Collins Publi  Once Upon A Potty Book for Boy      01387-0                $3.27      50          $163.50             $253.00
Harper Collins Publi  Once Upon A Potty Book for Gir      01388-9                $3.27      53          $173.31             $268.18
Harper Collins Publi  Raising Twins                       273680-9               $8.80      24          $211.20             $345.84
Harper Collins Publi  Rolie Polie Olie                    027163-9               $8.77      23          $201.71             $311.88
Harper Collins Publi  Runaway Bunny                       06-020765-5            $8.22      36          $295.92             $457.56
Harper Collins Publi  Tell Me Again About the Day I       024528-0               $8.70      32          $278.40             $433.92
Harper Collins Publi  The Birth of a Mother               465-01567-0            $6.25      20          $125.00             $212.60
Harper Collins Publi  The Giving Tree                     025665-6               $8.77      38          $333.26             $515.28
Harper Collins Publi  Today I Feel Silly                  024560-3               $8.77      34          $298.18             $461.04
Harper Collins Publi  Where The Wild Things Are           024528-0               $9.32      38          $354.16             $547.58
                                                                           ------------        -------------------------------------
Harper Collins Publi                                                               477                $3,412.54           $5,318.95
                                                                           ------------        -------------------------------------
Bozart
----------------------
Bozart                Birdhouse Shape Sorter              20009                 $13.00      78        $1,014.00           $1,946.10
Bozart                Fish Bowl Fill & Spill              20007                 $11.00     132        $1,452.00           $2,633.40
Bozart                Marco the Magnificent Jack-in-      10000                 $13.00      93        $1,209.00           $2,320.35
Bozart                Penny the Piggybank                 20008                 $12.50      97        $1,212.50           $2,057.37
Bozart                World on Wheels                     10001                 $13.00      56          $728.00           $1,397.20
                                                                           ------------        -------------------------------------
Bozart                                                                             456                $5,615.50          $10,354.42
                                                                           ------------        -------------------------------------
Kids II Inc.
----------------------
Kids II Inc.          Attach-A-Rattle                     358712                 $3.75      30          $112.50             $148.50
Kids II Inc.          Baby 5000 Car Seat Toys             67624                  $9.50      34          $323.00             $576.30
Kids II Inc.          Bug Fold N Go Play Gym              861                   $23.50      46        $1,081.00           $1,837.70
Kids II Inc.          Car Seat Toy                        67674                 $10.95      20          $219.00             $299.00
Kids II Inc.          Circus Friends Musical Mobile       7174                  $12.50      28          $350.00             $502.60
Kids II Inc.          Fun Links - 12 Count                36012                  $3.00      39          $117.00             $193.05
Kids II Inc.          Fun Links - 48 Count                36026                  $5.00       1            $5.00               $7.95
Kids II Inc.          Infant Development Gift Set         355274                 $5.50      41          $225.50             $407.95
Kids II Inc.          My Pal Al - Alligator               80446                  $4.25      32          $136.00             $286.40



Kids II Inc.          Noah's Ark Musical Mobile           7934                  $12.50      21          $262.50             $418.95
Kids II Inc.          Nursery Rhyme Mobile                7384                  $12.50      33          $412.50             $559.35
Kids II Inc.          Prop 'N Play Activity Quilt         62045                 $12.50      42          $525.00             $837.90
Kids II Inc.          Rock 'N Rattle Stacker              8154                   $5.75      33          $189.75             $328.35
Kids II Inc.          Searching Safari Activity Book      8034                   $6.95      26          $180.70             $310.70
Kids II Inc.          Soft Book Black & White             36212                  $2.50       1            $2.50               $3.95
Kids II Inc.          Soft Rattle                         341                    $1.95       1            $1.95               $2.95
Kids II Inc.          Teddy's Toys Musical Mobile         7894                  $12.50      24          $300.00             $478.80
Kids II Inc.          Wrist Rattle                        35212                  $1.85       1            $1.85               $2.95
                                                                           ------------        -------------------------------------
Kids II Inc.                                                                       453                $4,445.75           $7,203.35
                                                                           ------------        -------------------------------------
Rounders
----------------------
Rounders              Baby Genius Mozart and Friends      ITM55013-CD            $7.99       5           $39.95              $59.40
Rounders              Baby Genius Sleepytime - CD         ITM55023-CD            $7.99      23          $183.77             $273.24
Rounders              Baby Songs - ABC, 123, Colors       SV10592CS              $8.49      21          $178.29             $231.63
Rounders              Baby Songs Video                    SV10589CS              $8.49      19          $161.31             $209.57
Rounders              Barney's Favorites Volume - Ca      CAP27114CA             $6.99      19          $132.81             $177.27
Rounders              Barney's Favorites Volume - CD      CAP27114CD            $10.99      18          $197.82             $275.04
Rounders              Blue's Clue's ABC and 123           PARA835743             $6.49      19          $123.31             $161.12
Rounders              Brazelton Series - First Month      CVI7014                $8.99      21          $188.79             $267.33
Rounders              Brazelton Series - One Year Th      CV17014                $8.99      24          $215.76             $305.52
Rounders              Brazelton Series - Pregnancy,       CVI7013                $8.99      20          $179.80             $254.60
Rounders              Disney's Children's Favorite S      DISN60605CA            $7.79      20          $155.80             $203.60
Rounders              Disney's Favorites Volume 1 -       DISN60605CD           $13.49      11          $148.39             $168.08
Rounders              Kenny Loggins Return to Pooh C      CDCOL57674            $10.99      33          $362.67             $447.48
Rounders              Keny Loggins Return To Pooh Co      COL57674CA             $6.99      23          $160.77             $214.59
Rounders              Mozart Effect:  Music For Babi      CGM84306CA             $6.29      22          $138.38             $205.26
Rounders              Mozart Effect:  Music For Babi      CGM84306CD            $11.49      19          $218.31             $274.17
Rounders              Peter, Paul and Mommy - Casset      WB1785CA               $5.99      19          $113.81             $161.12
Rounders              Peter, Paul and Mommy - CD          WB1785CD              $10.49      11          $115.39             $149.38
Rounders              Raffi:  A Young Children's Con      RDR3003                $8.49      13          $110.37             $143.39
Rounders              Richard Scarry's Best ABC Vide      RHV51301               $6.49      20          $129.80             $169.60
Rounders              Thomas The Tank Best Friends        AB1235                 $8.49      23          $195.27             $253.69
Rounders              Toy Story 2 Soundtrack - Casse      DISN860647CA           $8.99      21          $188.79             $213.78
Rounders              Toy Story 2 Soundtrack - CD         DISN860647CD          $13.99      24          $335.76             $366.72
                                                                           ------------        -------------------------------------
Rounders                                                                           448                $3,975.12           $5,185.58
                                                                           ------------        -------------------------------------
Simplex
----------------------
Simplex               Magnetic Traveling Board            SX69726               $20.00      70        $1,400.00           $1,887.90
Simplex               Primary Wooden Block Cart           SX69503               $10.00     100        $1,000.00           $1,695.00
Simplex               Set of 6 Wood Puzzles In A Cas      SX6006                $20.00      96        $1,920.00           $2,852.16
Simplex               Shape Sorter Farm House             SX62029                $8.25      33          $272.25             $395.01
Simplex               Wooden Pull Along Alligator         SX31106                $6.00     143          $858.00           $1,139.71
                                                                           ------------        -------------------------------------
Simplex                                                                            442                $5,450.25           $7,969.78
                                                                           ------------        -------------------------------------
Playtex
----------------------
Playtex               Diaper Genie - Wide Opening         3700                  $21.90      98        $2,146.20           $2,935.10
Playtex               Diaperene Cornstarch Baby Powd      58615                  $2.08       6           $12.48              $17.70
Playtex               Diaperene Diaper Rash Ointment      7026                   $2.08       2            $4.16               $5.90
Playtex               Disposable Bottle Liners - 4oz      5486                   $2.89      17           $49.13              $50.49
Playtex               Disposable Bottle Liners - 8oz      5432                   $2.55      40          $102.00             $118.80
Playtex               Drop-In Disposable Liners - 4       5534P                  $2.37     103          $244.11             $305.91
Playtex               Drop-Ins Disposable Bottle Lin      5476                   $2.37     138          $327.06             $491.28
Playtex               Eazy-Feed(TM)Drop-Ins(R)Nurser -    5535                   $2.24       1            $2.24               $2.97
Playtex               Nurser Starter Set                  5440                   $9.50      26          $247.00             $259.22
Playtex               Spill Proof Cup 9 oz. - 2 Pack      5441                   $4.25       1            $4.25               $5.36
                                                                           ------------        -------------------------------------
Playtex                                                                            432                $3,138.63           $4,192.73
                                                                           ------------        -------------------------------------
Learning Curve
----------------------
Learning Curve        Baby Ball                           97317                  $4.50      36          $162.00             $322.20
Learning Curve        First Mirror                        97105                 $10.00     295        $2,950.00           $5,885.25



Learning Curve        Lamaze Discovery Links              97113                  $8.50      36          $306.00             $610.20
Learning Curve        Rattle Clack                        97216                  $3.50      62          $217.00             $430.90
                                                                           ------------        -------------------------------------
Learning Curve                                                                     429                $3,635.00           $7,248.55
                                                                           ------------        -------------------------------------
Under Cover
----------------------
Under Cover           Reversible ABC Blocks Stroller      45001-B               $19.00      56        $1,064.00           $2,237.20
Under Cover           Reversible ABC Blocks Stroller      45001-P               $19.00      59        $1,121.00           $2,357.05
Under Cover           Reversible ABC Blocks Stroller      45001-W               $19.00      57        $1,083.00           $2,277.15
Under Cover           Reversible ABC Blocks Stroller      45001-Y               $19.00      58        $1,102.00           $2,317.10
Under Cover           Reversible Pindots Stroller Bl      72801-N               $12.50      45          $562.50             $899.10
Under Cover           Reversible Stars Stroller Blan      82801-P               $12.50      35          $437.50             $699.30
Under Cover           Reversible Toybox Stroller Bla      25001-B               $19.00      59        $1,121.00           $2,357.05
Under Cover           Reversible Toybox Stroller Bla      25001-P               $19.00      59        $1,121.00           $2,357.05
                                                                           ------------        -------------------------------------
Under Cover                                                                        428                $7,612.00          $15,501.00
                                                                           ------------        -------------------------------------
Kid Rhino
----------------------
Kid Rhino             Blue's Clues Goodnight Blue Ca      R475839                $4.49      84          $377.16             $639.24
Kid Rhino             Blue's Clues Goodnight CD           R275840                $6.29      23          $144.67             $214.13
Kid Rhino             Chicken Soup - What A Wonderfu      R275531                $3.59      87          $312.33             $514.17
Kid Rhino             Chicken Soup - What A Wonderfu      r275532                $5.39      27          $145.53             $251.37
Kid Rhino             For Our Children 10th Annivers      R275932                $7.65       1            $7.65              $12.71
Kid Rhino             For Our Children 10th Annivers      R475931                $4.94      77          $380.38             $585.97
Kid Rhino             Teletubbies The Album Cassette      R475620                $4.94      89          $439.66             $677.29
Kid Rhino             Teletubbies The Album CD            r275620                $7.65      26          $198.90             $330.46
                                                                           ------------        -------------------------------------
Kid Rhino                                                                          414                $2,006.28           $3,225.34
                                                                           ------------        -------------------------------------
Kolcraft
----------------------
Kolcraft              Bassinet - White Eyelet             18166L-WE             $36.60      50        $1,830.00           $2,999.00
Kolcraft              Grand Alumina                       46661CGX             $105.30      10        $1,053.00           $1,205.60
Kolcraft              Imperial Rocking Bassinet - Na      18173TQ               $48.00      46        $2,208.00           $3,907.70
Kolcraft              Reclining Umbrella Stroller -       36506W-GP             $21.20      24          $508.80             $958.80
Kolcraft              Sealy Crown Jewel Mattress          88400WCT              $68.10       1           $68.10             $109.95
Kolcraft              Sealy Ultra Rest Mattress           88200TET              $44.65       4          $178.60             $319.80
Kolcraft              Secura(TM)Travel System Navy Gin    3685NG                $72.50     163       $11,817.50          $19,558.37
Kolcraft              Side by Side Umbrella Stroller      36500GP               $44.50       3          $133.50             $209.85
Kolcraft              Translucent Walker with Electr      14302-NL              $23.40      57        $1,333.80           $2,278.86
Kolcraft              Translucent Walker with Toybar      14301-AC              $20.95      50        $1,047.50           $1,747.50
                                                                           ------------        -------------------------------------
Kolcraft                                                                           408               $20,178.80          $33,295.43
                                                                           ------------        -------------------------------------
Red Calliope
----------------------
Red Calliope          Balloon Play Pooh 4 Piece Set       2895                 $113.25       2          $226.50             $341.90
Red Calliope          Chambray & Stripes 5 Piece Set      7595                 $138.00       1          $138.00             $229.95
Red Calliope          Chambray & Stripes Window Vala      7530                  $20.50       1           $20.50              $34.95
Red Calliope          Crown Crafts Red Calliope Alph      3201                  $57.25       1           $57.25              $94.95
Red Calliope          Crown Crafts Red Calliope Alph      3202                  $55.50       2          $111.00             $185.90
Red Calliope          Crown Crafts Red Calliope Alph      32031                 $11.00       1           $11.00              $17.95
Red Calliope          Crown Crafts Red Calliope Alph      3215                  $23.25       1           $23.25              $35.95
Red Calliope          Crown Crafts Red Calliope Alph      3218                  $33.75       2           $67.50             $111.90
Red Calliope          Crown Crafts Red Calliope Alph      3219                  $45.25       4          $181.00             $269.80
Red Calliope          Crown Crafts Red Calliope Alph      3221                  $12.00       3           $36.00              $59.85
Red Calliope          Crown Crafts Red Calliope Alph      3224                  $29.50       6          $177.00             $299.70
Red Calliope          Crown Crafts Red Calliope Alph      3230                  $21.50       3           $64.50              $94.35
Red Calliope          Crown Crafts Red Calliope Alph      3294                 $148.25       7        $1,037.75           $1,679.86
Red Calliope          Crown Crafts Red Calliope Alph      3298                  $12.50       4           $50.00              $71.80
Red Calliope          Crown Crafts Red Calliope Ball      2803                   $8.25       3           $24.75              $37.65
Red Calliope          Crown Crafts Red Calliope Ball      2820                  $20.50       2           $41.00              $62.90
Red Calliope          Crown Crafts Red Calliope Ball      2820                  $20.50       2           $41.00              $69.90
Red Calliope          Crown Crafts Red Calliope Ball      2894                 $113.25       4          $453.00             $751.80
Red Calliope          Crown Crafts Red Calliope Ball      2894                 $113.25       4          $453.00             $751.80
Red Calliope          Crown Crafts Red Calliope Delu      N128-1679             $32.75      21          $687.75           $1,153.95
Red Calliope          Crown Crafts Red Calliope Hobb      6903                   $7.50       1            $7.50              $12.95


Red Calliope          Crown Crafts Red Calliope Hobb      6995                  $82.00       1           $82.00             $135.95
Red Calliope          Crown Crafts Red Calliope Hugs      1503                   $8.75       9           $78.75             $121.05
Red Calliope          Crown Crafts Red Calliope Hugs      1519                  $23.25       2           $46.50              $68.30
Red Calliope          Crown Crafts Red Calliope Hugs      1530                  $13.50       1           $13.50              $20.65
Red Calliope          Crown Crafts Red Calliope Hugs      1566                  $36.00       2           $72.00             $107.90
Red Calliope          Crown Crafts Red Calliope Hugs      1579                  $27.50       2           $55.00              $91.90
Red Calliope          Crown Crafts Red Calliope Hugs      1594                  $76.00       1           $76.00             $113.35
Red Calliope          Crown Crafts Red Calliope Hugs      1598                  $10.00       5           $50.00              $84.75
Red Calliope          Crown Crafts Red Calliope Lazy      12101                 $12.25       1           $12.25              $17.95
Red Calliope          Crown Crafts Red Calliope Lazy      12102                 $16.75       2           $33.50              $50.30
Red Calliope          Crown Crafts Red Calliope Lazy      12118                 $10.75       2           $21.50              $32.30
Red Calliope          Crown Crafts Red Calliope Lazy      12120                  $9.75       1            $9.75              $16.95
Red Calliope          Crown Crafts Red Calliope Pooh      1603                  $11.00       2           $22.00              $35.90
Red Calliope          Crown Crafts Red Calliope Pooh      1603                  $11.00       2           $22.00              $39.90
Red Calliope          Crown Crafts Red Calliope Pooh      1618                  $28.50       1           $28.50              $47.95
Red Calliope          Crown Crafts Red Calliope Pooh      1619                  $42.00       1           $42.00              $62.95
Red Calliope          Crown Crafts Red Calliope Pooh      1619                  $42.00       1           $42.00              $69.95
Red Calliope          Crown Crafts Red Calliope Pooh      2001                  $45.00       5          $225.00             $374.75
Red Calliope          Crown Crafts Red Calliope Pooh      2203                  $11.00       2           $22.00              $35.90
Red Calliope          Crown Crafts Red Calliope Pooh      2203                  $11.00       2           $22.00              $39.90
Red Calliope          Crown Crafts Red Calliope Pooh      2205                  $59.50       1           $59.50              $89.95
Red Calliope          Crown Crafts Red Calliope Pooh      2205                  $59.50       1           $59.50              $99.95
Red Calliope          Crown Crafts Red Calliope Pooh      2218                  $28.50       1           $28.50              $47.95
Red Calliope          Crown Crafts Red Calliope Pooh      2219                  $42.00       3          $126.00             $188.85
Red Calliope          Crown Crafts Red Calliope Pooh      2219                  $42.00       3          $126.00             $209.85
Red Calliope          Crown Crafts Red Calliope Pooh      2230                  $22.25      13          $289.25             $443.95
Red Calliope          Crown Crafts Red Calliope Pooh      2230                  $22.25      13          $289.25             $493.35
Red Calliope          Crown Crafts Red Calliope Pooh      N128-2295            $126.50      28        $3,542.00           $5,934.60
Red Calliope          Crown Crafts Red Calliope Pooh      double entry         $126.50      33        $4,174.50           $6,994.35
Red Calliope          Crown Crafts Red Calliope Soli      100111                $20.00       2           $40.00              $65.90
Red Calliope          Crown Crafts Red Calliope Soli      100211                $20.00       4           $80.00             $131.80
Red Calliope          Crown Crafts Red Calliope Soli      100212                $20.00       1           $20.00              $32.95
Red Calliope          Crown Crafts Red Calliope Soli      100311                 $9.25       2           $18.50              $28.70
Red Calliope          Crown Crafts Red Calliope Soli      100312                 $9.25       2           $18.50              $28.70
Red Calliope          Crown Crafts Red Calliope Soli      1012                  $20.00       3           $60.00              $98.85
Red Calliope          Crown Crafts Red Calliope Soli      1014                  $18.50       1           $18.50              $26.95
Red Calliope          Crown Crafts Red Calliope Soli      1022                  $20.00       2           $40.00              $65.90
Red Calliope          Crown Crafts Red Calliope Soli      1023                  $20.00       1           $20.00              $32.95
Red Calliope          Crown Crafts Red Calliope Soli      1024                  $18.50       2           $37.00              $53.90
Red Calliope          Crown Crafts Red Calliope Soli      1025                  $18.50       1           $18.50              $26.95
Red Calliope          Crown Crafts Red Calliope Soli      1026                  $18.50       1           $18.50              $26.95
Red Calliope          Crown Crafts Red Calliope Soli      1031                   $9.25       3           $27.75              $43.05
Red Calliope          Crown Crafts Red Calliope Soli      1032                   $9.25       2           $18.50              $28.70
Red Calliope          Crown Crafts Red Calliope Soli      103724                $10.75       2           $21.50              $37.90
Red Calliope          Crown Crafts Red Calliope Soli      103725                $10.75       1           $10.75              $18.95
Red Calliope          Crown Crafts Red Calliope Soli      103727                $10.75       1           $10.75              $18.95
Red Calliope          Crown Crafts Red Calliope Soli      103732                 $5.50       1            $5.50               $9.95
Red Calliope          Crown Crafts Red Calliope Soli      103737                 $5.50       1            $5.50               $9.95
Red Calliope          Crown Crafts Red Calliope Soli      103738                 $5.50       3           $16.50              $29.85
Red Calliope          Crown Crafts Red Calliope Soli      1039                   $8.25       1            $8.25              $12.55
Red Calliope          Crown Crafts Red Calliope Soli      107439                 $6.00       1            $6.00               $9.85
Red Calliope          Crown Crafts Red Calliope Spri      5095                 $145.50       1          $145.50             $241.95
Red Calliope          Crown Crafts Red Calliope Star      35031                 $10.50       1           $10.50              $17.95
Red Calliope          Crown Crafts Red Calliope Star      35031pr               $10.50       4           $42.00              $71.80
Red Calliope          Crown Crafts Red Calliope Star      3515                  $17.25       4           $69.00             $111.80
Red Calliope          Crown Crafts Red Calliope Star      3566                  $41.50       2           $83.00              $99.90
Red Calliope          Crown Crafts Red Calliope Star      3566                  $41.50       2           $83.00             $139.90


Red Calliope          Crown Crafts Red Calliope Star      3579                  $33.50       2           $67.00             $111.90
Red Calliope          Crown Crafts Red Calliope Star      3594                 $114.00       2          $228.00             $287.90
Red Calliope          Crown Crafts Red Calliope Stor      7802                  $16.75       1           $16.75              $27.95
Red Calliope          Crown Crafts Red Calliope Stor      7876                  $33.50       1           $33.50              $55.95
Red Calliope          Crown Crafts Red Calliope Time      13215                 $19.00       1           $19.00              $28.75
Red Calliope          Crown Crafts Red Calliope Time      13230                 $22.75       8          $182.00             $303.60
Red Calliope          Crown Crafts Red Calliope Time      13295                $143.25      13        $1,862.25           $3,093.35
Red Calliope          Crown Crafts Red Calliope Time      13298                 $10.00       2           $20.00              $33.90
Red Calliope          Crown Crafts Red Calliope Wall      2419                  $15.75       2           $31.50              $53.90
Red Calliope          Crown Crafts Red Calliope Wall      24192                 $15.75       2           $31.50              $53.90
Red Calliope          Patchwork Pooh 3 Piece Set          7176                  $33.50       1           $33.50              $44.95
Red Calliope          Patchwork Pooh 4 Sided Bumper       7102                  $16.75       4           $67.00              $91.80
Red Calliope          Patchwork Pooh Comforter            7101                  $12.25       1           $12.25              $16.95
Red Calliope          Patchwork Pooh Diaper Stacker       7115                   $8.00       2           $16.00              $21.90
Red Calliope          Patchwork Pooh Dust Ruffle          7118                  $10.75       2           $21.50              $29.90
Red Calliope          Patchwork Pooh Sheet                7103                   $5.25       7           $36.75              $48.65
Red Calliope          Patchwork Pooh Window Valance       7120                   $9.75       1            $9.75              $12.95
Red Calliope          Playtime Diaper Stacker             9715                   $8.00       1            $8.00              $10.95
Red Calliope          Playtime Sheet                      9703                   $5.25       2           $10.50              $13.90
Red Calliope          Playtime Valance                    9720                   $9.75       1            $9.75              $12.95
Red Calliope          Pooh And His "Hunny" Pots Ecru      2202                   $3.33       1            $3.33              $59.95
Red Calliope          Pooh And His "Hunny" Pots Ecru      2203                  $10.50       2           $21.00              $29.90
Red Calliope          Pooh And His "Hunny" Pots Ecru      2219                  $42.00       5          $210.00             $279.75
Red Calliope          Pooh And His "Hunny" Pots Ecru      2230                  $22.25       7          $155.75             $209.65
Red Calliope          Pooh And His "Hunny" Pots Ecru      22373                  $6.50       2           $13.00              $17.90
Red Calliope          Pooh And His "Hunny" Pots Ecru      2298                  $10.00       1           $10.00              $13.95
Red Calliope          Pooh And His "Hunny" Pots Whit      2001                  $61.00       5          $305.00             $299.75
Red Calliope          Pooh And His "Hunny" Pots Whit      2002                   $9.00       1            $9.00              $59.95
Red Calliope          Pooh And His "Hunny" Pots Whit      2021                  $12.00       1           $12.00              $15.95
Red Calliope          Pooh And His "Hunny" Pots Whit      2037                  $40.75       1           $40.75              $58.95
Red Calliope          Pooh And His "Hunny" Pots Whit      2098                  $10.00       2           $20.00              $27.90
Red Calliope          Pooh's Breezy Afternoon Nurser      24661                 $52.00       2          $104.00             $124.10
Red Calliope          Solids 4 Sided Bumper With Ruf      91021                 $16.00       3           $48.00              $80.85
Red Calliope          Solids 4 Sided Bumper With Ruf      910210                $17.00       2           $34.00              $55.90
Red Calliope          Solids 4 Sided Bumper With Ruf      910211                $21.00       2           $42.00              $69.90
Red Calliope          Solids 4 Sided Bumper With Ruf      91024                 $16.00       1           $16.00              $26.95
Red Calliope          Solids 4 Sided Bumper With Ruf      91029                 $17.00       2           $34.00              $55.90
Red Calliope          Solids Bassinet Sheet               913936                 $4.75       2            $9.50              $15.90
Red Calliope          Solids Cradle Sheet                 913731                 $4.25       1            $4.25               $7.95
Red Calliope          Solids Cradle Sheet                 913733                 $4.25       1            $4.25               $7.95
Red Calliope          Solids Crib Sheet                   910310                 $7.25       1            $7.25              $13.95
Red Calliope          Solids Crib Sheet                   91037                  $7.25       2           $14.50              $27.90
Red Calliope          Solids Crib Sheet - Ivory           1035                   $8.25       1            $8.25              $10.95
Red Calliope          Solids Crib Sheet - White           1036                   $8.25       1            $8.25              $10.95
Red Calliope          Solids Diaper Stacker With Ruf      91151                  $7.75       1            $7.75              $12.95
Red Calliope          Solids Diaper Stacker With Ruf      911510                 $8.50       1            $8.50              $14.95
Red Calliope          Solids Diaper Stacker With Ruf      911511                $10.00       1           $10.00              $16.95
Red Calliope          Solids Diaper Stacker With Ruf      91153                  $7.75       1            $7.75              $12.95
Red Calliope          Solids Diaper Stacker With Ruf      91154                  $7.75       1            $7.75              $12.95
Red Calliope          Solids Diaper Stacker With Ruf      91157                  $8.50       1            $8.50              $14.95
Red Calliope          Solids Diaper Stacker With Ruf      91158                  $8.50       2           $17.00              $29.90
Red Calliope          Solids Dust Ruffle                  10181                 $17.25       1           $17.25              $27.95
Red Calliope          Solids Dust Ruffle                  101812                $17.25       2           $34.50              $55.90
Red Calliope          Solids Dust Ruffle                  10182                 $17.25       1           $17.25              $27.95
Red Calliope          Solids Dust Ruffle                  10184                 $16.25       1           $16.25              $27.95
Red Calliope          Solids Dust Ruffle                  10186                 $16.25       1           $16.25              $27.95
Red Calliope          Solids Dust Ruffle                  91181                 $12.25       4           $49.00              $79.80


Red Calliope          Solids Dust Ruffle                  911810                $13.25       3           $39.75              $68.85
Red Calliope          Solids Dust Ruffle                  91183                 $12.25       1           $12.25              $19.95
Red Calliope          Solids Dust Ruffle                  91184                 $12.25       1           $12.25              $19.95
Red Calliope          Solids Dust Ruffle                  91185                 $12.25       1           $12.25              $19.95
Red Calliope          Solids Dust Ruffle                  91186                 $12.25       2           $24.50              $39.90
Red Calliope          Solids Dust Ruffle                  91187                 $13.25       1           $13.25              $22.95
Red Calliope          Solids Dust Ruffle                  91188                 $13.25       1           $13.25              $22.95
Red Calliope          Solids Dust Ruffle                  91189                 $13.25       1           $13.25              $22.95
Red Calliope          Solids Dust Ruffle - White Eye      911811                $14.75       1           $14.75              $24.95
Red Calliope          Solids Jersey Knit Crib Sheet       910313                 $7.75       1            $7.75              $12.95
Red Calliope          Solids Jersey Knit Crib Sheet       910314                 $7.75       1            $7.75              $12.95
Red Calliope          Solids Jersey Knit Crib Sheet       910315                 $7.75       1            $7.75              $12.95
Red Calliope          Solids Jersey Knit Crib Sheet       910317                 $7.75       1            $7.75              $12.95
                                                                           ------------        -------------------------------------
Red Calliope                                                                       407               $18,788.33          $30,580.66
                                                                           ------------        -------------------------------------
Warner Books
----------------------
Warner Books          Arthur's Birthday                   316-11857-5            $2.97      36          $106.92             $182.16
Warner Books          D.W. Thinks Big                     316-11112-0            $2.97      35          $103.95             $177.10
Warner Books          Daisy Says Coo!                     316-79764-2            $2.97      22           $65.34             $111.32
Warner Books          Daisy's Day Out                     316-79763-4            $2.97      23           $68.31             $116.38
Warner Books          Disney's Knock, Knock!  It's P      7364-1004-x            $3.49      36          $125.64             $213.84
Warner Books          Disney's Pooh Goes Fast and Sl      7364-1005-8            $3.49      35          $122.15             $207.90
Warner Books          The Baby's Catalogue                316-02038-9            $2.97      21           $62.37             $106.26
Warner Books          The Best Friends Book               316-69201-8            $2.97      21           $62.37             $106.26
Warner Books          The Jolly Postman                   316-02036-3            $8.97      21          $188.37             $320.46
Warner Books          The Velveteen Rabbit                7868-1239-7            $2.97      19           $56.43              $96.14
Warner Books          William Wegman 1, 2, 3              7868-1239-7            $3.47      22           $76.34             $130.02
Warner Books          William Wegman A-B-C                56282-696-4            $8.97      24          $215.28             $366.24
Warner Books          Winnie the Pooh and His Friend      57082-711-7            $4.99      31          $154.69             $263.19
Warner Books          Winnie the Pooh's Bedtime Humm      7364-1020-1            $3.47      37          $128.39             $251.23
Warner Books          Zoo Do's and Don'ts                 316-69212-3            $2.97      23           $68.31             $116.38
                                                                           ------------        -------------------------------------
Warner Books                                                                       406                $1,604.86           $2,764.88
                                                                           ------------        -------------------------------------
Cosco
----------------------
Cosco                 5-Point Travel Vest                 02-496PRI             $21.90      33          $722.70             $988.35
Cosco                 Alpha Omega 3-in-1 Car Seat -       02-531ALX             $88.50      18        $1,593.00           $2,105.28
Cosco                 Alpha Omega 3-in-1 Car Seat -       02-531ALX             $88.50      18        $1,593.00           $2,105.64
Cosco                 Alpha Omega 3-in-1 Car Seat -       02-531ZAC             $88.50      15        $1,327.50           $1,754.40
Cosco                 Alpha Omega 3-in-1 Car Seat -       02-531ZAC             $88.50      15        $1,327.50           $1,754.70
Cosco                 Alpha Omega Car Seat - Black &      02-531BNG             $88.50      54        $4,779.00           $6,748.92
Cosco                 Bungee Baby Jumper - Color Blo      4461CBK               $18.75      68        $1,275.00           $2,036.60
Cosco                 Dream Ride Infant Car Bed -Ted      02-719TED             $34.10      16          $545.60             $879.20
Cosco                 High Back Booster Seat              2442PRI               $28.00      76        $2,128.00           $3,038.48
Cosco                 Musical Toilet Trainer / Step       07-401PAY             $12.90      21          $270.90             $397.95
Cosco                 Nod-Away Toddler Bed                10-B01WHO             $33.45      13          $434.85             $909.35
Cosco                 Options 5 High Chair                3286MCH               $35.95      47        $1,689.65           $2,582.65
Cosco                 Portable Crib White                 10-T58WHO             $56.95       8          $455.60             $799.84
                                                                           ------------        -------------------------------------
Cosco                                                                              402               $18,142.30          $26,101.36
                                                                           ------------        -------------------------------------
MM Designs
----------------------
MM Designs            Blue & White Horizontal Frame       FR933D                $10.00      62          $620.00           $1,236.90
MM Designs            Blue & White Square Frame           FS933                 $10.00      62          $620.00           $1,236.90
MM Designs            Blue & White Vertical Frame         F933D                 $10.00      71          $710.00           $1,062.87
MM Designs            Pink & White Horizontal Frame       FR934D                $10.00      65          $650.00           $1,296.75
MM Designs            Pink & White Square Frame           FS934                 $10.00      67          $670.00           $1,336.65
MM Designs            Pink & White Vertical Frame         F934D                 $10.00      68          $680.00           $1,017.96
                                                                           ------------        -------------------------------------
MM Designs                                                                         395                $3,950.00           $7,188.03
                                                                           ------------        -------------------------------------
Prince Lionheart
----------------------
Prince Lionheart      Car Seat Shade                      990                    $5.70      24          $136.80             $310.80
Prince Lionheart      Car Seat Tote                       985                   $14.25       3           $42.75              $74.85


Prince Lionheart      Koala Carrier                       2608.1                $21.85      41          $895.85           $1,474.36
Prince Lionheart      Rock-A-Bye Bear                     17                    $14.25      11          $156.75             $280.06
Prince Lionheart      Slumber Bear                        13PL                  $12.35      46          $568.10           $1,147.70
Prince Lionheart      Slumber Bear                        15P                   $12.35      29          $358.15             $723.55
Prince Lionheart      Slumber Bear                        18PL                  $12.35      23          $284.05             $573.85
Prince Lionheart      Slumber Bear                        19PL                  $12.35      78          $963.30           $1,946.10
Prince Lionheart      Stove Guard                         89                    $11.40      18          $205.20             $413.10
Prince Lionheart      Stroller Cup Holder & Hooks         6515                   $3.33     105          $349.65             $624.75
Prince Lionheart      Table Edge Guard                    0070                  $11.40       9          $102.60             $179.55
                                                                           ------------        -------------------------------------
Prince Lionheart                                                                   387                $4,063.20           $7,748.67
                                                                           ------------        -------------------------------------
Kidsline
----------------------
Kidsline              7th Heaven 4 Piece Crib Set         7777BED4             $109.90      18        $1,978.20           $3,419.10
Kidsline              7th Heaven Drapes                   7777DP                $24.90       1           $24.90              $39.95
Kidsline              7th Heaven Mobile                   7777MOB               $24.90      10          $249.00             $399.50
Kidsline              7th Heaven Wallborder               7777WB                $12.90       3           $38.70              $59.85
Kidsline              7th Heaven Wallhanging Organiz      7777WH                $24.90       5          $124.50             $199.75
Kidsline              Club USA Musical Mobile             9001MOB               $24.90       6          $149.40             $251.70
Kidsline              Denim Classic 4 Piece Set           2604BED4             $109.00      13        $1,417.00           $2,391.35
Kidsline              Denim Classic Crib Duvet Cover      2604CDC               $35.50       3          $106.50             $179.85
Kidsline              Denim Classic Pillow                2600PLW                $7.90       1            $7.90              $13.95
Kidsline              Denim Classic Rocking Chair Pa      2600RP                $29.90       1           $29.90              $49.95
Kidsline              Denim Plaid 4 Piece Set             2606BED4             $109.00       1          $109.00             $139.95
Kidsline              Denim Plaid Diaper Stacker          2606DS                $14.90      13          $193.70             $259.35
Kidsline              Denim Plaid Valance                 2606V                 $11.90       4           $47.60              $63.80
Kidsline              Dooby Baseball 6 Piece Set          8007DB                $99.50       1           $99.50             $139.95
Kidsline              Dooby Baseball Canopy               6006CAN               $39.90       1           $39.90              $52.95
Kidsline              Dooby Baseball Pillow               8007DBPLW              $7.90       1            $7.90              $10.95
Kidsline              Dooby Baseball Wall Hanging -       BATWH                 $17.90       1           $17.90              $23.95
Kidsline              Dooby Bear Mint 6 Piece Set         8007M                 $99.63       1           $99.63             $165.95
Kidsline              Dooby Bear Mint Window Drapes       7305DP                $26.90       1           $26.90              $44.95
Kidsline              Fantasy Flight 5 Piece Set          5500BED               $69.90       2          $139.80             $210.50
Kidsline              Fantasy Flight Diaper Disposal      5500DG                 $5.90       1            $5.90               $9.95
Kidsline              Fantasy Flight Diaper Stacker       5500DS                $15.90       1           $15.90              $26.95
Kidsline              Fantasy Flight Fitted Sheet Co      5500FS                 $9.50       2           $19.00              $31.90
Kidsline              Fantasy Flight Mobile               5500MOB               $22.90       1           $22.90              $38.95
Kidsline              Fantasy Flight Pouf Valance         5500V                  $9.90       5           $49.50              $79.75
Kidsline              Fantasy Flight Rolled Bumper        5500R                 $13.90       1           $13.90              $23.95
Kidsline              Fantasy Flight Wall Border          5500WB                $12.90       3           $38.70              $59.85
Kidsline              Fantasy Flight Wall Hanging         5500WH                $17.90       1           $17.90              $29.95
Kidsline              Jungle Galaxy Musical Mobile        9900MOB               $24.90       2           $49.80              $83.90
Kidsline              Jungle Galaxy Wall Hanging          9900WH                $19.90       1           $19.90              $33.95
Kidsline              Mc Donalds Farm 6 Piece Crib S      3500BEDS             $119.50       3          $358.50             $539.85
Kidsline              Mc Donalds Farm Fitted Sheet        3500FS                $13.50       3           $40.50              $59.85
Kidsline              Mc Donalds Farm Pouf Valance        3500V                 $12.90       3           $38.70              $59.85
Kidsline              Naturally Noah 6 Piece Set          4500BED              $109.50       2          $219.00             $289.90
Kidsline              Naturally Noah Comforter            4500Q                 $45.90       1           $45.90              $60.95
Kidsline              Naturally Noah Dust Ruffle          4500DR                $22.50       1           $22.50              $29.95
Kidsline              Naturally Noah Fitted Sheet         4500FS                $10.50       2           $21.00              $27.90
Kidsline              Naturally Noah Lampshade            4500LA                $10.90       5           $54.50              $74.75
Kidsline              Naturally Noah Mobile               4500MOB               $22.90       3           $68.70              $98.85
Kidsline              Naturally Noah Pouf Valance         4500V                 $10.90       1           $10.90              $17.95
Kidsline              Naturally Noah Wall Hanging         4500WH                $17.90       4           $71.60             $131.80
Kidsline              Nursery Times Wall Border           9800WB                $12.90       1           $12.90              $19.95
Kidsline              Over the Moon 3-Sided Bumper p      N266-7500HB           $49.50       1           $49.50              $82.95
Kidsline              Over The Moon 6 Piece Set           7500BEDS             $119.50       7          $836.50           $1,189.86
Kidsline              Over The Moon Diaper Disposal       N266-7500DG            $5.90       1            $5.90               $9.95
Kidsline              Over The Moon Diaper Stacker        N266-7500DS           $17.90       2           $35.80              $59.90



Kidsline              Over The Moon Fitted Sheet          N266-7500FS           $13.50       1           $13.50              $22.95
Kidsline              Over The Moon Lamp & Shade          7500BS                $22.90      18          $412.20             $629.64
Kidsline              Over The Moon Musical Mobile        N266-7500MOB          $24.90       1           $24.90              $41.95
Kidsline              Over The Moon Pouf Valance          N266-7500V            $12.90       3           $38.70              $59.85
Kidsline              Over the Moon Switchplate           7500SPR                $5.90       3           $17.70              $29.85
Kidsline              Over The Moon Wall Border           N266-7500WB           $12.90      13          $167.70             $259.35
Kidsline              Over The Moon Wall Hanging          N266-7500WH           $24.90       8          $199.20             $335.60
Kidsline              Pirouette 3-Sided Bumper plus       7700HB                $39.50       1           $39.50              $65.95
Kidsline              Pirouette Blankie                   7700BL                $16.90       1           $16.90              $28.95
Kidsline              Pirouette Comforter                 7700Q                 $45.50       1           $45.50              $75.95
Kidsline              Pirouette Diaper Disposal Cove      7700DG                 $5.90       2           $11.80              $19.90
Kidsline              Pirouette Dust Ruffle               7700DR                $22.50       1           $22.50              $37.95
Kidsline              Pirouette Fitted Sheet              7700FS                $10.50       1           $10.50              $16.95
Kidsline              Pirouette Lamp Shade                7700LA                $10.90       1           $10.90              $16.95
Kidsline              Pirouette Musical Mobile            7700MOB               $24.90       2           $49.80              $83.90
Kidsline              Pirouette Valance                   7700V                 $10.90       2           $21.80              $33.90
Kidsline              Pirouette Wall Border               7700WB                $12.90       1           $12.90              $19.95
Kidsline              Premium Le Cradle Bassinette -      2600K                 $99.00       1           $99.00             $139.95
Kidsline              Rainbow Fish 3-Sided Bumper pl      7000HB                $49.50       1           $49.50              $82.95
Kidsline              Rainbow Fish 6 Piece Set            7000BED              $119.90       1          $119.90             $199.95
Kidsline              Rainbow Fish Canopy                 7000CAN               $39.90       3          $119.70             $197.85
Kidsline              Rainbow Fish Fitted Sheet           7000FS                $11.50       2           $23.00              $39.90
Kidsline              Rainbow Fish Lampshade              7000LA                $10.90       1           $10.90              $16.95
Kidsline              Rainbow Fish Mobile                 7000MOB               $22.90       1           $22.90              $38.95
Kidsline              Rainbow Fish Window Drapes          7000DP                $26.90       2           $53.80              $89.90
Kidsline              Rambling Ted Diaper Disposal C      2400DG                 $5.90       1            $5.90               $7.95
Kidsline              Rambling Ted Fitted Sheet           2400FS                 $9.50       1            $9.50              $12.95
Kidsline              Rambling Ted Wall Border            2400WB                $12.90       1           $12.90              $17.95
Kidsline              Rambling Ted Window Drapes          2400DP                $26.90       1           $26.90              $34.95
Kidsline              Royal Brocade Natural 3-Sided       9000HB                $49.50       1           $49.50              $83.95
Kidsline              Royal Brocade Natural Dust Ruf      9000DR                $22.50       1           $22.50              $37.95
Kidsline              Serendipity 6 Piece Set             4700BEDS             $119.50      14        $1,673.00           $2,519.30
Kidsline              Serendipity Dust Ruffle             4700DR                $22.90       5          $114.50             $149.75
Kidsline              Serendipity Fitted Sheet            4700FS                $13.50       7           $94.50             $125.65
Kidsline              Serendipity Lamp Base & Shade       4700BS                $22.90      22          $503.80             $659.34
Kidsline              Serendipity Lampshade               4700LA                $10.90       6           $65.40              $89.70
Kidsline              Serendipity Light Switch Plate      4700SPR                $5.90      14           $82.60             $139.30
Kidsline              Serendipity Mobile                  4700MOB               $24.90      18          $448.20             $593.10
Kidsline              Serendipity Money Bank              4700MBR                $7.90       2           $15.80              $25.90
Kidsline              Serendipity Noah's Ark Rug          4700RUG               $49.90       2           $99.80             $159.90
Kidsline              Serendipity Resin Book Ends         4700BER               $16.90       2           $33.80              $45.90
Kidsline              Serendipity Wall Border             4700WB                $12.90       2           $25.80              $35.90
Kidsline              Serendipity Wall Hanging            4700WH                $24.90       3           $74.70              $98.85
Kidsline              Serendipity Wooden Bookends         4700BE                 $9.90       2           $19.80              $27.90
Kidsline              Streamers - Mint Sherbert Musi      6101MOB               $22.90       1           $22.90              $30.95
Kidsline              Streamers - Mint Sherbert Pouf      6101V                  $9.90       1            $9.90              $13.95
Kidsline              Streamers - Pink Sherbert Diap      6103DS                $15.90       3           $47.70              $62.85
Kidsline              Streamers - Pouf Valance            6103V                  $9.90       1            $9.90              $13.95
Kidsline              Streamers - Sherbet Mint  5 Pi      6101BEDS              $69.50       1           $69.50              $99.95
Kidsline              Streamers - Sherbet Pink --- 5      6103BEDS              $69.50       1           $69.50              $99.95
Kidsline              Strolling Along 5 Piece Set         3600BEDS              $69.90       1           $69.90              $89.95
Kidsline              Strolling Along Blankie             3600BL                $16.90       1           $16.90              $22.95
Kidsline              Strolling Along Book Ends           3600BER               $16.90       2           $33.80              $45.90
Kidsline              Strolling Along Diaper Stacker      3600DS                $15.90       1           $15.90              $20.95
Kidsline              Strolling Along Fitted Sheet        3600FS                 $9.50       3           $28.50              $38.85
Kidsline              Strolling Along Mobile              3600MOB               $22.90       1           $22.90              $30.95
Kidsline              Strolling Along Money Bank          3600MBR                $7.90       1            $7.90              $12.95


Kidsline              Strolling Along Picture Frame       3600PFR                $7.90       1            $7.90              $12.95
Kidsline              Strolling Along Rocking Chair       3600RP                $24.90       1           $24.90              $32.95
Kidsline              Strolling Along Rolled Bumper       3600R                 $13.90       1           $13.90              $18.95
Kidsline              Strolling Along Switch Light P      3600SPR                $5.90       1            $5.90               $9.95
Kidsline              Strolling Along Wall Border         3600WB                $12.90       1           $12.90              $17.95
Kidsline              Strolling Along Wall Hanging        3600WH                $17.90       1           $17.90              $23.95
Kidsline              Strolling Along Window Drapes       3600DP                $26.90       1           $26.90              $35.95
Kidsline              Sugar 'N Spice 3-Sided Bumper       9500HB                $49.50       1           $49.50              $65.95
Kidsline              Sugar 'N Spice Clothes Pegs         9500CP                $19.90       2           $39.80              $53.90
Kidsline              Sugar 'N Spice Comforter            9500Q                 $49.50       1           $49.50              $65.95
Kidsline              Sugar 'N Spice Pouf Valance         9500V                 $12.90       1           $12.90              $17.95
Kidsline              Sugar 'N Spice Wall Hanging He      9500WH                $22.90       1           $22.90              $30.95
Kidsline              Treasures 4 Piece Set Hand Pai      9111BED4             $124.90       4          $499.60             $799.80
Kidsline              Treasures Comforter Hand Paint      9111Q                 $59.90       1           $59.90              $79.95
Kidsline              Treasures Diaper Disposal Cove      9111DG                 $8.90       1            $8.90              $11.95
Kidsline              Treasures Mobile Hand Painted       9111MOB               $24.90       1           $24.90              $32.95
Kidsline              Treasures Wall Border               9111WB                $12.90       4           $51.60              $71.80
Kidsline              Victorian Rose Comforter            5309Q                 $49.50       1           $49.50              $65.95
Kidsline              Victorian Rose Diaper Stacker       5309DS                $17.90       2           $35.80              $47.90
Kidsline              Victorian Rose Fitted Sheet         5309FS                $11.50       1           $11.50              $15.95
Kidsline              Victorian Rose Lampshade            5309LA                $10.90       2           $21.80              $29.90
Kidsline              Victorian Rose Pillow               5309PLW                $7.90       1            $7.90              $10.95
Kidsline              Victorian Rose Pouf Valance         5309V                 $12.90       1           $12.90              $17.95
Kidsline              Victorian Rose Rocking Chair P      5309RP                $24.90       1           $24.90              $32.95
Kidsline              Victorian Rose Wall Border          5309WB                $12.90       4           $51.60              $71.80
Kidsline              Wallhanging - 3 Pastel Stars        3STAR                  $9.90       5           $49.50              $89.75
                                                                           ------------        -------------------------------------
Kidsline                                                                           382               $13,667.63          $21,093.69
                                                                           ------------        -------------------------------------
OshKosh B'Gosh®
----------------------
OshKosh B'Gosh®   Car Ride Bouncer - OshKosh Blu      3041T8                $28.00      48        $1,344.00           $2,205.60
OshKosh B'Gosh®   Comfort Supreme Soft Carrier -      0781T8                $39.00      26        $1,014.00           $1,559.74
OshKosh B'Gosh®   Horizon V XL - OshKosh Classic      4251L3                $84.00      48        $4,032.00           $5,757.60
OshKosh B'Gosh®   Medallion V XL Car Seat - OshK      2541T8                $96.00      54        $5,184.00           $7,559.46
OshKosh B'Gosh®   On My Way(R)Rear-facing Infant       2071L3               $61.50      46        $2,829.00           $4,137.70
OshKosh B'Gosh®   OshKosh Classic 4 Piece Crib S      60033                $120.00       6          $720.00           $1,439.70
OshKosh B'Gosh®   OshKosh Classic Valance             60027                 $18.00       6          $108.00             $215.70
OshKosh B'Gosh®   OshKosh Diaper Stacker - Denim      60023                 $20.00       6          $120.00             $239.70
OshKosh B'Gosh®   OshKosh Pink Dreams 4 Piece Cr      64033                $115.00       6          $690.00           $1,379.70
OshKosh B'Gosh®   OshKosh Pink Dreams Diaper Sta      64023                 $24.00       6          $144.00             $299.70
OshKosh B'Gosh®   OshKosh Pink Dreams Valance         64027                 $16.00       6           $96.00             $197.70
OshKosh B'Gosh®   OshKosh Pink Dreams Wall Organ      64028                 $20.00       6          $120.00             $239.70
OshKosh B'Gosh®   OshKosh Wall Organizer - Denim      60028                 $20.00       6          $120.00             $239.70
OshKosh B'Gosh®   Playard with Bassinet - OshKos      3633L3                $84.50      47        $3,971.50           $5,872.65
OshKosh B'Gosh®   Soft Infant Carrier - OshKosh       0631L3                $26.54      18          $477.72             $719.10
OshKosh B'Gosh®   Trendsetter Advantage Travel S      4991T8               $140.00       5          $700.00             $999.75
OshKosh B'Gosh®   Trendsetter(TM)Convenience Strol    1269L3                $70.00      32        $2,240.00           $3,198.40
                                                                           ------------        -------------------------------------
OshKosh B'Gosh®                                                                372               $23,910.22          $36,261.60
                                                                           ------------        -------------------------------------
Pockets Of Learning
----------------------
Pockets Of Learning   ABC Animal Train Travel Bag         3484                  $20.00      64        $1,280.00           $2,236.80
Pockets Of Learning   Lullaby and Goodnight               5461                  $17.50      70        $1,225.00           $2,096.50
Pockets Of Learning   My Quiet Book                       5458                  $17.50      61        $1,067.50           $1,645.78
Pockets Of Learning   Old MacDonald  Soft Sculpture       2659                  $17.50      69        $1,207.50           $2,066.55
Pockets Of Learning   Pet Shop Soft Sculpture             3644                  $15.00      69        $1,035.00           $1,446.93
Pockets Of Learning   S.S. Noah Soft Sculpture            2647                  $17.50      33          $577.50             $988.35
                                                                           ------------        -------------------------------------
Pockets Of Learning                                                                366                $6,392.50          $10,480.91
                                                                           ------------        -------------------------------------
Kidco
----------------------
Kidco                 Appliance Safety Lock               S100                   $1.52       1            $1.52               $2.95
Kidco                 Cabinet Lock                        S110                   $1.90       1            $1.90               $3.95


Kidco                 ConfigureGate Model G80             G80M                  $64.60      12          $775.20           $1,259.40
Kidco                 Decora Outlet Cover - Beige         S200B                  $2.40      38           $91.20             $150.86
Kidco                 Decora Outlet Cover - White         S200W                  $2.28      10           $22.80              $29.70
Kidco                 Door Stop                           S120                   $1.90       6           $11.40              $17.82
Kidco                 G12 - 12" Gate Extension            G12                   $13.90      21          $291.90             $481.95
Kidco                 G24 - 24" Gate Extension            G6024                 $16.72       2           $33.44              $55.90
Kidco                 G6 - 6" Gate Extension              G6                    $11.02      41          $451.82             $817.95
Kidco                 G60M - Elongate Gate                G60M                  $45.00      25        $1,125.00           $1,574.00
Kidco                 Gate Installation Kit               KIT                    $5.70      36          $205.20             $358.20
Kidco                 Gateway                             G10M                  $37.62       1           $37.62              $54.96
Kidco                 Hearth Gate G70                     G70                   $89.30       7          $625.10             $979.65
Kidco                 Hearth Gate G70 24" Extension       G70-24                $17.67      26          $459.42             $778.70
Kidco                 Insta-Gate(R)Model G40              G40                   $29.60       2           $59.20              $85.90
Kidco                 PlayDen with Padded Floor           PD20M                $118.75      40        $4,750.00           $7,998.00
Kidco                 Safeway Gate G20                    G20M                  $32.30      17          $549.10             $849.15
Kidco                 Sliding Cabinet and Window Loc      S300                   $1.14      14           $15.96              $27.58
Kidco                 Sliding Door Locks                  S310                   $1.52      40           $60.80             $118.00
Kidco                 Standard Outlet Cover - White       S210W                  $2.40       6           $14.40              $17.82
Kidco                 Surround Corner Protectors - B      S140B                  $1.90       1            $1.90               $2.97
Kidco                 Surround Corner Protectors - W      S140W                  $2.40       3            $7.20               $8.91
                                                                           ------------        -------------------------------------
Kidco                                                                              350                $9,592.08          $15,674.32
                                                                           ------------        -------------------------------------
Chronicle
----------------------
Chronicle             Animals Soft Shape                  58476-00905            $3.70      32          $118.40             $190.08
Chronicle             Colors Board Book and Carrying      8118-2877-1            $5.27      32          $168.64             $270.72
Chronicle             Hopper Board Book Favorites         1347-7                 $6.86      48          $329.28             $621.60
Chronicle             Hush Little Baby                    8118-1416-5            $6.86      43          $294.98             $473.43
Chronicle             Hush Little Baby Boxed Set          8118-1416-5            $8.98      33          $296.34             $475.53
Chronicle             Little Polar Bear                   55858-024-7            $8.45      36          $304.20             $488.16
Chronicle             Mama, Do you Love Me?               87701-759-X            $7.93      35          $277.55             $444.85
Chronicle             Shapes Board Book and Carrying      8118-2828-X            $5.27      36          $189.72             $304.56
Chronicle             The Rainbow Fish                    55858-009-3           $10.04      46          $461.84             $741.06
                                                                           ------------        -------------------------------------
Chronicle                                                                          341                $2,440.95           $4,009.99
                                                                           ------------        -------------------------------------
Baby Einstein
----------------------
Baby Einstein         Baby Bach Cassette                  ITIC-07                $4.97      28          $139.16             $236.88
Baby Einstein         Baby Bach Music CD                  ITIC-06                $7.79      43          $334.97             $436.88
Baby Einstein         Baby Beethoven Cassette             ITIC-11                $4.97      28          $139.16             $236.88
Baby Einstein         Baby Beethoven CD                   ITIC-10                $6.47      40          $258.80             $440.40
Baby Einstein         Baby Einstein Video                 ITIC-01                $9.59      16          $153.44             $203.36
Baby Einstein         Baby Einstein Video Library &       ITIC-08               $19.97      87        $1,737.39           $3,040.65
Baby Einstein         Baby Mozart Cassette                ITIC-04                $4.97      25          $124.25             $211.50
Baby Einstein         Baby Mozart Music CD                ITIC-03                $7.79      28          $218.12             $284.48
Baby Einstein         Baby Mozart Video                   ITIC-02                $9.59       1            $9.59              $12.71
Baby Einstein         Baby Shakespeare Video              ITIC-12                $9.97      16          $159.52             $203.36
Baby Einstein         Baby Webster Flashcards             ITIC-14                $4.97      17           $84.49             $169.15
                                                                           ------------        -------------------------------------
Baby Einstein                                                                      329                $3,358.89           $5,476.25
                                                                           ------------        -------------------------------------
General Creation
----------------------
General Creation      Baby Bear's Read-Along Book wi      98-185LRRH             $4.25      13           $55.25              $87.88
General Creation      Baby Bear's Read-Along Book wi      98-185TLP              $4.25      13           $55.25              $87.88
General Creation      Baby Bear's Read-Along Book wi      98-185UGDU             $4.25      15           $63.75             $101.40
General Creation      Baby Bear's Read-Along Book wi      98185GLOCKS            $4.85      11           $53.35              $74.36
General Creation      Read-Along Baby Bear Series         98168                 $15.75     176        $2,772.00           $3,732.96
General Creation      This Little Piggy                   97115                 $14.25      99        $1,410.75           $1,878.03
                                                                           ------------        -------------------------------------
General Creation                                                                   327                $4,410.35           $5,962.51
                                                                           ------------        -------------------------------------
The Baby School Comp
----------------------
The Baby School Comp  Smart Music Cartime Cassette        CARCAS                 $5.50      42          $231.00             $355.32
The Baby School Comp  Smart Music Cartime CD              CARCD                  $8.00      41          $328.00             $521.11
The Baby School Comp  Smart Music Playtime Cassette       PLAYCAS                $5.50      45          $247.50             $380.70


The Baby School Comp  Smart Music Playtime CD             PLAYCD                 $8.00      50          $400.00             $635.50
The Baby School Comp  Smart Music Sleepytime Cassette     SLEEPCAS               $5.50      18           $99.00             $152.28
The Baby School Comp  Smart Music Sleepytime CD           SLEEPCD                $8.00      22          $176.00             $279.62
The Baby School Comp  So Smart 3 Volume Gift Set          SOSMAGFT              $21.50      44          $946.00           $1,757.80
The Baby School Comp  So Smart Volume - All About Le      SOSMART3               $7.50      29          $217.50             $343.94
The Baby School Comp  So Smart Volume 2 - All About       SOSMART2               $7.50      33          $247.50             $391.38
                                                                           ------------        -------------------------------------
The Baby School Comp                                                               324                $2,892.50           $4,817.65
                                                                           ------------        -------------------------------------
Evenflo/Gerry
----------------------
Evenflo/Gerry         Extra Wide Wood Slat Gate           1096                  $25.65      61        $1,564.65           $2,436.95
Evenflo/Gerry         Extra-Wide Expansion Gate           160                   $20.81      35          $728.35           $1,223.25
Evenflo/Gerry         Gerry Plastic Mesh Security Gate    202                    $8.74      28          $244.72             $418.60
Evenflo/Gerry         Infant To Toddler Bath Tub          466081                $10.72       2           $21.44              $31.90
Evenflo/Gerry         Security Wood Slat                  1048                  $13.54      34          $460.36             $678.30
Evenflo/Gerry         Soft Bed Rail                       395                   $11.70       3           $35.10              $59.85
Evenflo/Gerry         Soft 'N Wide Portable Gate          526200                $21.38       7          $149.66             $251.65
Evenflo/Gerry         Swing Down Guard Rail               390                   $16.95      25          $423.75             $423.75
Evenflo/Gerry         Tall Wire Mesh Gate                 662                   $16.15      27          $436.05             $673.65
Evenflo/Gerry         Walk-Through Stair Gate             1050                  $22.80      50        $1,140.00           $1,747.50
Evenflo/Gerry         Walk-Thru Gate                      54508                 $22.09      50        $1,104.50           $1,747.50
                                                                           ------------        -------------------------------------
Evenflo/Gerry                                                                      322                $6,308.58           $9,692.90
                                                                           ------------        -------------------------------------
Flap Happy
----------------------
Flap Happy            Beach Party Flap Hat                FHS-beach-L            $5.50       6           $33.00              $65.70
Flap Happy            Beach Party Flap Hat                FHS-beach-M            $5.50       5           $27.50              $54.75
Flap Happy            Beach Party Flap Hat                FHS-beach-S            $5.50       6           $33.00              $65.70
Flap Happy            Beach Party Jam Jr.                 DSS-beach-L            $9.00       9           $81.00             $161.55
Flap Happy            Beach Party Jam Jr.                 DSS-beach-M            $9.00       9           $81.00             $161.55
Flap Happy            Beach Party Jam Jr.                 DSS-beach-S            $9.00       9           $81.00             $161.55
Flap Happy            Beach Party Jam Jr.                 DSS-beach-XL           $9.00       6           $54.00             $107.70
Flap Happy            Beach Party Jam Jr.                 DSS-beach-XS           $9.00       3           $27.00              $53.85
Flap Happy            Crayon Floral Flappy Hat            FLS-crayon-L           $5.50       6           $33.00              $65.70
Flap Happy            Crayon Floral Flappy Hat            FLS-crayon-M           $5.50       3           $16.50              $32.85
Flap Happy            Crayon Floral Flappy Hat            FLS-crayon-S           $5.50       3           $16.50              $32.85
Flap Happy            Crayon Floral Swim Bubble with      RWB-crayon-L          $15.00       9          $135.00             $269.55
Flap Happy            Crayon Floral Swim Bubble with      RWB-crayon-M          $15.00       6           $90.00             $179.70
Flap Happy            Crayon Floral Swim Bubble with      RWB-crayon-S          $15.00       9          $135.00             $269.55
Flap Happy            Crayon Floral Swim Bubble with      RWB-crayon-X          $15.00       1           $15.00              $29.95
Flap Happy            Crayon Floral Swim Bubble with      RWB-crayon-X          $15.00       6           $90.00             $179.70
Flap Happy            Farm Friends Floppy Hat             FLS-farm-L             $5.50       4           $22.00              $43.80
Flap Happy            Farm Friends Floppy Hat             FLS-farm-M             $5.50       4           $22.00              $43.80
Flap Happy            Farm Friends Floppy Hat             FLS-farm-S             $5.50       4           $22.00              $43.80
Flap Happy            Farm Friends Swim Bubble            SWB-farm-L            $15.00       6           $90.00             $179.70
Flap Happy            Farm Friends Swim Bubble            SWB-farm-M            $15.00       5           $75.00             $149.75
Flap Happy            Farm Friends Swim Bubble            SWB-farm-S            $15.00       6           $90.00             $179.70
Flap Happy            Farm Friends Swim Bubble            SWB-farm-XL           $15.00       4           $60.00             $119.80
Flap Happy            Farm Friends Swim Bubble            SWB-farm-XS           $15.00       2           $30.00              $59.90
Flap Happy            Hide and Seek Floppy Hat            FLS-hide-L             $5.50       4           $22.00              $43.80
Flap Happy            Hide and Seek Floppy Hat            FLS-hide-M             $5.50       3           $16.50              $32.85
Flap Happy            Hide and Seek Floppy Hat            FLS-hide-S             $5.50       1            $5.50              $10.95
Flap Happy            Hide and Seek Swim Bubble with      RWB-hide-L            $15.00       4           $60.00             $119.80
Flap Happy            Hide and Seek Swim Bubble with      RWB-hide-M            $15.00       5           $75.00             $149.75
Flap Happy            Hide and Seek Swim Bubble with      RWB-hide-S            $15.00       4           $60.00             $119.80
Flap Happy            Hide and Seek Swim Bubble with      RWB-hide-XL           $15.00       4           $60.00             $119.80
Flap Happy            Hide and Seek Swim Bubble with      RWB-hide-XS           $15.00       2           $30.00              $59.90
Flap Happy            Marine Plaid Flap Hat               FHS-marine-L           $5.00       2           $10.00              $19.90
Flap Happy            Marine Plaid Flap Hat               FHS-marine-M           $5.00       1            $5.00               $9.95
Flap Happy            Marine Plaid Flap Hat               FHS-marine-S           $5.00       2           $10.00              $19.90
Flap Happy            Marine Plaid Jam Jr.                DSS-marine-L           $9.00       6           $54.00             $107.70


Flap Happy            Marine Plaid Jam Jr.                DSS-marine-M           $9.00       4           $36.00              $71.80
Flap Happy            Marine Plaid Jam Jr.                DSS-marine-S           $9.00       5           $45.00              $89.75
Flap Happy            Marine Plaid Jam Jr.                DSS-marine-X           $9.00       1            $9.00              $17.95
Flap Happy            Marine Plaid Jam Jr.                DSS-marine-X           $9.00       4           $36.00              $71.80
Flap Happy            Sail Away Flap Hat                  FHS-sail-L             $5.00       9           $45.00              $89.55
Flap Happy            Sail Away Flap Hat                  FHS-sail-M             $5.00       8           $40.00              $79.60
Flap Happy            Sail Away Flap Hat                  FHS-sail-S             $5.00      12           $60.00             $119.40
Flap Happy            Sail Away Flap Hat                  FHS-sail-XL            $5.00       5           $25.00              $49.75
Flap Happy            Sail Away Jam Jr.                   DSS-sail-L             $9.00       9           $81.00             $161.55
Flap Happy            Sail Away Jam Jr.                   DSS-sail-M             $9.00       8           $72.00             $143.60
Flap Happy            Sail Away Jam Jr.                   DSS-sail-S             $9.00       9           $81.00             $161.55
Flap Happy            Sail Away Jam Jr.                   DSS-sail-XL            $9.00       6           $54.00             $107.70
Flap Happy            Sail Away Jam Jr.                   DSS-sail-XS            $9.00       3           $27.00              $53.85
Flap Happy            Sail Away Swim Bubble               SWB-sail-L            $15.00       8          $120.00             $239.60
Flap Happy            Sail Away Swim Bubble               SWB-sail-M            $15.00       9          $135.00             $269.55
Flap Happy            Sail Away Swim Bubble               SWB-sail-S            $15.00       9          $135.00             $269.55
Flap Happy            Sail Away Swim Bubble               SWB-sail-XL           $15.00       6           $90.00             $179.70
Flap Happy            Sail Away Swim Bubble               SWB-sail-XS           $15.00       3           $45.00              $89.85
Flap Happy            Something's Fishy Flap Hat          FHS-fishy-L            $5.00       1            $5.00               $9.95
Flap Happy            Something's Fishy Flap Hat          FHS-fishy-M            $5.00       4           $20.00              $39.80
Flap Happy            Something's Fishy Flap Hat          FHS-fishy-S            $5.00       3           $15.00              $29.85
Flap Happy            Something's Fishy Jam Jr.           DSS-fishy-L            $9.00       5           $45.00              $89.75
Flap Happy            Something's Fishy Jam Jr.           DSS-fishy-M            $9.00       6           $54.00             $107.70
Flap Happy            Something's Fishy Jam Jr.           DSS-fishy-S            $9.00       6           $54.00             $107.70
Flap Happy            Something's Fishy Jam Jr.           DSS-fishy-XL           $9.00       3           $27.00              $53.85
Flap Happy            Something's Fishy Jam Jr.           DSS-fishy-XS           $9.00       1            $9.00              $17.95
                                                                           ------------        -------------------------------------
Flap Happy                                                                         316                $3,132.50           $6,249.20
                                                                           ------------        -------------------------------------
Judis
----------------------
Judis                 Bear Squares 5 Piece Set            1051405              $131.50       3          $394.50             $521.85
Judis                 Bear Squares Bottom Sheet           1052301               $11.50       1           $11.50              $15.95
Judis                 Bear Squares Dust Ruffle            1052201               $21.50       1           $21.50              $28.95
Judis                 Bear Squares The Bear Hug Plus      1051113               $19.75       2           $39.50              $53.90
Judis                 Bear Squares Wall Hanging           1055503               $35.00       3          $105.00             $140.85
Judis                 Brittany Bear 4 Piece Set           1331400              $148.00       2          $296.00             $391.90
Judis                 Brittany Bear 5 Piece Set           1331405              $155.00       1          $155.00             $204.95
Judis                 Brittany Bear 5 Piece Set           1331409              $162.00       2          $324.00             $427.90
Judis                 Brittany Bear Contrast Casing       1331700               $26.00       2           $52.00              $69.90
Judis                 Brittany Bear Musical Mobile        1339201               $29.75       2           $59.50              $79.90
Judis                 Brittany Bear Wall Hanging          1335503               $42.00       1           $42.00              $55.95
Judis                 Candlestick Lamp Base               1919530               $14.00       6           $84.00             $167.70
Judis                 Candlestick Lamp Base               1919531               $14.00      21          $294.00             $586.95
Judis                 Candlestick Lamp Base               1919532               $14.00       6           $84.00             $167.70
Judis                 Candlestick Lamp Base               1919533               $14.00      10          $140.00             $279.50
Judis                 Doodles 5 Piece Set with Extra      1521445              $130.00       8        $1,040.00           $1,679.60
Judis                 Doodles Diaper Stacker              1526200               $18.00       5           $90.00             $159.75
Judis                 Doodles Mobile                      1529201               $29.75       5          $148.75             $249.75
Judis                 Judi's Jungle 4 Piece Set           1631400              $150.00       1          $150.00             $197.95
Judis                 Judi's Jungle 5 Piece Set           1631405              $160.00       2          $320.00             $423.90
Judis                 Judi's Jungle Bottom Sheet          1632301               $11.00       6           $66.00              $89.70
Judis                 Judi's Jungle Lamp with Shade       1639302               $49.00      10          $490.00             $649.50
Judis                 Judi's Jungle Musical Mobile        1639201               $29.50       3           $88.50             $116.85
Judis                 Judi's Jungle Valance               1631706               $23.00       2           $46.00              $61.90
Judis                 Jungle Fantasy Fluted Shade         1369601               $11.00       2           $22.00              $29.90
Judis                 Just Ducky 5 Piece Set with Ex      1601409              $119.00      11        $1,309.00           $2,199.45
Judis                 Just Ducky Diaper Stacker           1606200               $15.00       6           $90.00             $149.70
Judis                 Just Ducky Mobile                   1609201               $25.00       4          $100.00             $171.80
Judis                 Just Ducky Wallhanging Organiz      1605503               $35.00       6          $210.00             $359.70


Judis                 Lampshade                           1919537                $6.00       5           $30.00              $59.75
Judis                 Lampshade                           1919538                $6.00       2           $12.00              $23.90
Judis                 Lampshade                           1919541                $6.00      11           $66.00             $131.45
Judis                 Lampshade                           1919542                $6.00      12           $72.00             $143.40
Judis                 Lampshade                           1919543                $6.00      10           $60.00             $119.50
Judis                 Lampshade                           1919545                $6.00       6           $36.00              $71.70
Judis                 Lampshade                           1919549                $6.00      15           $90.00             $179.25
Judis                 Nursery Nites 3 Piece Cradle S      1243101               $43.00       1           $43.00              $56.95
Judis                 Nursery Nites 4 Piece Set           1241401              $100.00       5          $500.00             $699.90
Judis                 Nursery Nites 4 Piece Set           1241402              $120.00       1          $120.00             $159.95
Judis                 Nursery Nites 5 Piece Set with      1241415              $108.00       1          $108.00             $149.95
Judis                 Nursery Nites 5 Piece Set with      1241419              $116.00       7          $812.00           $1,119.65
Judis                 Nursery Nites Bottom Sheet          1242301               $11.00      13          $143.00             $194.35
Judis                 Nursery Nites Bottom Sheet          1242302               $11.00       6           $66.00              $89.70
Judis                 Nursery Nites Canopy Cover          1242101               $52.00       1           $52.00              $68.95
Judis                 Nursery Nites Contrast Casing       1241711               $18.00      10          $180.00             $239.50
Judis                 Nursery Nites Fluted Shade          1249601               $11.00       5           $55.00              $74.75
Judis                 Nursery Nites Musical Mobile        1249201               $28.50       4          $114.00             $151.80
Judis                 Nursery Nites Wall Hanging          1245503               $25.00       3           $75.00              $98.85
Judis                 Olde Tyme Teddies 4 Piece Set       1281401              $140.00       1          $140.00             $184.95
Judis                 Safe Haven 4-Sided Bumper           N608-1791803          $37.50       2           $75.00             $101.90
Judis                 Safe Haven Comforter                N608-1791101          $35.00       2           $70.00              $97.90
Judis                 Safe Haven Dust Ruffle              N608-1792201          $26.50       2           $53.00              $73.90
Judis                 Safe Haven Fitted Sheet             N608-1792301          $10.50       3           $31.50              $44.85
Judis                 Safe Haven Musical Mobile           N608-1799201          $29.50       1           $29.50              $39.95
Judis                 Safe Haven Valance                  N608-1791704          $20.00       2           $40.00              $59.90
Judis                 Safe Haven Wallborder               N608-1799801          $12.00       1           $12.00              $19.95
Judis                 Starry Nite 4-Sided Bumper          1131801               $44.00       1           $44.00              $58.95
Judis                 Starry Nite 5 Piece Set             1131419              $125.00       3          $375.00             $494.94
Judis                 Starry Nite Ceiling Scuplture       1135503               $25.00       2           $50.00              $67.90
Judis                 Starry Nite Diaper Stacker          1136200               $18.00       4           $72.00              $95.80
Judis                 Starry Nite Musical Mobile          1139201               $29.50       1           $29.50              $38.95
Judis                 Starry Nite Sheet                   1132301               $11.00       5           $55.00              $74.75
Judis                 Starry Nite Sheet                   1132302               $11.00       6           $66.00              $89.70
Judis                 Starry Nite Valance                 1131711               $25.00       6          $150.00             $197.70
Judis                 Story Time 4 Piece Set              1351401              $145.00       1          $145.00             $191.95
Judis                 Story Time Canopy Cover             1352102              $125.00       1          $125.00             $164.95
Judis                 Story Time Fluted Shade             1359601               $11.00       1           $11.00              $14.95
Judis                 Sweet Memories 4 Piece Set          1041401              $125.00       1          $125.00             $164.95
Judis                 Sweet Memories 5 Piece Set          1041419              $140.00       1          $140.00             $184.95
                                                                           ------------        -------------------------------------
Judis                                                                              299               $10,745.25          $16,030.29
                                                                           ------------        -------------------------------------
Angel Baby
----------------------
Angel Baby            ABC Bib and Burpee Set              583ABC                $14.00      44          $616.00           $1,273.80
Angel Baby            ABC Bon-Bon Blanket                 514ABC                $22.00      31          $682.00           $1,331.45
Angel Baby            ABC Hooded Towel and Mitt Set       503ABC                $28.00      27          $756.00           $1,537.65
Angel Baby            ABC/Nikki Dine Out Pouch            516ABC                $18.00      42          $756.00           $1,509.90
Angel Baby            Earth Angel Bib and Burpee Set      583EARTH              $14.00      46          $644.00           $1,331.70
Angel Baby            Earth Angel Bon-Bon Blanket         514EARTH              $22.00      36          $792.00           $1,546.20
Angel Baby            Earth Angel Dine Out Pouch          516EARTH              $18.00      42          $756.00           $1,509.90
Angel Baby            Earth Angel Hooded Towel and M      503EART               $28.00      30          $840.00           $1,708.50
                                                                           ------------        -------------------------------------
Angel Baby                                                                         298                $5,842.00          $11,749.10
                                                                           ------------        -------------------------------------
Laura Ashley
----------------------
Laura Ashley          Birthday Party 4 Piece Crib Se      LA-BP00              $134.10      11        $1,475.10           $3,519.45
Laura Ashley          Birthday Party Diaper Stacker       LA-BP24               $19.80       6          $118.80             $239.70
Laura Ashley          Birthday Party Hooded Towel wi      LA-BP18               $16.20       5           $81.00             $149.75
Laura Ashley          Birthday Party Receiving Blank      LA-BP06               $14.40       4           $57.60             $119.80
Laura Ashley          Gingham 4-Sided Bumper              LA-G104C              $51.75      10          $517.50           $1,249.50

Laura Ashley          Gingham 4-Sided Bumper              LA-G104R              $51.75      12          $621.00           $1,499.40
Laura Ashley          Gingham 4-Sided Bumper              LA-G104S              $51.75      10          $517.50           $1,249.50
Laura Ashley          Gingham Balloon Valance             LA-G160C              $24.75       6          $148.50             $269.70
Laura Ashley          Gingham Balloon Valance             LA-G160R              $24.75       6          $148.50             $269.70
Laura Ashley          Gingham Comforter with Self Ru      LA-G101C              $51.75      11          $569.25           $1,374.45
Laura Ashley          Gingham Comforter with Self Ru      LA-G101R              $51.75      12          $621.00           $1,499.40
Laura Ashley          Gingham Comforter with Self Ru      LA-G101S              $51.75      11          $569.25           $1,374.45
Laura Ashley          Gingham Crib Sheet                  LA-G108C              $13.05       7           $91.35             $139.65
Laura Ashley          Gingham Crib Sheet                  LA-G108R              $13.05      12          $156.60             $239.40
Laura Ashley          Gingham Crib Sheet                  LA-G108S              $13.05       6           $78.30             $119.70
Laura Ashley          Gingham Dust Ruffle                 LA-G120C              $24.75       5          $123.75             $299.75
Laura Ashley          Gingham Dust Ruffle                 LA-G120R              $24.75       6          $148.50             $359.70
Laura Ashley          Gingham Dust Ruffle                 LA-G120S              $24.75       4           $99.00             $239.80
Laura Ashley          Gingham Hooded Towel with Wash      LA-G118C              $16.20      11          $178.20             $329.45
Laura Ashley          Gingham Hooded Towel with Wash      LA-G118R              $16.20      11          $178.20             $329.45
Laura Ashley          Gingham Hooded Towel with Wash      LA-G118S              $16.20      11          $178.20             $329.45
Laura Ashley          Gingham Receiving Blanket           LA-G106C              $14.40      12          $172.80             $359.40
Laura Ashley          Gingham Receiving Blanket           LA-G106R              $14.40      12          $172.80             $359.40
Laura Ashley          Gingham Receiving Blanket           LA-G106S              $14.40      12          $172.80             $359.40
Laura Ashley          Gingham Sheet with Brighton St      LA-G107C              $13.05      12          $156.60             $239.40
Laura Ashley          Gingham Sheet with Brighton St      LA-G107S              $13.05      11          $143.55             $219.45
Laura Ashley          Hey Diddle Diddle 4 Piece Crib      LA-HD00              $134.10      11        $1,475.10           $3,519.45
Laura Ashley          Hey Diddle Diddle Diaper Stack      LA-HD24               $19.80       4           $79.20             $159.80
Laura Ashley          Hey Diddle Diddle Hooded Towel      LA-HD18               $16.20       5           $81.00             $149.75
Laura Ashley          Hey Diddle Diddle Receiving Bl      LA-HD06               $14.40       5           $72.00             $149.75
Laura Ashley          Hey Diddle Diddle Shaped Valan      LA-HD60               $27.00       1           $27.00              $49.95
Laura Ashley          Hey Diddle Diddle Sheet             LA-HD08               $13.05       4           $52.20             $119.80
Laura Ashley          Seaside 4 Piece Crib Set            LA-SS00              $155.70       8        $1,245.60           $2,799.60
Laura Ashley          Seaside Diaper Stacker              LA-SS24               $19.80       6          $118.80             $239.70
Laura Ashley          Seaside Hooded Towel                LA-SS18               $16.20       6           $97.20             $179.70
Laura Ashley          Seaside Receiving Blanket           LA-SS06               $14.40       5           $72.00             $149.75
Laura Ashley          Seaside Sheet                       LA-SS08               $13.05       7           $91.35             $209.65
                                                                           ------------        -------------------------------------
Laura Ashley                                                                       298               $10,907.10          $24,465.10
                                                                           ------------        -------------------------------------
Embryonics
----------------------
Embryonics            Mozart For Toddlers - Cassette      2321                   $3.98      27          $107.46             $182.52
Embryonics            Mozart For Toddlers - CD            2301                   $5.18      15           $77.70             $126.90
Embryonics            Mozart Magic Cube                   3101                  $18.48      76        $1,404.48           $2,808.20
Embryonics            Mozart Nature Symphony Video        5201                   $6.38      30          $191.40             $330.30
Embryonics            Mozart Wombsong Collection - C      2201                   $5.18      37          $191.66             $313.02
Embryonics            Mozart Wombsong Collection - C      2221                   $3.98      21           $83.58             $141.96
Embryonics            Nature Babies Video                 5101                   $6.38      29          $185.02             $319.29
Embryonics            Wombsongs Serenades - Cassette      2121                   $3.98      28          $111.44             $189.28
Embryonics            Wombsongs Serenades - CD            2101                   $5.18      32          $165.76             $270.72
                                                                           ------------        -------------------------------------
Embryonics                                                                         295                $2,518.50           $4,682.19
                                                                           ------------        -------------------------------------
Mullen and Fitzmauri
----------------------
Mullen and Fitzmauri  Baby 2000 Set - Blue                2000-GB               $24.00      10          $240.00             $449.50
Mullen and Fitzmauri  Baby 2000 Set - Pink                2000-GP               $24.00      12          $288.00             $539.40
Mullen and Fitzmauri  Baby Hangers in Blue Gingham        VB-HB                  $8.50      40          $340.00             $598.00
Mullen and Fitzmauri  Baby Hangers in Pink Gingham        VB-HP                  $8.50      34          $289.00             $508.30
Mullen and Fitzmauri  Baby Hangers in Yellow Gingham      VB-HY                  $8.50      41          $348.50             $612.95
Mullen and Fitzmauri  Embroidered Keepsake Pillow wi      VN-M                  $20.00      58        $1,160.00           $2,317.10
Mullen and Fitzmauri  Silver Birth Certificate Holde      VN-H                  $16.00      51          $816.00           $1,273.98
Mullen and Fitzmauri  Silver Piggy Bank in Mini Hat       VB-GB                 $22.00      17          $374.00             $679.15
Mullen and Fitzmauri  Silver Piggy Bank in Mini Hat       VB-GP                 $22.00      25          $550.00             $998.75
                                                                           ------------        -------------------------------------
Mullen and Fitzmauri                                                               288                $4,405.50           $7,977.13
                                                                           ------------        -------------------------------------
Nojo
----------------------
Nojo                  All Weather Cover-Up                295-55                 $9.50      20          $190.00             $319.00



Nojo                  Baby's First Photo Album            201-94B                $5.23       1            $5.23               $8.95
Nojo                  Deluxe Car Seat Cover - Denim       175-381               $17.58       1           $17.58              $25.95
Nojo                  Double Headrest - Navy              23N-61                 $8.50     149        $1,266.50           $2,376.55
Nojo                  Li'l Shopper Shopping Cart Han      18688P                 $3.00       6           $18.00              $23.82
Nojo                  My First Phone                      292-96                 $4.75      16           $76.00             $143.20
Nojo                  Preemie Headrests                   20P-73                 $3.80      19           $72.20             $113.05
Nojo                  Pregnancy Wedge Deluxe Pillow       6PK-70                $10.00       1           $10.00              $17.06
Nojo                  Secure-Me Safety Seat               AST-51PINK             $8.50       5           $42.50              $59.75
Nojo                  Secure-Me Safety Seat               AST-51RED              $8.50       6           $51.00              $71.70
Nojo                  The Original BabySling(TM)- Cham    F40-SLI               $20.00      57        $1,140.00           $1,895.82
Nojo                  The Original BabySling(TM)- Deni    923-SLI               $19.00       1           $19.00              $29.95
                                                                           ------------        -------------------------------------
Nojo                                                                               282                $2,908.01           $5,084.80
                                                                           ------------        -------------------------------------
PJ Toys
----------------------
PJ Toys               Child's Director Chair              10800                 $15.00      59          $885.00           $1,119.23
PJ Toys               Large Rocking Pony - Walnut         10040                 $40.00      59        $2,360.00           $4,127.05
PJ Toys               Rocking Airplane                    55040                 $40.00      21          $840.00           $1,468.95
PJ Toys               Rocking Pony                        13001                 $27.50      28          $770.00           $1,398.60
PJ Toys               Solid Wood 3 Piece Table & Cha      10708                 $60.00      34        $2,040.00           $3,398.30
PJ Toys               Solid Wood Rocking Chair            10749                 $25.00      42        $1,050.00           $1,677.90
PJ Toys               Wagon of Blocks                     72910                 $45.00      38        $1,710.00           $3,038.10
                                                                           ------------        -------------------------------------
PJ Toys                                                                            281                $9,655.00          $16,228.13
                                                                           ------------        -------------------------------------
Princess Linens
----------------------
Princess Linens       Silver Plate Baby Spoon             SS                    $10.00      22          $220.00             $438.90
Princess Linens       Silver Plate Comb & Brush for       BRB                   $12.00      35          $420.00             $873.25
Princess Linens       Silver Plate Comb & Brush for       BRG                   $12.00      40          $480.00             $998.00
Princess Linens       Silver Plate Dumbbell Rattle        FR                    $10.00      36          $360.00             $718.20
Princess Linens       Silver Plate Hair Lock Box          FT                     $6.00      30          $180.00             $448.50
Princess Linens       Silver Plate Heart Rattle           SH                    $10.00      40          $400.00             $798.00
Princess Linens       Silver Plate Sip Cup                CU                     $8.00      36          $288.00             $574.20
Princess Linens       Smoothie Blanket                    01                    $10.00      28          $280.00             $558.60
                                                                           ------------        -------------------------------------
Princess Linens                                                                    267                $2,628.00           $5,407.65
                                                                           ------------        -------------------------------------
A Child's Gift  Of L
----------------------
A Child's Gift  Of L  A Child's Gift of Lullabyes Ca      LE                     $6.50      76          $494.00             $772.16
A Child's Gift  Of L  A Child's Gift of Lullabyes CD      LECD                   $8.00      22          $176.00             $279.62
A Child's Gift  Of L  The Rock-A-Bye Baby Collection      RB1CA                  $6.50      95          $617.50             $965.20
A Child's Gift  Of L  The Rock-A-Bye Baby Collection      RB1CD                  $8.00      73          $584.00             $927.83
                                                                           ------------        -------------------------------------
A Child's Gift  Of L                                                               266                $1,871.50           $2,944.81
                                                                           ------------        -------------------------------------
Houghton Mifflin
----------------------
Houghton Mifflin      A Perfect Father's Day              395-66416-0            $3.15      32          $100.80             $161.92
Houghton Mifflin      Complete Adventures of Curious      75410-0               $15.87      31          $491.97             $789.26
Houghton Mifflin      Curious George                      15993-8               $20.00      54        $1,080.00             $686.34
Houghton Mifflin      Lyle, Lyle Crocodile                395-16995-X            $7.92      30          $237.60             $381.30
Houghton Mifflin      Mike Mulligan and Steam Shovel      16961-5                $7.92      44          $348.48             $559.24
Houghton Mifflin      Rabbit's Bedtime                    98266-9                $5.27      33          $173.91             $279.18
Houghton Mifflin      The Little House                    395-18156-9            $7.92      36          $285.12             $457.56
                                                                           ------------        -------------------------------------
Houghton Mifflin                                                                   260                $2,717.88           $3,314.80
                                                                           ------------        -------------------------------------
Rumble Tuff
----------------------
Rumble Tuff           Changing Pad Cover - Cream          TC-E                   $7.50      31          $232.50             $463.45
Rumble Tuff           Changing Pad Cover - Green          TC-J                   $7.50       1            $7.50              $14.95
Rumble Tuff           Changing Pad Cover - Light Blu      TC-WD                  $7.50       1            $7.50              $14.95
Rumble Tuff           Changing Pad Cover - Navy           TC-N                   $7.50      28          $210.00             $418.60
Rumble Tuff           Changing Pad Cover - Pink           TC-LP                  $7.50      17          $127.50             $254.15
Rumble Tuff           Changing Pad Cover - Red            TC-R                   $7.50       1            $7.50              $14.95
Rumble Tuff           Changing Pad Cover - Royal Blu      TC-RB                  $7.50      82          $615.00           $1,225.90
Rumble Tuff           Changing Pad Cover - White          TC                     $7.50       1            $7.50              $14.95
Rumble Tuff           Changing Pad Cover - Yellow         TC-Y                   $7.50      38          $285.00             $568.10
Rumble Tuff           Original Changing Pad               TU                    $13.00      53          $689.00           $1,322.35


                                                                           ------------        -------------------------------------
Rumble Tuff                                                                        253                $2,189.00           $4,312.35
                                                                           ------------        -------------------------------------
Peg Perego
----------------------
Peg Perego            Milano - Navy Crayon Stripe         MIRC41ST41           $261.00       1          $261.00             $349.95
Peg Perego            Milano Stroller - Navy Stripe       MIRZ41RG41           $150.00       1          $150.00             $369.95
Peg Perego            Pliko Matic Stroller - Denim/P      DD31AJ31             $140.00       9        $1,260.00           $1,979.64
Peg Perego            Pliko Sherpa Stroller - Navy/O      NT74NT61             $112.00      46        $5,152.00           $8,737.70
Peg Perego            Prima Pappa High Chair - Blue       PCA51                $112.00      23        $2,576.00           $3,908.85
Peg Perego            Prima Pappa High Chair - Navy       PPA41                $115.00      14        $1,610.00           $2,379.30
Peg Perego            Prima Pappa Roller High Chair       AR13                 $134.00      91       $12,194.00          $18,195.45
Peg Perego            Stroller                            NT61MK41             $300.00      11        $3,300.00           $4,399.45
Peg Perego            Tender Twin Stroller - Gray St      GTPP53RG41           $263.00       1          $263.00             $369.95
Peg Perego            Venezia Stroller - Green Plaid      NT61MD64             $150.00      50        $7,500.00          $11,499.50
                                                                           ------------        -------------------------------------
Peg Perego                                                                         247               $34,266.00          $52,189.74
                                                                           ------------        -------------------------------------
Anatex
----------------------
Anatex                Rollercoaster Table                 FL1000                $65.00       1           $65.00              $99.95
Anatex                Suction Cup Coaster                 SC4003                 $8.00     100          $800.00           $1,495.00
Anatex                The Original Rollercoaster          RC2591                $25.00      85        $2,125.00           $4,245.75
Anatex                Thomas The Tank Rollercoaster       TTE8000               $25.00      60        $1,500.00           $2,697.00
                                                                           ------------        -------------------------------------
Anatex                                                                             246                $4,490.00           $8,537.70
                                                                           ------------        -------------------------------------
California Kids
----------------------
California Kids       Babylou Dust Ruffle                 BA6                   $25.00       2           $50.00              $77.90
California Kids       Blue Jeans Crib Pillow              BJ2A                  $14.50       1           $14.50              $22.95
California Kids       Bronco Blue Crib Pillow             BR2B                  $14.50       1           $14.50              $22.95
California Kids       Bronco Blue Dust Ruffle             BR6B                  $25.00       1           $25.00              $38.95
California Kids       Candy Squares 4 Sided Bumper        CS5                   $55.00       2          $110.00             $167.90
California Kids       Candy Squares Balloon Wall Han      CS13                  $25.00       1           $25.00              $38.95
California Kids       Candy Squares Crib Pillow           CS2                   $14.50       2           $29.00              $45.90
California Kids       Candy Squares Diaper Stacker        CS10                  $14.50       1           $14.50              $22.95
California Kids       Cirque 4 Sided Bumper               CQ5                   $55.00       1           $55.00              $83.95
California Kids       Co Co Yellow 3 Sided Bumper +       CO4Y                  $55.00       9          $495.00             $755.55
California Kids       Co Co Yellow Balloon Wall Hang      CO13Y                 $25.00       1           $25.00              $38.95
California Kids       Co Co Yellow Crib Comforter         CO1Y                  $50.00       7          $350.00             $538.65
California Kids       Co Co Yellow Dust Ruffle            CO6Y                  $25.00       8          $200.00             $311.60
California Kids       Co Co Yellow Print Fitted  She      CO3Y                  $18.50      10          $185.00             $289.50
California Kids       Co Co Yellow Summer Blanket         COSBY                 $26.50       4          $106.00             $163.80
California Kids       Dylans Room Lilac 3 Sided Bump      DY4L                  $55.00       1           $55.00              $83.95
California Kids       Dylans Room Lilac Crib Pillow       DY2L                  $14.50       3           $43.50              $68.85
California Kids       Dylans Room Lilac Diaper Stack      DY10L                 $14.50       1           $14.50              $22.95
California Kids       Dylans Room Lilac Dust Ruffle       DY6L                  $25.00       1           $25.00              $38.95
California Kids       Dylan's Room Lilac Fabric           DYYRDLILACFL          $12.50       3           $37.50              $62.85
California Kids       Dylan's Room Lilac Mobile           DY64L                 $45.00       2           $90.00             $135.90
California Kids       Dylans Room Pink 3 Sided Bumpe      DY4PK                 $55.00       8          $440.00             $671.60
California Kids       Dylans Room Pink Adult Rocking      DY11PK                $30.00       2           $60.00              $91.90
California Kids       Dylans Room Pink Balloon Wall       DY13PK                $25.00       1           $25.00              $38.95
California Kids       Dylans Room Pink Crib Comforte      DY1PK                 $60.00       8          $480.00             $735.60
California Kids       Dylans Room Pink Diaper Stacke      DY10PK                $14.50       1           $14.50              $22.95
California Kids       Dylans Room Pink Dust Ruffle        DY6PK                 $25.00       7          $175.00             $272.65
California Kids       Dylan's Room Pink Fabric            DYYRDPKPLAID          $12.50       6           $75.00             $125.70
California Kids       Dylans Room Pink Fabric Lampsh      DY29PK                $18.50       1           $18.50              $28.95
California Kids       Dylan's Room Pink Mobile            DY64PK                $45.00       2           $90.00             $135.90
California Kids       Dylans Room Pink Print Fitted       DY3PK                 $18.50       8          $148.00             $231.60
California Kids       Dylans Room Pink Summer Blanke      DYSBPK                $26.50       2           $53.00              $81.90
California Kids       Dylan's Room Pink Valance           DY44PK                $20.00       4           $80.00             $123.80
California Kids       Eyelette Diaper Stacker             EY10                  $14.50       3           $43.50              $65.85
California Kids       Fire & Ice 3 Piece Cradle Set       FC19                  $35.00       1           $35.00              $53.95
California Kids       First Impressions  4 Piece Cri      F85M                 $100.00       1          $100.00             $152.95
California Kids       First Impressions 3 Sided Bump      F5M                   $50.00       1           $50.00              $83.95



California Kids       First Impressions Comforter         F1M                   $45.00       1           $45.00              $75.95
California Kids       First Impressions Dust Ruffle       F6                    $25.00       1           $25.00              $41.95
California Kids       First iMpressions Fitted Crib       F3556P                $13.50       1           $13.50              $22.95
California Kids       Fuzzy Wuzzy Musical Mobile          FZ64                  $45.00       1           $45.00              $67.95
California Kids       Galaxy Blue 3 Piece Cradle Set      GX19B                 $35.00       2           $70.00             $107.90
California Kids       Gecko Blanket                       GKSB                  $26.50       1           $26.50              $39.95
California Kids       Gecko Diaper Stacker                GK10                  $14.50       1           $14.50              $21.95
California Kids       Gecko Dust Ruffle                   GK6                   $25.00       1           $25.00              $37.95
California Kids       Gecko Sheet                         GK3                   $14.50       1           $14.50              $21.95
California Kids       Gone Fishing Musical Mobile         GF64                  $45.00       2           $90.00             $135.90
California Kids       Gone Fishing Summer Blanket         GFSB                  $26.50       1           $26.50              $40.95
California Kids       Harry Hoo Crib Comforter            HH1                   $45.00       1           $45.00              $68.95
California Kids       Harry Hoo Dust Ruffle               HH6                   $25.00       1           $25.00              $38.95
California Kids       Harry Hoo Print Fitted Sheet        HH3                   $16.50       1           $16.50              $24.95
California Kids       Harry Hoo Summer Blanket            HHSB                  $26.50       1           $26.50              $40.95
California Kids       High Five Valance                   HF44                  $20.00       1           $20.00              $30.95
California Kids       Leopard Dot Dust Ruffle             LP6                   $26.50       1           $26.50              $39.95
California Kids       Moe & Me 4 Sided Bumper             MM5                   $55.00       1           $55.00              $83.95
California Kids       Moe & Me Balloon Wall Hanging       MM13                  $25.00       1           $25.00              $38.95
California Kids       Moe & Me Crib Comforter             MM1                   $45.00       2           $90.00             $137.90
California Kids       Moe & Me Crib Pillow                MM2                   $14.50       1           $14.50              $22.95
California Kids       Moe & Me Diaper Stacker             MM10                  $12.50       1           $12.50              $19.95
California Kids       Moe & Me Dust Ruffle                MM6                   $25.00       1           $25.00              $38.95
California Kids       Moe & Me Fabric Lampshade           MM29                  $18.50       2           $37.00              $57.90
California Kids       Moe & Me Lamp Base With Shade       MM28                  $35.00       1           $35.00              $53.95
California Kids       Moe & Me Valance                    MM44                  $16.50       3           $49.50              $77.85
California Kids       Moondoggie Red Balloon Wall Ha      MD13R                 $25.00       1           $25.00              $38.95
California Kids       Moondoggie Red Crib Pillow          MD2R                  $14.50       1           $14.50              $22.95
California Kids       Moondoggie Red Summer Blanket       MDSBR                 $26.50       1           $26.50              $40.95
California Kids       Moondoggie Royal 3 Sided Bumpe      MD4RYL                $55.00       2          $110.00             $167.90
California Kids       Moondoggie Royal 4 Sided Bumpe      MD5RYL                $55.00       2          $110.00             $167.90
California Kids       Moondoggie Royal Adult Rocking      MD11RYL               $30.00       1           $30.00              $45.95
California Kids       Moondoggie Royal Balloon Wall       MD13RYL               $25.00       1           $25.00              $38.95
California Kids       Moondoggie Royal Crib Comforte      MD1RYL                $50.00       1           $50.00              $76.95
California Kids       Moondoggie Royal Dust Ruffle        MD6RYL                $25.00       4          $100.00             $155.80
California Kids       Moondoggie Royal Print Fitted       MD3RYL                $16.50       1           $16.50              $25.95
California Kids       Moondoggie Royal Print Top She      MD3TRYL               $18.50       1           $18.50              $28.95
California Kids       Penelope 3 Piece Cradle Set         PN19                  $35.00       1           $35.00              $52.95
California Kids       Penelope Blanket                    PNSB                  $26.50       1           $26.50              $39.95
California Kids       Posie Pink 3 Sided Bumper + He      PS4P                  $55.00       2          $110.00             $167.90
California Kids       Posie Pink Crib Comforter           PS1P                  $50.00       1           $50.00              $76.95
California Kids       Red Baron Crib Comforter            RB1                   $45.00       3          $135.00             $206.85
California Kids       Red Baron Dust Ruffle               RB6                   $25.00       1           $25.00              $38.95
California Kids       Roadways 3-Sided Bumper plus H      RW4                   $50.00       1           $50.00              $74.95
California Kids       Roadways Dust Ruffle                RW6                   $25.00       1           $25.00              $37.95
California Kids       Roadways Musical Mobile             RW64                  $45.00       1           $45.00              $67.95
California Kids       Roadways Sheet                      RW3                   $14.50       1           $14.50              $21.95
California Kids       Serenghetti Dust Ruffle             SR6B                  $26.50       1           $26.50              $40.95
California Kids       Serenghetti Summer Blanket          SRSBB                 $26.50       1           $26.50              $40.95
California Kids       Serenghetti Valance                 SR44B                 $20.00       1           $20.00              $30.95
California Kids       Sweetheart Balloon Wall Hangin      SW13                  $25.00       1           $25.00              $38.95
California Kids       Sweetheart Crib Pillow              SW2                   $14.50       1           $14.50              $22.95
California Kids       Sweetheart Diaper Stacker           SW10                  $14.50       1           $14.50              $22.95
California Kids       Sweetheart Summer Blanket           SWSB                  $26.50       1           $26.50              $40.95
California Kids       Tiffany Pink 3 Piece Cradle Se      TF19                  $35.00       1           $35.00              $53.95
California Kids       Wanda Royal 3 Sided Bumper + H      WA4RYL                $50.00       8          $400.00             $615.60
California Kids       Wanda Royal Crib Comforter          WA1RYL                $45.00      11          $495.00             $758.45

California Kids       Wanda Royal Dust Ruffle             WA6RYL                $25.00       8          $200.00             $311.60
California Kids       Wanda Royal Fitted Sheet            WA3RYLF               $14.50      16          $232.00             $367.20
California Kids       Wanda Royal Print Top Sheet         WA3TRYLP              $16.50       4           $66.00             $103.80
California Kids       Wanda Teal 3 Piece Cradle Set       WA19T                 $35.00       3          $105.00             $161.85
California Kids       Wanda Teal 4 Sided Bumper           WA5T                  $50.00       1           $50.00              $76.95
California Kids       Wanda Turquoise 3 Sided Bumper      WA4X                  $50.00       1           $50.00              $76.95
California Kids       Wanda Turquoise Dust Ruffle         WA6X                  $25.00       1           $25.00              $38.95
California Kids       Wanda Turquoise Summer Blanket      WASBX                 $26.50       1           $26.50              $40.95
California Kids       Yacht Club Crib Comforter           YC1                   $45.00       1           $45.00              $68.95
California Kids       Zulu 3 Piece Cradle Set             ZL19                  $35.00       3          $105.00             $161.85
                                                                           ------------        -------------------------------------
California Kids                                                                    245                $7,780.00          $12,017.75
                                                                           ------------        -------------------------------------
DK Publishing
----------------------
DK Publishing         123 Bath Book                       7894-2922-5            $2.47      34           $83.98             $143.14
DK Publishing         ABC Bath Book                       7894-2921-7            $2.47      30           $74.10             $126.30
DK Publishing         Baby's Learn and Play Pack          7894-5150-6           $14.97      23          $344.31             $688.85
DK Publishing         Conception, Pregnancy and Birt      7894-5115-8           $14.97      20          $299.40             $509.20
DK Publishing         My First ABC Board Book             7894-2781-8            $3.47      33          $114.51             $195.03
DK Publishing         My First ABC Book                   56458-403-8            $8.47      21          $177.87             $302.61
DK Publishing         My First Animal Board Book          7894-2783-4            $3.47      31          $107.57             $183.21
DK Publishing         My First Number Word Board Boo      7894-3450-4            $3.47      35          $121.45             $206.85
DK Publishing         My First Word Book                  7894-3977-8            $8.47      18          $152.46             $259.38
                                                                           ------------        -------------------------------------
DK Publishing                                                                      245                $1,475.65           $2,614.57
                                                                           ------------        -------------------------------------
Medela(R)
----------------------
Medela(R)             100% Cotton Washable Bra Pads       89972                  $5.05       1            $5.05               $8.95
Medela(R)             Breastmilk Storage and Feeding      87023                 $11.00       1           $11.00              $17.96
Medela(R)             CSF(TM)Storage Bags - 50 count      87010                 $12.00      33          $396.00             $658.35
Medela(R)             CSF(TM)Bags-Starter Pak             87013                  $6.75       3           $20.25              $35.85
Medela(R)             Double Pumping Mini Electric(TM)    71008                 $80.95       2          $161.90             $299.90
Medela(R)             Hobbit(TM)Breast Shells             89922                  $6.70       3           $20.10              $35.85
Medela(R)             ManualEase(TM)Breastpump            67278                 $24.95      33          $823.35           $1,483.35
Medela(R)             Mini Electric & trade; Breast Pu    71009                 $49.00      55        $2,695.00           $4,398.90
Medela(R)             Nursing Pillow(R)                   37104M                $19.60       1           $19.60              $29.95
Medela(R)             PersonalEase(R)Breastshield Ki      67245                  $8.20      39          $319.80             $622.05
Medela(R)             Pump In Style(R)Breastpump & Ca     57010                $139.00      64        $8,896.00          $15,996.80
Medela(R)             Vehicle Lighter Adapter             67153                  $8.30       2           $16.60              $33.90
                                                                           ------------        -------------------------------------
Medela(R)                                                                          237               $13,384.65          $23,621.81
                                                                           ------------        -------------------------------------
Scholastic
----------------------
Scholastic            Clifford the Big Red Dog            590-40743-0            $6.47      23          $148.81             $253.23
Scholastic            How Do Dinosuars Say Goodnight      590-31681-8            $7.97      24          $191.28             $325.44
Scholastic            I Spy Little Animals                590-11711-4            $3.49      23           $80.27             $136.62
Scholastic            I Spy Little Book                   590-34129-4            $3.49      23           $80.27             $136.62
Scholastic            I Spy Little Letters                439-11496-9            $3.49      23           $80.27             $136.62
Scholastic            Miss Spider's ABC Boardbook         439-13747              $4.47      22           $98.34             $167.42
Scholastic            Miss Spider's New Car               590-30713-4            $8.47      24          $203.28             $345.84
Scholastic            Miss Spider's Tea Party             590-47724-2            $8.47      23          $194.81             $331.43
Scholastic            Miss Spider's Wedding               590-56866-3            $8.47      24          $203.28             $345.84
Scholastic            Tonka Big Rigs Board Book           439-14519-3            $4.97      23          $114.31             $194.58
                                                                           ------------        -------------------------------------
Scholastic                                                                         232                $1,394.92           $2,373.64
                                                                           ------------        -------------------------------------
Burnes
----------------------
Burnes                Cloud Nine Frame                    48913                  $7.60      32          $243.20             $478.40
Burnes                Diecast Baby Album                  M77546                 $7.40       1            $7.40              $14.95
Burnes                It's A Boy Frame                    48910                  $7.60      45          $342.00             $539.10
Burnes                It's A Girl Frame                   48911                  $0.00      52            $0.00             $622.96
Burnes                Rock A Bye Frame                    48920                  $0.00      45            $0.00             $672.75
Burnes                Sweet Dreams Frame                  49822                  $7.60      25          $190.00             $373.75
Burnes                Twinkle Twinkle Album               M81646                 $7.40      23          $170.20             $343.85
                                                                           ------------        -------------------------------------
Burnes                                                                             223                  $952.80           $3,045.76
                                                                           ------------        -------------------------------------


Neurosmith
----------------------
Neurosmith            Instruments of the Orchestra -      10230                  $9.50      48          $456.00             $957.60
Neurosmith            Little Linguist                     11110                 $35.00      59        $2,065.00           $3,538.82
Neurosmith            Mozart Music Blocks                 12210                 $35.00      74        $2,590.00           $4,806.30
Neurosmith            Rhythms of the World - Cartrid      10220                  $9.50      38          $361.00             $758.10
                                                                           ------------        -------------------------------------
Neurosmith                                                                         219                $5,472.00          $10,060.82
                                                                           ------------        -------------------------------------
Corolle
----------------------
Corolle               Chou Pink                           22009                 $20.00      94        $1,880.00           $2,817.18
Corolle               Nouveau Ne Pink                     24013                 $37.50      59        $2,212.50           $3,832.05
Corolle               Pti Bout Pink                       23019                 $25.00      64        $1,600.00           $2,430.08
                                                                           ------------        -------------------------------------
Corolle                                                                            217                $5,692.50           $9,079.31
                                                                           ------------        -------------------------------------
Michel and Co.
----------------------
Michel and Co.        Beatrix Potter Watering Can Bo      78905                 $30.00       1           $30.00              $59.95
Michel and Co.        Beatrix Potter Watering Can La      78807                 $35.00       4          $140.00             $279.80
Michel and Co.        Beatrix Potter Watering Can Ni      78130                 $21.00       1           $21.00              $41.95
Michel and Co.        Noah's Ark Bookends                 40120                 $30.00      30          $900.00           $1,378.50
Michel and Co.        Noah's Ark Lamp                     40121                 $28.00       1           $28.00              $56.95
Michel and Co.        Noah's Ark Switch Plate             40126                  $7.50      53          $397.50             $633.35
Michel and Co.        Pooh Tin Pail                       93211                  $3.25      59          $191.75             $472.00
Michel and Co.        Winnie the Pooh Baby Book and       10062                 $16.50      13          $214.50             $376.35
Michel and Co.        Winnie the Pooh First Year Cal      10063                  $7.00      14           $98.00             $209.30
Michel and Co.        Winnie the Pooh Keepsake Box        10061                 $27.00       9          $243.00             $494.55
Michel and Co.        Winnie the Pooh Little Friends      66320                 $24.00       4           $96.00             $195.80
Michel and Co.        Winnie the Pooh Musical             65281                 $22.50      10          $225.00             $449.50
                                                                           ------------        -------------------------------------
Michel and Co.                                                                     199                $2,584.75           $4,648.00
                                                                           ------------        -------------------------------------
eeBoo
----------------------
eeBoo                 Growing Like A Weed Growth Cha      GCGW1                  $7.50      68          $510.00           $1,016.60
eeBoo                 Growing Tree Growth Chart           GCMT                   $7.50      59          $442.50             $882.05
eeBoo                 Things I Know Tot Tower             TIK11                  $9.50      70          $665.00           $1,396.50
                                                                           ------------        -------------------------------------
eeBoo                                                                              197                $1,617.50           $3,295.15
                                                                           ------------        -------------------------------------
Handi-Craft
----------------------
Handi-Craft           Dr. Brown's 3 Pack Natural Flo      175                    $8.65     111          $960.15           $1,548.45
Handi-Craft           Dr. Brown's 3 Pack Natural Flo      275                    $8.65      79          $683.35           $1,102.05
                                                                           ------------        -------------------------------------
Handi-Craft                                                                        190                $1,643.50           $2,650.50
                                                                           ------------        -------------------------------------
Radio Flyer
----------------------
Radio Flyer           Red Tricycle with 10" Wheel         77                    $26.00      49        $1,274.00           $2,202.55
Radio Flyer           Special Edition Wagon               19                    $60.00      29        $1,740.00           $2,376.55
Radio Flyer           Tiny Trike                          310r                  $15.00      89        $1,335.00           $2,042.55
Radio Flyer           Walker Wagon                        11R                   $26.50      21          $556.50             $838.95
                                                                           ------------        -------------------------------------
Radio Flyer                                                                        188                $4,905.50           $7,460.60
                                                                           ------------        -------------------------------------
Dex Baby Products
----------------------
Dex Baby Products     Automobile Bottle Warmer            BW-02                  $5.25       6           $31.50              $47.70
Dex Baby Products     Baby Food Processor                 BFP-01                $11.65       9          $104.85             $179.55
Dex Baby Products     Dex Wipes Warmer                    WW02                   $7.95       4           $31.80              $39.80
Dex Baby Products     EZ Bather                           EZB-01                 $2.85       1            $2.85               $4.95
Dex Baby Products     Mommie Bear                         MB01                  $13.45      87        $1,170.15           $1,735.65
Dex Baby Products     Pregnancy Pillow                    PP-01                  $4.65       3           $13.95              $23.85
Dex Baby Products     Prop-A-Baby Sleep Aid               PAB-01                 $8.95      22          $196.90             $328.90
Dex Baby Products     Safety Changing Pad Deluxe          SCP01                  $9.95       1            $9.95              $13.95
Dex Baby Products     Safety Lift Mattress Pad            SL-01                  $6.45      35          $225.75             $348.25
Dex Baby Products     Sleepy Time Crib Light              CL-02                  $5.63      15           $84.45             $149.25
Dex Baby Products     Ultra Wipe Warmer with Night L      WWU12V                $10.35       1           $10.35              $17.95
                                                                           ------------        -------------------------------------
Dex Baby Products                                                                  184                $1,882.50           $2,889.80
                                                                           ------------        -------------------------------------
iBaby
----------------------
iBaby                 Full Size Crib - Natural            21-8102              $299.00      90       $26,910.00          $44,995.50
iBaby                 Umbrella Stroller with Canopy       A12RH                  $9.20      94          $864.80           $1,687.30
                                                                           ------------        -------------------------------------
iBaby                                                                              184               $27,774.80          $46,682.80
                                                                           ------------        -------------------------------------


PatchKraft®
----------------------
PatchKraft®       BellaLina 3-Sided Bumper Plus       36180                 $67.00       1           $67.00             $115.95
PatchKraft®       BellaLina 5 Piece Set               1-550                $180.00       1          $180.00             $311.95
PatchKraft®       Capri 5 Piece Set with Welting      31-554               $229.00       4          $916.00           $1,527.80
PatchKraft®       Capri Diaper Stacker                31-30W                $25.00       2           $50.00              $83.90
PatchKraft®       Capri Hamper                        31-63                 $38.50       4          $154.00             $259.80
PatchKraft®       Capri Lamp Base                     31-955                $28.00       3           $84.00             $140.85
PatchKraft®       Capri Lamp Shade                    31-950                $18.00       2           $36.00              $59.90
PatchKraft®       Capri Musical Mobile                31-40                 $32.00       5          $160.00             $269.75
PatchKraft®       Capri Wall Hanging Balloons         31-121                $30.00       2           $60.00              $99.90
PatchKraft®       Capri Wall Paper Border             31-80                 $12.75       7           $89.25             $153.65
PatchKraft®       Coventry 4 Sided Bumper             36483                 $63.00       1           $63.00             $108.95
PatchKraft®       Coventry 5 Piece Set                11-550               $193.50       1          $193.50             $334.95
PatchKraft®       Meadowbrook 5 piece Set with W      29-544w              $203.00       4          $812.00           $1,355.80
PatchKraft®       Meadowbrook Balloon Valance -       29-990D               $24.00       1           $24.00              $39.95
PatchKraft®       Meadowbrook Diaper Stacker          29-30                 $25.00       1           $25.00              $41.95
PatchKraft®       Meadowbrook Lamp Base               29-955                $28.00       2           $56.00              $93.90
PatchKraft®       Meadowbrook Lamp Shade              29-950                $18.00       2           $36.00              $59.90
PatchKraft®       Meadowbrook Musical Mobile          29-40                 $32.00       6          $192.00             $323.70
PatchKraft®       Meadowbrook Wall Hanging - 5 B      29-121                $30.00       2           $60.00              $99.90
PatchKraft®       Meadowbrook Wall Hanging - Duc      29-120                $38.00       1           $38.00              $63.95
PatchKraft®       Meadowbrook Wall Paper Border       29-80                 $12.50       5           $62.50             $104.75
PatchKraft®       Pebbles 5 Piece Set                 23-544W              $211.50       1          $211.50             $365.95
PatchKraft®       Sorbet 5 Piece Set                  28-540               $205.50       7        $1,438.50           $2,379.65
PatchKraft®       Sorbet Balloon Valance              28-990F               $25.00       1           $25.00              $39.95
PatchKraft®       Sorbet Balloon Wallhanging          28-121                $30.00       5          $150.00             $249.75
PatchKraft®       Sorbet Diaper Stacker               28-30                 $25.00       4          $100.00             $159.80
PatchKraft®       Sorbet Hamper                       28-63                 $35.00       4          $140.00             $235.80
PatchKraft®       Sorbet Lampshade                    28-950                $18.00       4           $72.00             $119.80
PatchKraft®       Sorbet Musical Mobile               28-40                 $32.00       6          $192.00             $323.70
PatchKraft®       Sorbet Wallborder                   28-80                 $12.50      12          $150.00             $239.40
PatchKraft®       Tippy Toes 4 Piece Set              5-440R               $172.50       5          $862.50           $1,494.75
PatchKraft®       Tippy Toes 4 Piece Set              5-444W               $177.50       5          $887.50           $1,539.75
PatchKraft®       Tippy Toes 5 Piece Set              5-544W               $201.00      11        $2,211.00           $3,827.45
PatchKraft®       Tippy Toes Baby Blanket             5-50PLAID             $25.00       1           $25.00              $40.95
PatchKraft®       Tippy Toes Baby Blanket             5-50YL                $25.00       3           $75.00             $122.85
PatchKraft®       Tippy Toes Balloon Valance          5-990P                $24.50       1           $24.50              $42.95
PatchKraft®       Tippy Toes Comforter with Welt      5-11W                 $69.50       1           $69.50             $120.95
PatchKraft®       Tippy Toes Crib Sheet               5-583                 $15.50       1           $15.50              $26.95
PatchKraft®       Tippy Toes Diaper Stacker           5-30W                 $25.00       5          $125.00             $219.75
PatchKraft®       Tippy Toes Dust Ruffle              36305                 $25.50       1           $25.50              $44.95
PatchKraft®       Tippy Toes Hamper                   5-63                  $35.50       5          $177.50             $299.75
PatchKraft®       Tippy Toes Lampshade                5-950                 $18.00       5           $90.00             $159.75
PatchKraft®       Tippy Toes Musical Mobile           5-40                  $33.00       5          $165.00             $289.75
PatchKraft®       Tippy Toes Rocking Chair Set        5-960W                $56.50       1           $56.50              $97.95
PatchKraft®       Tippy Toes Standard Valance         12905                 $22.50       2           $45.00              $77.90
PatchKraft®       Tippy Toes Throw Pillow             5-15WPLAID            $22.50       7          $157.50             $272.65
PatchKraft®       Tippy Toes Throw Pillow             5-15WTIPP             $22.50       1           $22.50              $38.95
PatchKraft®       Tippy Toes Wall Border Paper (      5-80                  $11.00       7           $77.00             $139.65
PatchKraft®       Tippy Toes Wall Hanging             5-121                 $29.00       1           $29.00              $50.95
PatchKraft®       Twilight 6 Piece Set Special        15-600               $222.00       1          $222.00             $384.95
PatchKraft®       Twilight Canopy Cover               15-35                 $72.00       1           $72.00             $124.95
PatchKraft®       Twilight Comforter                  15-10                 $65.00       1           $65.00             $112.95
PatchKraft®       Twilight Fabric                     15-76                 $15.00       1           $15.00              $24.95
PatchKraft®       Twilight Light Switch Plate         15-61                  $5.50       1            $5.50               $9.95
PatchKraft®       Twilight Rocking Chair Set          15-960                $53.00       1           $53.00              $91.95
PatchKraft®       Twilight Standard Valance           15-998S               $22.00       1           $22.00              $38.95


PatchKraft®       Twilight Throw Pillow               15-15S                $19.50       1           $19.50              $33.95
PatchKraft®       Twilight Wall Hanging               15-120                $47.50       1           $47.50              $82.95
PatchKraft®       Twilight Wastebasket                15-60                 $16.50       1           $16.50              $28.95
PatchKraft®       Valencia 4 Sided Bumper             36452                 $70.00       1           $70.00              $92.95
PatchKraft®       Valencia Comforter                  36443                 $67.00       1           $67.00              $88.95
                                                                           ------------        -------------------------------------
PatchKraft®                                                                    181               $11,653.25          $19,789.95
                                                                           ------------        -------------------------------------
Little Kids
----------------------
Little Kids           16 oz. No Stain, No Dye Bubble      130                    $0.90      72           $64.80             $126.72
Little Kids           No Spill Bubble Tumbler             150                    $3.00      99          $297.00             $530.64
                                                                           ------------        -------------------------------------
Little Kids                                                                        171                  $361.80             $657.36
                                                                           ------------        -------------------------------------
Crocodile Creek
----------------------
Crocodile Creek       Guess How Much I Love You Hard      8785/1                 $9.12      91          $829.92           $1,311.31
Crocodile Creek       Guess How Much I Love You Medi      8717/3                 $9.45      63          $595.35             $907.83
Crocodile Creek       I Love You Gift Set                 lovebdl               $18.57      14          $259.98             $344.54
                                                                           ------------        -------------------------------------
Crocodile Creek                                                                    168                $1,685.25           $2,563.68
                                                                           ------------        -------------------------------------
Harcourt
----------------------
Harcourt              Eating the Alphabet                 0-15-224435-           $7.50      30          $225.00             $381.30
Harcourt              Little Prince                       202398-4               $9.00      37          $333.00             $533.17
Harcourt              Stellaluna                          0-15-280217-           $8.00      35          $280.00             $444.85
Harcourt              Time For Bed                        0-15-288183-           $8.00      31          $248.00             $394.01
Harcourt              Where Oh Where Is Kippers Bear      0-15-200394-           $7.97      33          $263.01             $419.43
                                                                           ------------        -------------------------------------
Harcourt                                                                           166                $1,349.01           $2,172.76
                                                                           ------------        -------------------------------------
LeTop
----------------------
LeTop                 Cuddle Bear Bib                     3152                   $4.00       6           $24.00              $47.70
LeTop                 Cuddle Bear Footed Coverall         31463M                $12.50       7           $87.50             $174.65
LeTop                 Cuddle Bear Footed Coverall         3146NB                $12.50       3           $37.50              $74.85
LeTop                 Cuddle Bear Hat                     3151                   $3.50       6           $21.00              $41.70
LeTop                 Cuddle Bear Mitted Cuff Gown        31473M                $13.50      15          $202.50             $404.25
LeTop                 Cuddle Bear Mitted Cuff Gown        3147NB                $13.50       5           $67.50             $134.75
LeTop                 Cuddle Bear Receiving Blanket       3153                   $8.00       8           $64.00             $127.60
LeTop                 Little Duckie Bib                   3052                   $4.00       3           $12.00              $23.85
LeTop                 Little Duckie Footed Coverall       30463M                $12.50       6           $75.00             $149.70
LeTop                 Little Duckie Footed Coverall       30466M                $12.50       1           $12.50              $24.95
LeTop                 Little Duckie Footed Coverall       3046NB                $12.50       4           $50.00              $99.80
LeTop                 Little Duckie Hat                   3051                   $3.50       1            $3.50               $6.95
LeTop                 Little Duckie Mitted Cuff Gown      30473M                $13.50      16          $216.00             $431.20
LeTop                 Little Duckie Mitted Cuff Gown      3047NB                $13.50       4           $54.00             $107.80
LeTop                 Little Duckie Receiving Blanke      3053                   $8.00       9           $72.00             $143.55
LeTop                 Sweetheart Rose Bib                 3252                   $4.00       9           $36.00              $71.55
LeTop                 Sweetheart Rose Footed Coveral      32463M                $12.50      10          $125.00             $249.50
LeTop                 Sweetheart Rose Footed Coveral      32466M                $12.50       4           $50.00              $99.80
LeTop                 Sweetheart Rose Footed Coveral      3246NB                $12.50       4           $50.00              $99.80
LeTop                 Sweetheart Rose Hat                 3251                   $3.50      11           $38.50              $76.45
LeTop                 Sweetheart Rose Mitted Cuff Go      32473M                $13.50      18          $243.00             $485.10
LeTop                 Sweetheart Rose Mitted Cuff Go      3247NB                $13.50       2           $27.00              $53.90
LeTop                 Sweetheart Rose Receiving Blan      3253                   $8.00      12           $96.00             $172.32
                                                                           ------------        -------------------------------------
LeTop                                                                              164                $1,664.50           $3,301.72
                                                                           ------------        -------------------------------------
Manhattan Toys
----------------------
Manhattan Toys        Bailey Pup Playmat                  BA1000                $30.00       6          $180.00             $359.70
Manhattan Toys        Fishy, Fishy Fish                   FFF-200               $10.00      36          $360.00             $718.20
Manhattan Toys        Hoppy Frog Playmat                  HF1000                $30.00      15          $450.00             $899.25
Manhattan Toys        Marshmallow Puppy Playmat           MB1000                $30.00       5          $150.00             $299.75
Manhattan Toys        Topper Tiger Playmat                TP1000                $30.00       6          $180.00             $359.70
Manhattan Toys        Touch and Teethe Whoozit            WZ-450                 $6.00      32          $192.00             $382.40
Manhattan Toys        Whoozit Activity Spiral             WZ-550                $10.00      29          $290.00             $578.55
Manhattan Toys        Whoozit Goodnight Book              WZ-820                 $7.50      35          $262.50             $444.85
                                                                           ------------        -------------------------------------
Manhattan Toys                                                                     164                $2,064.50           $4,042.40
                                                                           ------------        -------------------------------------


Sweet Potatoes
----------------------
Sweet Potatoes        Bunny Hop Jumpsuit                  0501-8322-6           $10.50       3           $31.50              $65.85
Sweet Potatoes        Bunny Hop Jumpsuit                  0501-8322-9           $10.50       7           $73.50             $153.65
Sweet Potatoes        Bunny Hop Newborn Snap Onesie       0501-8291              $9.00       8           $72.00             $151.60
Sweet Potatoes        Bunny Hop Receiving Blanket         0501-9901              $7.50       1            $7.50              $13.46
Sweet Potatoes        Bunny Hop Sac                       0501-8601             $11.00      13          $143.00             $285.35
Sweet Potatoes        Bunny Hop Socks                     0501-9801              $3.00       4           $12.00              $23.80
Sweet Potatoes        Bunny Hop Socks                     0501-9802              $3.00      11           $33.00              $65.45
Sweet Potatoes        My Little Chickadee Blanket         0500-9901              $7.50      12           $90.00             $161.52
Sweet Potatoes        My Little Chickadee Jumpsuit        0500-8322-3           $10.50       6           $63.00             $131.70
Sweet Potatoes        My Little Chickadee Jumpsuit        0500-8322-6           $10.50       2           $21.00              $43.90
Sweet Potatoes        My Little Chickadee Jumpsuit        0500-8322-9           $10.50       2           $21.00              $43.90
Sweet Potatoes        My Little Chickadee Newborn Sn      0500-1291              $9.00       4           $36.00              $75.80
Sweet Potatoes        My Little Chickadee Sac             0500-8601             $11.00      23          $253.00             $504.85
Sweet Potatoes        My Little Chickadee Socks           0500-9801              $3.00       4           $12.00              $23.80
Sweet Potatoes        My Little Chickadee Socks           0500-9802              $3.00       9           $27.00              $53.55
Sweet Potatoes        Pansy Jumpsuit                      0503-8341             $10.50      10          $105.00             $219.50
Sweet Potatoes        Pansy Jumpsuit                      0503-8342-3           $10.50       4           $42.00              $87.80
Sweet Potatoes        Pansy Receiving Blanket             0503-9901              $7.50      11           $82.50             $148.06
Sweet Potatoes        Pansy Sac                           0503-8601             $11.00      21          $231.00             $460.95
Sweet Potatoes        Pansy Socks                         0503-9801              $3.00       8           $24.00              $47.60
                                                                           ------------        -------------------------------------
Sweet Potatoes                                                                     163                $1,380.00           $2,762.09
                                                                           ------------        -------------------------------------
Krickets
----------------------
Krickets              Denim Overalls - 24 Months          81R110-24M            $10.15       1           $10.15              $13.95
Krickets              Denim Pants - 12 Months             85M106-12M             $9.10      38          $345.80             $454.10
Krickets              Denim Pants - 18 Months             85M106-18M             $9.10      61          $555.10             $728.95
Krickets              Denim Pants - 24 Months             85M106-24M             $9.10       1            $9.10               $8.97
Krickets              Denim Pants - 6 Months              85M906-6M              $7.45      59          $439.55             $587.05
                                                                           ------------        -------------------------------------
Krickets                                                                           160                $1,359.70           $1,793.02
                                                                           ------------        -------------------------------------
A and A Plush
----------------------
A and A Plush         Giddy-Up Stick Pony                 11013                  $9.00     148        $1,332.00           $2,508.60
                                                                           ------------        -------------------------------------
A and A Plush                                                                      148                $1,332.00           $2,508.60
                                                                           ------------        -------------------------------------
Petit Bateau
----------------------
Petit Bateau          Body Suit with Legs - Blue          85-761-30-12          $10.75       6           $64.50             $131.70
Petit Bateau          Body Suit with Legs - Blue          85-761-30-18          $10.75       6           $64.50             $131.70
Petit Bateau          Body Suit with Legs - Blue          85-761-30-3           $10.75       6           $64.50             $131.70
Petit Bateau          Body Suit with Legs - Blue          85-761-30-6           $10.75       6           $64.50             $131.70
Petit Bateau          Body Suit with Legs - Pink          85-761-80-12          $10.75       6           $64.50             $131.70
Petit Bateau          Body Suit with Legs - Pink          85-761-80-18          $10.75       6           $64.50             $131.70
Petit Bateau          Dantelle Lace Body Shirt            068-04-12             $12.50       6           $75.00             $149.70
Petit Bateau          Dantelle Lace Body Shirt            068-04-18             $12.50       6           $75.00             $149.70
Petit Bateau          Dantelle Lace Body Shirt            068-04-3              $12.50       6           $75.00             $149.70
Petit Bateau          Dantelle Lace Body Shirt            068-04-6              $12.50       6           $75.00             $149.70
Petit Bateau          Dantelle Lace Ruffled Bottom -      068-03-12              $7.75       6           $46.50              $89.70
Petit Bateau          Dantelle Lace Ruffled Bottom -      068-03-3               $7.75       6           $46.50              $89.70
Petit Bateau          Dantelle Lace Ruffled Bottom -      068-03-6               $7.75       5           $38.75              $74.75
Petit Bateau          Long Sleeve Tie Body Suit - Wh      067-91-1              $10.00      12          $120.00             $239.40
Petit Bateau          Long Sleeve Tie Body Suit - Wh      067-91-3              $10.00      12          $120.00             $239.40
Petit Bateau          Long Sleeve Tie Body Suit-Blue      85-756-30-1            $7.75       6           $46.50              $89.70
Petit Bateau          Long Sleeve Tie Body Suit-Blue      85-756-30-3            $7.75       6           $46.50              $89.70
Petit Bateau          Long Sleeve Tie Body Suit-Pink      85-756-80-1            $7.75       5           $38.75              $74.75
Petit Bateau          Long Sleeve Tie Body Suit-Pink      85-756-80-3            $7.75       6           $46.50              $89.70
Petit Bateau          Short Sleeve Body Suit - White      067-86-12              $9.25       6           $55.50             $113.70
Petit Bateau          Short Sleeve Body Suit - White      067-86-18              $9.25       6           $55.50             $113.70
Petit Bateau          Short Sleeve Body Suit - White      067-86-3               $9.25       6           $55.50             $113.70
Petit Bateau          Short Sleeve Body Suit - White      067-86-6               $9.25       6           $55.50             $113.70
                                                                           ------------        -------------------------------------
Petit Bateau                                                                       148                $1,459.00           $2,920.60
                                                                           ------------        -------------------------------------



Lambs & Ivy
----------------------
Lambs & Ivy           Americana 3 Piece Cradle Set        9514                  $40.00       1           $40.00              $69.95
Lambs & Ivy           Americana Adult Rocking Chair       9527                  $25.00       3           $75.00              $98.85
Lambs & Ivy           Americana Diaper Stacker            9513                  $17.00       1           $17.00              $28.95
Lambs & Ivy           Americana Fabric                    9500                   $6.00       2           $12.00              $23.90
Lambs & Ivy           Americana Fitted Crib Sheet         9506A                 $11.00       3           $33.00              $59.85
Lambs & Ivy           Americana Lamp Shade                9523                  $14.50       2           $29.00              $39.90
Lambs & Ivy           Americana Musical Mobile            9518                  $26.50       3           $79.50             $134.85
Lambs & Ivy           Americana Quilted Blanket           9530                  $12.50       1           $12.50              $16.95
Lambs & Ivy           Americana Quilted Changing Tab      9519B                  $9.50       1            $9.50              $15.95
Lambs & Ivy           Americana Wall Hanging              9512                  $28.00       2           $56.00              $95.90
Lambs & Ivy           Americana Wallpaper Border          9526                   $9.50       4           $38.00              $63.80
Lambs & Ivy           Americana Window Valance Sculp      9529                  $20.00      17          $340.00             $594.15
Lambs & Ivy           Bears In The Attic  5 Piece Se      5505V                $105.00       1          $105.00             $174.95
Lambs & Ivy           Bears In The Attic Balloon Win      5529                  $18.50       2           $37.00              $59.90
Lambs & Ivy           Bears In The Attic Diaper Stac      5513                  $16.50       1           $16.50              $27.95
Lambs & Ivy           Bears In The Attic Fitted Crib      5506A                 $11.00       1           $11.00              $19.95
Lambs & Ivy           Bears In The Attic Musical Mob      5518                  $26.50       1           $26.50              $44.95
Lambs & Ivy           Bears In The Attic Wall Hangin      5512                  $28.00       1           $28.00              $47.95
Lambs & Ivy           Country Noah 3 Piece Cradle Se      9014                  $40.00       1           $40.00              $65.95
Lambs & Ivy           Country Noah Adult Rocking Cha      9027                  $25.00       3           $75.00              $98.85
Lambs & Ivy           Country Noah Balloon Window Va      9029                  $18.50       1           $18.50              $31.95
Lambs & Ivy           Country Noah Fabric                 9000A                 $14.50       3           $43.50              $43.50
Lambs & Ivy           Country Noah Fabric                 9000B                 $14.50       3           $43.50              $43.50
Lambs & Ivy           Country Noah High Chair Pad         9015                  $15.20       3           $45.60              $62.85
Lambs & Ivy           Country Noah Nursery Lamp With      9024                  $36.50       1           $36.50              $60.95
Lambs & Ivy           Country Noah Quilted Blanket        9030                  $12.50       5           $62.50             $109.75
Lambs & Ivy           Country Noah Quilted Changing       9019B                  $9.50       1            $9.50              $15.95
Lambs & Ivy           Country Noah Wallpaper Border       9026                   $9.50       2           $19.00              $31.90
Lambs & Ivy           Gingham Patch  5 Piece Set          6205V                 $80.00       1           $80.00             $134.95
Lambs & Ivy           Gingham Patch Diaper Stacker        6213                  $15.00       2           $30.00              $51.90
Lambs & Ivy           Gingham Patch Window Valance        6229                  $18.50       2           $37.00              $59.90
Lambs & Ivy           Honey Bear Diaper Stacker           N40-3313               $8.75       3           $26.25              $35.85
Lambs & Ivy           Honey Bear Dust Ruffle              40-3300V              $13.75       6           $82.50             $113.70
Lambs & Ivy           Honey Bear Sheet                    3300V                  $8.25       2           $16.50              $23.90
Lambs & Ivy           Honey Bear Wall Hanging             N40-3312              $15.00       1           $15.00              $19.95
Lambs & Ivy           Lil' Buckaroo Lamp With Shade       9924                  $27.50       1           $27.50              $36.95
Lambs & Ivy           My Teddy Bear 3 Piece Cradle S      5114                  $40.00       2           $80.00             $119.90
Lambs & Ivy           My Teddy Bear Fitted Crib Shee      5106B                 $11.00       1           $11.00              $19.95
Lambs & Ivy           My Teddy Bear Musical Mobile        5118                  $26.50       2           $53.00              $89.90
Lambs & Ivy           My Teddy Bear Quilted Blanket       5130                  $12.50       1           $12.50              $16.95
Lambs & Ivy           My Teddy Bear Quilted Changing      5119B                  $9.50       1            $9.50              $12.95
Lambs & Ivy           My Teddy Bear Window Valance S      5129                  $20.00       3           $60.00             $101.85
Lambs & Ivy           Nighty Night Noah Dust Ruffle       2308                  $13.25       4           $53.00              $71.80
Lambs & Ivy           Nighty Night Noah Sheet Fancy       2306B                  $8.25       2           $16.50              $21.90
Lambs & Ivy           Nighty Night Noah Wall Hanging      2312                  $15.00       2           $30.00              $39.90
Lambs & Ivy           Pillow Talk 5 Piece Bedding Se      7505V                $142.00       1          $142.00             $190.95
Lambs & Ivy           Pillow Talk Musical Mobile          7518                  $28.00       1           $28.00              $37.95
Lambs & Ivy           Pillow Talk Wallpaper Border        7526                   $9.50       3           $28.50              $38.85
Lambs & Ivy           Pink Copenhagen 3-Sided Bumper      6702B                 $48.50       2           $97.00             $129.90
Lambs & Ivy           Pony Ride Musical Mobile            9418                  $26.00       1           $26.00              $34.95
Lambs & Ivy           Pony Ride Nursery Lamp With Sh      9424                  $36.50       1           $36.50              $48.95
Lambs & Ivy           Romper Rabbit 5 Piece Set           5405V                $135.00       1          $135.00             $178.95
Lambs & Ivy           Romper Rabbit Balloon Window V      5429                  $18.50       4           $74.00              $99.80
Lambs & Ivy           Romper Rabbit Canopy                5407                  $48.00       1           $48.00              $63.95
Lambs & Ivy           Romper Rabbit Fitted Crib Shee      5406B                 $10.00       3           $30.00              $41.85
Lambs & Ivy           Romper Rabbit Quilted Changing      5419B                  $9.50       1            $9.50              $12.95


Lambs & Ivy           Romper Rabbit Wall Hanging          5412                  $35.00       3          $105.00             $140.85
Lambs & Ivy           Sailor Bear 4-Sided Bumper          9702B                 $36.50       1           $36.50              $48.95
Lambs & Ivy           Sailor Bear Comforter               9701                  $34.50       1           $34.50              $45.95
Lambs & Ivy           Sailor Bear Dust Ruffle             9708                  $20.00       1           $20.00              $26.95
Lambs & Ivy           Sailor Bear Fitted Crib Sheet       9706B                 $10.00       1           $10.00              $13.95
Lambs & Ivy           Sailor Bear Lamp Shade              9723                  $14.00       2           $28.00              $37.90
Lambs & Ivy           Sailor Bear Musical Mobile          9718                  $26.00       1           $26.00              $34.95
Lambs & Ivy           Sailor Bear Wall Hanging            9712                  $32.50       1           $32.50              $42.95
Lambs & Ivy           Sailor Bear Window Valance          9729                  $18.50       2           $37.00              $49.90
Lambs & Ivy           Sweethearts 5 Piece Set             6105V                $175.00       1          $175.00             $230.95
Lambs & Ivy           Sweethearts Cradle Set              6114                  $45.00       1           $45.00              $60.95
Lambs & Ivy           Sweethearts Fitted Crib Sheet       6106B                 $10.00       3           $30.00              $41.85
Lambs & Ivy           Sweethearts Musical Mobile          6118                  $28.00       2           $56.00              $73.90
Lambs & Ivy           Sweethearts Wall Hanging            6112                  $28.00       2           $56.00              $73.90
                                                                           ------------        -------------------------------------
Lambs & Ivy                                                                        147                $3,345.35           $4,958.95
                                                                           ------------        -------------------------------------
Avalon Products
----------------------
Avalon Products       Dreamland Rocking & Stationary      A94DL                 $32.00      46        $1,472.00           $3,217.70
Avalon Products       Gemini Tandem Stroller              A82GS                 $53.00     100        $5,300.00           $9,995.00
                                                                           ------------        -------------------------------------
Avalon Products                                                                    146                $6,772.00          $13,212.70
                                                                           ------------        -------------------------------------
Ameda Egnell
----------------------
Ameda Egnell          Lansinoh  Cream                     17201                  $4.84      19           $91.96             $151.62
Ameda Egnell          One Hand Breast Pump with Flex      17066                 $17.94      45          $807.30           $1,347.75
Ameda Egnell          Purely Yours Breast Pump with       17072                $110.00      81        $8,910.00          $16,198.38
                                                                           ------------        -------------------------------------
Ameda Egnell                                                                       145                $9,809.26          $17,697.75
                                                                           ------------        -------------------------------------
Kettler
----------------------
Kettler               Baby's First Car                    9081-000              $22.50      78        $1,755.00           $3,116.10
Kettler               Happy Trike                         8835-500              $58.50      66        $3,861.00           $6,596.70
                                                                           ------------        -------------------------------------
Kettler                                                                            144                $5,616.00           $9,712.80
                                                                           ------------        -------------------------------------
CoCaLo
----------------------
CoCaLo                Bears & Balloons Collection 5       10025                $166.25      10        $1,662.50           $2,999.80
CoCaLo                Bears & Balloons Collection Sh      10022                 $17.10      12          $205.20             $419.40
CoCaLo                Bears & Balloons Collection Va      10027                 $20.90       4           $83.60             $159.80
CoCaLo                Bears & Balloons Collection Wa      10030                 $19.00       6          $114.00             $239.70
CoCaLo                OshKosh Baby Hugs Head Rest -       60061                 $10.00      11          $110.00             $219.45
CoCaLo                OshKosh Full Size Car Seat Cov      60065                 $20.00      12          $240.00             $479.40
CoCaLo                OshKosh High Chair Cover - Den      60068                 $19.50      11          $214.50             $439.45
CoCaLo                OshKosh Infant Car Seat Cover       60066                 $20.00       9          $180.00             $359.55
CoCaLo                OshKosh Infant Head Rest - Den      60060                 $10.00      33          $330.00             $658.35
CoCaLo                OshKosh Playard Sheet - Denim       60073                  $8.00      12           $96.00             $191.40
CoCaLo                OshKosh Travel Blanket - Denim      60069                 $13.75      11          $151.25             $329.45
CoCaLo                OshKosh Two In One Travel Seat      60067                 $12.75      11          $140.25             $329.45
                                                                           ------------        -------------------------------------
CoCaLo                                                                             142                $3,527.30           $6,825.20
                                                                           ------------        -------------------------------------
Russ Berrie & Co.
----------------------
Russ Berrie & Co.     Baby's First Piggy Bank             15610                  $2.75      50          $137.50             $497.50
Russ Berrie & Co.     Baby's First Piggy Bank             15611                  $2.75      53          $145.75             $527.35
Russ Berrie & Co.     Twins Are a Gift Frame              15089                 $10.00      32          $320.00             $638.40
                                                                           ------------        -------------------------------------
Russ Berrie & Co.                                                                  135                  $603.25           $1,663.25
                                                                           ------------        -------------------------------------
Small Fry Production
----------------------
Small Fry Production  Baby's First Impression Animal      1736                   $7.48      11           $82.28             $164.45
Small Fry Production  Baby's First Impression Colors      1732                   $7.48      17          $127.16             $254.15
Small Fry Production  Baby's First Impression Letter      1733                   $7.48      18          $134.64             $269.10
Small Fry Production  Baby's First Impression Number      1734                   $7.48      17          $127.16             $254.15
Small Fry Production  Baby's First Impression Opposi      1735                   $7.48      12           $89.76             $179.40
Small Fry Production  Baby's First Impression Shapes      1731                   $7.48      18          $134.64             $269.10
Small Fry Production  Gift of Baby Massage                7020                   $7.48      12           $89.76             $179.40
Small Fry Production  Toilet Training Your Child          7100                   $4.48      12           $53.76             $119.40
Small Fry Production  Your Baby Can Sleep                 8059                   $7.48      16          $119.68             $239.20


                                                                           ------------        -------------------------------------
Small Fry Production                                                               133                  $958.84           $1,928.35
                                                                           ------------        -------------------------------------
ClearPlan
----------------------
ClearPlan             Easy Fertility & trade; Monitor     2493                 $193.99     127       $24,636.73          $31,743.65
ClearPlan             Fertility Monitor Test Sticks       UO2223                $33.00       5          $165.00             $249.75
                                                                           ------------        -------------------------------------
ClearPlan                                                                          132               $24,801.73          $31,993.40
                                                                           ------------        -------------------------------------
Milestones
----------------------
Milestones            EasieEaters Left Handed Utensi      LB136722               $3.00      22           $66.00             $130.90
Milestones            EasieEaters Left Handed Utensi      LP136722               $3.00      24           $72.00             $142.80
Milestones            EasieEaters Left Handed Utensi      LR136722               $3.00      24           $72.00             $142.80
Milestones            EasieEaters Right Handed Utens      RB136722               $3.00      20           $60.00             $119.00
Milestones            EasieEaters Right Handed Utens      RP136722               $3.00      19           $57.00             $113.05
Milestones            EasieEaters Right Handed Utens      RR136722               $3.00      22           $66.00             $130.90
                                                                           ------------        -------------------------------------
Milestones                                                                         131                  $393.00             $779.45
                                                                           ------------        -------------------------------------
Hands on Toys
----------------------
Hands on Toys         Wiggly Giggly                       310                    $8.00     130        $1,040.00           $1,943.50
                                                                           ------------        -------------------------------------
Hands on Toys                                                                      130                $1,040.00           $1,943.50
                                                                           ------------        -------------------------------------
Best of Chums
----------------------
Best of Chums         Blue Cars 3 Piece Set               LC5-12MON             $19.00      19          $361.00             $740.05
Best of Chums         Blue Cars 3 Piece Set               LC5-12MON             $19.00      22          $418.00             $856.90
Best of Chums         Hearts 3 Piece Set                  LC19-12MON            $19.00      20          $380.00             $779.00
Best of Chums         Hearts 3 Piece Set                  LC19-12MON            $19.00      24          $456.00             $934.80
Best of Chums         Yellow Chicks 3 Piece Set           LC4-12MON             $19.00      20          $380.00             $779.00
Best of Chums         Yellow Chicks 3 Piece Set           LC4-12MON             $19.00      23          $437.00             $895.85
                                                                           ------------        -------------------------------------
Best of Chums                                                                      128                $2,432.00           $4,985.60
                                                                           ------------        -------------------------------------
Mother 2 Be
----------------------
Mother 2 Be           "Calm" Itchy Belly Cream            1100B                  $9.25      32          $296.00             $606.40
Mother 2 Be           "Minimize" Stretch Mark Minimi      1200B                 $14.25      35          $498.75           $1,013.25
Mother 2 Be           "Soothe" Nipple Restorative Cr      1000B                 $11.25      36          $405.00             $646.92
Mother 2 Be           Essential Care 3 Piece Gift Se      GIFT3                 $27.75      23          $638.25           $1,263.85
                                                                           ------------        -------------------------------------
Mother 2 Be                                                                        126                $1,838.00           $3,530.42
                                                                           ------------        -------------------------------------
Teeny Tiny Optics
----------------------
Teeny Tiny Optics     Andre Jr. Optics-Toddler            grnt                   $3.00       6           $18.00              $35.70
Teeny Tiny Optics     Andre Jr. Optics-Toddler            lvnt                   $3.00       8           $24.00              $47.60
Teeny Tiny Optics     Andre Jr. Optics-Toddler            royalt                 $3.00       2            $6.00              $11.90
Teeny Tiny Optics     Greta Optics-Infant                 pink                   $3.00      22           $66.00             $130.90
Teeny Tiny Optics     Gretchen Optics-Toddler             bluet                  $2.75       4           $11.00              $23.80
Teeny Tiny Optics     Gretchen Optics-Toddler             greent                 $2.75       4           $11.00              $23.80
Teeny Tiny Optics     Gretchen Optics-Toddler             redt                   $2.75      12           $33.00              $71.40
Teeny Tiny Optics     Gretchen Optics-Toddler             yellowt                $2.75       3            $8.25              $17.85
Teeny Tiny Optics     iBaby Optics Case                   clear                  $1.00      24           $24.00              $46.80
Teeny Tiny Optics     Johnnie Optics-Infant               lav                    $2.75       8           $22.00              $47.60
Teeny Tiny Optics     Johnnie Optics-Infant               mint                   $2.75       7           $19.25              $41.65
Teeny Tiny Optics     Johnnie Optics-Infant               pnk                    $2.75       4           $11.00              $23.80
Teeny Tiny Optics     Lindsey Optics-Infant               bluei                  $3.00       7           $21.00              $41.65
Teeny Tiny Optics     Lindsey Optics-Infant               laveni                 $3.00       7           $21.00              $41.65
Teeny Tiny Optics     Lindsey Optics-Infant               pinki                  $3.00       5           $15.00              $29.75
                                                                           ------------        -------------------------------------
Teeny Tiny Optics                                                                  123                  $310.50             $635.85
                                                                           ------------        -------------------------------------
C & T International
----------------------
C & T International   Dolcevita High Chair - Blue Sq      260-036               $92.00      72        $6,624.00          $11,516.40
C & T International   Dolcevita High Chair - Serendi      260-003               $95.00      48        $4,560.00           $7,677.60
C & T International   Pooh Comb And Brush                 3003                   $1.94       1            $1.94               $3.95
                                                                           ------------        -------------------------------------
C & T International                                                                121               $11,185.94          $19,197.95
                                                                           ------------        -------------------------------------
Cigalle Imports/Peti
----------------------
Cigalle Imports/Peti  Navy Stripe Converter Gown          GA-NAVYSTRIP          $18.00      25          $450.00             $898.75
Cigalle Imports/Peti  Navy Stripe Kimono                  K-NAVYSTRIPE          $18.00       6          $108.00             $215.70
Cigalle Imports/Peti  Navy Stripe Kimono                  K-NAVYSTRIPE          $18.00      17          $306.00             $611.15
Cigalle Imports/Peti  Navy Stripe Kimono                  K-NAVYSTRIPE          $18.00      13          $234.00             $467.35


Cigalle Imports/Peti  Pink Stripe Converter Gown          GA-PINKSTRIP          $18.00      24          $432.00             $862.80
Cigalle Imports/Peti  Pink Stripe Kimono                  K-PINKSTRIPE          $18.00       6          $108.00             $215.70
Cigalle Imports/Peti  Pink Stripe Kimono                  K-PINKSTRIPE          $18.00      12          $216.00             $431.40
Cigalle Imports/Peti  Pink Stripe Kimono                  K-PINKSTRIPE          $18.00      18          $324.00             $647.10
                                                                           ------------        -------------------------------------
Cigalle Imports/Peti                                                               121                $2,178.00           $4,349.95
                                                                           ------------        -------------------------------------
Precious Bundles
----------------------
Precious Bundles      Deluxe Hugster - Ecru Chenile       DLXHUG-ECRU           $19.99      80        $1,599.20           $3,196.00
Precious Bundles      Deluxe Hugster - Yellow Chenil      DLXHUG-YELL           $19.99      39          $779.61           $1,558.05
                                                                           ------------        -------------------------------------
Precious Bundles                                                                   119                $2,378.81           $4,754.05
                                                                           ------------        -------------------------------------
Intex
----------------------
Intex                 Baby Pool                           58921                  $2.85      55          $156.75             $327.25
Intex                 Kiddie Pool                         56468                  $6.85      40          $274.00             $518.00
Intex                 Preschool Playcenter                56469                 $21.12      21          $443.52             $734.58
                                                                           ------------        -------------------------------------
Intex                                                                              116                  $874.27           $1,579.83
                                                                           ------------        -------------------------------------
Today's Kids
----------------------
Today's Kids          Gymfinity                           330TK                 $18.89      96        $1,813.44           $2,875.20
Today's Kids          Infant-Toddler Playland             375                   $53.99      17          $917.83           $1,444.66
                                                                           ------------        -------------------------------------
Today's Kids                                                                       113                $2,731.27           $4,319.86
                                                                           ------------        -------------------------------------
Badger Basket
----------------------
Badger Basket         Beatrix Potter Hamper               B192                  $20.50      11          $225.50             $346.06
Badger Basket         Beatrix Potter Wastebasket          B650                   $8.75       8           $70.00             $136.48
Badger Basket         Changing Table - Natural            2262                  $95.00      10          $950.00           $1,899.50
Badger Basket         Changing Table - White              2260                 $105.00      10        $1,050.00           $1,709.60
Badger Basket         Changing Table with Ratan Bask      2215                 $150.00       5          $750.00             $899.75
Badger Basket         Handwoven Wicker Bassinet           4095                 $166.00       6          $996.00           $1,799.70
Badger Basket         Pooh Timeless Memories Bassine      P850                  $72.00       6          $432.00             $749.70
Badger Basket         Pooh Timeless Memories Jumbo H      P177                  $29.65       9          $266.85             $449.55
Badger Basket         Pooh Timeless Memories Wasteba      P656                   $9.70      12          $116.40             $203.40
Badger Basket         Portable Bassinet with Rock &       B876                  $60.00      22        $1,320.00           $2,748.90
Badger Basket         Winnie the Pooh Jumbo Hamper        P173                  $27.00       1           $27.00              $44.96
Badger Basket         Winnie the Pooh Wastebasket         P651                   $9.00      11           $99.00             $187.66
                                                                           ------------        -------------------------------------
Badger Basket                                                                      111                $6,302.75          $11,175.26
                                                                           ------------        -------------------------------------
JL Childress
----------------------
JL Childress          4 in 1  Backpack Diaper Bag -       3300BQ                $28.50      20          $570.00             $899.20
JL Childress          4 Pocket Diaper Bag - Black         4050BJ                $12.83       4           $51.32              $87.80
JL Childress          Changing Pad Wallet                 1100NJ                 $4.28      20           $85.60             $179.00
JL Childress          Cool Pack - 4 pack                  506                    $3.40       4           $13.60              $23.80
JL Childress          Heater Wrap - Portable Bottle       1600NV                $11.40      19          $216.60             $379.05
JL Childress          Hot & Cool Gel Packs                2300                   $2.85      31           $88.35             $153.45
JL Childress          Hot & Cooler Insulated Bag - N      300NV                  $4.75       2            $9.50              $14.32
JL Childress          Paisley Diaper Bag with Bottle      2605FB                $25.65       1           $25.65              $44.95
JL Childress          TwoCool Plus - Navy                 400NJ                  $5.32      10           $53.20              $80.60
                                                                           ------------        -------------------------------------
JL Childress                                                                       111                $1,113.82           $1,862.17
                                                                           ------------        -------------------------------------
Camp Kazoo LTD
----------------------
Camp Kazoo LTD        Boppy Pillow - Blue Safari          1301345K              $12.99      15          $194.85             $374.25
Camp Kazoo LTD        Boppy Pillow - Celestial            1301365K              $12.99      25          $324.75             $623.75
Camp Kazoo LTD        Boppy Pillow - Denim                1301185K              $11.99      15          $179.85             $374.25
Camp Kazoo LTD        Boppy Pillow - Felecity             1301365K              $12.99      14          $181.86             $349.30
Camp Kazoo LTD        Boppy Pillow - Millenium            1301300K              $12.99      22          $285.78             $548.90
Camp Kazoo LTD        Boppy Pillow - Red 2 x 2            1301325k              $10.99      19          $208.81             $474.05
                                                                           ------------        -------------------------------------
Camp Kazoo LTD                                                                     110                $1,375.90           $2,744.50
                                                                           ------------        -------------------------------------
Baby Jogger
----------------------
Baby Jogger           Baby Jogger II - 16" Cornflowe      J2-16CF              $159.00      45        $7,155.00          $12,597.75
Baby Jogger           Baby Jogger® II - 20            J2-20MIDN            $190.00      47        $8,930.00          $13,627.65
Baby Jogger           Bumpa-Bed Crib Size - Royal         BFSAP                 $89.00      12        $1,068.00           $1,799.76
                                                                           ------------        -------------------------------------
Baby Jogger                                                                        104               $17,153.00          $28,025.16
                                                                           ------------        -------------------------------------


Carter's
----------------------
Carter's              John Lennon Real Love 4 Piece       6925-0059             $80.00      24        $1,920.00           $2,915.04
Carter's              John Lennon Real Love Diaper S      4656-5540             $10.00       6           $60.00              $96.96
Carter's              John Lennon Real Love Embroide      6833-1506             $12.00       6           $72.00             $107.76
Carter's              John Lennon Real Love Embroide      6833-1705             $12.00       6           $72.00             $107.76
Carter's              John Lennon Real Love Embroide      6833-1707             $12.00       6           $72.00             $107.76
Carter's              John Lennon Real Love Tailored      4686-5540             $15.00       6           $90.00             $134.76
Carter's              John Lennon Real Love Toss 4 P      6283-0339              $9.50      24          $228.00             $366.24
Carter's              John Lennon Real Love Toss Pri      4604-5540              $6.00      24          $144.00             $215.04
Carter's              Pond Pals Bib for Infants           28-167PPAL             $2.25       1            $2.25              $99.97
                                                                           ------------        -------------------------------------
Carter's                                                                           103                $2,660.25           $4,151.29
                                                                           ------------        -------------------------------------
Googie
----------------------
Googie                Towel-Wrap Daisy - Lemon Yello      2DAIS                 $22.00      34          $748.00           $1,358.30
Googie                Towel-Wrap Dog - White              2DOGW                 $22.00      23          $506.00             $918.85
Googie                Towel-Wrap Duckie - Bright Yel      2DUCBY                $22.00      19          $418.00             $759.05
Googie                Towel-Wrap Frog - Dawn Green        2FRGDG                $22.00      27          $594.00           $1,078.65
                                                                           ------------        -------------------------------------
Googie                                                                             103                $2,266.00           $4,114.85
                                                                           ------------        -------------------------------------
Projog
----------------------
Projog                SLX 16/20 Projog - Green            SLX1620G             $163.00     100       $16,300.00          $24,995.00
Projog                SLX 16/20 Projog - Purple           SLX1620P             $163.00       1          $163.00             $199.95
                                                                           ------------        -------------------------------------
Projog                                                                             101               $16,463.00          $25,194.95
                                                                           ------------        -------------------------------------
A Different Story
----------------------
A Different Story     A Different Story Book - One        7001                   $3.50      33          $115.50             $279.18
A Different Story     A Wild Story Book - Three           7002                   $3.50      33          $115.50             $196.35
A Different Story     Animal Story Book - Two             7008                   $3.50      33          $115.50             $166.98
                                                                           ------------        -------------------------------------
A Different Story                                                                   99                  $346.50             $642.51
                                                                           ------------        -------------------------------------
Baby Genius
----------------------
Baby Genius           Beethoven, Lullabies & Nursery      024-014-154           $13.00      17          $221.00             $360.57
Baby Genius           Brainstorm Cassette Set - 3 Pa      134-164-094           $13.00      14          $182.00             $296.94
Baby Genius           Brainstorm CD Set - 3 Pack          132-162-092           $17.00       1           $17.00              $29.71
Baby Genius           Christmas Cassette Set - 2 Pac      174-184                $7.98      24          $191.52             $305.04
Baby Genius           Christmas CD Set - 2 Pack           172-182               $11.20      22          $246.40             $429.22
Baby Genius           Mozart, Nature & Children's So      032-042-104           $17.00       1           $17.00              $29.71
Baby Genius           Mozart, Nature & Children's So      034-044-102           $13.00      20          $260.00             $424.20
                                                                           ------------        -------------------------------------
Baby Genius                                                                         99                $1,134.92           $1,875.39
                                                                           ------------        -------------------------------------
Generation
----------------------
Generation            Generation Crib White               23-8101                $1.00      95           $95.00              $95.00
                                                                           ------------        -------------------------------------
Generation                                                                          95                   $95.00              $95.00
                                                                           ------------        -------------------------------------
Gerber
----------------------
Gerber                2 Pack Crib Sheet - White           86068                  $6.91       1            $6.91               $7.97
Gerber                Auto Back Seat/Rear View Mirro      76383                  $2.00       1            $2.00               $1.97
Gerber                Baby Feeding Center                 76598                  $8.40       1            $8.40               $8.97
Gerber                Bath Set Hooded Towel & Washcl      86721                  $4.22       3           $12.66              $14.91
Gerber                Birdseye Weave Flatfold Cloth       82908                  $7.21      32          $230.72             $286.40
Gerber                Drawer Latches - 4 Pack             76192                  $1.45      32           $46.40              $63.04
Gerber                Fitted Crib Mattress Pad            86000                  $4.82       9           $43.38              $44.73
Gerber                Gerber Nurser Assistant             76127                  $0.62       3            $1.86               $1.41
Gerber                Prefolded Cloth Diapers/Burp C      82918                  $2.83       2            $5.66               $5.94
Gerber                Reusable Nursing Pads               76054                  $2.18       3            $6.54               $8.91
Gerber                Thermal Knit Receiving Blanket      86336W                 $2.50       2            $5.00               $7.90
                                                                           ------------        -------------------------------------
Gerber                                                                              89                  $369.53             $452.15
                                                                           ------------        -------------------------------------
Dutailier
----------------------
Dutailier             Glider - Bronze Metal               12500-54             $275.00      11        $3,025.00           $4,729.78
Dutailier             Glider - Maple Finish - Natura      11880-03-512         $257.00       4        $1,028.00           $1,599.80
Dutailier             Glider - Natural Beige Chenill      11780-03-239         $250.00       3          $750.00           $1,199.85
Dutailier             Glider Natural Brown Leather        11790-03-L82         $410.00       7        $2,870.00           $4,549.65
Dutailier             Glider Natural Green Leather        11790-03-L83         $410.00       6        $2,460.00           $3,899.70
Dutailier             Glider Oak Beige Star Moon          11780-18-573         $257.00      11        $2,827.00           $4,398.90



Dutailier             Glider Silver Metal                 12500-52             $275.00      12        $3,300.00           $5,159.76
Dutailier             Ottoman - Natural Maple Finish      11881-03-512          $94.00       1           $94.00             $144.95
Dutailier             Ottoman - Natural Maple Finish      11881-03-512          $94.00       1           $94.00             $149.95
Dutailier             Ottoman Bronze Metal                12501-54              $98.00       5          $490.00             $749.90
Dutailier             Ottoman Natural Beige Chenille      11781-03-239          $91.00       2          $182.00             $299.90
Dutailier             Ottoman Natural Brown Leather       11791-03-L82         $112.00       3          $336.00             $524.85
Dutailier             Ottoman Natural Green Leather       11791-03-L83         $112.00       3          $336.00             $524.85
Dutailier             Ottoman Oak Beige Star Moon         11781-18-573          $94.00       5          $470.00             $749.75
Dutailier             Ottoman Silver Metal                12501-52              $98.00       6          $588.00             $899.88
                                                                           ------------        -------------------------------------
Dutailier                                                                           80               $18,850.00          $29,581.47
                                                                           ------------        -------------------------------------
Brillant Beginnings
----------------------
Brillant Beginnings   Brilliant Beginnings Baby Brai      10110                 $20.00      42          $840.00           $1,426.32
Brillant Beginnings   Brilliant Beginnings Toddler B      11210                 $20.00      37          $740.00           $1,256.52
                                                                           ------------        -------------------------------------
Brillant Beginnings                                                                 79                $1,580.00           $2,682.84
                                                                           ------------        -------------------------------------
Judi Boisson
----------------------
Judi Boisson          Alphabet Block Pillow               ALBP                  $28.00       6          $168.00             $251.82
Judi Boisson          Alphabet Quilt                      ALQ                  $115.00      11        $1,265.00           $1,814.67
Judi Boisson          Bunny Family Pillow Rocking th      BFPRB                 $28.00       5          $140.00             $209.85
Judi Boisson          Bunny Farm Quilt                    BFQ                  $115.00      11        $1,265.00           $1,814.67
Judi Boisson          Galaxy Quilt                        GAQ                  $115.00      12        $1,380.00           $1,979.64
Judi Boisson          Locomotive Pillow Red               LPR                   $28.00       6          $168.00             $251.82
Judi Boisson          Locomotive Quilt                    LOQ                  $115.00      12        $1,380.00           $1,979.64
Judi Boisson          McDonald's Farm Pillow - Green      MFP-GR                $28.00       3           $84.00             $164.85
Judi Boisson          McDonald's Farm Quilt - Green       MFQ-GR               $115.00       5          $575.00             $824.85
Judi Boisson          Pastel Twinkle Star Pillow          PTS                   $28.00       6          $168.00             $251.82
                                                                           ------------        -------------------------------------
Judi Boisson                                                                        77                $6,593.00           $9,543.63
                                                                           ------------        -------------------------------------
Zapf
----------------------
Zapf                  Chou-Chou Baby Doll - Pink          83508971348           $24.00      76        $1,824.00           $3,036.20
                                                                           ------------        -------------------------------------
Zapf                                                                                76                $1,824.00           $3,036.20
                                                                           ------------        -------------------------------------
Kelgar
----------------------
Kelgar                Bathe'R Save'R                      52885                  $7.00      67          $469.00             $667.32
Kelgar                Sqeez'R Feed'R                      12553                  $3.40       2            $6.80               $7.94
Kelgar                Stroll'r Hold'r                     12754                  $3.14       1            $3.14               $5.95
Kelgar                Sun Stop'r(TM)Car Seat Cover        12110                  $3.65       1            $3.65               $5.97
Kelgar                Tubbly-Bubbly                       52886                  $4.70       1            $4.70               $4.97
                                                                           ------------        -------------------------------------
Kelgar                                                                              72                  $487.29             $692.15
                                                                           ------------        -------------------------------------
Lucky Chick
----------------------
Lucky Chick           Lucky Chic Classic                  LCC                   $14.85      72        $1,069.20           $2,156.40
                                                                           ------------        -------------------------------------
Lucky Chick                                                                         72                $1,069.20           $2,156.40
                                                                           ------------        -------------------------------------
Carriage Boutiques
----------------------
Carriage Boutiques    Blue Puppie Preemie Set             4180                  $12.50      24          $300.00             $598.80
Carriage Boutiques    Maize Chicks Preemie Set            4181                  $12.50      24          $300.00             $598.80
Carriage Boutiques    Pink Flowers Preemie Set            4182                  $12.50      22          $275.00             $548.90
                                                                           ------------        -------------------------------------
Carriage Boutiques                                                                  70                  $875.00           $1,746.50
                                                                           ------------        -------------------------------------
Easter Unlimited
----------------------
Easter Unlimited      Plush Bunny Ears                    3141                   $1.75      36           $63.00             $120.96
Easter Unlimited      Plush Bunny Ears                    3141                   $1.75      34           $59.50             $114.24
                                                                           ------------        -------------------------------------
Easter Unlimited                                                                    70                  $122.50             $235.20
                                                                           ------------        -------------------------------------
Theodore Bean
----------------------
Theodore Bean         Sport Carrier - Black Nylon         10001R                $32.00       3           $96.00             $149.85
Theodore Bean         Sport Carrier Deluxe -  Black       20001LB               $44.00       5          $220.00             $399.95
Theodore Bean         Sport Carrier with "POD" - Bla      20001LGY              $39.60      61        $2,415.60           $4,878.78
                                                                           ------------        -------------------------------------
Theodore Bean                                                                       69                $2,731.60           $5,428.58
                                                                           ------------        -------------------------------------
Ruby and Coco
----------------------
Ruby and Coco         On the Farm Moses Basket            FO504                $100.00       9          $900.00           $1,799.55
Ruby and Coco         Panne Moses Basket - Arctic         VP504A               $125.00       6          $750.00           $1,499.70
Ruby and Coco         Panne Moses Basket - Ivory          VP504I               $125.00       4          $500.00             $999.80


Ruby and Coco         Panne Moses Basket - Pink           VP504P               $125.00       6          $750.00           $1,499.70
Ruby and Coco         Panne Velvet Moses Basket and       VP504ASET            $259.00       5        $1,295.00           $2,499.75
Ruby and Coco         Panne Velvet Moses Basket and       VP504ISET            $259.00       5        $1,295.00           $2,499.75
Ruby and Coco         Panne Velvet Moses Basket and       VP504PSET            $250.00       6        $1,500.00           $2,999.70
Ruby and Coco         Rosebud Moses Basket                FR504                $110.00      11        $1,210.00           $2,089.78
Ruby and Coco         Velvet Crib Set - Arctic            BV711A               $325.00       6        $1,950.00           $3,899.70
Ruby and Coco         Velvet Crib Set - Ivory             BV711I               $325.00       4        $1,300.00           $2,599.80
Ruby and Coco         Velvet Crib Set - Pink              BV711P               $325.00       6        $1,950.00           $3,899.70
                                                                           ------------        -------------------------------------
Ruby and Coco                                                                       68               $13,400.00          $26,286.93
                                                                           ------------        -------------------------------------
Pretty Little Things
----------------------
Pretty Little Things  Baby's First Birthday Hat - Bo      H-34                   $7.50      35          $262.50             $523.25
Pretty Little Things  Baby's First Birthday Hat - Gi      H-33                   $8.50      32          $272.00             $510.40
                                                                           ------------        -------------------------------------
Pretty Little Things                                                                67                  $534.50           $1,033.65
                                                                           ------------        -------------------------------------
Ruggamuffin
----------------------
Ruggamuffin           Birth Announcement Rug              BIRTHRUG              $35.00      33        $1,155.00           $2,308.35
Ruggamuffin           Personalized Name Rug               NAMERUG               $35.00      33        $1,155.00           $2,308.35
                                                                           ------------        -------------------------------------
Ruggamuffin                                                                         66                $2,310.00           $4,616.70
                                                                           ------------        -------------------------------------
Baby StoresUS
----------------------
Baby StoresUS          Baby Shake Reusable Cooling C      3-0303                 $4.20      18           $75.60             $112.68
Baby StoresUS         Baby Shake Feeding Bottle - Ye      4-0401                $12.50      23          $287.50             $435.85
Baby StoresUS         Baby Shake Feeding Bottle -Gre      4-0203                $12.50      19          $237.50             $360.05
                                                                           ------------        -------------------------------------
Baby StoresUS                                                                       60                  $600.60             $908.58
                                                                           ------------        -------------------------------------
Kelty Kids
----------------------
Kelty Kids            Country Back Pack with 5-Point      21959050              $69.00       1           $69.00             $115.95
Kelty Kids            Diaper Fanny Pack                   49220041              $26.00       6          $156.00             $299.70
Kelty Kids            Elite Backpack                      21989070             $105.00       1          $105.00             $179.95
Kelty Kids            Elite Carrier with 5 Point Har      21999030             $108.00       8          $864.00           $1,439.68
Kelty Kids            Kangaroo                            21959080              $42.00       1           $42.00              $69.96
Kelty Kids            No Bug Net Backpack Carrier Co      49220047              $25.00      11          $275.00             $494.45
Kelty Kids            Sun/Rain Hood                       49220044              $15.00       8          $120.00             $215.68
Kelty Kids            Super Diaper Daypack                49220054              $38.00      24          $912.00           $1,678.80
                                                                           ------------        -------------------------------------
Kelty Kids                                                                          60                $2,543.00           $4,494.17
                                                                           ------------        -------------------------------------
Sunshine Kids
----------------------
Sunshine Kids         Mighty-Tite Car Seat Belt Tigh      1001                  $10.25      60          $615.00           $1,197.00
                                                                           ------------        -------------------------------------
Sunshine Kids                                                                       60                  $615.00           $1,197.00
                                                                           ------------        -------------------------------------
Baby BumbleBee
----------------------
Baby BumbleBee        Beesmart Baby Vocabulary Build      69293700021            $7.48      19          $142.12             $241.49
Baby BumbleBee        Beesmart Baby Vocabulary Build      69293700031            $7.48      19          $142.12             $241.49
Baby BumbleBee        Beesmart Vocabulary Builder 1       69293700011            $7.48      21          $157.08             $266.91
                                                                           ------------        -------------------------------------
Baby BumbleBee                                                                      59                  $441.32             $749.89
                                                                           ------------        -------------------------------------
Halo Sleep System
----------------------
Halo Sleep System     Halo Sleep System                   HSS-1                $161.97      58        $9,394.26          $14,497.10
                                                                           ------------        -------------------------------------
Halo Sleep System                                                                   58                $9,394.26          $14,497.10
                                                                           ------------        -------------------------------------
Ambi
----------------------
Ambi                  Max the Puppy                       90302                 $10.00      36          $360.00             $575.28
Ambi                  Trumpet                             90306                  $3.50      17           $59.50              $84.49
Ambi                  Twin Rattle                         90201                  $3.00       1            $3.00               $3.97
                                                                           ------------        -------------------------------------
Ambi                                                                                54                  $422.50             $663.74
                                                                           ------------        -------------------------------------
Manhattan Baby
----------------------
Manhattan Baby        Enchanted Garden Musical Mobil      EG-589                $20.00      33          $660.00           $1,318.35
Manhattan Baby        Starry Nights Musical Mobile        SN-581                $20.00      21          $420.00             $838.95
                                                                           ------------        -------------------------------------
Manhattan Baby                                                                      54                $1,080.00           $2,157.30
                                                                           ------------        -------------------------------------
Pali Linens
----------------------
Pali Linens           Aviator Crib Blanket                4118                  $12.00       1           $12.00              $21.95
Pali Linens           Aviator Diaper Stacker              4135                  $24.00       4           $96.00             $175.80
Pali Linens           Cute As A Bug 4 Piece Crib Set      4301B                $150.00      11        $1,650.00           $2,749.78
Pali Linens           Cute As A Bug Balloon Valance       4338/4439PIN          $40.00       3          $120.00             $209.85


Pali Linens           Cute As A Bug Crib Blanket          4318B                 $14.00       6           $84.00             $149.70
Pali Linens           Cute As A Bug Crib Blanket          4318P                 $14.00       4           $56.00              $99.80
Pali Linens           Cute As A Bug Diaper Stacker        4435B                 $24.00       6          $144.00             $263.70
Pali Linens           Cute As A Bug Diaper Stacker        4435P                 $24.00       4           $96.00             $175.80
Pali Linens           Cute As A Bug Mobile                4348B                 $32.00       6          $192.00             $347.70
Pali Linens           Cute As A Bug Mobile                4348P                 $32.00       3           $96.00             $173.85
Pali Linens           Cute As A Bug Tab Valance & Va      4438/4339BLU          $36.00       6          $216.00             $389.70
                                                                           ------------        -------------------------------------
Pali Linens                                                                         54                $2,762.00           $4,757.63
                                                                           ------------        -------------------------------------
SumerSault
----------------------
SumerSault            Arkansas Sheet                      AK08                  $16.50       1           $16.50              $31.95
SumerSault            Aruba Sheet                         SF09PNK               $17.50       1           $17.50              $34.95
SumerSault            Chatham Comforter                   CM01                  $69.75       1           $69.75             $138.95
SumerSault            Chatham Diaper Stacker              CM24                  $22.00       2           $44.00              $87.90
SumerSault            Chatham Dustruffle                  CM20                  $34.00       1           $34.00              $67.95
SumerSault            Chatham Four Sided Bumper           CM04                  $57.50       1           $57.50             $114.95
SumerSault            Chatham Pillow                      CM12                  $17.50       1           $17.50              $34.95
SumerSault            Chatham Wallhanging                 CM30                  $24.00       1           $24.00              $47.95
SumerSault            Dogwood 4 Piece Set                 DO01-4PC             $166.25       5          $831.25           $1,649.75
SumerSault            Dogwood Balloon Wallhanging         DO30                  $25.00       3           $75.00             $149.85
SumerSault            Dogwood Diaper Stacker              DO24                  $22.50       4           $90.00             $179.80
SumerSault            Dogwood Valance                     DO60                  $26.50       1           $26.50              $52.95
SumerSault            Fairfield Comforter                 FA01                  $55.00       1           $55.00             $109.95
SumerSault            Fairfield Pillow                    FA12                  $16.00       2           $32.00              $63.90
SumerSault            Nantucket                           unknown               $36.93       4          $147.72             $195.80
SumerSault            Nantucket Fabric                    NA98                  $13.00      11          $143.00             $241.45
SumerSault            Nantucket Fabric                    NA99                  $13.00       6           $78.00             $131.70
SumerSault            Sante Fe Comforter                  SF01                  $63.00       1           $63.00             $125.95
SumerSault            Sante Fe Sheet                      SF08                  $17.50       1           $17.50              $34.95
SumerSault            Savannah Crib Throw                 SA07                  $16.00       1           $16.00              $21.95
SumerSault            Savannah Dust Ruffle                SA20                  $38.50       1           $38.50              $50.95
SumerSault            Savannah Lamp With Shade            SA58                  $38.00       2           $76.00             $101.90
SumerSault            Savannah Sheet                      SA08                  $18.75       1           $18.75              $24.95
SumerSault            The Regency Collection Crib Th      REG07Y                $16.00       1           $16.00              $31.95
                                                                           ------------        -------------------------------------
SumerSault                                                                          54                $2,004.97           $3,727.30
                                                                           ------------        -------------------------------------
CAM
----------------------
CAM                   Cosmic High Chair                   S2200                 $77.00      33        $2,541.00           $3,628.35
CAM                   Jackie Bathinette/Changing Tab      C603                  $68.50      20        $1,370.00           $1,999.00
                                                                           ------------        -------------------------------------
CAM                                                                                 53                $3,911.00           $5,627.35
                                                                           ------------        -------------------------------------
Sasha's Kiddie Produ
----------------------
Sasha's Kiddie Produ  Custom Fit Sun/Wind/Insect Pro      201                   $13.90      19          $264.10             $569.05
Sasha's Kiddie Produ  Sun/Wind/Insect Protector For       301                   $16.25      14          $227.50             $559.30
Sasha's Kiddie Produ  Universal Infant Carrier Prote      101                    $9.25      20          $185.00             $399.00
                                                                           ------------        -------------------------------------
Sasha's Kiddie Produ                                                                53                  $676.60           $1,527.35
                                                                           ------------        -------------------------------------
Babies Alley
----------------------
Babies Alley          Diaper Tote-Black Microfiber        18110                 $15.00      17          $255.00             $509.15
Babies Alley          Navy Twill Diaper Backpack          50115                 $20.00      16          $320.00             $719.20
Babies Alley          Quilted Denim Diaper Tote           13310-B               $13.50       9          $121.50             $269.55
Babies Alley          Quilted Denim Diaper Tote           13310-G               $13.50       3           $40.50              $89.85
Babies Alley          Quilted Denim Diaper Tote           13310-Y               $13.50       6           $81.00             $179.70
                                                                           ------------        -------------------------------------
Babies Alley                                                                        51                  $818.00           $1,767.45
                                                                           ------------        -------------------------------------
Bambineto
----------------------
Bambineto             Bassinet with Stand - Antique       4400-13               $67.50      26        $1,755.00           $3,249.48
Bambineto             Bassinet with Stand - White Kn      4400-80               $67.50      25        $1,687.50           $3,124.50
                                                                           ------------        -------------------------------------
Bambineto                                                                           51                $3,442.50           $6,373.98
                                                                           ------------        -------------------------------------
Leading Lady
----------------------
Leading Lady          Maternity Belt - Size 11 to 14      1712 WHT LRG           $8.80      29          $255.20             $404.55
Leading Lady          Maternity Belt - Size 7 to 10       1712 WHT MED           $8.80      22          $193.60             $262.90

                                                                           ------------        -------------------------------------
Leading Lady                                                                        51                  $448.80             $667.45
                                                                           ------------        -------------------------------------
Thomas The Tank Engi
----------------------
Thomas The Tank Engi  Thomas Wooden Toy Box               99600                 $75.00      50        $3,750.00           $4,248.50
                                                                           ------------        -------------------------------------
Thomas The Tank Engi                                                                50                $3,750.00           $4,248.50
                                                                           ------------        -------------------------------------
Kinderware
----------------------
Kinderware            Numbers and Rhymes Tableware f      05NAR                 $10.75      14          $150.50             $279.30
Kinderware            Shapes in Gingham Tableware fo      06SIG                 $10.75      35          $376.25             $698.25
                                                                           ------------        -------------------------------------
Kinderware                                                                          49                  $526.75             $977.55
                                                                           ------------        -------------------------------------
Nojo Bedding
----------------------
Nojo Bedding          Checkmates 4-Sided Bumper           267-11                $22.00       3           $66.00             $110.85
Nojo Bedding          Checkmates 4-Sided Bumper           269-11                $22.00       1           $22.00              $36.95
Nojo Bedding          Checkmates Dust Ruffle              266-12                $12.00       2           $24.00              $39.90
Nojo Bedding          Checkmates Dust Ruffle              267-12                $12.00       1           $12.00              $19.95
Nojo Bedding          Checkmates Sheet                    267-10A                $9.00       4           $36.00              $63.80
Nojo Bedding          Crown Crafts Nojo Antique Bear      208-03                $22.00       4           $88.00             $143.80
Nojo Bedding          Crown Crafts Nojo Antique Bear      208-08                $12.00       1           $12.00              $19.95
Nojo Bedding          Crown Crafts Nojo Antique Bear      208-10                $18.00       2           $36.00              $59.90
Nojo Bedding          Crown Crafts Nojo Antique Bear      208-31L               $13.00       3           $39.00              $59.91
Nojo Bedding          Crown Crafts Nojo Antique Bear      208-64                $32.00       1           $32.00              $49.95
Nojo Bedding          Crown Crafts Nojo Antique Bear      208-S10              $124.00       1          $124.00             $179.97
Nojo Bedding          Crown Crafts Nojo Antique Bear      N51-208-CT            $12.00       3           $36.00              $59.85
Nojo Bedding          Crown Crafts Nojo Nighttime No      250-64                $32.00       3           $96.00             $161.85
Nojo Bedding          Crown Crafts Nojo Nighttime No      250-CT                $14.00       1           $14.00              $23.95
Nojo Bedding          Crown Crafts Nojo Stone Creek       239-S04              $149.00       3          $447.00             $749.85
Nojo Bedding          Crown Crafts Nojo Stone Creek       239-WB                $10.00       5           $50.00              $84.75
Nojo Bedding          Crown Crafts Nojo Stone Creek       239R-10               $14.00       1           $14.00              $23.95
Nojo Bedding          Crown Crafts Nojo Stone Lodge       134-CT                $14.00       2           $28.00              $47.90
Nojo Bedding          Crown Crafts Nojo True Blue Du      307-12                $19.00       2           $38.00              $63.90
Nojo Bedding          Crown Crafts Nojo True Blue Mu      307-64                $22.00       1           $22.00              $36.95
Nojo Bedding          Crown Crafts Nojo Two by Two D      304-08                $12.00       1           $12.00              $19.95
Nojo Bedding          Natural Niche 4-Sided Bumper        311-11                $34.00       1           $34.00              $55.95
Nojo Bedding          Natural Niche Dust Ruffle           311-12                $20.00       1           $20.00              $32.95
Nojo Bedding          Natural Niche Pillow Set (2)        311-04S               $20.00       2           $40.00              $67.90
                                                                           ------------        -------------------------------------
Nojo Bedding                                                                        49                $1,342.00           $2,214.63
                                                                           ------------        -------------------------------------
Prolac
----------------------
Prolac                Blis Breast Leakage Inhibitor       100                   $16.00      48          $768.00           $1,437.60
                                                                           ------------        -------------------------------------
Prolac                                                                              48                  $768.00           $1,437.60
                                                                           ------------        -------------------------------------
Thermobaby
----------------------
Thermobaby            Daphne Infant Bath Seat             T2942CB               $10.00      23          $230.00             $458.85
Thermobaby            Daphne Infant Bath Seat             T2942W                $10.00      24          $240.00             $478.80
                                                                           ------------        -------------------------------------
Thermobaby                                                                          47                  $470.00             $937.65
                                                                           ------------        -------------------------------------
Safeline Children Pr
----------------------
Safeline Children Pr  Sit N Stroll Car Seat/Stroller      0-2240NN             $104.62      46        $4,812.52           $9,197.70
                                                                           ------------        -------------------------------------
Safeline Children Pr                                                                46                $4,812.52           $9,197.70
                                                                           ------------        -------------------------------------
LA Baby
----------------------
LA Baby               Extension for Stop & Go Gate -      99-1                  $12.00      13          $156.00             $259.35
LA Baby               Stop and Go Safety Gate             99-A                  $35.50      31        $1,100.50           $2,168.45
                                                                           ------------        -------------------------------------
LA Baby                                                                             44                $1,256.50           $2,427.80
                                                                           ------------        -------------------------------------
Munchkin
----------------------
Munchkin              "White Hot" Bath Ducky              31001                  $1.24       3            $3.72               $5.85
Munchkin              Nursers for Preemies & Newborn      81003                  $3.34      40          $133.60             $198.00
Munchkin              Teether Blanket                     76001                  $3.34       1            $3.34               $4.97
                                                                           ------------        -------------------------------------
Munchkin                                                                            44                  $140.66             $208.82
                                                                           ------------        -------------------------------------
Tiny Tickers
----------------------
Tiny Tickers          Prenatal Heart Listening Syste      TT123                 $25.97      44        $1,142.68           $1,757.80
                                                                           ------------        -------------------------------------
Tiny Tickers                                                                        44                $1,142.68           $1,757.80
                                                                           ------------        -------------------------------------


BabyWow House
----------------------
BabyWow House         Baby Wow                            baby                  $19.00      43          $817.00           $1,094.78
                                                                           ------------        -------------------------------------
BabyWow House                                                                       43                  $817.00           $1,094.78
                                                                           ------------        -------------------------------------
Playskool
----------------------
Playskool             Play-Doh - 4 Pack                   22000H                 $1.79      42           $75.18             $124.74
                                                                           ------------        -------------------------------------
Playskool                                                                           42                   $75.18             $124.74
                                                                           ------------        -------------------------------------
Quiltex Company
----------------------
Quiltex Company       Once Upon A Teddy  5 Piece Set      4088                  $95.00       3          $285.00             $377.85
Quiltex Company       Precious  Wall Border               658                   $11.50      18          $207.00             $287.10
Quiltex Company       Precious Baby Blocks  5 Piece       3938                 $125.00       1          $125.00             $208.95
Quiltex Company       Precious Baby Blocks Valance        3939                  $16.50       4           $66.00             $111.80
Quiltex Company       Precious Baby Blocks Wall Hang      3916                  $24.00       2           $48.00              $79.90
Quiltex Company       Precious Clouds  5 Piece Set        5038                  $85.00       1           $85.00             $112.95
Quiltex Company       Precious Clouds Mobile              3831                  $23.00       3           $69.00              $92.85
Quiltex Company       Precious Clouds Valance             5039                  $16.50       5           $82.50             $109.75
Quiltex Company       Precious Clouds Wall Border         675                   $11.50       2           $23.00              $31.90
Quiltex Company       Precious Clouds Wall Hanging        5037                  $15.00       1           $15.00              $19.95
Quiltex Company       Precious Patches Wall Hanging       3894                  $23.00       1           $23.00              $37.95
Quiltex Company       Woodland Toile Sage  5 Piece S      338                  $145.00       1          $145.00             $239.95
                                                                           ------------        -------------------------------------
Quiltex Company                                                                     42                $1,173.50           $1,710.90
                                                                           ------------        -------------------------------------
Pumpkins and Monkeys
----------------------
Pumpkins and Monkeys  My First Birthday Bib               805P                  $12.50      11          $137.50             $274.45
Pumpkins and Monkeys  My First Birthday Bib               805R                  $12.50      11          $137.50             $274.45
Pumpkins and Monkeys  My First Easter Set                 1420                  $30.00      17          $510.00             $934.15
                                                                           ------------        -------------------------------------
Pumpkins and Monkeys                                                                39                  $785.00           $1,483.05
                                                                           ------------        -------------------------------------
Time Capsule Co.
----------------------
Time Capsule Co.      Baby's Time Capsule                 BMTC                   $9.45      39          $368.55             $778.05
                                                                           ------------        -------------------------------------
Time Capsule Co.                                                                    39                  $368.55             $778.05
                                                                           ------------        -------------------------------------
Giovanni
----------------------
Giovanni              Cotton Baby Bunting Gift Baske      Z300M                 $44.00       9          $396.00             $764.55
Giovanni              Cotton Baby Bunting Gift Baske      Z300S                 $44.00       5          $220.00             $424.75
Giovanni              Cotton Bunting Outfit - White       9919-28M              $23.00      12          $276.00             $539.40
Giovanni              Cotton Bunting Outfit - White       9919-28S              $23.00       3           $69.00             $134.85
Giovanni              Deluxe Baby Sweater Basket - J      C801HM                $91.00       5          $455.00             $899.75
Giovanni              Deluxe Baby Sweater Basket - J      C801HS                $91.00       3          $273.00             $539.85
                                                                           ------------        -------------------------------------
Giovanni                                                                            37                $1,689.00           $3,303.15
                                                                           ------------        -------------------------------------
Maclaren
----------------------
Maclaren              DayTripper 2000 Stroller - Nav      X303SYLW             $118.75      16        $1,900.00           $3,039.20
Maclaren              Opus Duo X280 - Broadway '99        X280BR               $315.00       1          $315.00             $439.95
Maclaren              Opus Duo X280 - Ohara '99           X280OH               $315.00       1          $315.00             $439.95
Maclaren              Techno 2000 All-Terrain Buggy       X296METC             $190.00      18        $3,420.00           $5,399.10
Maclaren              Vogue 2000 Stroller - Baltimor      X308BALT             $161.50       1          $161.50             $233.96
                                                                           ------------        -------------------------------------
Maclaren                                                                            37                $6,111.50           $9,552.16
                                                                           ------------        -------------------------------------
Regalo
----------------------
Regalo                Convertible Carriage Stroller       911R                  $74.00       9          $666.00             $850.14
Regalo                Playard with Bassinet and Chan      20040DW               $75.85      18        $1,365.30           $2,105.28
Regalo                Safari Plus Playard                 1500XJ                $70.00       1           $70.00              $99.95
Regalo                Twin View Discovery Stroller -      820DW                $115.20       9        $1,036.80           $1,538.64
                                                                           ------------        -------------------------------------
Regalo                                                                              37                $3,138.10           $4,594.01
                                                                           ------------        -------------------------------------
The BabyPlus(TM) Compa
----------------------
The BabyPlus(TM)Compan  BabyPlus[sup]TM[/sup] Prenatal    6984                 $139.99      37        $5,179.63           $9,248.15
                                                                           ------------        -------------------------------------
The BabyPlus(TM)Compan                                                              37                $5,179.63           $9,248.15
                                                                           ------------        -------------------------------------
Chimeric
----------------------
Chimeric              Baby Story Keepsake Book            285106005             $15.00      33          $495.00             $988.35
                                                                           ------------        -------------------------------------
Chimeric                                                                            33                  $495.00             $988.35
                                                                           ------------        -------------------------------------
Learning Curve Toys
----------------------
Learning Curve Toys   Gardenbuy Rainstick Rattle          97226                  $3.00      33           $99.00             $196.35
                                                                           ------------        -------------------------------------
Learning Curve Toys                                                                 33                   $99.00             $196.35
                                                                           ------------        -------------------------------------


Simmons
----------------------
Simmons               Alcott Lampshade                    53405                 $14.00       1           $14.00              $18.95
Simmons               Animal Antics Diaper Stacker        50730                 $21.00       1           $21.00              $19.95
Simmons               Animal Antics Dust Ruffle           50735                 $23.50       1           $23.50              $31.95
Simmons               Animal Antics Wall Hanging          50782                 $49.00       1           $49.00              $64.95
Simmons               Austin Dust Ruffle                  46335                 $18.00       3           $54.00              $71.85
Simmons               Austin Sheet                        46375                 $12.50       1           $12.50              $16.95
Simmons               Battenberg Sheet                    57675                 $10.50       1           $10.50              $13.95
Simmons               Elegant Eyelet Crib Blanket         57169-00              $14.00       6           $84.00             $113.70
Simmons               Madison Sheet                       42175-1               $12.50       2           $25.00              $33.90
Simmons               Majestic Dreams 4 Piece Crib S      50692-35              $94.00       1           $94.00             $124.95
Simmons               Naturally Soft - Blue  4 Piece      56792-04              $99.50       1           $99.50             $131.95
Simmons               Naturally Soft Blue - 4-Sided       56760-04              $31.00       1           $31.00              $54.95
Simmons               Noah's Ark 4 Piece Crib Ensemb      52692                 $88.50       1           $88.50             $116.95
Simmons               Spring Garden Crib Blanket          48169                 $14.50       1           $14.50              $19.95
Simmons               Sugar & Spice Diaper Stacker        48830                 $14.00       1           $14.00              $18.95
Simmons               Sugar & Spice Hamper                48811                 $21.00       1           $21.00              $27.95
Simmons               Sugar & Spice Lampshade             48805                 $12.00       1           $12.00              $15.95
Simmons               Sugar & Spice Mobile                48810                 $28.00       1           $28.00              $36.95
Simmons               Under The Sea Crib Blanket          53169                 $12.50       1           $12.50              $16.95
Simmons               Under The Sea Hamper                53111                 $21.00       1           $21.00              $27.95
Simmons               Under The Sea Mobile                53110                 $30.00       3           $90.00             $119.85
                                                                           ------------        -------------------------------------
Simmons                                                                             31                  $819.50           $1,099.45
                                                                           ------------        -------------------------------------
American Baby Co.
----------------------
American Baby Co.     Thermal Receiving Blanket - Pi      3315P                  $2.70      30           $81.00             $148.50
                                                                           ------------        -------------------------------------
American Baby Co.                                                                   30                   $81.00             $148.50
                                                                           ------------        -------------------------------------
KidKraft
----------------------
KidKraft              Treasure Toy Chest                  14601                $104.95      11        $1,154.45           $2,199.45
KidKraft              Treasure Toy Chest                  14621                $104.95      19        $1,994.05           $3,799.05
                                                                           ------------        -------------------------------------
KidKraft                                                                            30                $3,148.50           $5,998.50
                                                                           ------------        -------------------------------------
Future Memories
----------------------
Future Memories       Personalized Photo Calendar Ki      00100                 $14.50      28          $406.00             $699.44
                                                                           ------------        -------------------------------------
Future Memories                                                                     28                  $406.00             $699.44
                                                                           ------------        -------------------------------------
Dolly
----------------------
Dolly                 Baby Looney Tunes "Tune Talk"       5677                  $19.35       1           $19.35              $26.95
Dolly                 Pooh Ceramic Hunny Pot Lamp         5603                  $23.70       5          $118.50             $199.75
Dolly                 Pooh Voice Activated Crib Ligh      9789                   $9.70      21          $203.70             $314.58
                                                                           ------------        -------------------------------------
Dolly                                                                               27                  $341.55             $541.28
                                                                           ------------        -------------------------------------
Tots In Mind
----------------------
Tots In Mind          Cozy Crib Tent Bed Rail             1000                  $40.35      26        $1,049.10           $1,818.70
                                                                           ------------        -------------------------------------
Tots In Mind                                                                        26                $1,049.10           $1,818.70
                                                                           ------------        -------------------------------------
Inglesina
----------------------
Inglesina             Table Chair - Blue & Yellow         TCCR                  $29.00       1           $29.00              $36.86
Inglesina             Table Chair - Navy & Yellow Pl      CI2                   $29.00      24          $696.00           $1,198.80
                                                                           ------------        -------------------------------------
Inglesina                                                                           25                  $725.00           $1,235.66
                                                                           ------------        -------------------------------------
First Years
----------------------
First Years           Washable "Less Mess" Mat            3231                   $4.88      24          $117.12             $150.24
                                                                           ------------        -------------------------------------
First Years                                                                         24                  $117.12             $150.24
                                                                           ------------        -------------------------------------
Mckenzie Kids
----------------------
Mckenzie Kids         Baby Gear Briefcase                 8002B                 $26.50       4          $106.00             $211.80
Mckenzie Kids         Baby Gear Briefcase                 8002N                 $26.50       9          $238.50             $476.55
Mckenzie Kids         Everything But The Bag              1005                  $16.25       2           $32.50              $65.90
Mckenzie Kids         Expedition Diaper Backpack          8005B                 $24.75       8          $198.00             $399.60
Mckenzie Kids         Expedition Diaper Backpack          8005N                 $24.75       1           $24.75              $49.95
                                                                           ------------        -------------------------------------
Mckenzie Kids                                                                       24                  $599.75           $1,203.80
                                                                           ------------        -------------------------------------
Norelco/Phillips
----------------------
Norelco/Phillips      HF370 Sensor Touch Temple Ther      HF370                 $44.50      24        $1,068.00           $2,398.80

                                                                           ------------        -------------------------------------
Norelco/Phillips                                                                    24                $1,068.00           $2,398.80
                                                                           ------------        -------------------------------------
Penny Candy Designs
----------------------
Penny Candy Designs   Rosebud Border Girls - White/P      RSBDRD002-12          $40.00       3          $120.00             $239.85
Penny Candy Designs   Rosebud Border Girls - White/P      RSBDRD002-6           $40.00       6          $240.00             $479.70
Penny Candy Designs   Rosebud Border Girls - White/P      RSBDRD002-9           $40.00       3          $120.00             $239.85
Penny Candy Designs   Sports Stripe - Blue/Navy/Whit      SPSTR006-12           $40.00       3          $120.00             $239.85
Penny Candy Designs   Sports Stripe - Blue/Navy/Whit      SPSTR006-6            $40.00       6          $240.00             $479.70
Penny Candy Designs   Sports Stripe - Blue/Navy/Whit      SPSTR006-9            $40.00       3          $120.00             $239.85
                                                                           ------------        -------------------------------------
Penny Candy Designs                                                                 24                  $960.00           $1,918.80
                                                                           ------------        -------------------------------------
Annie & Mo
----------------------
Annie & Mo            Jenny Bright Lamp                   JENNYB-L             $115.00       6          $690.00           $1,379.70
Annie & Mo            Jenny Bright Rocking Chair          JENNYB-RC            $125.00       5          $625.00           $1,249.75
Annie & Mo            Moe Lamp                            MOE-L                $115.00       6          $690.00           $1,379.70
Annie & Mo            Moe Rocking Chair                   MOE-RC               $125.00       6          $750.00           $1,499.70
                                                                           ------------        -------------------------------------
Annie & Mo                                                                          23                $2,755.00           $5,508.85
                                                                           ------------        -------------------------------------
Similac
----------------------
Similac               One Case of Similac with Iron       241S                  $25.86      23          $594.78             $619.85
                                                                           ------------        -------------------------------------
Similac                                                                             23                  $594.78             $619.85
                                                                           ------------        -------------------------------------
MakingCool Things
----------------------
MakingCool Things     Pacifeeder                          B1012                  $8.95       8           $71.60             $127.60
MakingCool Things     Pacifeeder                          Y1012                  $8.95      12          $107.40             $191.40
                                                                           ------------        -------------------------------------
MakingCool Things                                                                   20                  $179.00             $319.00
                                                                           ------------        -------------------------------------
House of Hatten
----------------------
House of Hatten       Batiste Christening Gown            15306                 $55.00       1           $55.00             $109.95
House of Hatten       Batiste Christening Gown            15312                 $55.00       2          $110.00             $219.90
House of Hatten       Boys Christening Bubble             66703                 $21.00       1           $21.00              $42.95
House of Hatten       Boys Christening Bubble             66706                 $21.00       1           $21.00              $42.95
House of Hatten       Hand Smocked Booties with Pink      66855                  $7.00       5           $35.00              $74.75
House of Hatten       Hand Smocked Booties with Whit      66850                  $6.00       2           $12.00              $25.90
House of Hatten       Hearts & Flowers III 3 Piece S      83850                $120.00       1          $120.00             $199.95
House of Hatten       Long White Christening Gown         54206                 $50.00       2          $100.00             $199.90
House of Hatten       Long White Christening Gown         54212                 $50.00       1           $50.00              $99.95
House of Hatten       Lullaby Little Boy Diaper Stac      82606                 $10.00       1           $10.00              $13.95
House of Hatten       Nursery Rhyme Diaper Bag            81557                 $12.00       1           $12.00              $19.95
House of Hatten       Train Ride 3 Piece Bedding Set      15525                $100.00       1          $100.00             $132.95
                                                                           ------------        -------------------------------------
House of Hatten                                                                     19                  $646.00           $1,183.05
                                                                           ------------        -------------------------------------
Mustela USA
----------------------
Mustela USA           Facial Hydrating Cream 1.4 Oz.      1041                   $4.50      18           $81.00             $143.10
                                                                           ------------        -------------------------------------
Mustela USA                                                                         18                   $81.00             $143.10
                                                                           ------------        -------------------------------------
Zenoff Products
----------------------
Zenoff Products       My Breast Friend Nursing Pillo      MBF-BL                $23.50       9          $211.50             $269.73
Zenoff Products       My Breast Friend Nursing Pillo      MBF-BL                $23.50       9          $211.50             $283.14
                                                                           ------------        -------------------------------------
Zenoff Products                                                                     18                  $423.00             $552.87
                                                                           ------------        -------------------------------------
Arms Reach Bedside
----------------------
Arms Reach Bedside    Bedside Co-Sleeper                  8133                 $110.00       8          $880.00           $1,279.84
Arms Reach Bedside    Co-Sleeper 100% Cotton Natural      9992                   $8.25       1            $8.25              $16.95
Arms Reach Bedside    White Leg Extension Kit for Ar      9993                  $10.00       8           $80.00             $159.60
                                                                           ------------        -------------------------------------
Arms Reach Bedside                                                                  17                  $968.25           $1,456.39
                                                                           ------------        -------------------------------------
Nordic House Designs
----------------------
Nordic House Designs  French Twist Baby Bag with Cha      4020-FT               $45.00       4          $180.00             $359.80
Nordic House Designs  Gidget Baby Bag with Changing       4020-GG               $45.00       5          $225.00             $449.75
Nordic House Designs  Just Black Baby Bag with Chang      4020-JB               $50.00       3          $150.00             $299.85
Nordic House Designs  Leapin Leopard Baby Bag with C      4020-LP               $55.00       5          $275.00             $554.75
                                                                           ------------        -------------------------------------
Nordic House Designs                                                                17                  $830.00           $1,664.15
                                                                           ------------        -------------------------------------
Slant/Fin
----------------------
Slant/Fin             Germ-Free Humidifier                GF-200                $54.50      17          $926.50           $1,529.15
                                                                           ------------        -------------------------------------
Slant/Fin                                                                           17                  $926.50           $1,529.15
                                                                           ------------        -------------------------------------


Healthpress
----------------------
Healthpress           The Fertility Guide                 929173-29-5            $8.97      14          $125.58             $209.30
                                                                           ------------        -------------------------------------
Healthpress                                                                         14                  $125.58             $209.30
                                                                           ------------        -------------------------------------
Joy-ful-lee
----------------------
Joy-ful-lee           Bunting Coat                        BCB                   $68.00       6          $408.00             $779.70
Joy-ful-lee           Bunting Coat                        BCP                   $68.00       5          $340.00             $649.75
                                                                           ------------        -------------------------------------
Joy-ful-lee                                                                         11                  $748.00           $1,429.45
                                                                           ------------        -------------------------------------
Slant Fin
----------------------
Slant Fin             Puri-Clear 55 Air Purifier          PC-55                 $32.50      10          $325.00             $549.50
                                                                           ------------        -------------------------------------
Slant Fin                                                                           10                  $325.00             $549.50
                                                                           ------------        -------------------------------------
Mommy's Helper
----------------------
Mommy's Helper        Drain 'N Dry Bottle Rack            10153                  $5.07       7           $35.49              $41.79
Mommy's Helper        Power Strip Safety Cover            40896                  $3.50       1            $3.50               $4.97
                                                                           ------------        -------------------------------------
Mommy's Helper                                                                       8                   $38.99              $46.76
                                                                           ------------        -------------------------------------
Barna
----------------------
Barna                 Changing Pads - 25 Count            925                    $2.20       5           $11.00              $14.85
                                                                           ------------        -------------------------------------
Barna                                                                                5                   $11.00              $14.85
                                                                           ------------        -------------------------------------
Infantino Bedding
----------------------
Infantino Bedding     Carousel Babies Crib Blanket        157-900CB             $18.00       1           $18.00              $23.95
Infantino Bedding     Elmer 4 Piece Set                   157-004               $89.00       1           $89.00             $139.95
Infantino Bedding     Jollybear Crib Blanket              157-200CB             $18.00       1           $18.00              $23.95
Infantino Bedding     Jollybear Diaper Stacker            157-200DS             $20.00       1           $20.00              $32.95
                                                                           ------------        -------------------------------------
Infantino Bedding                                                                    4                  $145.00             $220.80
                                                                           ------------        -------------------------------------
Mabis
----------------------
Mabis                 Digital Basal Thermometer           15-639-000             $5.40       1            $5.40               $9.95
Mabis                 Medicine Dispenser                  15-648-000             $2.37       1            $2.37               $0.00
Mabis                 Medicine Dispenser & "Musical"      15-648-000             $7.50       1            $7.50              $14.95
Mabis                 Pacifier Thermometer                15-690-000             $5.13       1            $5.13               $0.00
                                                                           ------------        -------------------------------------
Mabis                                                                                4                   $20.40              $24.90
                                                                           ------------        -------------------------------------
Emmaljunga
----------------------
Emmaljunga            The Viking Bassinet                 1000B-726              $1.00       3            $3.00               $2.70
                                                                           ------------        -------------------------------------
Emmaljunga                                                                           3                    $3.00               $2.70
                                                                           ------------        -------------------------------------
Parent Units
----------------------
Parent Units          Refrigerator Appliance Safety       131                    $2.85       1            $2.85               $3.97
Parent Units          Super Stopper for Windows & Do      12458                  $2.60       2            $5.20               $5.94
                                                                           ------------        -------------------------------------
Parent Units                                                                         3                    $8.05               $9.91
                                                                           ------------        -------------------------------------
Jupiter
----------------------
Jupiter               Komfort Rider Booster Car Seat      6790G                 $52.00       2          $104.00             $199.90
                                                                           ------------        -------------------------------------
Jupiter                                                                              2                  $104.00             $199.90
                                                                           ------------        -------------------------------------
Kiddie Lites
----------------------
Kiddie Lites          White Star Ginger Jar Lamp          OR111WH               $28.00       1           $28.00              $44.95
Kiddie Lites          Yellow Star Ginger Jar Lamp         OR111YL               $28.00       1           $28.00              $44.95
                                                                           ------------        -------------------------------------
Kiddie Lites                                                                         2                   $56.00              $89.90
                                                                           ------------        -------------------------------------
Kleine Kinder
----------------------
Kleine Kinder         Stroller Mirror                     3002K                  $5.49       1            $5.49               $8.95
Kleine Kinder         Tubsider                            8100K                 $24.90       1           $24.90              $39.95
                                                                           ------------        -------------------------------------
Kleine Kinder                                                                        2                   $30.39              $48.90
                                                                           ------------        -------------------------------------
Neat Solutions
----------------------
Neat Solutions        Table Topper                        TTP08                  $2.29       2            $4.58               $7.90
                                                                           ------------        -------------------------------------
Neat Solutions                                                                       2                    $4.58               $7.90
                                                                           ------------        -------------------------------------
Ritvik
----------------------
Ritvik                Mega Blocks L'il Builder            7116B                 $13.99       2           $27.98              $37.90
                                                                           ------------        -------------------------------------
Ritvik                                                                               2                   $27.98              $37.90
                                                                           ------------        -------------------------------------
Advantage Publishers
----------------------
Advantage Publishers  Rattle Books                        57145-401-2            $7.18       1            $7.18              $13.56
                                                                           ------------        -------------------------------------
Advantage Publishers                                                                 1                    $7.18              $13.56
                                                                           ------------        -------------------------------------


Blue Ridge
----------------------
Blue Ridge            Safefit Buckle Alert                73312                  $7.50       1            $7.50               $7.97
                                                                           ------------        -------------------------------------
Blue Ridge                                                                           1                    $7.50               $7.97
                                                                           ------------        -------------------------------------
C.R. Gibson
----------------------
C.R. Gibson           Winnie the Pooh Photo Album         BP22-37               $12.00       1           $12.00              $17.95
                                                                           ------------        -------------------------------------
C.R. Gibson                                                                          1                   $12.00              $17.95
                                                                           ------------        -------------------------------------
Cubbs
----------------------
Cubbs                 Panda Backpack Carrier with Su      888124                $58.50       1           $58.50              $89.95
                                                                           ------------        -------------------------------------
Cubbs                                                                                1                   $58.50              $89.95
                                                                           ------------        -------------------------------------
GAA Technologies
----------------------
GAA Technologies      Getting Your Baby To Sleep - 4      29801                 $17.50       1           $17.50              $24.97
                                                                           ------------        -------------------------------------
GAA Technologies                                                                     1                   $17.50              $24.97
                                                                           ------------        -------------------------------------
Redmon
----------------------
Redmon                Weigh To Grow Scale                 7465                  $22.50       1           $22.50              $44.95
                                                                           ------------        -------------------------------------
Redmon                                                                               1                   $22.50              $44.95
                                                                           ------------        -------------------------------------
Safefit
----------------------
Safefit               Baby-Hold-Me-Safe                   74014                 $10.00       1           $10.00              $14.95
                                                                           ------------        -------------------------------------
Safefit                                                                              1                   $10.00              $14.95
                                                                           ------------        -------------------------------------
Selfix
----------------------
Selfix                Cap Organizer                       7018                   $1.25       1            $1.25               $2.97
                                                                           ------------        -------------------------------------
Selfix                                                                               1                    $1.25               $2.97
                                                                           ------------        -------------------------------------
Snug 'n' Dry
----------------------
Snug 'n' Dry          Waterproof Fitted Crib Sheet        NA28                   $9.70       1            $9.70               $9.97
                                                                           ------------        -------------------------------------
Snug 'n' Dry                                                                         1                    $9.70               $9.97
                                                                           ------------        -------------------------------------
Sunbeam
----------------------
Sunbeam               Scale                               7938S                 $27.00       1           $27.00              $33.95
                                                                           ------------        -------------------------------------
Sunbeam                                                                              1                   $27.00              $33.95
                                                                           ------------        -------------------------------------
X-IT
----------------------
X-IT                  Emergency Ladder - 30 Feet          AL-30                 $58.35       1           $58.35              $69.97
                                                                           ------------        -------------------------------------
X-IT                                                                                 1                   $58.35              $69.97
                                                                           ------------        -------------------------------------
Grand Total:                                                                   103,191            $1,898,627.11       $3,164,016.96
======================                                                     ============        =====================================

                                   Schedule II

                       to Disclosure Schedule Section 2.1


Product On-Order as of 6-21-00
-----------------------------------------------------------------------------------------------------------------------------------
 PO #   Date_Ordered    Vendor         Ord. Qty    Product_Name                            Unit_Cost     ext. cost     Expct'd_Date
----------------------------------------------------------------------------------------------------------------------------------
6853    3/28/2000  CENTURY PRODUCTS      100  Avanta DX 5 Car Seat                            $51.00       $5,100.00      4/25/2000
6899    5/11/2000  CENTURY PRODUCTS      120  Bravo Infant/Toddler Car Seat                   $85.00      $10,200.00      5/12/2000
6899    5/11/2000  CENTURY PRODUCTS       36  Fold N Go Care Center-Little Bears              $70.00       $2,520.00      5/12/2000
6340    1/19/2000  Chicco                 36  Chicco Mamma High Chair-White Leatherette      $110.00       $3,960.00      3/15/2000
                                                                         Total on order:                  $21,780.00

                                  Schedule III
                       to Disclosure Schedule Section 2.1

BG HW Inventory
-------------------------------------------------------------------------------
         Type          Quantity      Brand         Item
-------------------------------------------------------------------------------

-----------------------
Servers/Network:       1          Cisco          2500 Router
-----------------------
                       4          Cisco          Catalyst 2924 Series XL Switch
                       4          3Com           Superstack II 3300 Switch
                       1          CAT 5E         Switch/Hub
                       1          Compaq         Switchbox
                       1          Canon          IX-4025 Scanner
                       3          Sun            E250
                       2          Dell           Power Edge 1300 Servers
                       3          Compaq         1850R
                       1          Ortronics      Phone Switch
                       1          Ortronics      Switchbox

-----------------------
Printers               1          HP             Laser Jet 2100
-----------------------
                       1          HP             Desk Jet 672c
                       1          HP             OfficeJet
                       1          HP             Laser Jet 6L
                       1          HP             Laser Jet 5M/5
                       1          Zebra          Printer 170 xi II
                       1          Zebra          Printer Z4000
                       1          Canon          Desktop Copier

-----------------------
Desktops
-----------------------
                       1                         Dell GX1
                       1                         Dell GX1
                       1                         Dell GXa
                       1                         Dell Gxa
                       1                         Dell Gxa
                       1                         DELL WORKSTATION
                       1                         OEM
                       1          266            Dell Gx1
                       1          266+L          Dell Gx1
                       1          CEL-400        Compaq Deskpro
                       1          CEL-400        OEM
                       1          CEL-400        OEM
                       1          CEL-400        OEM
                       1          CEL-400        OEM
                       1          CEL-400        OEM
                       1          CEL-400        OEM
                       1          CEL-400        OEM
                       1          CEL-400        OEM-SDC
                       1          CEL-400        OEM-SDC
                       1          CEL-400        OEM-SDC
                       1          CEL-400        OEM-SDC
                       1          CEL-450        OEM
                       1          P-266          Dell Dimension XPS266
                       1          PII-200/66     Dell Dimension XPS200

                       1          PII-233        Compaq Deskpro
                       1          PII-233        Dell Gx1
                       1          PII-233        Dell Gx1
                       1          PII-233        Dell Gx1
                       1          PII-233        Dell Gxa
                       1          PII-233        Dell Gxa
                       1          PII-233        Dell Optiplex GX1
                       1          PII-233        Gx1
                       1          PII-233        GXa
                       1          PII-233L       Dell Gxa
                       1          PII-233L       Dell GXa
                       1          PII-233L       Gxa
                       1          PII-266        Dell GX1
                       1          PII-266+L      Dell GX1
                       1          PII-266+L      Dell GX1
                       1          PII-266L       Dell GX1
                       1          PII-333L+      Dell GX1
                       1          PII-333L+      Dell GX1
                       1          PII-333L+      Dell GX1
                       1          PII-350        Compaq DeskPro
                       1          PII-350        Compaq DeskPro
                       1          PII-350        Compaq Deskpro
                       1          PII-350        Compaq DeskPro
                       1          PII-350        Compaq Deskpro
                       1          PII-350        Compaq Deskpro
                       1          PII-350        Compaq DeskPro
                       1          PII-350        OEM
                       1          PII-400        CLONE

-----------------------
Monitors:
-----------------------
                       8          15"            Various
                       37         17"            Various

BG Software Inventory
--------------------------------------------------------------------------------------------------
   Manufacturer Name                 Application Name                               Version
--------------------------------------------------------------------------------------------------
3COM                               SUPERSTACK II MGT. SOFT                            2.0
3COM                               SUPERSTACK II SW3000                               1.1
3COM                               US ROBOTICS                                        4.3
3COM                               US ROBOTICS SPORTSTER                              1.2
ADOBE                              ILLUSTRATOR UPGRADE                                8.0
ADOBE                              PHOTOSHOP                                          4.0
ADOBE                              PHOTODELUXE                                        2.0
ADOBE                              PAGEMILL                                           2.0
ADOBE                              INTERNET SAMPLER
AGFA                               SCANNERS                                           3.0
ASCENT SOLUTIONS                   WINZIP 7.0 WITH 6.3                                7.0
ATI                                INSTALLATION CD
CISCO                              DOCUMENTATION
CLARIS                             FILEMAKER PRO SERVER VERSION                       3.0
CLARIS                             FILEMAKER PRO WINDOWS                              3.0
CLARIS                             FILEMAKER PROW WIN UPGRADE                         4.0
CLARIS                             FILEMAKER PRO                                      4.1
COMPUTER ASSOCIATES                DISASTER RECOVERY KIT FOR NT
COMPUTER ASSOCIATES                TOTAL ENTERPRISE MANAGEMENT                        2.1
DIAMOND                            MULTIMEDIA SOFTWARE                                9.0
DIAMOND                            MULTIMEDIA                                         9.0
FIREWALL                                                                              3.0B
FOTOFLOW                           FOTO REFERENCE-PC                                  1.0
FOTOFLOW                           FOTO REFERENCE-MAC                                 1.0
HP                                 CD WRITER PLUS                                     2.0
HP                                 JET ADMIN                                          3.0
HP                                 LASERJET 8000,8000N,8000D
HP                                 LASERJET 3100 ALL IN ONE
HP                                 LASERJET2100 INSTALL DISK
HP                                 LASERJET 5/5M/5N DRIVER FOR WIN NT                 4.0
HP                                 LASERJET 5/5M/5N DRIVER FOR WIN NT                 4.0
IBDB                               BACKUP                                          3/31,3/27
IBDB                               BACKUP                                          4/15,4/28
IBDB                               BACKUP                                        5/7,5/13,5/19
INTEL                              LANDESK MANAGEMENT SUITE                           6.0
IOMEGA                             TOOLBOX FOR ZIP JAZ
KODAK DS                           DC220/DC260 ZOOM CAMERA
LAN                                MESSENGER                                         1.0.6T
LINUX                              COOL STUFF                                         1.0
MCAFEE                             FIRSTAID 2000
MICROSOFT                          WINDOWS NT WRKSTATION                              3.5
MICROSOFT                          WINDOWS NT WS UPGRADE                              4.0
MICROSOFT                          INTERNET EXPLORER                                  4.0
MICROSOFT                          WINDOWS NT OS                                      4.0
MICROSOFT                          VISUAL INTERDEV
MICROSOFT                          VISUAL INTERDEV
MICROSOFT                          VISUAL INTERDEV



MICROSOFT                          FRONT PAGE 98
MICROSOFT                          OUTLOOK 97
MICROSOFT                          SITE SER. COMM. EDITION                            3.0
MICROSOFT                          SRVCS FOR NETWARE ADD ON UTIL. NT                  4.0
MICROSOFT                          WIN NT SERVER OPTION PK                            4.0
MICROSOFT                          WIN NT SERVER ENT. EDITION                         4.0
MICROSOFT                          WIN NT SERVER ENT. EDITION                         4.0
MICROSOFT                          WIN NT SERVER ENT. EDITION                         4.0
MICROSOFT                          WIN NT SERVER ENT. EDITION                         4.0
MICROSOFT                          WIN SITE SERVER                                    3.0
MICROSOFT                          EXCHANGE SERVER                                    5.5
MICROSOFT                          SITE SER. COMM. EDITION                            3.0
MICROSOFT                          VISUAL STUDIO 97 ENT. EDITION
MICROSOFT                          PLUS!
MICROSOFT                          SQL SERVER                                         6.5
MICROSOFT                          BACKOFFICE SERVER
MICROSOFT                          BACKOFFICE SERVER
MICROSOFT                          SITE SERVER
MICROSOFT                          DIRECTX MEDIA                                      5.1
NETWORK ASSOCIATES                 SNIFFER BASIC                                      2.0
NETWORK ASSOCIATES                 ANTIVIRUS (MCAFEE TOTAL VIRUS DEFENSE              4.0
QUARK                              QUARK EXPRESS                                      4.0
REDHAT                             LINUX BOOT UP                                      5.2
RTE                                FAX                                                 V6
SEAGATE                            CRYSTAL REPORT                                     6.0
SITE TECHNOLOGIES                  SITE SWEEPER                                       2.0
SOUNDBLASTER                       SOUNDBLASTER 16
SYMANTEC                           NORTON NT TOOLS
SYMANTEC                           PCANYWHERE32                                       8.0
SYNCHORNICS                        COUNTERPOINT                                       7.0
WACOM GRAPHICS                     TABLET SOFTWARE                                    2.5
WASP                               BAR CODE
Oracle                             8.0i
Yantra                             2

                                   Schedule IV

                       to Disclosure Schedule Section 2.1

Month/Year            Page
----------            -----
                      Views
                      -----
June 1999.........    2,962,297

July 1999.........    3,102,416

August 1999.......    3,012,971

September 1999....    3,015,850

October 1999......    3,228,143

November 1999.....    3,642,288

December 1999.....    3,945,024

January 2000......    6,856,280

February 2000.....    5,541,741

March 2000........    5,530,504

April 2000........    3,600,769

May 2000..........    3,861,685